                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-116820

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus supplement is delivered.
This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MARCH 9, 2005

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 9, 2005)

                                 $1,034,907,000
                                  (Approximate)

                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2
                                    as Issuer
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                              BANK OF AMERICA, N.A.
                          KEYBANK NATIONAL ASSOCIATION
                            as Mortgage Loan Sellers

                                 --------------

     We, Merrill Lynch Mortgage Investors, Inc., are establishing a trust fund.
The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The offered certificates are not obligations of us, any of the mortgage loan sellers, any of our or their respective affiliates or any other person, and are not guaranteed or insured by any person, including any private or governmental insurer. The trust fund will consist of a pool of 86 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $1,137,261,494 and the other characteristics described in this prospectus supplement. The trust fund will issue multiple classes of commercial mortgage pass-through certificates, eleven of which are being offered by this prospectus supplement. The offered certificates will accrue interest from March 1, 2005.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE S-37 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

                                           APPROXIMATE
                        EXPECTED          INITIAL TOTAL          INITIAL
                        RATINGS         PRINCIPAL BALANCE     PASS-THROUGH       ASSUMED FINAL          RATED FINAL
                     (S&P/MOODY'S)     OR NOTIONAL AMOUNT         RATE         DISTRIBUTION DATE     DISTRIBUTION DATE
                    ---------------   --------------------   --------------   -------------------   ------------------

Class A-1 .......       AAA/Aaa           $ 50,000,000                  %         July 2009           September 2042
Class A-2 .......       AAA/Aaa           $228,186,000                  %         March 2010          September 2042
Class A-3 .......       AAA/Aaa           $ 40,623,000                  %       February 2012         September 2042
Class A-SB ......       AAA/Aaa           $ 42,997,000                  %         July 2014           September 2042
Class A-4 .......       AAA/Aaa           $332,815,000                  %        January 2015         September 2042
Class A-1A ......       AAA/Aaa           $215,188,000                  %        January 2015         September 2042
Class AJ ........       AAA/Aaa           $ 61,128,000                  %         March 2015          September 2042
Class B .........        AA/Aa2           $ 32,696,000                  %         March 2015          September 2042
Class C .........       AA-/Aa3           $  9,951,000                  %         March 2015          September 2042
Class D .........         A/A2            $ 21,323,000                  %         March 2015          September 2042
Class XP ........       AAA/Aaa           $                             %                             September 2042

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

                                 --------------

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America
Securities LLC, KeyBanc Capital Markets, a Division of McDonald Investments
Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Banc of America Securities LLC are acting as joint bookrunning managers in the following manner: Banc of America Securities LLC is acting as
sole bookrunning manager with respect to   % of the class   certificates, and
Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning
manager with respect to the remainder of the class   certificates and all other
classes of offered certificates. KeyBanc Capital Markets, J.P. Morgan Securities
Inc. and Morgan Stanley & Co. Incorporated will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 29, 2005. We expect to receive from this offering approximately $
in sale proceeds, plus accrued interest on the offered certificates from and including March 1, 2005, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See
"Method of Distribution" in this prospectus supplement.

                                 --------------

MERRILL LYNCH & CO.                               BANC OF AMERICA SECURITIES LLC

                            KEYBANC CAPITAL MARKETS

JPMORGAN                                                          MORGAN STANLEY
                                 --------------

            The date of this prospectus supplement is        , 2005.

[MERRILL LYNCH LOGO]
                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

        Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2
                      Geographic Overview of Mortgage Pool

--------------------------------------------------------------------------------

                                 [MAP OMITTED]

WASHINGTON            OREGON            NORTHERN CALIFORNIA     CALIFORNIA
5 properties          2 properties      2 properties            13 properties
$26,416,259           $15,176,556       $11,840,023             $140,394,379
2.3% of IPB           1.3% of IPB       1.0% of IPB             12.3% of IPB

SOUTHERN CALIFORNIA   IDAHO             UTAH                    MISSOURI
11 properties         1 property        3 properties            3 properties
$128,554,356          $21,971,243       $9,470,246              $7,568,990
11.3% of IPB          1.9% of IPB       0.8% of IPB             0.7% of IPB

ILLINOIS              INDIANA           MICHIGAN                OHIO
3 properties          1 property        3 properties            3 properties
$17,587,508           $5,905,977        $24,050,000             $23,945,951
1.5% of IPB           0.5% of IPB       2.1% of IPB             2.1% of IPB

PENNSYLVANIA          NEW YORK          NEW HAMPSHIRE           MASSACHUSETTS
2 properties          8 properties      2 properties            4 properties
$14,220,418           $63,733,554       $13,434,735             $42,210,051
1.3% of IPB           5.6% of IPB       1.2% of IPB             3.7% of IPB

CONNECTICUT           MARYLAND          WEST VIRGINIA           VIRGINIA
3 properties          4 properties      1 property              1 property
$81,850,000           $49,181,482       $2,218,230              $52,000,000
7.2% of IPB           4.3% of IPB       0.2% of IPB             4.6% of IPB

NORTH CAROLINA        SOUTH CAROLINA    GEORGIA                 FLORIDA
5 properties          1 property        1 property              9 properties
$74,676,876           $9,112,666        $38,000,000             $172,470,467
6.6% of IPB           0.8% of IPB       3.3% of IPB             15.2% of IPB

ARIZONA               COLORADO          NEW MEXICO              TEXAS
6 properties          3 properties      2 properties            5 properties
$52,295,549           $24,872,079       $11,629,571             $67,919,719
4.6% of IPB           2.2% of IPB       1.0% of IPB             6.0% of IPB

ARKANSAS              LOUISIANA         TENNESSEE               KENTUCKY
1 property            2 properties      1 property              3 properties
$4,956,358            $13,460,520       $4,240,000              $46,505,973
0.4% of IPB           1.2% of IPB       0.4% of IPB             4.1% of IPB

HAWAII
1 property                             < 1.0% of Cut-Off Date Balance
$5,786,137                             1.0% - 5.0% of Cut-Off Date Balance
0.5% of IPB                            5.1% - 10.0% of Cut-Off Date Balance
                                       > 10.0% of Cut-Off Date Balance

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT
                              ---------------------

                                                                            Page
                                                                            ----

Important Notice About the Information Contained in this Prospectus
    Supplement, the Accompanying Prospectus and the Related

Annex A-1 -- Certain Characteristics of the Mortgage Loans
Annex A-2 -- Certain Statistical Information Regarding the Mortgage Loans
Annex B   -- Certain Characteristics Regarding Multifamily Properties
Annex C   -- Structural and Collateral Term Sheet
Annex D   -- Class XP Reference Rate Schedule
Annex E   -- Form of Trustee Report
Annex F   -- Class A-SB Planned Principal Balance Schedule

                                   PROSPECTUS
                                   ----------

                                                                            Page
                                                                            ----

                                      S-3

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents--

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

     If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The table of contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                              --------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until          , 2005, all dealers effecting transactions in the offered
certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                              --------------------

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                  OVERVIEW OF THE SERIES 2005-MKB2 CERTIFICATES
                  ---------------------------------------------

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2005-MKB2, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2

                                              APPROX.        APPROX. %
                              APPROX. %    INITIAL TOTAL     OF INITIAL        PASS-         INITIAL
              EXPECTED         TOTAL     PRINCIPAL BALANCE    MORTGAGE        THROUGH         PASS-       WEIGHTED
               RATINGS        CREDIT        OR NOTIONAL         POOL            RATE         THROUGH      AVERAGE      PRINCIPAL
  CLASS      S&P/MOODY'S      SUPPORT         AMOUNT          BALANCE       DESCRIPTION        RATE     LIFE (YEARS)    WINDOW
  -----      -----------     ---------   -----------------  -----------     -----------      --------   ------------   ---------

Offered Certificates
A-1            AAA/Aaa        20.000%    $    50,000,000        4.397%                             %        2.778    04/05-07/09
A-2            AAA/Aaa        20.000%    $   228,186,000       20.065%                             %        4.641    07/09-03/10
A-3            AAA/Aaa        20.000%    $    40,623,000        3.572%                             %        6.502    02/11-02/12
A-SB           AAA/Aaa        20.000%    $    42,997,000        3.781%                             %        7.328    03/10-07/14
A-4            AAA/Aaa        20.000%    $   332,815,000       29.265%                             %        9.636    07/14-01/15
A-1A           AAA/Aaa        20.000%    $   215,188,000       18.922%                             %        8.473    04/05-01/15
AJ             AAA/Aaa        14.625%    $    61,128,000        5.375%                             %        9.832    01/15-03/15
B              AA/Aa2         11.750%    $    32,696,000        2.875%                             %        9.953    03/15-03/15
C              AA-/Aa3        10.875%    $     9,951,000        0.875%                             %        9.953    03/15-03/15
D               A/A2          9.000%     $    21,323,000        1.875%                             %        9.953    03/15-03/15
XP             AAA/Aaa          N/A      $                       N/A        Variable IO            %         N/A          N/A

Certificates Not Offered
E                N/A          7.875%     $    12,795,000        1.125%                             %         N/A          N/A
F                N/A          6.250%     $    18,480,000        1.625%                             %         N/A          N/A
G                N/A          5.250%     $    11,373,000        1.000%                             %         N/A          N/A
H                N/A          4.000%     $    14,216,000        1.250%                             %         N/A          N/A
J                N/A          3.375%     $     7,107,000        0.625%                             %         N/A          N/A
K                N/A          2.875%     $     5,687,000        0.500%                             %         N/A          N/A
L                N/A          2.500%     $     4,264,000        0.375%                             %         N/A          N/A
M                N/A          2.125%     $     4,265,000        0.375%                             %         N/A          N/A
N                N/A          1.875%     $     2,843,000        0.250%                             %         N/A          N/A
P                N/A          1.375%     $     5,687,000        0.500%                             %         N/A          N/A
Q                N/A            N/A      $    15,637,494        1.375%                             %         N/A          N/A
XC               N/A            N/A      $ 1,137,261,494        N/A         Variable IO            %         N/A          N/A

     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-3, A-SB, A-4, A-1A, AJ, B, C, D, E, F, G, H, J,
          K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

                                      S-5

     o    The class XC and XP certificates do not have principal balances. They are interest-only certificates and each of those classes will accrue interest on a notional amount.

     o    For purposes of calculating the amount of accrued interest on the class XC certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1,
          A-2, A-3, A-SB, A-4, A-1A, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P
          and Q certificates outstanding from time to time.

     o    For purposes of calculating the amount of accrued interest on the class XP certificates, that class of certificates will have a total notional amount that initially equals the sum of (a) the lesser of
          $      and the total principal balance of the class certificates
          outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to
          time, and (c) the total principal balance of the class   ,   ,  ,   ,
              ,    , and certificates outstanding from time to time. The total notional amount of the class XP certificates will decline from time to time, in the manner described under "Description of the Offered
          Certificates--General" in this prospectus supplement. In any event, the total notional amount of the class XP certificates will be zero
          following the distribution date in      .

     o    The actual total principal balance or notional amount, as applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those of Standard & Poor's Ratings
          Services, a division of The McGraw-Hill Companies, Inc. and Moody's
          Investors Service, Inc., respectively. The rated final distribution date for the offered certificates is the distribution date in
          September 2042. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of voluntary or involuntary prepayments, the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, the likelihood of collection of default interest, or the tax treatment of the certificates or the trust fund.

     o    The percentages indicated under the column "Approx. % Total Credit
          Support" with respect to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates represent the approximate credit support for the class
          A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, collectively.

     o    Each class of certificates identified in the table as having a "Fixed"
          pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

     o    Each class of certificates identified in the table as having a "WAC
          Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

          (a)  the initial pass-through rate identified in the table with respect to that class, and

          (b)  a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

     o    Each class of certificates identified in the table as having a "WAC"
          pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time minus, in the case of the class and certificates, a specified percentage that may vary on a class-by-class basis.

                                      S-6

     o    The pass-through rates for the class XC and XP certificates will be variable and, as to each such class, will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates; provided that the class XP certificates
          will in no event accrue interest following the end of the     interest
          accrual period. Those strip rates will be calculated by reference to, among other things, a weighted average of the adjusted net mortgage interest rates on the mortgage loans and/or a reference rate.

     o    The pass-through rates applicable to the class XC and XP certificates will, as an aggregate matter, generally equal the excess, if any, of--

          1.   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

          2.   the weighted average of the pass-through rates from time to time on the classes of certificates identified in the table that have principal balances.

     o    The initial pass-through rates listed for the class XC and XP certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

     o    As to any given class of offered certificates with a principal balance, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

     o    As to any given class of offered certificates with a principal balance, the principal window is the period during which holders of those certificates would receive distributions of principal.

     o    The weighted average lives and principal windows for the respective classes of offered certificates with principal balance have been calculated based on the assumptions, among others, that--

          1.   each mortgage loan with an anticipated repayment date is paid in full on that date,

          2.   no mortgage loan is otherwise prepaid prior to maturity (0% CPR),

          3.   no defaults or losses occur with respect to the mortgage loans,
               and

          4.   no extensions of maturity dates of mortgage loans occur.

          See "Yield and Maturity Considerations--Weighted Average Lives" in
          this prospectus supplement.

     o    The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I,
          R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this prospectus supplement.

     o    When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

          1.   net of the sum of the per annum rates at which the related master servicing fee and the trustee fee accrue,

          2.   without regard to any increase in the mortgage interest rate that may occur in connection with a default,

          3.   without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the
               certificates,

                                      S-7

          4.   without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated
               repayment date, is not repaid in full on or before that
               anticipated repayment date, and

          5.   as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

     The offered certificates will evidence beneficial ownership interests in the trust fund. The primary assets of the trust fund will consist of a segregated pool of mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to include in the trust fund on Annex
A-1 to this prospectus supplement.

     The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the trust fund will be a pooling and servicing agreement to be dated as of March 1, 2005. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K, within 15 days of the initial issuance of the certificates. The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the
accompanying prospectus.

     For purposes of making distributions to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 72 mortgage loans, with an initial loan group 1 balance of $922,072,857, representing approximately 81.1% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 14 mortgage loans, with an initial loan group 2 balance of $215,188,637, representing approximately 18.9% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

                                RELEVANT PARTIES
                                ----------------

WE AND US.....................    Our name is Merrill Lynch Mortgage Investors,
                                  Inc. We are a special purpose Delaware
                                  corporation. Our address is 4 World Financial
                                  Center, 16th Floor, 250 Vesey Street, New
                                  York, New York 10080 and our telephone number
                                  is (212) 449-1000. See "Merrill Lynch Mortgage
                                  Investors, Inc." in the accompanying
                                  prospectus.

TRUSTEE.......................    LaSalle Bank National Association, a national
                                  banking association with corporate trust
                                  offices located in Chicago, Illinois, will act
                                  as trustee on behalf of all the
                                  certificateholders. The corporate trust office
                                  of the trustee is located at 135 S. LaSalle
                                  Street, Suite 1625, Chicago, Illinois 60603,
                                  Attention: Global Securitization Trust
                                  Services Group--Merrill Lynch Mortgage Trust
                                  2005-MKB2. The trustee will be responsible for
                                  distributing payments to certificateholders
                                  and delivering certain reports to
                                  certificateholders that provide various
                                  details

                                      S-8

                                  regarding the certificates and the mortgage
                                  loans. In addition, the trustee will also be
                                  primarily responsible for back-up advancing.
                                  The trustee will also have, or be responsible
                                  for appointing an agent to perform, additional
                                  duties with respect to tax administration. See
                                  "Description of the Offered Certificates--The
                                  Trustee" in this prospectus supplement.

FISCAL AGENT..................    ABN AMRO Bank N.V., a Netherlands banking
                                  corporation, will act as fiscal agent. The
                                  fiscal agent will be responsible for back-up
                                  advancing if the trustee fails to perform its
                                  back-up advancing obligation. See "Description
                                  of the Offered Certificates--The Fiscal Agent"
                                  in this prospectus supplement.

MASTER SERVICER...............    KeyCorp Real Estate Capital Markets, Inc., an
                                  Ohio corporation, will act as the master
                                  servicer with respect to the mortgage loans.
                                  The master servicer will be primarily
                                  responsible for collecting payments and
                                  gathering information with respect to the
                                  mortgage loans. See "Servicing of the Mortgage
                                  Loans--The Master Servicer and the Special
                                  Servicer" in this prospectus supplement.
                                  KeyCorp Real Estate Capital Markets, Inc. is a
                                  wholly-owned subsidiary of KeyBank National
                                  Association, one of the mortgage loan sellers,
                                  and is an affiliate of McDonald Investments
                                  Inc., one of the underwriters.

SPECIAL SERVICER..............    Clarion Partners, LLC, a New York limited
                                  liability company, will act as the special
                                  servicer with respect to the mortgage loans.
                                  The special servicer will be primarily
                                  responsible for making decisions and
                                  performing certain servicing functions with
                                  respect to the mortgage loans that, in
                                  general, are in default or as to which default
                                  is imminent. See "Servicing of the Mortgage
                                  Loans--The Master Servicer and the Special
                                  Servicer" in this prospectus supplement.

CONTROLLING CLASS OF
CERTIFICATEHOLDERS............    The holders-- or, if applicable, beneficial
                                  owners--of certificates representing a
                                  majority interest in a designated controlling
                                  class of the certificates (initially the class
                                  Q certificates) will have the right, subject
                                  to the conditions described under "Servicing
                                  of the Mortgage Loans--The Controlling Class
                                  Representative" and "--Replacement of the
                                  Special Servicer" in this prospectus
                                  supplement, to--

                                  o    replace the special servicer; and

                                  o    select a representative that may direct
                                       and advise the special servicer on
                                       various servicing matters with respect to
                                       the mortgage loans.

                                  Unless there are significant losses on the
                                  mortgage loans, the controlling class of
                                  certificateholders will be the holders of a
                                  non-offered class of certificates. We
                                  anticipate that an affiliate of the initial
                                  special servicer, will purchase certain
                                  non-offered classes of certificates, including
                                  the class Q certificates.

                                      S-9

MORTGAGE LOAN SELLERS.........    We will acquire the mortgage loans that will
                                  back the certificates from--

                                  o    Merrill Lynch Mortgage Lending, Inc., a
                                       Delaware corporation;

                                  o    Bank of America, N.A., a national banking
                                       association; and

                                  o    KeyBank National Association, a national
                                       banking association;

                                  each of which originated or acquired the
                                  mortgage loans to be included in the trust.

                                  See "Description of the Mortgage Pool--The
                                  Mortgage Loan Sellers" in this prospectus
                                  supplement.

                                  The following table shows the number of
                                  mortgage loans that we expect will be sold to
                                  us by each mortgage loan seller and the
                                  respective percentages that those mortgage
                                  loans represent of the initial mortgage pool
                                  balance, the initial loan group 1 balance and
                                  the initial loan group 2 balance.

                                                                                             % OF        % OF
                                                             AGGREGATE          % OF        INITIAL     INITIAL
                                               NUMBER OF    CUT-OFF DATE       INITIAL       LOAN        LOAN
                  MORTGAGE                     MORTGAGE      PRINCIPAL      MORTGAGE POOL   GROUP 1     GROUP 2
                 LOAN SELLER                     LOANS        BALANCE          BALANCE      BALANCE     BALANCE
                 -----------                     -----        -------          -------      -------     -------

1.   Merrill Lynch Mortgage Lending, Inc.           53      $  724,539,913       63.7%         65.5%       56.2%
2.   Bank of America, N.A.                           9         221,755,259       19.5          17.2        29.2
3.   KeyBank National Association                   24         190,966,323       16.8          17.3        14.6
                                                    --      --------------      ------        ------      ------
                                                    86      $1,137,261,494      100.0%        100.0%      100.0%

UNDERWRITERS..................    The underwriters for this offering are:
                                  Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated, a Delaware corporation; Banc of
                                  America Securities LLC, a Delaware limited
                                  liability company; KeyBanc Capital Markets, a
                                  Division of McDonald Investments Inc., an Ohio
                                  corporation; J.P. Morgan Securities Inc., a
                                  Delaware corporation; and Morgan Stanley & Co.
                                  Incorporated, a Delaware corporation. See
                                  "Method of Distribution" in this prospectus
                                  supplement. Merrill Lynch, Pierce, Fenner &
                                  Smith Incorporated is our affiliate and is an
                                  affiliate of one of the mortgage loan sellers.
                                  Banc of America Securities LLC is an affiliate
                                  of another of the mortgage loan sellers.
                                  McDonald Investments Inc. is an affiliate of
                                  the remaining mortgage loan seller and KeyCorp
                                  Real Estate Capital Markets, Inc., the master
                                  servicer. KeyBanc Capital Markets is a trade
                                  name under which corporate and investment
                                  banking services of KeyCorp and its
                                  subsidiaries, including McDonald Investments
                                  Inc. and KeyBank National Association, are
                                  marketed to institutional clients.

                                      S-10

                                  Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated and Banc of America Securities
                                  LLC are acting as co-lead managers for this
                                  offering. KeyBanc Capital Markets, J.P. Morgan
                                  Securities Inc. and Morgan Stanley & Co.
                                  Incorporated are acting as co-managers for
                                  this offering. Merrill Lynch, Pierce, Fenner &
                                  Smith Incorporated and Banc of America
                                  Securities LLC are acting as joint bookrunning
                                  managers in the following manner: Banc of
                                  America Securities LLC is acting as sole
                                  bookrunning manager with respect to    % of
                                  the   class certificates, and Merrill Lynch,
                                  Pierce, Fenner & Smith Incorporated is acting
                                  as sole bookrunning manager with respect with
                                  respect to the remainder of the class
                                  certificates and all other classes of offered
                                  certificates.

                           RELEVANT DATES AND PERIODS
                           --------------------------

CUT-OFF DATE..................    References in this prospectus supplement to
                                  the "cut-off date" mean, individually and
                                  collectively, as the context may require, with
                                  respect to each mortgage loan, the related due
                                  date of that mortgage loan in March 2005 or,
                                  with respect to those mortgage loans, if any,
                                  that were originated in February 2005 and have
                                  their first payment date in April 2005, March
                                  1, 2005 or, with respect to those mortgage
                                  loans, if any, that were originated in March
                                  2005 and have their first due date in May
                                  2005, the date of origination. All payments
                                  and collections received on each mortgage loan
                                  after the cut-off date, excluding any payments
                                  or collections that represent amounts due on
                                  or before that date, will belong to the trust
                                  fund.

                                  With respect to one (1) mortgage loan (loan
                                  number 58), representing 0.4% of the initial
                                  mortgage pool balance, that was originated in
                                  March 2005, the related mortgage loan seller
                                  will deposit, for the benefit of the trust, an
                                  amount that will cause the trust to receive,
                                  in April 2005, a full month's interest with
                                  respect to that mortgage loan. For purposes of
                                  determining distributions on the certificates,
                                  each supplemental interest payment should be
                                  considered a payment by the related borrower.

CLOSING DATE..................    The date of initial issuance for the offered
                                  certificates will be on or about March 29,
                                  2005.

DETERMINATION DATE............    For any distribution date, the fourth business
                                  day prior to the distribution date.

DISTRIBUTION DATE.............    Payments on the offered certificates are
                                  scheduled to occur monthly, commencing in
                                  April 2005. During any given month, the
                                  distribution date will be the 12th day of such
                                  month or, if the 12th day is not a business
                                  day, the next succeeding business day.

                                      S-11

RECORD DATE...................    The record date for each monthly payment on an
                                  offered certificate will be the last business
                                  day of the prior calendar month. The
                                  registered holders of the offered certificates
                                  at the close of business on each record date
                                  will be entitled to receive any payments on
                                  those certificates on the following
                                  distribution date.

RATED FINAL DISTRIBUTION
DATE..........................    The rated final distribution date for each
                                  class of the offered certificates is the
                                  distribution date in September 2042.

ASSUMED FINAL DISTRIBUTION
DATES.........................    The distribution date on which each class of
                                  offered certificates is expected to be paid in
                                  full (or, in the case of the class XP
                                  certificates, the distribution date on which
                                  its notional amount is expected to be reduced
                                  to zero), assuming no delinquencies, losses,
                                  modifications, extensions of maturity dates,
                                  repurchases or, except as contemplated by the
                                  next sentence, prepayments of the mortgage
                                  loans after the initial issuance of the
                                  certificates, is set forth opposite that class
                                  in the table below. For purposes of the table,
                                  each mortgage loan with an anticipated
                                  repayment date is assumed to repay in full on
                                  its anticipated repayment date.

                                                       MONTH AND YEAR OF
                                    CLASS       ASSUMED FINAL DISTRIBUTION DATE
                                    -----       -------------------------------
                                     A-1                   July 2009
                                     A-2                  March 2010
                                     A-3                 February 2012
                                    A-SB                   July 2014
                                     A-4                 January 2015
                                    A-1A                 January 2015
                                     AJ                   March 2015
                                      B                   March 2015
                                      C                   March 2015
                                      D                   March 2015
                                     XP

                                  See the maturity assumptions described under
                                  "Yield and Maturity Considerations" in this
                                  prospectus supplement for further assumptions
                                  that were taken into account in determining
                                  the assumed final distribution dates.

COLLECTION PERIOD.............    On any distribution date, amounts available
                                  for payment on the offered certificates will
                                  depend on the payments and other collections
                                  received, and any advances of payments due, on
                                  the mortgage loans during the related
                                  collection period. Each collection period--

                                  o    will relate to a particular distribution
                                       date;

                                  o    will be approximately one month long;

                                  o    will begin on the day after the
                                       determination date in the immediately
                                       preceding month or, in the case of the
                                       first

                                      S-12

                                       collection period, will begin immediately
                                       following the cut-off date; and

                                  o    will end on the determination date in the
                                       month of the related distribution date.

INTEREST ACCRUAL PERIOD.......    The amount of interest payable with respect to
                                  the offered certificates on any distribution
                                  date will be a function of the interest
                                  accrued during the related interest accrual
                                  period. The interest accrual period for any
                                  distribution date will be the calendar month
                                  immediately preceding the month in which that
                                  distribution date occurs; provided that, for
                                  the purposes of calculating interest on the
                                  interest-bearing classes of the certificates,
                                  each interest accrual period will be deemed to
                                  consist of 30 days and each year will be
                                  deemed to consist of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES
                     ---------------------------------------

GENERAL.......................    The trust fund will issue 26 classes of the
                                  certificates with an approximate total
                                  principal balance at initial issuance equal to
                                  $1,137,261,494. Eleven (11) of those classes
                                  of the certificates are being offered by this
                                  prospectus supplement. The remaining classes
                                  of the certificates will be offered separately
                                  in a private offering.

                                  The classes offered by this prospectus
                                  supplement are:

                                  o    class A-1, A-2, A-3, A-SB, A-4 and A-1A,

                                  o    class AJ

                                  o    class B,

                                  o    class C,

                                  o    class D, and

                                  o    class XP.

                                  Distributions on the offered certificates will
                                  be made solely from collections on the
                                  mortgage pool. The offered certificates are
                                  mortgage-backed securities issued by the trust
                                  fund.

REGISTRATION AND
DENOMINATIONS.................    We intend to deliver the offered certificates
                                  in book-entry form in original denominations
                                  of--

                                  o    in the case of the class XP certificates,
                                       $100,000 initial notional amount and in
                                       any whole dollar denominations in excess
                                       of $100,000; and

                                  o    in the case of the other offered
                                       certificates, $25,000 initial principal
                                       balance and in any whole dollar
                                       denomination in excess of $25,000.

                                      S-13

                                  You will initially hold your offered
                                  certificates through The Depository Trust
                                  Company and they will be registered in the
                                  name of Cede & Co. as nominee for The
                                  Depository Trust Company. As a result, you
                                  will not receive a fully registered physical
                                  certificate representing your interest in any
                                  offered certificate, except under the limited
                                  circumstances described under "Description of
                                  the Offered Certificates--Registration and
                                  Denominations" in this prospectus supplement
                                  and under "Description of the Certificates--
                                  Book-Entry Registration" in the accompanying
                                  prospectus.

TOTAL PRINCIPAL BALANCE OR
NOTIONAL AMOUNT AT INITIAL
ISSUANCE......................    The table appearing under the caption
                                  "--Overview of the Series 2005-MKB2
                                  Certificates" above identifies for each class
                                  of the certificates, excluding the class Z,
                                  R-I and R-II certificates, the approximate
                                  total initial principal balance or notional
                                  amount, as applicable, of that class.

                                  The actual total initial principal balance or
                                  notional amount of any class of certificates
                                  may be larger or smaller than the amount shown
                                  above, depending on the actual size of the
                                  initial mortgage pool balance or for other
                                  reasons. The actual size of the initial
                                  mortgage pool balance may be as much as 5%
                                  larger or smaller than the amount presented in
                                  this prospectus supplement.

                                  The class A-1, A-2, A-3, A-SB, A-4, A-1A, AJ,
                                  B, C, D, E, F, G, H, J, K, L, M, N, P and Q
                                  certificates are the only certificates with
                                  principal balances and are sometimes referred
                                  to as the principal balance certificates. The
                                  principal balance of any of those certificates
                                  at any time represents the maximum amount that
                                  the holder may receive as principal out of
                                  cashflow received on or with respect to the
                                  mortgage loans.

                                  The class XC and XP certificates do not have
                                  principal balances. They are interest-only
                                  certificates. For a description of the
                                  notional amount of the class XC and XP
                                  certificates, see "Description of the Offered
                                  Certificates--General" in this prospectus
                                  supplement.

                                  The class R-I, R-II and Z certificates do not
                                  have principal balances or notional amounts.
                                  The class R-I and R-II certificates are
                                  residual interest certificates, and the
                                  holders of the class R-I and R-II certificates
                                  are not expected to receive any material
                                  payments. The class Z certificates represent
                                  the right to receive additional interest, if
                                  any, accrued and received in respect of
                                  mortgage loans with anticipated repayment
                                  dates.

PASS-THROUGH RATE.............    The table appearing under the caption
                                  "--Overview of the Series 2005-MKB2
                                  Certificates" above provides the indicated

                                      S-14

                                  information regarding the pass-through rate at
                                  which each interest-bearing class of the
                                  certificates will accrue interest.

                                  The pass-through rates for the class    ,    ,
                                  and    certificates will, in the case of each
                                  of these classes, be fixed at the rate per
                                  annum identified in the table appearing under
                                  the caption "--Overview of the Series
                                  2005-MKB2 Certificates" above as the initial
                                  pass-through rate for the subject class.

                                  The pass-through rates for the class   ,   ,
                                  and    certificates will, in the case of each
                                  of these classes, be a variable rate that,
                                  with respect to any interest accrual period,
                                  is equal to the lesser of:

                                  (a)  the rate per annum identified in the
                                       table appearing under the caption
                                       "--Overview of the Series 2005-MKB2
                                       Certificates" above as the initial
                                       pass-through rate for the subject class,
                                       and

                                  (b)  a weighted average of the adjusted net
                                       mortgage interest rates on the mortgage
                                       loans for the related distribution date.

                                  The pass-through rate for the class
                                  certificates will be a variable rate that,
                                  with respect to any interest accrual period,
                                  is equal to a weighted average of the adjusted
                                  net mortgage interest rates on the mortgage
                                  loans for the related distribution date minus
                                        %.

                                  The pass-through rate for the class
                                  certificates will be a variable rate that,
                                  with respect to any interest accrual period,
                                  is equal to a weighted average of the adjusted
                                  net mortgage interest rates on the mortgage
                                  loans for the related distribution date.

                                  The pass-through rates for the class XC and XP
                                  certificates will be variable and, as to each
                                  such class, will equal the weighted average of
                                  the respective strip rates at which interest
                                  accrues from time to time on the respective
                                  components of the total notional amount of the
                                  subject class of certificates; provided that
                                  the class XP certificates will in no event
                                  accrue interest following the end of the
                                  interest accrual period.

                                  When we refer to the adjusted net mortgage
                                  interest rate of a mortgage loan in this
                                  "--Pass-Through Rate" subsection, we mean the
                                  net mortgage interest rate for that mortgage
                                  loan as calculated and adjusted in the manner
                                  described in the final bullet under
                                  "--Overview of the Series 2005-MKB2
                                  Certificates" above.

                                  For additional information regarding the
                                  pass-through rates for the interest-bearing
                                  classes of the certificates, see "Description

                                      S-15

                                  of the Offered Certificates--Calculation of
                                  Pass-Through Rates" in this prospectus
                                  supplement.

PAYMENTS

A. GENERAL....................    For purposes of making distributions to the
                                  class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                  certificates, the mortgage loans will be
                                  deemed to consist of two distinct groups, loan
                                  group 1 and loan group 2. Loan group 1 will
                                  consist of 72 mortgage loans, with an initial
                                  loan group 1 balance of $922,072,857,
                                  representing approximately 81.1% of the
                                  initial mortgage pool balance, that are
                                  secured by the various property types that
                                  constitute collateral for those mortgage
                                  loans. Loan group 2 will consist of 14
                                  mortgage loans, with an initial loan group 2
                                  balance of $215,188,637, representing
                                  approximately 18.9% of the initial mortgage
                                  pool balance, that are secured by multifamily
                                  and manufactured housing community properties.
                                  Annex A-1 to this prospectus supplement sets
                                  forth the loan group designation with respect
                                  to each mortgage loan.

                                  On each distribution date, to the extent of
                                  available funds attributable to the mortgage
                                  loans as described below, the trustee will
                                  make payments of interest and, except in the
                                  case of the class XC and XP certificates,
                                  principal to the holders of the following
                                  classes of certificates, in the following
                                  order:

                                  PAYMENT ORDER                 CLASS
                                  -------------       -------------------------
                                        1             A-1, A-2, A-3, A-SB, A-4,
                                                           A-1A, XC and XP
                                        2                        AJ
                                        3                         B
                                        4                         C
                                        5                         D
                                        6                         E
                                        7                         F
                                        8                         G
                                        9                         H
                                       10                         J
                                       11                         K
                                       12                         L
                                       13                         M
                                       14                         N
                                       15                         P
                                       16                         Q

                                  Payments of interest in respect of the class
                                  A-1, A-2, A-3, A-SB and A-4 certificates will
                                  be made pro rata, based on entitlement, to the
                                  extent of available funds attributable to the
                                  mortgage loans in loan group 1. Payments of
                                  interest in respect of the class A-1A
                                  certificates will be made to the extent of
                                  available funds attributable to the mortgage
                                  loans in loan group 2. Payments of

                                      S-16

                                  interest on the class XC and XP certificates
                                  will be made pro rata, based on entitlement,
                                  and without regard to loan groups. If, on any
                                  distribution date, the funds available for
                                  distribution are insufficient to pay in full
                                  the total amount of interest to be paid to any
                                  of the class A-1, A-2, A-3, A-SB, A-4, A-1A,
                                  XC and/or XP certificates, then the funds
                                  available for distribution will be allocated
                                  among all these classes pro rata in accordance
                                  with their interest entitlements, without
                                  regard to loan groups.

                                  Allocation of principal payments among the
                                  class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                  certificates is described under "--Payments--
                                  Payments of Principal" below. The class XC and
                                  XP certificates do not have principal balances
                                  and do not entitle their holders to payments
                                  of principal. See "Description of the Offered
                                  Certificates--Payments--Priority of Payments"
                                  in this prospectus supplement.

B. PAYMENTS OF INTEREST.......    Each class of certificates will bear interest,
                                  with the exception of the class Z, R-I and
                                  R-II certificates. With respect to each
                                  interest-bearing class of certificates, that
                                  interest will accrue during each interest
                                  accrual period based upon--

                                  o    the pass-through rate applicable for the
                                       particular class for that interest
                                       accrual period;

                                  o    the total principal balance or notional
                                       amount, as the case may be, of the
                                       particular class outstanding immediately
                                       prior to the related distribution date;
                                       and

                                  o    the assumption that each year consists of
                                       twelve 30-day months.

                                  A whole or partial prepayment on a mortgage
                                  loan may not be accompanied by the amount of
                                  one full month's interest on the prepayment.
                                  As and to the extent described under
                                  "Description of the Offered Certificates--
                                  Payments--Payments of Interest" in this
                                  prospectus supplement, these shortfalls may be
                                  allocated to reduce the amount of accrued
                                  interest otherwise payable to the holders of
                                  the respective interest-bearing classes of the
                                  certificates (other than the class XC and XP
                                  certificates), including the offered
                                  certificates.

                                  On each distribution date, subject to
                                  available funds and the payment priorities
                                  described under "--Payments--General" above,
                                  you will be entitled to receive your
                                  proportionate share of all unpaid interest
                                  accrued with respect to your class of offered
                                  certificates through the end of the related
                                  interest accrual period less (other than in
                                  the case of the class XP certificates) your
                                  class's share of any shortfalls in interest
                                  collections due to prepayments on mortgage
                                  loans that are not offset by certain payments
                                  made by the master servicer.

                                      S-17

                                  If, as described below under "--Payments of
                                  Principal", collections of principal are
                                  insufficient to make a full reimbursement for
                                  nonrecoverable advances, those amounts may be
                                  reimbursed from interest on the mortgage
                                  loans, thereby reducing the amount of interest
                                  otherwise distributable on the
                                  interest-bearing certificates on the related
                                  distribution date.

                                  See "Description of the Offered Certificates--
                                  Payments--Payments of Interest", "--Payments--
                                  Priority of Payments" and "--Calculation of
                                  Pass-Through Rates" in this prospectus
                                  supplement.

C. PAYMENTS OF PRINCIPAL......    The class XC, XP, R-I, R-II and Z certificates
                                  do not have principal balances and do not
                                  entitle their holders to payments of
                                  principal. Subject to available funds and the
                                  payment priorities described under
                                  "--Payments--General" above, however, the
                                  holders of each class of principal balance
                                  certificates will be entitled to receive a
                                  total amount of principal over time equal to
                                  the initial principal balance of their
                                  particular class. The trustee will be required
                                  to make payments of principal in a specified
                                  sequential order to ensure that--

                                  o    no payments of principal will be made to
                                       the holders of the class E, F, G, H, J,
                                       K, L, M, N, P or Q certificates until the
                                       total principal balance of the offered
                                       certificates is reduced to zero;

                                  o    no payments of principal will be made to
                                       the holders of the class AJ, B, C or D
                                       certificates until, in the case of each
                                       of those classes, the total principal
                                       balance of all more senior classes of
                                       offered certificates is reduced to zero;
                                       and

                                  o    except as described below in the
                                       following two paragraphs, payments of
                                       principal will be made--

                                       (i)  to the holders of the class A-1,
                                            A-2, A-3, A-SB and A-4 certificates,
                                            in sequential order, in an amount
                                            equal to the funds allocated to
                                            principal with respect to mortgage
                                            loans in loan group 1 and, after the
                                            total principal balance of the class
                                            A-1A certificates has been reduced
                                            to zero, the funds allocated to
                                            principal with respect to mortgage
                                            loans in loan group 2, until the
                                            respective total principal balances
                                            of the class A-1, A-2, A-3, A-SB and
                                            A-4 certificates, in that order, are
                                            reduced to zero, and

                                       (ii) to the holders of the class A-1A
                                            certificates, in an amount equal to
                                            the funds allocated to principal
                                            with respect to mortgage loans in
                                            loan group 2 and, after the total
                                            principal balance of the class A-1,
                                            A-2, A-3, A-SB and A-4

                                      S-18

                                            certificates has been reduced to
                                            zero, the funds allocated to
                                            principal with respect to mortgage
                                            loans in loan group 1, until the
                                            total principal balance of the class
                                            A-1A certificates is reduced to
                                            zero.

                                  The discussion in the foregoing paragraph
                                  notwithstanding, and except as otherwise
                                  described in the following paragraph, on each
                                  distribution date the total principal balance
                                  of the class A-SB certificates must, subject
                                  to available funds, be paid down, if
                                  necessary, to the scheduled principal balance
                                  for that class for that distribution date that
                                  is set forth on Annex F to this prospectus
                                  supplement before any payments of principal
                                  are made with respect to the class A-1, A-2
                                  and/or A-3 certificates.

                                  Because of losses on the mortgage loans and/or
                                  default-related or other unanticipated
                                  expenses of the trust, the total principal
                                  balance of the class AJ, B, C, D, E, F, G, H,
                                  J, K, L, M, N, P and Q certificates could be
                                  reduced to zero at a time when the class A-1,
                                  A-2, A-3, A-SB, A-4 and A-1A certificates
                                  remain outstanding. If the total principal
                                  balance of the class AJ, B, C, D, E, F, G, H,
                                  J, K, L, M, N, P and Q certificates is reduced
                                  to zero at a time when the class A-1, A-2,
                                  A-3, A-SB, A-4 and A-1A certificates, or any
                                  two or more of those classes, remain
                                  outstanding, any payments of principal will be
                                  distributed to the holders of the outstanding
                                  class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                  certificates, pro rata, rather than
                                  sequentially, in accordance with their
                                  respective principal balances and without
                                  regard to loan groups.

                                  The total payments of principal to be made on
                                  the certificates on any distribution date will
                                  generally be a function of--

                                  o    the amount of scheduled payments of
                                       principal due or, in some cases, deemed
                                       due on the mortgage loans during the
                                       related collection period, which payments
                                       are either received as of the end of that
                                       collection period or advanced by the
                                       master servicer, the trustee or the
                                       fiscal agent; and

                                  o    the amount of any prepayments and other
                                       unscheduled collections of previously
                                       unadvanced principal with respect to the
                                       mortgage loans that are received during
                                       the related collection period.

                                  However, if the master servicer, the special
                                  servicer, the trustee or the fiscal agent
                                  reimburses itself out of general collections
                                  on the mortgage pool for any advance that it
                                  has determined is not recoverable out of
                                  collections on the related mortgage loan, then
                                  (subject to the discussions in the second and
                                  third following paragraphs) that advance,
                                  together with interest accrued on that
                                  advance, will be reimbursed first out of
                                  payments and other collections of principal on
                                  all the mortgage loans, thereby reducing the
                                  amount of principal otherwise distributable on
                                  the

                                      S-19

                                  principal balance certificates on the related
                                  distribution date, prior to being reimbursed
                                  out of payments and other collections of
                                  interest on all the mortgage loans.

                                  Additionally, if any advance, together with
                                  interest accrued on that advance, with respect
                                  to a defaulted mortgage loan remains
                                  unreimbursed following the time that the
                                  mortgage loan is modified and returned to
                                  performing status, then (subject to the
                                  discussion in the following two paragraphs and
                                  even though that advance has not been deemed
                                  nonrecoverable from collections on the related
                                  mortgage loan) the master servicer, the
                                  special servicer, the trustee or the fiscal
                                  agent, as applicable, will be entitled to
                                  reimbursement for that advance, with interest,
                                  on a monthly basis, out of payments and other
                                  collections of principal on all the mortgage
                                  loans after the application of those principal
                                  payments and collections to reimburse any
                                  party for advances that are nonrecoverable on
                                  a loan-specific basis as described in the
                                  prior paragraph, thereby reducing the amount
                                  of principal otherwise distributable in
                                  respect of the principal balance certificates
                                  on the related distribution date.

                                  Reimbursements of the advances described in
                                  the prior two paragraphs will generally be
                                  made first from principal collections on the
                                  mortgage loans included in the loan group
                                  which includes the mortgage loan in respect of
                                  which the advance was made, and if those
                                  collections are insufficient to make a full
                                  reimbursement, then from principal collections
                                  on the mortgage loans in the other loan group.
                                  As a result, distributions of principal of the
                                  class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                  certificates may be reduced even if the
                                  advances being reimbursed were made in respect
                                  of mortgage loans included in the loan group
                                  that does not primarily relate to such class
                                  of certificates.

                                  If any advance described above is not
                                  reimbursed in whole on any distribution date
                                  due to insufficient principal collections or,
                                  in the case of an advance that is
                                  nonrecoverable on a loan-specific basis,
                                  interest collections on the mortgage pool
                                  during the related collection period, then the
                                  portion of that advance which remains
                                  unreimbursed will be carried over, and
                                  continue to accrue interest, for reimbursement
                                  on the following distribution date.

                                  The payment of certain default-related or
                                  otherwise unanticipated expenses with respect
                                  to any mortgage loan may reduce the amounts
                                  allocable as principal of that mortgage loan
                                  and, accordingly, the principal distributions
                                  on the principal balance certificates.

                                  See "Description of the Offered Certificates--
                                  Payments--Payments of Principal" and
                                  "--Payments--Priority of Payments" in this
                                  prospectus supplement.

                                      S-20

D.  PAYMENTS OF PREPAYMENT
    PREMIUMS AND YIELD
    MAINTENANCE CHARGES.......    You may, in certain circumstances, also
                                  receive distributions of prepayment premiums
                                  and yield maintenance charges collected on the
                                  mortgage loans. Any distributions of those
                                  amounts would be in addition to the
                                  distributions of principal and interest
                                  described above.

                                  If any prepayment premium or yield maintenance
                                  charge is collected on any of the mortgage
                                  loans, then the trustee will pay that amount
                                  in the proportions described under
                                  "Description of the Offered
                                  Certificates--Payments--Payments of Prepayment
                                  Premiums and Yield Maintenance Charges" in
                                  this prospectus supplement, to--

                                  o    the holders of the class XC certificates;
                                       and/or

                                  o    the holders of any of the class A-1, A-2,
                                       A-3, A-SB, A-4, A-1A, AJ, B, C, D, E, F,
                                       G and/or H certificates that are then
                                       entitled to receive payments of principal
                                       with respect to the loan group that
                                       includes the prepaid mortgage loan.

                                  All prepayment premiums and yield maintenance
                                  charges payable as described above will be
                                  reduced, with respect to specially serviced
                                  mortgage loans, by an amount equal to certain
                                  expenses of the trust fund and losses realized
                                  in respect of the mortgage loans previously
                                  allocated to any class of certificates.

                                  See "Description of the Offered Certificates--
                                  Payments--Payments of Prepayment Premiums and
                                  Yield Maintenance Charges" in this prospectus
                                  supplement.

E. ALLOCATION OF ADDITIONAL
   INTEREST...................    On each distribution date, any additional
                                  interest collected during the related
                                  collection period on a mortgage loan with an
                                  anticipated repayment date will be distributed
                                  to the holders of the class Z certificates. We
                                  anticipate that an affiliate of the initial
                                  special servicer, will be the initial holder
                                  of the class Z certificates. See "Description
                                  of the Offered Certificates--Payments--
                                  Payments of Additional Interest" in this
                                  prospectus supplement.

EFFECT OF LOSSES ON THE MORTGAGE
LOANS AND OTHER UNANTICIPATED
EXPENSES......................    Because of losses on the mortgage loans,
                                  reimbursements of advances determined to be
                                  nonrecoverable on a loan-specific basis and
                                  interest on such advances and/or
                                  default-related and other unanticipated
                                  expenses of the trust, the total principal
                                  balance of the mortgage pool, less any related
                                  outstanding advances of principal, may fall
                                  below the total principal balance of the
                                  principal balance certificates. For purposes
                                  of this determination only, effect will not be
                                  given to any reductions of the principal
                                  balance of any mortgage loan for payments of
                                  principal collected on the mortgage loans that
                                  were used to reimburse any advances
                                  outstanding after a workout of another
                                  mortgage loan to the extent those advances are
                                  not otherwise determined to be nonrecoverable
                                  on a loan-specific basis. If and

                                      S-21

                                  to the extent that those losses,
                                  reimbursements and expenses cause the total
                                  principal balance of the mortgage pool, less
                                  any related outstanding advances of principal,
                                  to be less than the total principal balance of
                                  the principal balance certificates following
                                  the payments made on the certificates on any
                                  distribution date, the total principal
                                  balances of the following classes of principal
                                  balance certificates will be successively
                                  reduced in the following order, until the
                                  deficit is eliminated:

                                  REDUCTION ORDER                 CLASS
                                  ---------------          --------------------
                                         1                          Q
                                         2                          P
                                         3                          N
                                         4                          M
                                         5                          L
                                         6                          K
                                         7                          J
                                         8                          H
                                         9                          G
                                        10                          F
                                        11                          E
                                        12                          D
                                        13                          C
                                        14                          B
                                        15                          AJ
                                        16                 A-1, A-2, A-3, A-SB,
                                                               A-4 and A-1A

                                  Any reduction to the total principal balances
                                  of the class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                  certificates will be made on a pro rata basis
                                  in accordance with the relative sizes of those
                                  principal balances.

                                  Any losses realized on the mortgage loans or
                                  additional trust fund expenses allocated in
                                  reduction of the principal balance of any
                                  class of principal balance certificates will
                                  result in a corresponding reduction in the
                                  notional amount of the class XC certificates
                                  and may result in a reduction in the notional
                                  amount of the class XP certificates.

                                  See "Description of the Offered Certificates--
                                  Reductions to Certificate Principal Balances
                                  in Connection with Realized Losses and
                                  Additional Trust Fund Expenses" in this
                                  prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.........    Except as described in the next two
                                  paragraphs, the master servicer will be
                                  required to make advances of principal and/or
                                  interest due on the mortgage loans with
                                  respect to any delinquent monthly payments,
                                  other than balloon payments. In addition, the
                                  trustee or the fiscal agent must make any of
                                  those advances that the master servicer is
                                  required to but fails to make. As described

                                      S-22

                                  under "Description of the Offered Certificates
                                  --Advances of Delinquent Monthly Debt Service
                                  Payments and Reimbursement of Advances" in
                                  this prospectus supplement, any party that
                                  makes an advance will be entitled to be
                                  reimbursed for the advance, together with
                                  interest at the prime rate, as described in
                                  that section of this prospectus supplement.

                                  Notwithstanding the foregoing, none of the
                                  master servicer, the trustee or the fiscal
                                  agent will be required to make any advance
                                  that it determines, in its reasonable
                                  judgment, will not be recoverable from
                                  proceeds of the related mortgage loan. The
                                  trustee and the fiscal agent will be entitled
                                  to rely on any determination of
                                  non-recoverability made by the master
                                  servicer. The special servicer may also
                                  determine that any interest and/or principal
                                  advance made or proposed to be made by the
                                  master servicer, the trustee or the fiscal
                                  agent is not or will not be, as applicable,
                                  recoverable from proceeds of the mortgage loan
                                  to which that advance relates, and the master
                                  servicer, the trustee and the fiscal agent
                                  will be entitled to rely on any determination
                                  of nonrecoverability made by the special
                                  servicer and will be required to act in
                                  accordance with that determination.

                                  In addition, if any of the adverse events or
                                  circumstances that we refer to under
                                  "Servicing of the Mortgage Loans--Required
                                  Appraisals" in, and describe in the glossary
                                  to, this prospectus supplement occur or exist
                                  with respect to any mortgage loan or the
                                  mortgaged real property for that mortgage
                                  loan, the special servicer will be obligated
                                  to obtain a new appraisal or, at the special
                                  servicer's option in cases involving mortgage
                                  loans with relatively small principal
                                  balances, conduct a valuation of that
                                  property. If, based on that appraisal or other
                                  valuation, it is determined that the sum of
                                  the principal balance of the subject mortgage
                                  loan plus other delinquent amounts due under
                                  the subject mortgage loan exceeds 90% of the
                                  new estimated value of the related mortgaged
                                  real property, which value may be reduced by
                                  the special servicer based on its review of
                                  the related appraisal and other relevant
                                  information, plus certain other amounts, then
                                  the amount otherwise required to be advanced
                                  with respect to interest on that mortgage loan
                                  will be reduced in the same proportion that
                                  the excess, sometimes referred to as an
                                  appraisal reduction amount, bears to the
                                  principal balance of the mortgage loan, which
                                  will be deemed to be reduced by any
                                  outstanding advances of principal in respect
                                  of that mortgage loan. In the event advances
                                  of interest are so reduced, funds available to
                                  make payments on the certificates then
                                  outstanding will be reduced.

                                  See "Description of the Offered Certificates--
                                  Advances of Delinquent Monthly Debt Service
                                  Payments and Reimbursement of Advances" and
                                  "Servicing of the Mortgage Loans--Required
                                  Appraisals" in this prospectus supplement. See
                                  also

                                      S-23

                                  "Description of the Certificates--Advances"
                                  in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS..   On each distribution date, the trustee will
                                  make available on its internet website, or
                                  provide on request, to the registered holders
                                  of the offered certificates a monthly report
                                  substantially in the form of Annex E to this
                                  prospectus supplement. The trustee's report
                                  will detail, among other things, the
                                  distributions made to the certificateholders
                                  on that distribution date and the performance
                                  of the mortgage loans and the mortgaged real
                                  properties.

                                  You may also review on the trustee's website,
                                  initially located at www.etrustee.net or, upon
                                  reasonable prior notice, at the trustee's
                                  offices during normal business hours, a
                                  variety of information and documents that
                                  pertain to the mortgage loans and the
                                  mortgaged real properties for those loans. We
                                  expect that the additional information and
                                  documents available at the trustee's offices
                                  will include loan documents, borrower
                                  operating statements, rent rolls and property
                                  inspection reports, to the extent received by
                                  the trustee.

                                  See "Description of the Offered Certificates--
                                  Reports to Certificateholders; Available
                                  Information" in this prospectus supplement.

OPTIONAL AND OTHER TERMINATION..  Specified parties to the transaction may purchase all of the mortgage loans and any
                                  foreclosure properties remaining in the trust
                                  fund, and thereby terminate the trust, when
                                  the aggregate principal balance of the
                                  mortgage loans, less any outstanding advances
                                  of principal, is less than approximately 1.0%
                                  of the initial mortgage pool balance.

                                  In addition, if, following the date on which
                                  the total principal balances of the class A-1,
                                  A-2, A-3, A-SB, A-4, A-1A, AJ, B, C and D
                                  certificates are reduced to zero, all of the
                                  remaining certificates, including the class XP
                                  certificates (other than the class R-I and
                                  R-II certificates) are held by the same
                                  certificateholder, the trust fund may also be
                                  terminated, subject to such additional
                                  conditions as may be set forth in the pooling
                                  and servicing agreement, in connection with an
                                  exchange of all the remaining certificates
                                  (other than the class R-I and R-II
                                  certificates) for all the mortgage loans and
                                  any foreclosure properties remaining in the
                                  trust fund at the time of exchange.

                                  See "Description of the Offered Certificates--
                                  Termination" in this prospectus supplement.

                                      S-24

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES
              ----------------------------------------------------

GENERAL.......................    In this section, we provide summary
                                  information with respect to the mortgage loans
                                  that we intend to include in the trust fund.
                                  For more detailed information regarding those
                                  mortgage loans, you should review the
                                  following sections in this prospectus
                                  supplement:

                                  o    "Description of the Mortgage Pool";

                                  o    "Risk Factors--Risks Related to the
                                       Mortgage Loans";

                                  o    Annex A-1--Certain Characteristics of the
                                       Mortgage Loans;

                                  o    Annex A-2--Certain Statistical
                                       Information Regarding the Mortgage Loans;

                                  o    Annex B--Certain Characteristics
                                       Regarding Multi- family Properties; and

                                  o    Annex C--Structural and Collateral Term
                                       Sheet (which contains a description of
                                       the ten largest mortgage loans or groups
                                       of cross-collateralized mortgage loans).

                                  When reviewing the information that we have
                                  included in this prospectus supplement with
                                  respect to the mortgage loans that are to be
                                  included in the trust fund, please note that--

                                  o    all numerical information provided with
                                       respect to the mortgage loans is provided
                                       on an approximate basis;

                                  o    all cut-off date principal balances
                                       assume the timely receipt of the
                                       scheduled payments for each mortgage loan
                                       and that no prepayments occur prior to
                                       the cut-off date;

                                  o    all weighted average information provided
                                       with respect to the mortgage loans
                                       reflects a weighting of the subject
                                       mortgage loans based on their respective
                                       cut-off date principal balances; the
                                       initial mortgage pool balance will equal
                                       the total cut-off date principal balance
                                       of the entire mortgage pool, and the
                                       initial loan group 1 balance and the
                                       initial loan group 2 balance will each
                                       equal the total cut-off date principal
                                       balance of the mortgage loans in the
                                       subject loan group; we show the cut-off
                                       date principal balance for each of the
                                       mortgage loans on Annex A-1 to this
                                       prospectus supplement;

                                  o    when information with respect to the
                                       mortgaged real properties is expressed as
                                       a percentage of the initial mortgage pool
                                       balance, the percentages are based upon
                                       the cut-off date principal balances of
                                       the related mortgage loans;

                                  o    if any mortgage loan is secured by
                                       multiple mortgaged real properties, the
                                       related cut-off date principal balance

                                      S-25

                                       has been allocated among the individual
                                       properties based on any of (i) an
                                       individual property's appraised value as
                                       a percentage of the total appraised value
                                       of all the related mortgaged real
                                       properties, including the subject
                                       individual property, securing that
                                       mortgage loan, (ii) an individual
                                       property's underwritten net operating
                                       income as a percentage of the total
                                       underwritten net operating income of all
                                       the related mortgaged real properties,
                                       including the subject individual
                                       property, securing that mortgage loan and
                                       (iii) an allocated loan balance specified
                                       in the related loan documents;

                                  o    statistical information regarding the
                                       mortgage loans may change prior to the
                                       date of initial issuance of the offered
                                       certificates due to changes in the
                                       composition of the mortgage pool prior to
                                       that date, which may result in the
                                       initial mortgage pool balance being as
                                       much as 5% larger or smaller than
                                       indicated;

                                  o    the sum of numbers presented in any
                                       column within a table may not equal the
                                       indicated total due to rounding; and

                                  o    when a mortgage loan is identified by
                                       loan number, we are referring to the loan
                                       number indicated for that mortgage loan
                                       on Annex A-1 to this prospectus
                                       supplement.

SOURCE OF THE MORTGAGE LOANS...   We are not the originator of the mortgage
                                  loans that we intend to include in the trust.
                                  We will acquire the mortgage loans from three
                                  separate parties. Each of those mortgage loans
                                  was originated by--

                                  o    the related mortgage loan seller from
                                       whom we acquired the mortgage loan; or

                                  o    an affiliate of the related mortgage loan
                                       seller.

PAYMENT AND OTHER TERMS.......    Each of the mortgage loans is the obligation
                                  of a borrower to repay a specified sum with
                                  interest. Each of the mortgage loans is
                                  secured by a first mortgage lien on the fee or
                                  leasehold interest of the related borrower or
                                  another party in one or more commercial,
                                  multifamily or manufactured housing community
                                  real properties. Each mortgage lien will be
                                  subject to the limited permitted encumbrances
                                  that we describe in the glossary to this
                                  prospectus supplement.

                                  All of the mortgage loans are or should be
                                  considered nonrecourse. None of the mortgage
                                  loans is insured or guaranteed by any
                                  governmental agency or instrumentality, by any
                                  private mortgage insurer, by any mortgage loan
                                  seller or by any of the parties to the pooling
                                  and servicing agreement.

                                      S-26

                                  Each of the mortgage loans currently accrues
                                  interest at the annual rate specified with
                                  respect to that loan on Annex A-1 to this
                                  prospectus supplement. Except as otherwise
                                  described below with respect to mortgage loans
                                  that have anticipated repayment dates, the
                                  mortgage interest rate for each mortgage loan
                                  is, in the absence of default, fixed for the
                                  entire term of the loan.

A. Partial Interest-Only
   Balloon Loans..............    Sixteen (16) of the mortgage loans,
                                  representing approximately 35.7% of the
                                  initial mortgage pool balance (11 mortgage
                                  loans in loan group 1, representing
                                  approximately 27.4% of the initial loan group
                                  1 balance, and five (5) mortgage loans in loan
                                  group 2, representing approximately 71.6% of
                                  the initial loan group 2 balance), require:

                                  o    the payment of interest only on each due
                                       date until the expiration of a designated
                                       period;

                                  o    the amortization of principal following
                                       the expiration of that interest-only
                                       period based on an amortization schedule
                                       that is significantly longer than its
                                       remaining term to stated maturity; and

                                  o    a substantial payment of principal on its
                                       maturity date.

B. Interest-Only Balloon
Loans.........................    Eight (8) of the mortgage loans, representing
                                  approximately 9.4% of the initial mortgage
                                  pool balance (six (6) mortgage loans in loan
                                  group 1, representing approximately 9.3% of
                                  the initial loan group 1 balance and two (2)
                                  mortgage loans in loan group 2, representing
                                  approximately 9.4% of the initial loan group 2
                                  balance), require the payment of interest only
                                  for the entire term of the mortgage loan and
                                  the payment of all principal on the maturity
                                  date.

C. Amortizing Balloon Loans...    Forty-five (45) of the mortgage loans,
                                  representing approximately 42.2% of the
                                  initial mortgage pool balance (38 mortgage
                                  loans in loan group 1, representing
                                  approximately 47.6% of the initial loan group
                                  1 balance, and seven (7) mortgage loans in
                                  loan group 2 representing approximately 19.0%
                                  of the initial loan group 2 balance), provide
                                  for:

                                  o    an amortization schedule that is
                                       significantly longer than its remaining
                                       term to stated maturity; and

                                  o    a substantial payment of principal on its
                                       maturity date.

                                  These 45 balloon loans do not include any of
                                  the mortgage loans described under "--A.
                                  Partial Interest-Only Balloon Loans" or "--B.
                                  Interest-Only Balloon Loans" above.

D. ARD Loans..................    Seventeen (17) of the mortgage loans,
                                  representing approximately 12.7% of the
                                  initial mortgage pool balance and
                                  approximately 15.7% of the initial loan group
                                  1 balance, which are commonly referred to as
                                  hyper-amortization loans or ARD

                                      S-27

                                  loans, each provides for material changes to
                                  its terms to encourage the borrower to pay the
                                  mortgage loan in full by a specified date. We
                                  consider that date to be the anticipated
                                  repayment date for the mortgage loan. There
                                  can be no assurance, however, that these
                                  incentives will result in any of these
                                  mortgage loans being paid in full on or before
                                  its anticipated repayment date. The changes to
                                  the loan terms, which, in each case, will
                                  become effective as of the related anticipated
                                  repayment date, include:

                                  o    accrual of interest at a rate in excess
                                       of the initial mortgage interest rate
                                       with the additional interest to be
                                       deferred and payable only after the
                                       outstanding principal balance of the
                                       mortgage loan is paid in full; and

                                  applying excess cash flow from the mortgaged
                                  real property to pay down the principal amount
                                  of the mortgage loan, which payment of
                                  principal will be in addition to the principal
                                  portion of the normal monthly debt service
                                  payment. One (1) of the above-identified 17
                                  ARD loans, representing approximately 2.9% of
                                  the initial mortgage pool balance and 3.6% of
                                  the initial loan group 1 balance, requires the
                                  payment of interest only for the entire term
                                  of the mortgage loan and the payment of all
                                  principal on the maturity date. Another seven
                                  (7) of the above-identified 17 ARD loans,
                                  representing in the aggregate approximately
                                  3.9% of the initial mortgage pool balance and
                                  4.9% of the initial loan group 1 balance,
                                  require the payment of interest only on each
                                  due date until the expiration of a designated
                                  period and the amortization of principal
                                  following the expiration of that interest-only
                                  period.

DELINQUENCY STATUS............    None of the mortgage loans was 30 days or more
                                  delinquent with respect to any monthly debt
                                  service payment as of its cut-off date or at
                                  any time during the 12-month period preceding
                                  that date.

PREPAYMENT LOCK-OUT PERIODS....   Eighty-one (81) of the mortgage loans,
                                  representing approximately 94.7% of the
                                  initial mortgage pool balance (67 mortgage
                                  loans in loan group 1, representing
                                  approximately 93.5% of the initial loan group
                                  1 balance, and 14 mortgage loans in loan group
                                  2, representing 100% of the initial loan group
                                  2 balance), restrict prepayment for a
                                  particular period commonly referred to as a
                                  lock-out period and, in most cases (see
                                  "--Defeasance" below), a period during which
                                  the mortgage loan may be defeased but not
                                  prepaid. The weighted average remaining
                                  lock-out period and defeasance period of the
                                  mortgage loans is approximately 99 payment
                                  periods.

DEFEASANCE....................    Seventy-six (76) of the mortgage loans,
                                  representing approximately 90.3% of the
                                  initial mortgage pool balance (62 mortgage
                                  loans in loan group 1, representing
                                  approximately 88.0% of the initial loan group
                                  1 balance, and 14 mortgage loans in loan group
                                  2, representing approximately 100.0% of the
                                  initial

                                      S-28

                                  loan group 2 balance), permit the related
                                  borrower, under certain conditions, to obtain
                                  a full or partial release of the mortgaged
                                  real property from the mortgage lien by
                                  delivering U.S. Treasury obligations or other
                                  non-callable government securities as
                                  substitute collateral. None of these mortgage
                                  loans permits defeasance prior to the second
                                  anniversary of the date of initial issuance of
                                  the certificates. The payments on the
                                  defeasance collateral are required to be at
                                  least equal to an amount sufficient to make,
                                  when due, all debt service payments on the
                                  defeased mortgage loan or allocated to the
                                  related mortgaged real property, including any
                                  balloon payment.

PREPAYMENT CONSIDERATION......    Ten (10) of the mortgage loans, representing
                                  approximately 9.7% of the initial mortgage
                                  pool balance and approximately 12.0% of the
                                  initial loan group 1 balance, provide for the
                                  payment of prepayment consideration in
                                  connection with a voluntary prepayment during
                                  part of the loan term, in some cases,
                                  following an initial prepayment lock-out
                                  period. See "Description of the Mortgage
                                  Pool--Terms and Conditions of the Mortgage
                                  Loans--Prepayment Consideration" in this
                                  prospectus supplement.

                                      S-29

ADDITIONAL STATISTICAL
INFORMATION...................    The mortgage pool will have the following
                                  general characteristics as of the cut-off
                                  date:

                                                                 MORTGAGE POOL      LOAN GROUP 1     LOAN GROUP 2
                                                                ---------------    --------------   --------------

Initial mortgage pool/loan group balance                         $1,137,261,494      $922,072,857     $215,188,637
Number of mortgage loans                                                     86                72               14
Number of mortgaged real properties                                         102                88               14
Percentage of investment-grade, shadow rated loans
  (mortgage loan nos. 3 and 9) (1)                                         8.8%             10.8%             0.0%

Average cut-off date principal balance                              $13,223,971       $12,806,567      $15,370,617
Largest cut-off date principal balance                              $67,760,000       $67,760,000      $52,000,000
Smallest cut-off date principal balance                              $1,050,000        $1,050,000       $2,588,696

Weighted average mortgage interest rate                                 5.4747%           5.5280%          5.2462%
Highest mortgage interest rate                                          6.5770%           6.5770%          6.0000%
Lowest mortgage interest rate                                           4.2675%           4.2675%          4.8750%

Number of cross-collateralized loan groups                                    1                 1                0
Cross-collateralized loan groups as a percentage of
  initial mortgage pool/loan group balance                                 1.5%              1.8%             0.0%
Number of multi-property mortgage loans                                       4                 4                0
Multi-property mortgage loans as a percentage of initial
  mortgage pool/loan group balance                                        15.0%             18.5%             0.0%

Weighted average underwritten debt service coverage ratio (2)             1.45x             1.48x             1.33x
Highest underwritten debt service coverage ratio                          2.63x             2.33x             2.63x
Lowest underwritten debt service coverage ratio                           1.17x             1.17x             1.22x

Weighted average cut-off date loan-to-value ratio                         72.0%             71.0%            76.5%
Highest cut-off date loan-to-value ratio                                  80.0%             80.0%            80.0%
Lowest cut-off date loan-to-value ratio                                   46.9%             46.9%            63.1%

Weighted average original term to maturity or anticipated
  repayment date (months)                                                   107               107              110
Longest original term to maturity or anticipated repayment
  date (months)                                                             178               178              121
Shortest original term to maturity or anticipated
  repayment date (months)                                                    52                52               60

Weighted average remaining term to maturity or anticipated
  repayment date (months)                                                   105               104              107
Longest remaining term to maturity or anticipated
  repayment date (months)                                                   177               177              121
Shortest remaining term to maturity or anticipated
  repayment date (months)                                                    52                52               58

--------------------
(1)  It has been confirmed by S&P and Moody's, in accordance with their respective methodologies, that loan number 9 has credit characteristics consistent with investment-grade rated obligations. It has been confirmed by Moody's, in accordance with its methodologies, that loan number 3 has credit characteristics consistent with investment-grade rated obligations.

(2)  In the case of two (2) mortgage loans (loan numbers 38 and 49), the related debt service coverage ratio was in each case calculated and/or presented on an adjusted basis that takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback that serves as additional collateral or otherwise covers losses to a limited extent. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on these mortgage loans.

                                      S-30

PROPERTY TYPE.................    The table below shows the number of and the
                                  total cut-off date principal balance and
                                  percentages of the initial mortgage pool
                                  balance, the loan group 1 balance and the loan
                                  group 2 balance, respectively, secured by
                                  mortgaged real properties operated primarily
                                  for each indicated purpose:

                                             NUMBER OF           TOTAL        % OF INITIAL
                                             MORTGAGED        CUT-OFF DATE       MORTGAGE      % OF INITIAL     % OF INITIAL
                                                REAL           PRINCIPAL           POOL        LOAN GROUP 1     LOAN GROUP 2
              PROPERTY TYPES                 PROPERTIES        BALANCE(1)       BALANCE(1)      BALANCE(1)       BALANCE(1)
---------------------------------------      ----------       ------------    --------------   -------------    -------------

Retail                                           47         $  381,352,180        33.5%           41.4%             -- %
   Retail-Anchored                               21            280,291,697        24.6            30.4              --
   Retail-Unanchored                              9             47,848,490         4.2             5.2              --
   Retail-Single Tenant                          12             36,459,091         3.2             4.0              --
   Retail-Shadow-Anchored(2)                      5             16,752,902         1.5             1.8              --
Office                                           17            296,513,267        26.1            32.2              --
Multifamily                                      16            193,248,856        17.0             3.3              75.8
Hospitality                                      14            119,417,643        10.5            13.0              --
Industrial                                        2             56,356,556         5.0             6.1              --
Manufactured Housing Communities                  1             52,000,000         4.6             --               24.2
Mixed Use                                         4             33,584,124         3.0             3.6              --
Self Storage                                      1              4,788,868         0.4             0.5              --
                                                ---         --------------       -----           -----             -----
TOTAL                                           102         $1,137,261,494       100.0%          100.0%            100.0%

--------------------
(1)  For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)  A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

PROPERTY LOCATION.............    The mortgaged real properties are located in
                                  31 states. The following table sets forth the
                                  indicated information regarding those states
                                  where 5% or more of mortgaged real properties,
                                  based on allocated loan balance, are located.

                                 NUMBER OF            TOTAL
                                 MORTGAGED         CUT-OFF DATE       % OF INITIAL       % OF INITIAL        % OF INITIAL
                                    REAL            PRINCIPAL           MORTGAGE         LOAN GROUP 1        LOAN GROUP 2
            STATE                PROPERTIES         BALANCE(1)       POOL BALANCE(1)       BALANCE(1)          BALANCE(1)
----------------------------     ----------        ------------      ---------------     -------------       -------------

Florida                               9           $  172,470,467          15.2%               11.5%             30.8%
California(2)                        13              140,394,379          12.3                15.2               --
   Southern                          11              128,554,356          11.3                13.9
   Northern                           2               11,840,023           1.0                 1.3               --
Connecticut                           3               81,850,000           7.2                 8.9               --
North Carolina                        5               74,676,876           6.6                 8.1               --
Texas                                 5               67,919,719           6.0                 6.2               5.0
New York                              8               63,733,554           5.6                 6.9               --
Other                                59              536,216,499          47.1                43.2              64.2
                                    ---           --------------         -----               -----             -----
                                    102           $1,137,261,494         100.0%              100.0%            100.0%

--------------------
(1)  For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the

                                      S-31

     mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS..........    The table below shows the number of, as well
                                  as the total cut-off date principal balance
                                  and percentage of the initial mortgage pool
                                  balance, the initial loan group 1 balance and
                                  the initial loan group 2 balance,
                                  respectively, secured by, mortgaged real
                                  properties for which the significant
                                  encumbered interest is as indicated:

      ENCUMBERED
    INTEREST IN THE           NUMBER OF               TOTAL            % OF INITIAL        % OF INITIAL        % OF INITIAL
    MORTGAGED REAL            MORTGAGED            CUT-OFF DATE          MORTGAGE          LOAN GROUP 1        LOAN GROUP 2
       PROPERTY            REAL PROPERTIES     PRINCIPAL BALANCE(1)   POOL BALANCE(1)       BALANCE(1)          BALANCE(1)
-----------------------    ---------------     --------------------   ---------------      ------------        ------------

Fee (2)                           96              $1,087,961,418            95.7%              94.7%                100.0%
Fee/Leasehold                      2                  26,562,164             2.3                2.9                   -
Leasehold                          4                  22,737,911             2.0                2.5                   -
                                 ---              --------------           -----              -----                 -----
                                 102              $1,137,261,494           100.0%             100.0%                100.0%

--------------------
(1)  For mortgage loans secured by multiple mortgaged real properties, the cut-off date principal balance is allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)  In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS
                       -----------------------------------

FEDERAL INCOME TAX
CONSEQUENCES..................    The trustee or its agent will make elections
                                  to treat designated portions of the assets of
                                  the trust as two separate real estate mortgage
                                  investment conduits or REMICs under sections
                                  860A through 860G of the Internal Revenue Code
                                  of 1986, as amended. The designations for each
                                  of those two REMICs are as follows:

                                  o    REMIC I, the lower tier REMIC, which will
                                       consist of, among other things--

                                       1.   the mortgage loans, and

                                       2.   various other related assets; and

                                  o    REMIC II, which will hold the
                                       non-certificated regular interests in
                                       REMIC I.

                                  The class R-I and R-II certificates will
                                  represent the residual interests in each of
                                  such REMICs.

                                      S-32

                                  The portion of the trust represented by the
                                  class Z certificates will entitle the holders
                                  of those certificates to receive any
                                  additional interest accrued and deferred as to
                                  payment with respect to each mortgage loan
                                  with an anticipated repayment date that
                                  remains outstanding past that date, and will
                                  constitute a grantor trust for federal income
                                  tax purposes. That additional interest will be
                                  excluded from the REMICs referred to above.

                                  The offered certificates will be treated as
                                  regular interests in REMIC II. This means that
                                  they will be treated as newly issued debt
                                  instruments for federal income tax purposes.
                                  You will have to report income on your offered
                                  certificates in accordance with the accrual
                                  method of accounting even if you are otherwise
                                  a cash method taxpayer. The offered
                                  certificates will not represent any interest
                                  in the grantor trust referred to in the
                                  preceding paragraph.

                                  The class XP certificates will, and the other
                                  classes of the offered certificates may, be
                                  issued with more than a de minimis amount of
                                  original issue discount. If you own an offered
                                  certificate issued with original issue
                                  discount, you may have to report original
                                  issue discount income and be subject to a tax
                                  on this income before you receive a
                                  corresponding cash payment. Some of the
                                  offered certificates may be treated as being
                                  issued at a premium.

                                  The prepayment assumption that will be used in
                                  determining the rate of accrual of original
                                  issue discount, market discount and premium,
                                  if any, for U.S. federal income tax purposes,
                                  will be that, subsequent to any date of
                                  determination--

                                  o    each ARD loan will be paid in full on its
                                       anticipated repayment date,

                                  o    no mortgage loan will otherwise be
                                       prepaid prior to maturity, and

                                  o    there will be no extension of maturity
                                       for any mortgage loan.

                                  However, no representation is made as to the
                                  actual rate at which the mortgage loans will
                                  prepay, if at all.

                                  For a more detailed discussion of the federal
                                  income tax aspects of investing in the offered
                                  certificates, see "Federal Income Tax
                                  Consequences" in this prospectus supplement
                                  and "Federal Income Tax Consequences" in the
                                  accompanying prospectus.

                                      S-33

ERISA CONSIDERATIONS..........    We anticipate that, subject to satisfaction of
                                  the conditions referred to under "ERISA
                                  Considerations" in this prospectus supplement,
                                  employee benefit plans and other retirement
                                  plans or arrangements subject to--

                                  o    Title I of the Employee Retirement Income
                                       Security Act of 1974, as amended, or

                                  o    section 4975 of the Internal Revenue Code
                                       of 1986, as amended,

                                  will be able to invest in the offered
                                  certificates without giving rise to a
                                  prohibited transaction. This is based upon
                                  individual prohibited transaction exemptions
                                  granted to Merrill Lynch, Pierce, Fenner &
                                  Smith Incorporated and NationsBank Corporation
                                  (predecessor in interest to an affiliate of
                                  Banc of America Securities LLC) by the U.S.
                                  Department of Labor.

                                  If you are a fiduciary of any employee benefit
                                  plan or other retirement plan or arrangement
                                  subject to Title I of ERISA or section 4975 of
                                  the Internal Revenue Code of 1986, as amended,
                                  you should review carefully with your legal
                                  advisors whether the purchase or holding of
                                  the offered certificates could give rise to a
                                  transaction that is prohibited under ERISA or
                                  section 4975 of the Internal Revenue Code of
                                  1986, as amended. See "ERISA Considerations"
                                  in this prospectus supplement and in the
                                  accompanying prospectus.

LEGAL INVESTMENT..............    The offered certificates will not be mortgage
                                  related securities for purposes of the
                                  Secondary Mortgage Market Enhancement Act of
                                  1984.

                                  All institutions whose investment activities
                                  are subject to legal investment laws and
                                  regulations, regulatory capital requirements
                                  or review by regulatory authorities should
                                  consult with their own legal advisors in
                                  determining whether and to what extent the
                                  offered certificates will be legal investments
                                  for them. See "Legal Investment" in this
                                  prospectus supplement and in the accompanying
                                  prospectus.

INVESTMENT CONSIDERATIONS.....    The rate and timing of payments and other
                                  collections of principal on or with respect to
                                  the mortgage loans -- and, in particular, in
                                  the case of the class A-1, A-2, A-3, A-SB and
                                  A-4 certificates, on or with respect to the
                                  mortgage loans in loan group 1, and in the
                                  case of the class A-1A certificates, on or
                                  with respect to the mortgage loans in loan
                                  group 2 -- may affect the yield to maturity on
                                  each offered certificate. In the case of
                                  offered certificates with principal balances
                                  purchased at a discount, a slower than
                                  anticipated rate of payments and other
                                  collections of principal on the mortgage loans
                                  -- and, in particular, in the case of the
                                  class A-1, A-2, A-3, A-SB and A-4
                                  certificates, on or with respect to the
                                  mortgage loans in loan

                                      S-34

                                  group 1, and in the case of the class A-1A
                                  certificates, on or with respect to the
                                  mortgage loans in loan group 2 -- could result
                                  in a lower than anticipated yield. In the case
                                  of the class XP certificates and the offered
                                  certificates with principal balances purchased
                                  at a premium, a faster than anticipated rate
                                  of payments and other collections of principal
                                  on the mortgage loans -- and, in particular,
                                  in the case of the class A-1, A-2, A-3, A-SB
                                  and A-4 certificates, on or with respect to
                                  the mortgage loans in loan group 1, and in the
                                  case of the class A-1A certificates, on or
                                  with respect to the mortgage loans in loan
                                  group 2 -- could result in a lower than
                                  anticipated yield.

                                  If you are contemplating the purchase of class
                                  XP certificates, you should be aware that--

                                  o    the yield to maturity on those
                                       certificates will be highly sensitive to
                                       the rate and timing of principal
                                       prepayments and other liquidations on or
                                       with respect to the mortgage loans,

                                  o    a faster than anticipated rate of
                                       payments and other collections of
                                       principal on the mortgage loans could
                                       result in a lower than anticipated yield
                                       with respect to those certificates, and

                                  o    an extremely rapid rate of prepayments
                                       and/or other liquidation on or with
                                       respect to the mortgage loans could
                                       result in a substantial loss of your
                                       initial investment with respect to those
                                       certificates.

                                  When trying to determine the extent to which
                                  payments and other collections of principal on
                                  the mortgage loans will adversely affect the
                                  yields to maturity of the class XP
                                  certificates, you should consider what the
                                  respective components of the total notional
                                  amount of that class of certificates are and
                                  how payments and other collections of
                                  principal on the mortgage loans are to be
                                  applied to the respective total principal
                                  balances (or portions thereof) of the
                                  principal balance certificates that make up
                                  those components.

                                  The yield on any offered certificate with a
                                  variable or capped pass-through rate could
                                  also be adversely affected if the mortgage
                                  loans with relatively higher net mortgage
                                  interest rates pay principal faster than the
                                  mortgage loans with relatively lower net
                                  mortgage interest rates.

                                  In addition, depending on timing and other
                                  circumstances, the pass-through rate for the
                                  class XP certificates may vary with changes in
                                  the relative sizes of the total principal
                                  balances of the class class   ,   ,   ,   ,  ,
                                    ,   ,   ,   ,   ,   ,   ,   ,   ,   , and
                                  certificates.

                                      S-35

                                  See "Yield and Maturity Considerations" in
                                  this prospectus supplement and in the
                                  accompanying prospectus.

                                      S-36

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH UNDER
"RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS, IN DECIDING WHETHER TO PURCHASE
ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE ACCOMPANYING
PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH MAKING AN
INVESTMENT IN THE OFFERED CERTIFICATES.

     THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING
TO YOUR OFFERED CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY
KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR
INVESTMENT.

     THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS,
INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

     IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

RISKS RELATED TO THE OFFERED CERTIFICATES
-----------------------------------------

THE CLASS AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4, A-1A AND XP CERTIFICATES

     If you purchase class AJ, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class XC certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates;

     o    the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

     o    the characteristics and quality of the mortgage loans.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered

                                      S-37

Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those
Certificates" in the accompanying prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, or the class XP certificates you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk
Factors--Changes in Pool Composition Will Change the Nature of Your Investment"
in the accompanying prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

     Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

     The frequency, timing and amount of payments on your offered certificates will depend on:

     o    the pass-through rate for, and other payment terms of, your offered certificates;

     o    the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o    repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

                                      S-38

     o    servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing of the Mortgage Loans",
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

     If you purchase any offered certificates, other than the class XP certificates, at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-SB, and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates, other than the class XP certificates, at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3, A-SB, and A-4 certificates, on the mortgage loans in loan group
1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     The yield to maturity of the class XP certificates will be particularly sensitive to the rate and timing of principal payments on the mortgage loans
(including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan by the applicable mortgage loan seller in connection with a material breach of representation and warranty or a material document deficiency, all as described in this prospectus supplement under "Description of the Mortgage Pool--Repurchases and
Substitutions"). Depending on the timing thereof, a payment of principal in
reduction of the principal balance of any of the class   ,   ,   ,   ,   ,   ,
  ,   ,   ,   ,   ,   ,   ,   , and certificates may result in a corresponding
reduction in the total notional amount of the class XP certificates.
Accordingly, if principal payments (including principal prepayments and principal payments occasioned by any default, liquidation or repurchase of a mortgage loan) on the mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class XP certificates may be lower than that assumed at the time of purchase.
Prior to investing in the class XP certificates, you should carefully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class XP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

     Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage

                                      S-39

ratios and/or satisfying certain leasing conditions, have not been satisfied.
The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this prospectus supplement.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

     In addition, depending on timing and other circumstances, the pass-through rate for the class XP certificates may vary with changes in the relative sizes
of the total principal balances of the class   ,   ,   ,   ,   ,   , and
certificates.

     Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o    the master servicer's or special servicer's ability to enforce yield maintenance charges and prepayment premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicer, the special servicer, the trustee or the fiscal agent will be required to advance any yield maintenance charges. However, as discussed below under "--Yield Maintenance
Charges and Defeasance Provisions May Not Fully Protect Against Prepayment
Risk", there is a risk that yield maintenance charges may not be enforceable in certain jurisdictions and proceedings.

                                      S-40

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     In addition, if a mortgage loan seller repurchases any mortgage loan from the trust fund due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

     The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if you (a)
calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

     Depending on the timing thereof, any reduction in the total principal
balance of the class   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,
or certificates as a result of losses on the mortgage loans and/or default-related or other unanticipated expenses may result in a reduction in the total notional amount of the class XP certificates.

YIELD MAINTENANCE CHARGES AND DEFEASANCE PROVISIONS MAY NOT FULLY PROTECT
AGAINST PREPAYMENT RISK

     Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

                                      S-41

THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE
FISCAL AGENT TO RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL
RECOVERY FEES AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

     To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, each of the master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest
(which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The initial master servicer is an affiliate of one of the underwriters and one of the mortgage loan sellers. This affiliation could cause a conflict with the master servicer's duties to the trust under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     The special servicer will be involved in determining whether to modify or foreclose upon a defaulted mortgage loan. The special servicer may, as discussed under "Servicing of the Mortgage Loans--Replacement of the Special Servicer", be
removed and replaced with another special servicer by the holders of a majority interest in the controlling class of certificates, and the initial special servicer is an affiliate of the party that is expected to purchase certain of the non-offered certificates (including the controlling class of certificates)
and as a result become the initial holder of a majority of the voting rights allocated to the controlling class of certificateholders. This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its affiliate's interest as a holder of certificates issued under that agreement. For example, if the special servicer, an affiliate thereof or any other related entity holds any of the non-offered certificates, it might seek to reduce the potential for losses on those non-offered certificates by deferring acceleration or other action with respect to a defaulted or specially serviced mortgage loan in the hope of maximizing future proceeds. That failure to take immediate action, however, might pose a greater risk to the trust and ultimately result in less proceeds to the trust than would be realized if earlier action had been taken. In addition, the special servicer and affiliates of the special servicer own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the special servicer and those affiliates of the special servicer may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and

                                      S-42

ownership of real estate. See "Servicing of the Mortgage Loans--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement.

     The special servicer will have the right to determine that any P&I advance made or to be made by the master servicer, the trustee or the fiscal agent is not recoverable from proceeds of the mortgage loan to which that advance relates. The master servicer, the trustee or the fiscal agent will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

     In addition, in connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The
Controlling Class Representative" in this prospectus supplement. The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

     In addition, property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

     o    a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o    the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

     In addition, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 as Lodgian Portfolio 3 and The
Centennial Ridge Apartments, respectively, which represent approximately 6.0%
and 3.3%, respectively, of the initial mortgage pool balance (and, in the case of the Lodgian Portfolio 3 mortgage loan, approximately 7.3% of the initial loan group 1 balance and, in the case of The Centennial Ridge Apartments mortgage loan, approximately 17.7% of the initial loan group 2 balance), the holder of the related mezzanine debt secured by a principal's interest in the related borrower is the related mortgage loan seller or an affiliate of the related mortgage loan seller.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF
THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and
Pennsylvania. It is impossible to predict if or when future terrorist activities may occur in the United States. It is

                                      S-43

also impossible to predict the duration of the current military involvement of the United States in Iraq or Afghanistan and whether the United States will be involved in any other future military actions.

     See "Risk Factors--The Risk of Terrorism In the United States and Military
Action May Adversely Affect the Value of the Offered Certificates and Payments
on the Mortgage Assets" in the accompanying prospectus.

RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO
INCREASED RISK OF DECLINE IN A PARTICULAR INDUSTRY

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Summary of Prospectus Supplement--The Mortgage Loans and the
Mortgaged Real Properties--Additional Statistical Information" in this prospectus supplement and the discussion in the following seven sub-headings of this "--Risks Related to the Mortgage Loans" subsection.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Forty-seven (47) of the mortgaged real properties, which represent security for approximately 33.5% of the initial mortgage pool balance (47 mortgage loans in loan group 1, representing approximately 41.4% of the initial loan group 1 balance), are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Retail Properties" in the
accompanying prospectus.

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Seventeen (17) of the mortgaged real properties, which represent security for approximately 26.1% of the initial mortgage pool balance (17 mortgage loans in loan group 1, representing approximately 32.2% of the initial loan group 1 balance), are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Office Properties".

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE
PAYMENTS ON YOUR CERTIFICATES

     Sixteen (16) of the mortgaged real properties, which represent security for approximately 17.0% of the initial mortgage pool balance (three (3) mortgage loans in loan group 1, representing approximately 3.3% of the initial loan group
1 balance and 13 mortgage loans in loan group 2, representing approximately
75.8% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

                                      S-44

     For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Multifamily Rental
Properties".

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Fourteen (14) of the mortgaged real properties, which represent security for approximately 10.5% of the initial mortgage pool balance (14 mortgage loans in loan group 1, representing approximately 13.0% of the initial loan group 1 balance), are fee and/or leasehold interests in hospitality properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Hospitality Properties".

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Two (2) of the mortgaged real properties, which represent security for approximately 5.0% of the initial pool balance (two (2) mortgage loans in loan group 1, representing approximately 6.1% of the initial loan group 1 balance), are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A Discussion of the
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates--Industrial Properties".

MANUFACTURED HOUSING COMMUNITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY
REDUCE PAYMENTS ON YOUR CERTIFICATES

     One (1) of the mortgaged real properties, which represents security for approximately 4.6% of the initial mortgage pool balance and approximately 24.2%
of the initial loan group 2 balance, is a fee and/or leasehold interest in a manufactured housing community property. Mortgage loans that are secured by liens on this type of property are exposed to unique risks particular to this type of property.

     For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage
Loans--A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates--Manufactured Housing Communities, Mobile Home Parks and
Recreational Vehicle Parks".

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     One (1) of the mortgaged real properties, which represents security for approximately 0.4% of the initial mortgage pool balance and approximately 0.5%
of the initial loan group 1 balance, is secured by a mortgage on a fee and/or leasehold interest in self storage facility properties. Mortgage loans that are secured by liens on this type of property are exposed to unique risks particular to this type of property.

     For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying prospectus captioned "Description of the Trust Assets--Mortgage Loans--A

                                      S-45

Discussion of the Various Types of Multifamily and Commercial Properties that
May Secure Mortgage Loans Underlying a Series of Offered
Certificates--Warehouse, Mini-Warehouse and Self Storage Facilities".

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

     Seven (7) mortgage loans (loan numbers 1, 18, 22, 38, 41, 76 and 84), representing in the aggregate approximately 10.5% of the initial mortgage pool balance and approximately 12.9% of the initial loan group 1 balance, are secured by the related borrower's interest in residential and/or commercial condominium units.

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to a condominium declaration, the holders of the remaining units may be responsible for common area maintenance charges that remain unpaid by any particular unit holder.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Therefore, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Further, notwithstanding a board of managers' contractual obligations to restore common areas and to maintain casualty insurance coverage, insurance proceeds may not be sufficient to restore damaged common areas and unit owners may not have sufficient funds to pay the complete restoration costs. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIEs

     The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

     o    the successful operation and value of the mortgaged real property; and

     o    the related borrower's ability to sell or refinance the mortgaged real property.

                                      S-46

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There is No Assurance" and "Description of The Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties That May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

     All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the mortgaged real property (together with any related insurance policies or credit enhancements), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property.
Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There is No Assurance" in
the accompanying prospectus.

LOANS NOT INSURED OR GUARANTEED

     Generally, the mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any governmental entity, any private mortgage insurer, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, the fiscal agent, any of their respective affiliates or any other person or entity.

     We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged real property.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund the ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

     The borrower under certain of the mortgage loans has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property.
These tenant rights may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the future proceeds.

                                      S-47

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

     In the case of 55 mortgaged real properties, securing approximately 52.6%
of the initial mortgage pool balance and approximately 64.8% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 35 of those properties, securing approximately 29.2% of the initial mortgage pool balance and approximately 37.7% of the initial in loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50%
or more of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued
operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time and the Related
Borrower's Ability to Refinance the Property, of Which There is No Assurance" in
the accompanying prospectus.

THE FAILURE OF A TENANT WILL HAVE A NEGATIVE IMPACT ON SINGLE TENANT PROPERTIES
AND PROPERTIES WITH TENANT CONCENTRATIONS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. See "Risk
Factors--Bankruptcy Proceedings Entail Certain Risks" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Dependence on a Single Tenant or a Small Number of Tenants Makes
a Property Riskier Collateral" in the accompanying prospectus.

     In the case of one (1) mortgage loan, representing approximately 2.8% of the initial mortgage pool balance and approximately 3.5% of the initial loan group 1 balance, Career Education Corporation (CECO), the parent of the largest tenant at the related mortgaged real property, the Katharine Gibbs Corporation, is the subject of on-going investigations by the U.S. Securities and Exchange
Commission and the U.S. Department of Justice relating to claims of falsified student records, reported earnings and related issues. CECO is also the subject of shareholder actions regarding claims of falsified student records and improper financial accounting. A $3,000,000 letter of credit was posted with the lender at the closing of the mortgage loan, the proceeds of which are to be used for tenant improvements and leasing commissions for replacement tenants in the event that the lease between Borrower and the Katharine Gibbs Corporation is terminated. The letter of credit will be returned to the borrower upon resolution of the government investigations, the shareholder actions and certain other conditions. We cannot guarantee that the amount payable under the letter of credit will be sufficient to cover tenant improvements and leasing commissions that may be required if the Katharine Gibbs Corporation's lease is terminated. For more information regarding this mortgage loan, see Annex C under the heading "Ten Largest Mortgage Loans or Groups of Cross-Collateralized
Mortgage Loans--218 West 40th Street".

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

     o    space in the mortgaged real properties could not be leased or re-leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

                                      S-48

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATED TO GEOGRAPHIC CONCENTRATION

     Mortgaged real properties located in Florida, California, Connecticut,
North Carolina, Texas, New York and Arizona will represent approximately 15.2%,
12.3%, 7.2%, 6.6%, 6.0%, 5.6% and 4.6%, respectively, by allocated loan amount, of the initial mortgage pool balance (approximately 11.5%, 15.2%, 8.9%, 8.1%,
6.2%, 6.9% and 4.6%, respectively, of the initial loan group 1 balance and approximately 30.8%, 0%, 0%, 0%, 5.0%, 0% and 4.4%, respectively, of the initial loan group 2 balance). The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See
"Risk Factors--Geographic Concentration Within a Trust Exposes Investors to
Greater Risk of Default and Loss" in the accompanying prospectus.

                                      S-49

RISKS RELATED TO CALIFORNIA GEOGRAPHIC CONCENTRATION

     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     Forty-five (45) mortgage loans, representing approximately 42.2% of the initial mortgage pool balance (38 mortgage loans in loan group 1, representing approximately 47.6% of the initial loan group 1 balance and seven (7) mortgage loans in loan group 2, representing approximately 19.0% of the initial loan group 2 balance), are balloon loans. In addition, 17 mortgage loans, representing approximately 12.7% of the initial mortgage pool balance and approximately 15.7% of the initial loan group 1 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

     o    the value of the related mortgaged real property;

     o    the level of available mortgage interest rates at the time of sale or refinancing;

     o    the borrower's equity in the mortgaged real property;

     o    the financial condition and operating history of the borrower and the mortgaged real property, tax laws;

     o    prevailing general and regional economic conditions;

     o    the fair market value of the related mortgaged real property;

     o    reductions in applicable government assistance/rent subsidy programs;
          and

     o    the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

                                      S-50

     Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

     o    The five (5) largest mortgage loans or groups of cross-collateralized mortgage loans to be included in the trust represent approximately
          28.0% of the initial mortgage pool balance. The five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in loan group 1 represent approximately 34.1% of the initial loan group 1 balance and the five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in loan group 2 represent approximately 75.6% of the initial loan group 2 balance.

     o    The 10 largest mortgage loans or groups of cross-collateralized mortgage loans to be included in the trust represent approximately
          45.9% of the initial mortgage pool balance. The 10 largest mortgage loans or groups of cross-collateralized mortgage loans in loan group 1 represent approximately 48.5% of the initial loan group 1 balance and the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in loan group 2 represent approximately 93.2% of the initial loan group 2 balance.

     See "Description of the Mortgage Pool--General", "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     In the case of four (4) mortgaged real properties, representing security for approximately 2.0% of the initial mortgage pool balance and approximately
2.5% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan.
Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and
Property Information--Ground Leases" in this prospectus supplement. See also
"Risk Factors--Ground Leases Create Risks for Lenders that Are Not Present When
Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects
of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

                                      S-51

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

     In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning May Adversely Affect the Use or Value of a Real Property" in the
accompanying prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

     The mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties.

     In the case of 11 of the mortgage loans (loan numbers 1, 5, 8, 28, 35, 40,
44, 45, 46, 49 and 56), representing approximately 19.4% of the initial mortgage pool balance (seven (7) mortgage loans in loan group 1, representing approximately 12.0% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 51.2% of the initial loan group 2 balance), as described under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing",
direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the trust if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

                                      S-52

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" for additional information regarding the subordinate and additional financing permitted to remain in place or to be incurred under the terms of the mortgage loans.

     We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

     Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

     In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

                                      S-53

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Subordinate Debt Increases the Likelihood
That a Borrower Will Default on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.
The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

     Eight (8) separate groups of mortgage loans, representing approximately
15.8% of the initial mortgage pool balance and approximately 19.2% of the initial loan group 1 balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. For example, the tenant with respect to seven (7) mortgaged real properties, securing seven (7) mortgage loans, representing approximately 2.3% of the initial mortgage pool balance
(approximately 2.9% of the initial loan group 1 balance), is Walgreens. There may also be tenants that are related to or affiliated with a borrower. For example, with respect to the mortgaged real property securing one (1) mortgage loan (loan number 7 ), representing approximately 4.3% of the initial mortgage pool balance and approximately 5.3% of the initial loan group 1 balance, the tenant is affiliated with the borrower and represents approximately 100.0% of the gross leasable area. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time and the Related Borrower's Ability to Refinance the
Property, of Which There is No

                                      S-54

Assurance", "--Borrower Concentration Within a Trust Exposes Investors to
Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can
Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

     Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See
"--Manufactured Housing Community Properties are Subject to Unique Risks Which
May Reduce Payments on Your Certificates" and "--Self Storage Facilities are
Subject to Unique Risks Which May Reduce Payments on Your Certificates" in this prospectus supplement.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans.
Any potential environmental liability could reduce or delay payments on the offered certificates.

     If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the trust will be subject to certain risks including the following:

     o    a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

     o    the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o    liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

     o    the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

     A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans, during the 12-month period ending on the cut-off date. Each of those

                                      S-55

environmental site assessments or updates, as the case may be, complied with industry-wide standards. In the case of six (6) mortgaged real properties, securing six (6) separate mortgage loans (loan numbers 4, 27, 36, 40, 53 and 61)
and representing security for approximately 9.0% of the initial mortgage pool balance and approximately 11.2% of the initial loan group 1 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, then one of the actions identified under
"Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement, was taken.

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, an abatement or removal program.

     We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" and "--Environmental Insurance" in this prospectus supplement. Also see "Risk Factors--Environmental Liabilities Will
Adversely Affect the Value and Operation of the Contaminated Property and May
Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Licensed engineers inspected all the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each property.

     The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. See "Risk Factors--Risks Related to the
Mortgage Loans--Reserves to Fund Capital Expenditures May Be Insufficient and
This May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

                                      S-56

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

FUTURE CASH FLOW AND PROPERTY VALUES ARE NOT PREDICTABLE

     A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

     o    economic conditions generally and in the area of the project;

     o    the age, quality, functionality and design of the property;

     o    the degree to which the property competes with other properties in the area;

     o    changes or continued weakness in specific industry segments;

     o    increases in operating costs;

     o    the willingness and ability of the owner to provide capable property management and maintenance;

     o    the degree to which the property's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    the location of a mortgaged real property;

     o    whether a mortgaged real property can be easily converted to alternative uses;

     o    an increase in vacancy rates;

     o    perceptions regarding the safety, convenience and attractiveness of such properties;

     o    vulnerability to litigation by tenants and patrons;

     o    environmental contamination; and

                                      S-57

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged real properties. Although some of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a property (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

     o    local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    changes in building codes and other applicable laws.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

                                      S-58

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

     The mortgage pool will include six (6) mortgage loans, representing approximately 16.5% of the initial mortgage pool balance and approximately 20.3%
of the initial loan group 1 balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in
Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, described under "Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted Mortgage Loans,
Multi-Property Mortgage Loans and Mortgage Loans with Affiliate Borrowers", entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125%(but in some instances could be 105%), of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of certain criteria set forth in the related loan documents;

     o    the satisfaction of certain leasing goals or other performance tests;

     o    the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     Four (4) of the six (6) mortgage loans referred to in the preceding paragraph, representing approximately 15.0% of the initial mortgage pool balance and approximately 18.5% of the initial loan group 1 balance, are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

     o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
          and

     o    the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or
          "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

                                      S-59

     We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the trust.

     Three (3) mortgage loans, representing approximately 13.9% of the initial mortgage pool balance and approximately 17.2% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     Some of the borrowers are not structured to diminish the likelihood of their becoming bankrupt and some of the borrowers so structured may not satisfy all the characteristics of special purpose entities. The related mortgage documents and/or organizational documents of such borrowers, may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                      S-60

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Nine (9) of the mortgage loans, representing approximately 5.8% of the initial mortgage pool balance and approximately 7.1% of the initial loan group 1 balance, have borrowers that own the related mortgaged real properties as tenants-in-common. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans are special purpose entities.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the trust may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed

                                      S-61

from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the special servicer's recovery on behalf of the trust with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have a sponsor that has previously filed for bankruptcy protection. In each case, the related entity or person has emerged from bankruptcy. See, for example, Annex C under the heading "Ten Largest
Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans----Lodgian
Portfolio 3--The Borrower". However, we cannot assure you that those sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

                                      S-62

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans", "--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing Documents--Representations and Warranties with
Respect to Mortgage Assets" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

     Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such
"one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See "--Risks Related to Geographic Concentration" and "--Risks Related to California Geographic
Concentration" in this prospectus supplement. See also "Legal

                                      S-63

Aspects of Mortgage Loans--Foreclosure--One Action and Security First Rules" in
the accompanying prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     The special servicer, on behalf of the trust, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the trust were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the trust may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY
ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, North Carolina, South
Carolina and Texas and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     After the September 11, 2001 terrorist attacks in New York City, the
Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist

                                      S-64

attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance polices on terms not materially different than terms applicable to other losses,
(b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed
$5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either (a) authorizes such reinstatement in writing or
(b) fails to pay the premium increase related to the terrorism coverage within
30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies.
Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof.
Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

     We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

     The master servicer, with respect to each of the mortgage loans, including specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which shall be obtained from an insurer meeting the requirements of the applicable loan documents.
Notwithstanding the foregoing, the master servicer and the special servicer will not be required to maintain, and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

     o    such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     o    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master

                                      S-65

servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

     Any losses incurred with respect to the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

     If such casualty losses are not covered by standard casualty insurance policies and the mortgage loan documents do not specifically require the borrowers to obtain this form of coverage, then in the event of a casualty, the amount available to make distributions on your offered certificates could be reduced.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 86 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,137,261,494.

                                      S-66

However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See
"--Changes in Mortgage Pool Characteristics" below.

     For purposes of making distributions with respect to certain classes of offered certificates, as described under "Description of the Offered
Certificates", the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 72 mortgage loans, representing approximately 81.1% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 14 mortgage loans
(representing, by initial aggregate cut-off date balance, approximately 84.4% of all the mortgage loans secured by multifamily properties and 100.0% of all the mortgage loans secured by manufactured housing community properties), representing approximately 18.9% of the initial mortgage pool balance. Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $1,050,000 to 67,760,000, and the average of those cut-off date principal balances is $13,223,971; the cut-off date principal balances of the mortgage loans in loan group 1 range from $1,050,000 to $67,760,000, and the average of those cut-off date principal balances is $12,806,567; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$2,588,696 to $52,000,000, and the average of those cut-off date principal balances is $15,370,617.

     When we refer to mortgage loans in this prospectus supplement, we are referring, unless the context otherwise indicates, to the mortgage loans that we intend to include in the trust.

     Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

     You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

     o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

     o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

                                      S-67

     o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

     o    when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

     o    if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents;

     o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
          5% larger or smaller than indicated;

     o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

     o    when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY
MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include six (6) mortgage loans, representing approximately 16.5% of the initial mortgage pool balance and approximately 20.3%
of the initial loan group 1 balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid mortgage recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Two (2) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but in some instances could be 105%), of the portion of the total loan amount allocated to the property or properties to be released;

                                      S-68

     o    the borrower meets certain criteria set forth in the related loan documents;

     o    the satisfaction of certain leasing goals or other performance tests;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     In the case of one (1) group of two (2) cross-collateralized and cross-defaulted mortgage loans that are secured by the mortgaged real properties identified on Annex A-1 as City Hall South and Wingate Inn, respectively and represent in the aggregate approximately 1.5% of the initial mortgage pool balance and approximately 1.8% of the initial loan group 1 balance, on December
31, 2014, the optional prepayment date, the City Hall South mortgaged real property will no longer secure the Wingate Inn mortgage loan although the
Wingate Inn mortgaged real property will continue to secure the City Hall South mortgage loan in addition to the Wingate Inn mortgage loan.

     For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

     The table below shows each group of mortgaged real properties that:

     o    are owned by the same or affiliated borrowers; and

     o    secure in total two or more non-cross-collateralized mortgage loans that represent at least 1% of the initial mortgage pool balance.

                                                      NUMBER OF STATES         AGGREGATE      % OF INITIAL
                                                    WHERE THE PROPERTIES      CUT-OFF DATE      MORTGAGE
    GROUP                 PROPERTY NAMES               ARE LOCATED(1)      PRINCIPAL BALANCE  POOL BALANCE
    -----    -----------------------------------    ---------------------  -----------------  ------------

      A      American Express Building                                          $33,040,000       2.9%
             Pleasant Run Towne Crossing                                         22,800,000       2.0
             Magnolia Square Shopping Center                                     10,265,000       0.9
             The Hobby Lobby Store                                                3,025,000       0.3
                                                                                -----------       ---
             TOTAL                                          3                   $69,130,000       6.1%
                                                                                ===========       ===
      B      Stateline/Freshwater Plaza                                         $18,600,000       1.6%
             Easton Village                                                      16,650,000       1.5
             Queen Plaza                                                         14,750,000       1.3
                                                                                -----------       ---
             TOTAL                                          2                   $50,000,000       4.4%
                                                                                ===========       ===
      C      CSM-Residence Inn-Mesa                                             $ 7,440,000       0.7%
             CSM-Hilton Garden Inn-Beaverton                                      7,320,000       0.6
                                                                                -----------       ---
             TOTAL                                          2                   $14,760,000       1.3%
                                                                                ===========       ===

------------------
(1)  Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. All of the mortgage loans provide for monthly debt service payments to be due on the first day of each month. Except for two (2) mortgage loans, no mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month. In the case of the two (2) mortgage loans (loan numbers 22 and 76)

                                      S-69

referred to in the preceding sentence, the grace period for monthly debt service payments extends up to the 16th day of any calendar month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The mortgage interest rate for each of the mortgage loans is shown on Annex
A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 4.2675% per annum to 6.5770% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.4747% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 4.2675% to 6.5770% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.5280% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 4.8750% to
6.0000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.2462% per annum.

     Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

     Eighty-two (82) of the mortgage loans, representing approximately 93.9% of the initial mortgage pool balance (68 mortgage loans in loan group 1, representing approximately 92.5% of the initial loan group 1 balance, and 14 mortgage loans in loan group 2, representing approximately 100% of the initial loan group 2 balance), will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days, and four (4) of the mortgage loans, representing approximately 6.1% of the initial mortgage pool balance and approximately 7.5% of the initial loan group 1 balance, will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Partial Interest-Only Balloon Loans. Sixteen (16) of the mortgage loans, representing approximately 35.7% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 27.4% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 71.6% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

     Interest-Only Balloon Loans. Eight (8) of the mortgage loans, representing approximately 9.4% of the initial mortgage pool balance (six (6) mortgage loans in loan group 1, representing approximately 9.3% of the initial loan group 1 balance and two (2) mortgage loans in loan group 2, representing approximately
9.4% of the initial loan group 2 balance), requires the payment of interest only for the entire term of the mortgage loan and the payment of all principal on the maturity date.

     Amortizing Balloon Loans. Forty-five (45) of the mortgage loans, representing approximately 42.2% of the initial mortgage pool balance (38 mortgage loans in loan group 1, representing approximately 47.6% of the initial loan group 1 balance, and seven (7) mortgage loans in loan group 2, representing approximately 19.0% of the initial loan group 2 balance), are characterized by--

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan; and

     o    a substantial payment being due with respect to the mortgage loan on its stated maturity date.

                                      S-70

     These 45 mortgage loans do not include any of the mortgage loans described under "--Partial Interest-Only Balloon Loans" and "--Interest-Only Balloon
Loans" above.

     ARD Loans. Seventeen (17) of the mortgage loans, representing approximately
12.7% of the initial mortgage pool balance and approximately 15.7% of the initial loan group 1 balance, are characterized by the following features:

     o    a maturity date that (except in two cases, where it is approximately
          10 and 12 years, respectively) is more than 20 years following origination;

     o    the designation of an anticipated repayment date that is generally
          5-10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

     o    the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

     o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

     o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to either

          o    the sum of:

               1.   its initial mortgage interest rate; plus

               2.   a specified margin that is not more than 2.0 percentage
                    points; or

          o    the greater of:

               1.   the sum of (a) the initial mortgage interest rate plus (b) a specified margin that is not more than 2.0 percentage
                    points, and

               2.   2.0 percentage points over the value of a particular U.S.
                    treasury or other benchmark floating rate at or about the
                    related anticipated repayment date;

     o    the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

     o    from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     One (1) of the above-identified 17 ARD loans, representing approximately
2.9% of the initial mortgage pool balance and approximately 3.6% of loan group 1 balance, requires the payment of interest only for the entire term of the mortgage loan and the payment of all principal on the maturity date. Another seven (7) of the above-identified 17 ARD loans, representing approximately 3.9%
of the initial mortgage pool balance and 4.9% of loan

                                      S-71

group 1 balance, require the payment of interest only on each due date until the expiration of a designated period and the amortization of principal following the expiration of that interest-only period.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

     In the case of each of such mortgage loans, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

     Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

     Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Voluntary Prepayment Provisions. In general, at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

     o    a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

     o    an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to twenty-five payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after the anticipated repayment date.

     The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans", most of the mortgage loans
(62 mortgage loans in loan group 1, representing approximately 88.0% of the initial loan group 1 balance, and 14 mortgage loans in loan group 2, representing approximately 100.0% of the initial loan group 2 balance) will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

                                      S-72

     Prepayment Lock-out Periods. Eighty-one (81) of the mortgage loans, representing approximately 94.7% of the initial mortgage pool balance (67 mortgage loans in loan group 1, representing approximately 93.5% of the initial loan group 1 balance, and 14 mortgage loans in loan group 2, representing approximately 100.0% of the initial loan group 2 balance), provide for prepayment lock-out periods as of the cut-off date and, in most cases (see
"--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of those mortgage loans as of the cut-off date is approximately 99 months (approximately 99 months for the mortgage loans in loan group 1 and approximately 100 months for the mortgage loans in loan group 2).

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "--Terms and Conditions of the Mortgage Loans--Other Prepayment
Provisions" and "--Mortgage Loans Which May Require Principal Paydowns" below.

     Prepayment Consideration. Ten (10) of the mortgage loans, representing approximately 9.7% of the initial mortgage pool balance and approximately 12.0%
of the initial loan group 1 balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid. In the case of one (1) mortgage loan
(loan number 35), which represents approximately 0.8% of the initial mortgage pool balance and approximately 4.4% of the initial loan group 2 balance, the prepayment consideration payable following the initial prepayment lockout period and a defeasance period will equal a specified percentage of the amount prepaid, which specified percentage will decline over time.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance
Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk"
in this prospectus supplement, "Risk Factors--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

                                      S-73

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying prospectus.

     Many of the mortgage loans permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

               1.   confirmation by each applicable rating agency that the
                    transfer will not result in a qualification, downgrade or
                    withdrawal of any of its then-current ratings of the
                    certificates; or

               2.   the reasonable acceptability of the transferee to the
                    lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related mortgage loan documents;

     o    transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related mortgage loan documents;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     o    a transfer of ownership interests for estate planning purposes;

     o    changes in ownership between existing partners and members of the related borrower;

     o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

                                      S-74

     o    transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

     o    other transfers similar in nature to the foregoing.

     Mortgage Loans Which May Require Principal Paydowns. Eight (8) mortgage loans, representing approximately 12.7% of the initial mortgage pool balance and approximately 15.6% of the initial loan group 1 balance, are secured by letters of credit or cash reserves that in each such case:

     o    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     o    if not so released, will (or, in some cases at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of the letters of credit and/or cash reserves was
$14,641,400 at the time of closing of each of those mortgage loans.

     See also "--Other Prepayment Provisions" above.

     Defeasance Loans. Seventy-six (76) mortgage loans, representing approximately 90.3% of the initial mortgage pool balance (62 mortgage loans in loan group 1, representing approximately 88.0% of the initial loan group 1 balance, and 14 mortgage loans in loan group 2, representing approximately
100.0% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property. In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

     o    will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last such due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount. Two (2) mortgage loans,

                                      S-75

representing approximately 11.8% of the initial mortgage pool balance and approximately 14.6% of the initial loan group 1 balance, permit the partial release of collateral in connection with partial defeasance.

     Certain of the mortgage loans (for example, loan number 5), which represents approximately 4.6% of the initial mortgage pool balance and approximately 24.2% of the initial loan group 2 balance, permit the related borrowers to partially defease the related mortgage loans without releasing any portion of the related mortgaged real properties.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

     Collateral Substitution and Partial Release Provisions. One (1) mortgage loan (loan number 4), representing approximately 5.6% of the initial mortgage pool balance and 7.0% of the initial loan group 1 balance, permits the related borrower to substitute another retail property for the current subject mortgaged real property provided that certain conditions are satisfied, including (without limitation) that--

     o    the substitute property has an appraised value not less than 110% of the fair market value of the released mortgaged real property,

     o    the net operating income for the substitute property is greater than
          115% of the net operating income of the released mortgaged real property, and

     o    delivery of a written confirmation from each of the rating agencies that the proposed substitution would not cause the downgrade, withdrawal or qualification of the then-current ratings of the certificates.

In addition, the related borrower is also permitted to release non-income generating portions of the mortgaged real property without the lender's consent to governmental agencies and third parties or to grant easements to the related non-income producing property.

     In the case of one (1) mortgage loan (loan number 38), representing approximately 0.7% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, if Kroger, a tenant on the mortgaged real property, exercises its option to purchase the portion of the mortgaged real property that it occupies pursuant to the terms of its lease after the anticipated repayment date, the Kroger parcel will be released provided that certain conditions are satisfied, including--

     o    all net proceeds from the sale of the Kroger parcel being applied to towards repayment of the mortgage loan, and

     o    maintenance of specified loan to value and debt service coverage ratios, and

     o    delivery of satisfactory confirmation that the proposed release will not cause the mortgage loan to no longer be considered a "qualified mortgage" under applicable REMIC regulations.

     Certain other of the mortgage loans permit the release of certain parcels upon the satisfaction of certain requirements other than defeasance. In such cases, no material value was given to such parcels in the underwriting of the related mortgage loans.

                                      S-76

MORTGAGE POOL CHARACTERISTICS

     General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

     The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                            NUMBER OF                                                                       CUT-OFF
                            MORTGAGE                    % OF      % OF     % OF                              DATE
                              LOANS/                   INITIAL  INITIAL  INITIAL                           PRINCIPAL         CUT-OFF
                  MORTGAGE  MORTGAGED   CUT-OFF DATE   MORTGAGE  LOAN     LOAN                   PROPERTY    BALANCE           DATE
                    LOAN       REAL      PRINCIPAL      POOL    GROUP 1  GROUP 2    PROPERTY      SIZE        PER              LTV
    LOAN NAME      SELLER   PROPERTIES    BALANCE      BALANCE  BALANCE  BALANCE      TYPE      SF/UNIT(1)  SF/UNIT    DSCR   RATIO
----------------- --------  ----------  ------------   -------- -------  -------   ------------ ----------  -------    ----   -----

Lodgian
   Portfolio 3      MLML       1/9      $67,760,000       6.0%      7.3%     -%    Hospitality     1,421     47,685    1.64x   69.3%
Luckman Plaza       MLML       1/1       67,260,000       5.9       7.3     -         Office     281,140        239    1.26    67.9
AFR Citicorp
   Portfolio(2)     MLML       1/3       66,912,420       5.9       7.3     -         Office     530,334        126    1.17    77.1
Simon - DeSoto
   Square Mall       BOA       1/1       64,153,369       5.6       7.0     -         Retail     492,997        130    1.26    80.0
Emerald Point
   Apartments       MLML       1/1       52,000,000       4.6       -      24.2    Multifamily       863     60,255    1.25    79.3
Sun Communities
   - Indian Creek    BOA       1/1       52,000,000       4.6       -      24.2        MHC         1,532     33,943    1.25    80.0
400 Industrial
   Avenue           MLML       1/1       48,500,000       4.3       5.3     -       Industrial   986,565         49    1.60    73.5
The Centennial
   Ridge
   Apartments       MLML       1/1       38,000,000       3.3       -      17.7    Multifamily       664     57,229    1.24    74.4
American Express
   Building(2)       BOA       1/1       33,040,000       2.9       3.6     -         Office     389,377         85    1.76    59.0
218 West 40th
   Street           MLML       1/1       32,000,000       2.8       3.5     -         Office     144,067        222    1.22    68.2
                              -----    ------------      ----      ----    ----                                        ----    ----
TOTAL/WEIGHTED
   AVERAGE                    10/20    $521,625,789      45.9%     41.2%   66.0%                                       1.36X   73.5%
                              =====    ============      ====      ====    ====                                        ====    ====

--------------------
(1)  Property size is indicated in square feet, except with respect to manufactured housing (in which case it is indicated by pads) hospitality
     (in which case it is indicated in rooms) and multifamily (in which case it is indicated in dwelling units) properties.

(2)  It has been confirmed by S&P and Moody's, in accordance with their respective methodologies, that loan number 9 has credit characteristics consistent with investment-grade rated obligations. It has been confirmed by Moody's, in accordance with its methodologies, that loan number 3 has credit characteristics consistent with investment-grade rated obligations.

     See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

                                      S-77

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the due date for such mortgage loan in March 2005, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent in the
12-month period immediately preceding or, if shorter, from the date of origination up to, the due date for such mortgage loan in March 2005, without giving effect to any applicable grace period.

     Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

     o    Fifty-five (55) of the mortgaged real properties, securing 52.6% of the initial mortgage pool balance and representing approximately 64.8%
          of the initial loan group 1 balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25%
          of the net rentable area of the particular property.

     o    Twenty-two (22) of the mortgaged real properties, securing 19.5% of the initial mortgage pool balance and representing approximately 24.1%
          of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

     o    Two (2) of the mortgaged real properties, securing 1.5% of the initial mortgage pool balance (securing two (2) mortgage loans (loan numbers
          35 and 48) representing approximately 7.7% of the initial loan group 2 balance), are multifamily rental properties that have a material tenant concentration of students. Those mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o    A number of companies are major tenants at more than one of the mortgaged real properties.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     Ground Leases. In the case of four (4) mortgaged real properties, representing security for approximately 2.0% of the initial mortgage pool balance and approximately 2.5% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest in the mortgaged real property, but not on the corresponding fee interest. In each case, the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of that mortgage loan notice of and the right to cure, any default or breach by the lessee.

     See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying prospectus.

     Additional and Other Financing. The mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties.

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or

                                      S-78

from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property.

     We are aware that in the case of 3 mortgage loans, representing approximately 13.9% of the initial mortgage pool balance (one (1) mortgage loan in loan group 1, representing approximately 7.3% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately
41.8% of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as described below--

     o    In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as Lodgian Portfolio 3, representing approximately 6.0% of the initial mortgage pool balance and approximately 7.3% of the initial loan group 1 balance, the originating lender, which is also the related mortgage loan seller, made a mezzanine loan in the original principal amount of $100 (which may be increased at the mezzanine lender's discretion as described below) to Lodgian Mezzanine Fixed, LLC, which directly or indirectly owns the borrowers under that mortgage loan as well as the ownership interests in affiliates of those borrowers, which affiliates are owners of properties that secure three other loans simultaneously made by the same originator, which other loans will not be included in the trust. The mezzanine loan is secured by the mezzanine borrower's pledge of 100% of its ownership interest in all such borrowers, including the borrowers under the three other non-trust mortgage loans. The principal amount of the mezzanine loan may be increased in connection with a corresponding reduction in principal amount of the mortgage debt on one of the three other loans. See also Annex C under the heading "Ten Largest Mortgage Loans or Groups of
          Cross-Collateralized Mortgage Loans--Lodgian Portfolio 3--Additional
          Debt". The mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which the mezzanine lender--

          1.   has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and the delivery of an acceptable
               non-consolidation opinion, and

          2.   has subordinated its related mezzanine loan to the Lodgian
               Portfolio 3 mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the Lodgian
               Portfolio 3 mortgage loan if that mortgage loan becomes a
               defaulted mortgage loan or to cure the default.

     o    In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as Emerald Point Apartments, representing approximately 4.6% of the initial mortgage pool balance and approximately 24.2% of the initial loan group 2 balance, the sole member of the borrower has pledged 100% of its ownership interest in the borrower to secure a mezzanine loan with an original principal balance of $6,500,000, which mezzanine loan was made by an affiliate of the related mortgage loan seller. The mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which the mezzanine lender--

          1.   has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the certificates, unless certain conditions are met relating to

                                      S-79

               the identity and status of the transferee of the collateral and the replacement property manager and the delivery of an
               acceptable non-consolidation opinion, and

          2.   has subordinated its related mezzanine loan to the Emerald Point
               Apartments mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the Emerald
               Point mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

     o    In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as The Centennial Ridge Apartments, representing approximately 3.3% of the initial mortgage pool balance and approximately 17.7% of the initial loan group 2 balance, the sole member of the borrower has pledged 100% of its ownership interest in the borrower to secure a mezzanine loan with an original principal balance of $6,000,000. The mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which the mezzanine lender--

          1.   has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and the delivery of an acceptable
               non-consolidation opinion, and

          2.   has subordinated its related mezzanine loan to The Centennial
               Ridge Apartments mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the
               Centennial Ridge Apartments mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

     In addition, we are aware that in the case of the three (3) above-described mortgage loans (loan numbers 1, 5 and 8) and in the case of eight (8) of the mortgage loans (loan numbers 28, 35, 40, 44, 45, 46, 49 and 56), for a total of
11 mortgage loans, representing in the aggregate approximately 5.6% of the initial mortgage pool balance (six (6) mortgage loans in loan group 1, representing approximately 4.7% of the initial loan group 1 balance and two (2)
mortgage loans in loan group 2, representing approximately 9.4% of the initial loan group 2 balance), the related borrowers are permitted under the loan documents under certain circumstances, to incur secondary financing in the form of mezzanine debt or, in the case of the three (3) mortgage loans (loan numbers
1, 5 and 8) identified in the preceding paragraph, additional mezzanine debt.
Such mortgage loans require that the mezzanine lender enters into a subordination and standstill agreement with the lender on the mortgage loan.

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mezzanine borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See
"Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other Loans
May Reduce the Cash Flow Available to the Mortgaged Real Property Which May
Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. See "Risk Factors--Subordinate Debt
Increases the Likelihood That a Borrower Will Default on a

                                      S-80

Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects Of
Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     We are aware that in the case of one (1) mortgage loan (loan number 76), representing approximately 0.3% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 1 balance, the related borrower has an unsecured obligation to repay a development advance in the amount of $250,000 in the event the franchise license terminates before the end of the 15th license year. This amount is reduced by 1/15th for each full license year completed.
This unsecured advance was made prior to the origination of the subject mortgage loan and the commencement date of the first license year was the date that the facility opened for business in accordance with the terms of the franchise agreement. The same borrower has incurred additional debt in the current outstanding amount of approximately $26,000 that is secured by personal property of the borrower.

     We are aware that in the case of seven (7) of the mortgage loans, representing approximately 9.0% of the initial mortgage pool balance and approximately 11.0% of the initial loan group 1 balance, the related borrower is permitted to incur subordinate unsecured indebtedness, as described below--

     o    In the case of four (4) mortgage loans (loan numbers 81, 82, 83 and
          85), representing approximately 0.2%, 0.2%, 0.2% and 0.1%, respectively, of the initial mortgage pool balance and approximately
          0.2%, 0.2%, 0.2% and 0.2%, respectively, of the initial loan group 1 balance, the related borrower is permitted to incur unsecured subordinate debt not to exceed 10% of the then outstanding principal balance of the related mortgage loan, provided that the related unsecured lender executes a subordination and standstill agreement with the holder of the related mortgage loan at the origination of the related unsecured subordinate loan.

     o    In the case of two (2) mortgage loans (loan numbers 17 and 32), representing approximately 1.5% and 0.9%, respectively, of the initial mortgage pool balance and approximately 1.9% and 1.1%, respectively, of the initial loan group 1 balance, the related borrowers are each permitted to incur unsecured subordinate debt not to exceed $500,000, provided that the related unsecured lender executes a subordination and standstill agreement with the holder of the mortgage loan at origination of the related unsecured subordinate loan.

     o    In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as Luckman Plaza, representing approximately 5.9% of the initial mortgage pool balance and approximately 7.3% of the initial loan group 1 balance, the related borrower is permitted to incur unsecured subordinate debt, provided that the related unsecured lender executes an intercreditor agreement with the holder of the mortgage loan at origination of the related unsecured subordinate loan and provided further that such debt is incurred solely for the purpose of providing the borrower with funds to pay the costs of capital improvements on the related mortgaged real property in excess of the funds available for those purposes in the related reserve accounts and is payable solely out of, and to the extent of, any net cash flow that, pursuant to the related loan documents, would otherwise be distributable to the partners or members of the borrower.

     Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans, have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys,

                                      S-81

recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

     o    whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan; or

          2.   taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

     Lockboxes. Forty-six (46) mortgage loans, representing approximately 73.6%
of the initial mortgage pool balance (43 mortgage loans in loan group 1, representing approximately 75.4% of the initial loan group 1 balance, and three
(3) mortgage loans in loan group 2, representing approximately 66.0% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o    LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

          1.   in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

          2.   to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

          In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted.

                                      S-82

     o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

          1.   a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2.   a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox is an account that is required to be established by the borrower upon the occurrence of the trigger event.

     The 46 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                   % OF INITIAL        % OF INITIAL          % OF INITIAL
                                                  NUMBER OF          MORTGAGE          LOAN GROUP 1          LOAN GROUP 2
                LOCKBOX TYPE                    MORTGAGE LOANS     POOL BALANCE     PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------      --------------     ------------     -----------------      -----------------

Lockboxes in effect on the date of closing             23*             41.6%              51.3%                   0.0%
Springing (includes "soft" springing to
   "hard" lockboxes)                                   23              32.0%              24.1%                  66.0%

--------------
*    In the case of seven (7) of the 23 mortgage loans identified above (loan numbers 36, 38, 40, 49, 53, 68 and 71), the lockboxes are in the process of being established.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

     o    hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan; and

          2.   the full insurable replacement cost or insurable value of the improvements located on the insured property;

     o    if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan;

          2.   the full insurable replacement cost or insurable value of the improvements on the insured property; and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

                                      S-83

     o    commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

     o    business interruption or rent loss insurance.

     Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

     In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. None of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20%
of the estimated replacement cost of the improvements.

     The master servicer (with respect to each of the mortgage loans, including specially serviced mortgage loans), and the special servicer (with respect to
REO Properties), will be required to use reasonable efforts to cause the maintenance of all insurance coverage as is required under the related mortgage.

     Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicer will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A3" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by the master servicer, such insurance must be from insurers that meet such requirements.

     In some cases, however, insurance may not be available from insurers that are rated by one or both of Moody's and S&P. In that case, the master servicer may require the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See
"Risk Factors--Risks Related to the Mortgage Loans--The Absence or Inadequacy of
Insurance Coverage on the Property May Adversely Affect Payments on Your
Certificates" in this prospectus supplement and "Risk Factors--Lack of Insurance
Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the
accompanying prospectus.

     With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property; or

     o    towards payment of the mortgage loan.

         If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any

                                      S-84

insurance for an REO Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the mortgage loans for which it is responsible.
If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause; and

     o    would have been paid if an individual hazard insurance policy referred to above had been in place.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, all of the mortgaged real properties for the mortgage loans, were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

     Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties securing the mortgage loans during the 12-month period ending on the cut-off date. In the case of six (6)
mortgaged real properties securing six (6) separate mortgage loans for approximately 9.0% of the initial mortgage pool balance and approximately 11.2%
of the initial loan group 1 balance, a third-party consultant also conducted a
Phase II environmental site assessment of each such mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

                                      S-85

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

     o    those conditions were remediated or abated prior to the closing date;
          or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required; or

     o    an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     o    in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

          1.   that condition is not known to have affected the mortgaged real property; or

          2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
               required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the
               borrower; or

          3.   an environmental insurance policy was obtained (which was not a secured creditor policy).

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o    the establishment of an operation and maintenance plan to address the issue, or

     o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

                                      S-86

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2.   to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3.   to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

     o    us,

     o    any of the other parties to the pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Properties Entails Environmental Risks" in this prospectus supplement.

     Engineering Assessments. In connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties.
Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

                                      S-87

THE MORTGAGE LOAN SELLERS

     General. We did not originate any of the mortgage loans. We will acquire those mortgage loans from the following entities:

     o    Merrill Lynch Mortgage Lending, Inc. - 53 mortgage loans, representing approximately 63.7% of the initial mortgage pool balance (46 mortgage loans in loan group 1, representing approximately 65.5% of the initial loan group 1 balance, and seven (7) mortgage loans in loan group 2, representing approximately 56.2% of the initial loan group 2 balance);

     o    Bank of America, N.A. - nine (9) mortgage loans, representing approximately 19.5% of the initial mortgage pool balance (seven (7)
          mortgage loans in loan group 1, representing approximately 17.2% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 29.2% of the initial loan group 2 balance); and

     o    KeyBank National Association - 24 mortgage loans, representing approximately 16.8% of the initial mortgage pool balance (19 mortgage loans in loan group 1, representing approximately 17.3% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 14.6% of the initial loan group 2 balance).

     The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriters make any representation or warranty as to the accuracy or completeness of this information.

     Merrill Lynch Mortgage Lending, Inc. Merrill Lynch Mortgage Lending, Inc.
is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a Delaware
corporation whose principal office is located in New York, New York. Merrill
Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch Mortgage Investors,
Inc., which is the depositor, and affiliate of Merrill Lynch, Pierce, Fenner &
Smith Incorporated, which is an underwriter, and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch, Pierce, Fenner & Smith
Incorporated is subject to regulation by various state and federal regulatory authorities. As of December 26, 2004, Merrill Lynch Mortgage Capital Inc. and
its subsidiaries had total assets of approximately $18.6 billion.

     Bank of America, N.A. Bank of America, N.A. is a national banking association. The principal office of Bank of America, N.A. is located in
Charlotte, North Carolina. Bank of America, N.A. is a wholly-owned subsidiary of
NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of
America Corporation. As of December 31, 2004, Bank of America Corporation had
total assets of approximately $1.1 trillion. Bank of America, N.A. is an affiliate of Banc of America Securities LLC, which is an underwriter.

     KeyBank National Association. KeyBank National Association is a national banking association. KeyBank National Association provides financial services, including commercial and multifamily real estate financing, throughout the
United States. As of December 31, 2004, KeyBank National Association had total assets of approximately $86.062 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $79.557 billion and approximately $6.505 billion in stockholder's equity. The principal executive offices of KeyBank National Association are located at Key Tower, 127 Public
Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank
National Association is a wholly-owned subsidiary of KeyCorp and is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

                                      S-88

ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

     o    either:

          1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

          2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    either:

          1.   a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

          2.   a certified copy of that assignment as sent for recording;

     o    either:

          1.   a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
               recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information;
               or

          2.   a certified copy of that assignment as sent for recording;

     o    an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Notwithstanding the foregoing, in the case of the mortgage loans as to which Bank of America N.A. is the mortgage loan seller, the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have generally been recorded in the name of Mortgage
Electronic Registration Systems, Inc., which we refer to below as MERS, or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered, and instead, the related mortgage loan seller will be required to take all actions as are

                                      S-89

necessary to cause the trustee on behalf of the trust to be shown as the owner of the related mortgage loan on the records of MERS. The related mortgage loan seller has informed us that MERS is an entity created by participants in the real estate finance industry in an attempt to eliminate the need to prepare and record assignments when trading mortgage loans and that MERS maintains a system for recording transfers of beneficial ownership of mortgages.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, the fiscal agent, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o    any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

     o    that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions", provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued; and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above (other than any documents that have been recorded in the name of MERS as described above).
Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan

                                      S-90

purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (a)  The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

     (b)  Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     (c)  The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
          below, enforceable first priority lien upon the related mortgaged real property, free and clear of all liens and encumbrances other than
          Permitted Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (d)  The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (2) by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

     (e)  It has not received notice and has no actual knowledge, as of the cut-off date, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     (f)  There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, each related mortgage instrument, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted
          Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (g)  The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

                                      S-91

     (h)  If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     (i)  Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

     (j)  If the mortgaged real property is covered by a secured creditor impaired property policy, then the related mortgage loan seller has:

          1.   disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy the "pollution conditions", as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the mortgage loan seller's possession or are otherwise known to the mortgage loan seller; or

          2.   delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in its possession related to the mortgaged real property;

          in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

REPURCHASES AND SUBSTITUTIONS

     In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in such mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans", the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure, and has delivered to the trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured breach or document defect, as described above, will be generally equal to the sum of--

     o    the unpaid principal balance of that mortgage loan at the time of purchase, plus

     o    all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Additional Interest), plus

     o    all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

                                      S-92

     o    all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees.

     If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document omission or defect or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans (including the affected
Crossed Loan) at that time. In the event that one or more of such other Crossed
Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of impairment as a result of the exercise of remedies.

     Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered

                                      S-93

certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5%
larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws; and

     o    the express terms of the pooling and servicing agreement and the respective mortgage loans.

     Furthermore, to the extent consistent with the preceding paragraph, the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     o    all mortgage loans as to which no Servicing Transfer Event has occurred; and

     o    all worked out mortgage loans as to which no new Servicing Transfer
          Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

                                      S-94

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as described in the definition of
"Servicing Transfer Event' in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     The Master Servicer. KeyCorp Real Estate Capital Markets, Inc., an Ohio
corporation, in its capacity as master servicer under the pooling and servicing agreement, will be responsible for servicing the mortgage loans that are not specially serviced mortgage loans and will not be responsible for servicing REO
Properties. Although the master servicer will be authorized to employ agents, including sub-servicers, to service the mortgage loans or perform certain servicing functions for which it will be responsible, the master servicer will remain liable for its servicing obligations under the pooling and servicing agreement.

     KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of
KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National
Association and McDonald Investments Inc. are both wholly-owned subsidiaries of
KeyCorp. KeyCorp Real Estate Capital Markets, Inc.'s primary servicing offices are located at 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of December 31, 2004, KeyCorp Real Estate Capital Markets, Inc. was
responsible for servicing approximately 5,345 commercial and multifamily loans with a total principal balance of approximately $34.1 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 3,839 of the loans, with a total principal balance of approximately $28.1 billion, pertain to commercial and multifamily mortgage-backed securities. KeyCorp Real Estate Capital Markets, Inc.'s portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KeyCorp Real Estate Capital Markets, Inc. also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     The information set forth in this prospectus supplement concerning KeyCorp
Real Estate Capital Markets, Inc. has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. Clarion Partners, LLC, a New York limited liability company, will be appointed as special servicer under the pooling and servicing agreement and will be responsible for servicing the specially serviced mortgage loans and REO Properties. Clarion Partners, LLC was established in 1982 as Jones
Lang Wooton Realty Advisors and is registered with the Securities and Exchange
Commission as a registered investment advisor. In 1998, Clarion became a wholly owned subsidiary of ING Group of the Netherlands. As of December 31, 2004,
Clarion was managing a portfolio of approximately $12.4 billion in direct real estate investments and was named special servicer on $14.75 billion of commercial mortgage-backed securities transactions (14 transactions). Clarion is headquartered at 230 Park Avenue, 12th Floor, New York, New York 10169.

                                      S-95

     The information set forth in this prospectus supplement concerning Clarion
Partners, LLC has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     o    will be earned with respect to each and every mortgage loan, including--

          1.   each specially serviced mortgage loan, if any;

          2.   each mortgage loan, if any, as to which the corresponding
               mortgaged real property has become REO Property; and

     o    in the case of each mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at the related master servicing fee rate;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          4.   be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on the mortgage pool.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees. The master servicer will be the primary servicer for certain of the mortgage loans.

     Subject to certain conditions, KeyCorp Real Estate Capital Markets, Inc. is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor
(other than a Plan), the excess servicing strip, which is a portion of the master servicing fee. If KeyCorp Real Estate Capital Markets, Inc. resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid such excess servicing strip (except to the extent that any portion of such excess servicing strip is needed to compensate any successor master servicer for assuming the duties of
KeyCorp Real Estate Capital Markets, Inc. as master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of KeyCorp Real Estate Capital
Markets, Inc. as master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b)
the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     Investment Income. The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in
Permitted Investments. See "--Collection Account" below. The master servicer will be entitled to retain any

                                      S-96

interest or other income earned on those funds, in general, and will be required
(subject to certain exceptions set forth in the pooling and servicing agreement)
to cover any losses of principal from its own funds.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls; and

     o    the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1.   that portion of the master servicing fees that represents an accrual at a rate of 0.02% per annum;

          2.   any investment income earned by the master servicer on the related principal prepayment while on deposit in the master servicer's collection account; and

          3.   the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a)
subsequent to a material default under the related mortgage loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or controlling class representative), then, for purposes of determining the payment that the master servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause (1) of the second bullet above will be construed to include the entire master servicing fee payable to the master servicer, inclusive of any portion payable to a third-party primary servicer.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class XC and XP certificates), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

                                      S-97

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee;

     o    the workout fee; and

     o    the principal recovery fee.

     The Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any; and

          2    each mortgage loan, if any, as to which the corresponding
               mortgaged real property has become REO Property; and

     o    with respect to each mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be either a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at a special servicing fee rate of 0.35% per annum;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

          4.   will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
               Properties, that are on deposit in the master servicer's
               collection account from time to time.

         Notwithstanding the foregoing, the special servicer will be entitled to receive a minimum fee of $4,000 a month for each specially serviced mortgage loan and each mortgage loan as to which the corresponding mortgaged real property has become REO Property.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained (and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation.
The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

     The Principal Recovery Fee. The special servicer will be entitled to receive a principal recovery fee with respect to each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which it obtains a full or discounted payoff from the related borrower except as described in the following paragraph. The

                                      S-98

special servicer will also be entitled to receive a principal recovery fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds except as described in the next paragraph. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

     Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

     o    the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "Description of the Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof)
          provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

     o    the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates as described under
          "--Realization Upon Defaulted Mortgage Loans" below;

     o    the purchase of all the mortgage loans and REO Properties by the master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;
          and

     o    the exchange, following the date on which the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AJ, B, C, D and E certificates are reduced to zero, of all the remaining certificates
          (other than the class R-I and R-II certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

     Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the entire mortgage pool (except to the extent required to offset any Prepayment Interest Shortfalls).

     In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o    any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

          1.   to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

                                      S-99

          2.   to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that mortgage loan,

          3.   to pay, or to reimburse the trust fund for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

          4.   to pay, or to reimburse the trust fund for, any other expenses
               (other than special servicing fees, workout fees and principal recovery fees) incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional
               Trust Fund Expense; and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer, the trustee, the fiscal agent or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will be required to notify the master servicer as to when the master servicer must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the
Advance must be made. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

     o    if the failure continues for five more business days, to make the servicing advance.

The fiscal agent, unless it makes a determination of non-recoverability in accordance with the provisions of the pooling and servicing agreement, will be required to make any advance the trustee was required, but failed, to make. The trustee will not be in default under the pooling and servicing agreement if the fiscal agent makes a back up advance on its behalf.

                                     S-100

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard, would not be ultimately recoverable from expected collections on the related mortgage loan or REO
Property. The trustee and the fiscal agent will be entitled to rely on any determination of non-recoverability made by the master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by the master servicer, the trustee or the fiscal agent is not recoverable from proceeds of the mortgage loan to which that Advance relates, and the master servicer, the trustee and the fiscal agent will be entitled to rely conclusively on that determination and will be required to act in accordance with that determination.

     If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it (or, in the case of the master servicer, the trustee or the fiscal agent, the special servicer) subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that
Advance, together with interest on that Advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" in this prospectus supplement.
The master servicer, the special servicer, the trustee or the fiscal agent may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" in this prospectus supplement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of
          Delinquent Monthly Debt Service Payments and Reimbursement of
          Advances" in this prospectus supplement.

     The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the master servicer's reimbursing the special servicer for any such servicing advance,

                                     S-101

the master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

     Subject to certain conditions, the master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the
Servicing Standard, provided that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, that this payment is in the best interests of the certificateholders, as a collective whole.

     For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

SUB-SERVICERS

     Subject to such limitations as may be provided for in the pooling and servicing agreement, the master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of the master servicer or special servicer, as applicable, may:

     o    assume the party's rights and obligations under the sub-servicing agreement; or

     o    if there is an event of default thereunder, terminate the
          sub-servicing agreement.

     The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement out of collections on the related mortgage loans it is sub-servicing for various expenditures it makes, generally to the same or similar extent as the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class XC, XP, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class XC, XP, Z, R-I and R-II certificates. The class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

                                     S-102

     Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

     o    select a representative having the rights and powers described under
          "--Rights and Powers of the Controlling Class Representative" below;
          or

     o    replace an existing controlling class representative.

     The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

     o    the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

     o    the resignation or removal of the person acting as controlling class representative; or

     o    a determination by the trustee that the controlling class of certificateholders has changed.

     The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee with--

     o    written confirmation of its acceptance of its appointment;

     o    an address and facsimile number for the delivery of notices and other correspondence; and

     o    a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

     We anticipate that an affiliate of the initial special servicer, will purchase certain non-offered classes of certificates, including the class Q certificates (which will be the initial controlling class of certificates), and will be the initial controlling class representative.

     Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

     Rights and Powers of the Controlling Class Representative. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days after the servicing of the mortgage loan is transferred to the special servicer.
Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative, among others, by the special servicer.

     If, within ten business days of receiving an asset status report that relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable mortgage loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise the asset status report and deliver to the controlling class representative,

                                     S-103

among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

     The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a
10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

     Upon making a determination of the nature described in the last sentence of the immediately preceding paragraph, the special servicer will be required to notify the trustee of the rejection of the controlling class representative's disapproval and deliver to the trustee a proposed notice to certificateholders which must include a copy of the subject asset status report, and the trustee will be required to send that notice to all certificateholders. If the majority of such certificateholders, as determined by voting rights, fail, within 5 days of the trustee's sending such notice, to reject the asset status report, the special servicer will implement the same. If the asset status report is rejected by a majority of the certificateholders (other than for a reason which violates the Servicing Standard), the special servicer will be required to revise that asset status report as described above and provide a copy of such revised report to the master servicer. The trustee will be entitled to reimbursement from the trust fund for the reasonable expenses of providing any notice described above.

     Notwithstanding the foregoing, in the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer.

     No direction of the controlling class representative or the majority of the certificateholders in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the pooling and servicing agreement, including the special servicer's obligation to act in accordance with the
Servicing Standard and to maintain the REMIC status of REMIC I and REMIC II, (b)
result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC II under the
Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the master servicer's, trustee's or special servicer's responsibilities under the pooling and servicing agreement.

     In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take (or permit the master servicer to take) any of the following actions as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five business days the 10 business days during which the special servicer can object to the master servicer waiving
Additional Interest or taking actions described under "--Enforcement of
Due-on-Sale and Due-on-Encumbrance Provisions" and "--Modifications, Waivers,
Amendments and Consents" below):

                                     S-104

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

     o    any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

     o    any proposed sale of any defaulted mortgage loan or any REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call"
          in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     o    any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or (b) upon satisfaction of that mortgage loan;

     o    any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

     o    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

     o    any determination that an insurance-related default is an Acceptable
          Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

     o    any waiver of insurance required under the related mortgage loan documents (except as contemplated in the preceding bullet).

     Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the servicing and administration of the specially serviced mortgage loans and
REO Properties as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

                                     S-105

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by either of the two preceding paragraphs of this "--Rights and Powers of the Controlling Class
Representative" subsection, may--

     o    require or cause the master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the mortgage loan documents;

     o    result in an adverse tax consequence for the trust;

     o    expose the trust, us, the master servicer, the special servicer, the trustee, the fiscal agent or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

     o    materially expand the scope of the master servicer's or the special servicer's responsibilities under the pooling and servicing agreement;
          or

     o    cause the master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

The master servicer and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding five bullets.

     Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has, as described in the third preceding paragraph under this "--Rights and Powers of the Controlling Class Representative"
subsection, notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE DISCUSSED ABOVE COULD HAVE ON THE ACTIONS OF
THE SPECIAL SERVICER AND, IN SOME CASES, THE MASTER SERVICER.

     Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing
Documents--Matters Regarding the Master Servicer, the Special Servicer, the
Manager and Us" in the accompanying prospectus, assume the defense of the claim against the controlling class representative, but only if--

     o    the special servicer or the trust are also named parties to the same action; and

     o    in the sole reasonable judgment of the special servicer:

          1.   the controlling class representative acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

                                     S-106

          2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

     The controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class. The controlling class representative may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

     Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates, may appoint a successor. See "--Events of Default" and "--Rights Upon Event of
Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     o    written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

     o    the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o    to receive all notices described under "--The Controlling Class
          Representative" and "--Replacement of the Special Servicer" above; and

     o    to exercise directly all rights described under "--The Controlling
          Class Representative" and "--Replacement of the Special Servicer"
          above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

     Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

                                     S-107

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussions under "--The Controlling Class Representative"
above and "--Modifications, Waivers, Amendments and Consents" below, the master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the
Servicing Standard. However, subject to the related loan documents and applicable law, neither the master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

     o    in respect of any mortgage loan that--

          1.   has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

          2.   is one of the ten largest mortgage loans (which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

     o    where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placing the certificates on negative credit watch status in contemplation of such rating action). Also, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither the master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer, with respect to any non-specially serviced mortgage loan, and the special servicer, with respect to any specially serviced mortgage loan, each may, consistent with the Servicing Standard, agree to:

     o    modify, waive or amend any term of the subject mortgage loan;

     o    extend the maturity of the subject mortgage loan--in the case of the master servicer, subject to a maximum of two separate one-year extensions without the special server's consent;

     o    defer or forgive the payment of interest on and principal of the subject mortgage loan;

     o    defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

     o    permit the release, addition or substitution of collateral securing the subject mortgage loan;

                                     S-108

     o    permit the release, addition or substitution of the mortgagor or any guarantor with respect to the subject mortgage loan; or

     o    provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the master servicer and the special servicer to agree to any of the foregoing, however, is subject to the discussion under
"--The Controlling Class Representative" and "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions" above and further, to the limitations, conditions and restrictions discussed below.

     The special servicer may agree to or consent to (or permit the master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

     o    affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

     o    affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

     o    in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

     With limited exception, the master servicer may not agree to or consent to modify, waive or amend any term of any mortgage loan, if doing so would--

     o    affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan; or

     o    in the master servicer's judgment, materially impair the security for the mortgage loan;

unless it has obtained the prior approval of the special servicer (which approval will be deemed granted if not denied within a specified time period).

     Neither the master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

     Neither the master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

          1.   two years prior to the rated final distribution date; and

          2.   if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class

                                     S-109

               representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

     Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

     o    cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

     o    result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Code; or

     o    adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

     With limited exception, the master servicer may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer. Subject to the foregoing discussion, however, the master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans as specified in the pooling and servicing agreement, including, without limitation--

     o    approving certain waivers of non-material covenant defaults;

     o    approving certain leasing activity;

     o    waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

     o    approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the mortgagor's ability to repay the related mortgage loan;

     o    approving releases of parcels of a mortgaged real property, provided that such releases (a) are expressly contemplated by the related mortgage and do not require the consent or discretion of the mortgagee or (b) relate to pending or threatened condemnation actions;

     o    approving annual budgets to operate mortgaged real properties; and

     o    approving certain temporary waivers of requirements in mortgage loan documents with respect to insurance deductible amounts or
          claims-paying ability ratings of insurance providers.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Additional Interest--

     o    must be in accordance with the Servicing Standard; and

     o    will be subject to approval by the special servicer and the controlling class representative.

                                     S-110

     The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

     Neither the master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made on a reasonable basis and in accordance with the
Servicing Standard.

     All modifications, waivers and amendments entered into by the master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     The special servicer must obtain, within 60 days of the occurrence of any
Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the master servicer and the controlling class representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

     o    if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

     o    with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any

                                     S-111

          date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the mortgage loans, including principal prepayments;

     o    all payments on account of interest on the mortgage loans, including
          Additional Interest and Penalty Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
          below;

     o    any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
          "Description of the Mortgage Pool--Repurchases and Substitutions" in
          this prospectus supplement;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

                                     S-112

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage
          Pool--Additional Loan and Property Information--Hazard, Liability and
          Other Insurance" in this prospectus supplement;

     o    any amounts required to be transferred from the special servicer's REO account;

     o    any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and
          Other Compensation and Payment of Expenses--Prepayment Interest
          Shortfalls" above; and

     o    any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the master servicer, the trustee or the fiscal agent, as applicable, has been previously reimbursed out of the collection account.

     Upon receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     o    to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
          Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available
          Distribution Amount (calculated without regard to clauses (a)(ii),
          (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional
          Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

     o    to reimburse the fiscal agent, the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
          received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

                                     S-113

     o    to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

          1.   a specially serviced mortgage loan; or

          2.   a mortgage loan as to which the related mortgaged real property has become an REO Property;

     o    to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
          Compensation and Payment of Expenses" above;

     o    to reimburse the fiscal agent, the trustee, the special servicer or itself, in that order, for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO
          Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections;
          provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such
          Advance will be reimbursed out of general collections of principal as described under "--Servicing and Other Compensation and Payment of
          Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of
          Advances" in this prospectus supplement;

     o    to reimburse the fiscal agent, the trustee, the special servicer or itself, in that order, first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other Compensation and Payment of
          Expenses" above and/or "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments and
          Reimbursement of Advances" in this prospectus supplement;

     o    to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, in that order, unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

     o    in connection with the reimbursement of Advances as described in the second bullet, the fifth bullet or the sixth bullet under this
          "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

     o    to pay for costs and expenses incurred by the trust fund in connection with property inspections;

     o    to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     o    to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

                                     S-114

     o    to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class, or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

     o    to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
          reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
          Special Servicer, the Manager and Us" in the accompanying prospectus;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

     o    to pay any other items described in this prospectus supplement as being payable from the collection account;

     o    to withdraw amounts deposited in the collection account in error; and

     o    to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the master servicer or the special servicer following default.

     At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standard; provided, however, that the special servicer will update its determination

                                     S-115

of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a mortgage loan becoming a defaulted mortgage loan, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

     Notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

     Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

     If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

     If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them (meaning that the purchase option has not been assigned to another unaffiliated person) and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the master servicer or, if the master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the master servicer or the trustee, as applicable, at its option, upon whose determination the master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan and will be entitled to a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the master servicer, the trustee or any third-party appraiser in connection with such determination of fair value will be reimbursable to the master servicer or the trustee, as applicable, as servicing advances.

     Foreclosure and Similar Proceedings. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

                                     S-116

     Neither the master servicer nor the special servicer may acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

     o    the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

     o    either:

          1.   the report indicates that--

               o    the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

               o    there are no circumstances or conditions present at the
                    mortgaged real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer (who may rely conclusively on the report)
               determines that taking the actions necessary to bring the
               particular mortgaged real property into compliance with
               applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is
               reasonably likely to maximize the recovery to certificateholders, taking into account the time value of money.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer, the trustee and/or the fiscal agent will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

     o    any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

     o    unreimbursed (from the related mortgage loan) servicing expenses and advances incurred with respect to the mortgage loan;

     o    any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

     o    any interest payable (or paid from general collections) to the master servicer and/or special servicer on any expenses and advances and not reimbursed from that mortgage loan.

                                     S-117

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Code; and

     o    is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this prospectus supplement and in the accompanying prospectus.
The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired

                                     S-118

by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2006, the master servicer, for each mortgage loan which is not a specially serviced mortgage loan and does not relate to an REO
Property, will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o    any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware; or

     o    any change in the property's condition or value of which the master servicer or the special servicer, as applicable, is aware and considers to be material; or

     o    any visible waste committed on the property of which the master servicer or special servicer, as applicable, is aware and considers to be material.

     The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be

                                     S-119

delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

     The master servicer, with respect to each mortgage loan, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2006 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, the master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2006), each of the master servicer and the special servicer must--

     o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants
          to furnish a statement to the trustee, among others, to the effect that--

          1.   the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

          2.   on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report,

          provided that in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with substantially the same standards, within one year of the report, with respect to those sub-servicers; and

     o    deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o    any failure by the master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

                                     S-120

     o    any failure by the master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

     o    any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related distribution date; or

     o    the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to the master servicer by the trustee; or

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of
          30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of
          30 days to effect such cure so long as the master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

     o    the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

                                     S-121

     o    the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

     o    Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or special servicer as the sole or a material factor in such rating action; or

     o    the master servicer is removed from S&P's approved master servicer list or the special servicer is removed from S&P's approved special servicer list, and the master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

     Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

     In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The certificates will be issued, on or about March 29, 2005, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    a segregated pool of mortgage loans;

                                     S-122

     o    any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for those mortgage loans;

     o    any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default; and

     o    those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the trustee's distribution account described under "--Distribution
          Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

     The certificates will include the following classes:

     o    the XP, A-1, A-2, A-3, A-SB, A-4, A-1A, AJ, B, C and D classes, which are the classes of certificates that are offered by this prospectus supplement; and

     o    the XC, E, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II classes, which are the classes of certificates that--

          1.   will be retained or privately placed by us; and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-SB, A-4, A-1A, AJ, B, C, D, E, F, G, H, J, K, L,
M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates.
The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

     On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for such distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     The class XC and XP certificates will not have principal balances, and the holders of the class XC and XP certificates will not be entitled to receive payments of principal. However, each class XC and XP certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     The total notional amount of the class XC certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-SB, A-4, A-1A, AJ, B, C, D,
E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time.
The total initial notional amount of the class XC certificates will be approximately $1,137,261,494,

                                     S-123

although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

     The total notional amount of the class XP certificates will equal:

     o    during the period from the date of initial issuance of the
          certificates through and including the distribution date in      ,
          the sum of (a) the lesser of $     and the total principal balance of
          the class   certificates outstanding from time to time, (b) the lesser
          of $      and the total principal balance of the class   certificates
          outstanding from time to time and (c) the total principal balance of
          the class   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   , and
          certificates outstanding from time to time;

     o    during the period following the distribution date in       through and
          including the distribution date in   , the sum of (a) the lesser of
          $         and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $     and the total
          principal balance of the class   certificates outstanding from time to
          time and (c) the total principal balance of the class   ,   ,   ,   ,
            ,   ,   ,   ,   ,   ,   ,   ,   , and   certificates outstanding
          from time to time;

     o    during the period following the distribution date in      through and
          including the distribution date in    , the sum of (a) the lesser of
          $         and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $      and the total
          principal balance of the class   certificates outstanding from time to
          time and (c) the total principal balance of the class   ,   ,   ,   ,
             ,   ,   ,   ,   ,   ,   ,   ,   , and   certificates outstanding
          from time to time;

     o    during the period following the distribution date in   through and
          including the distribution date in    , the sum of (a) the lesser of
          $         and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $      and the total
          principal balance of the class   certificates outstanding from time to
          time and (c) the total principal balance of the class   ,   ,   ,   ,
            ,   ,   ,   ,   ,   ,   ,   ,   , and   certificates outstanding
          from time to time;

     o    during the period following the distribution date in    through and
          including the distribution date in      , the sum of (a) the lesser of
          $          and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $      and the total
          principal balance of the class   certificates outstanding from time to
          time, (c) the total principal balance of the class   ,   ,   ,   ,   ,
            ,   ,   ,   ,   , and   certificates outstanding from time to time
          and (d) the lesser of $    and the total principal balance of the
          class     certificates outstanding from time to time;

     o    during the period following the distribution date in      through and
          including the distribution date in      , the sum of (a) the lesser of
          $      and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $      and the total
          principal balance of the class   certificates outstanding from time to
          time, (c) the total principal balance of the class   ,   ,   ,   ,   ,
            ,   ,   ,    , and   certificates outstanding from time to time and
          (d) the lesser of $        and the total principal balance of the
          class   certificates outstanding from time to time;

     o    during the period following the distribution date in     through and
          including the distribution date in    , the sum of (a) the lesser of
          $       and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $     and the total
          principal balance of the class   certificates outstanding from time to
          time, (c) the total principal balance of the class   ,   ,   ,   ,   ,
            ,   ,   , and   certificates outstanding from time to time and (d)
          the lesser of $        and the total principal balance of the class
          certificates outstanding from time to time;

     o    during the period following the distribution date in      through and
          including the distribution date in     , the sum of (a) the lesser of
          $       and the total principal balance of the class

                                     S-124

          certificates outstanding from time to time, (b) the lesser of $    and
          the total principal balance of the class   certificates outstanding
          from time to time, (c) the total principal balance of the class  ,  ,
            ,   ,   ,   ,   , and   certificates outstanding from time to time
          and (d) the lesser of $      and the total principal balance of the
          class      certificates outstanding from time to time;

     o    during the period following the distribution date in      through and
          including the distribution date in      , the sum of (a) the lesser of
          $      and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $     and the total
          principal balance of the class   certificates outstanding from time to
          time, (c) the total principal balance of the class   ,   ,   ,   ,   ,
            , and   certificates outstanding from time to time and (d) the
          lesser of $       and the total principal balance of the class
          certificates outstanding from time to time;

     o    during the period following the distribution date in     through and
          including the distribution date in      , the sum of (a) the lesser of
          $        and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $     and the total
          principal balance of the class   certificates outstanding from time to
          time, (c) the total principal balance of the class   ,   ,   ,   ,   ,
             , and   certificates outstanding from time to time and (d) the
          lesser of $      and the total principal balance of the class
          certificates outstanding from time to time;

     o    during the period following the distribution date in     through and
          including the distribution date in      , the sum of (a) the lesser of
          $       and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $      and the total
          principal balance of the class   certificates outstanding from time to
          time, (c) the total principal balance of the class   ,   ,   ,   , and
            certificates outstanding from time to time and (d) the lesser of
          $       and the total principal balance of the class    certificates
          outstanding from time to time;

     o    during the period following the distribution date in     through and
          including the distribution date in      , the sum of (a) the lesser of
          $       and the total principal balance of the class    certificates
          outstanding from time to time, (b) the lesser of $      and the total
          principal balance of the class   certificates outstanding from time to
          time, (c) the total principal balance of the class   ,   ,   ,   , and
             certificates outstanding from time to time and (d) the lesser of
          $        and the total principal balance of the class   certificates
          outstanding from time to time;

     o    during the period following the distribution date in    through and
          including the distribution date in      , the sum of (a) the lesser of
          $      and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $      and the total
          principal balance of the class   certificates outstanding from time to
          time, (c) the total principal balance of the class   ,   , and
             certificates outstanding from time to time and (d) the lesser of
          $      and the total principal balance of the class    certificates
          outstanding from time to time; and

     o    during the period following the distribution date in     through and
          including the distribution date in     , the sum of (a) the lesser of
          $      and the total principal balance of the class   certificates
          outstanding from time to time, (b) the lesser of $      and the total
          principal balance of the class   certificates outstanding from time to
          time, (c) the total principal balance of the class    ,    and
          certificates outstanding from time to time and (d) the lesser of $
          and the total principal balance of the class       certificates
          outstanding from time to time; and

     o    following the distribution date in       , $0.

     The total initial notional amount of the class XP certificates will be
approximately $           , although it may be as much as 5% larger or smaller,
depending on the actual total initial principal balance of the class   ,   ,   ,
  ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   and   certificates.

                                     S-125

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of--

     o    in the case of the class XP certificates, $100,000 initial notional amount and in any whole dollar denominations in excess of $100,000;
          and

     o    in the case of the other offered certificates, $25,000 initial principal balance and in any whole dollar denomination in excess of
          $25,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of The Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     For a discussion of DTC, see "Description of The Certificates--Book-Entry
Registration" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

                                     S-126

     Although the trustee may establish and maintain collections of Additional
Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the trustee's distribution account.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o    all payments and other collections on the mortgage loans and any REO
          Properties that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the master
               servicer's collection account to any person other than the certificateholders, including--

               (a)  amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal recovery
                    fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances and/or certain other actual or potential Additional Trust Fund
                    Expenses, Penalty Interest and late payment charges,

               (b)  amounts payable in reimbursement of outstanding Advances, together with interest on those Advances, and

               (c)  amounts payable with respect to other expenses of the trust,
                    and

          4.   amounts deposited in the master servicer's collection account in error;

     o    any compensating interest payment deposited in the master servicer's collection account to cover Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period;

     o    any P&I advances made with respect to that distribution date; and

     o    any amounts paid by the master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered Certificates--
          Termination" in this prospectus supplement.

     See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage Loans--
Collection Account" and "--Servicing and Other Compensation and Payment of
Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

                                     S-127

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself a monthly fee which is described under "--The Trustee"
          below and any interest or other income earned on funds in the distribution account;

     o    to indemnify itself and various related persons, as described under
          "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus, and to indemnify the fiscal agent and various related persons to the same extent;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
          Residual Certificates--Prohibited Transactions Tax and Other Taxes" in
          the accompanying prospectus and "Servicing of the Mortgage Loans--REO
          Properties" in this prospectus supplement;

     o    to pay any separate tax administrator any amounts reimbursable to it;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

     o    to pay to the master servicer any amounts deposited by the master servicer in the distribution account not required to be deposited therein; and

     o    to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. For any distribution date, those funds will consist of three separate components--

     o    the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates as described under "--Payments--Payments of Prepayment
          Premiums and Yield Maintenance Charges" below;

     o    the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below; and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available Distribution Amount; and

          2.   will be paid to the holders of all the certificates, other than the class Z certificates, as described under
               "--Payments--Priority of Payments" below.

                                     S-128

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it was a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in 2006, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional Interest and net of any
master servicing fees and trustee fees payable therefrom) accrued on the Stated
Principal Balance of the subject mortgage loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2006, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

CALCULATION OF PASS-THROUGH RATES

     The pass-through rates for the class   ,   ,   and   certificates will, in
the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 2005-MKB2 Certificates" in this prospectus supplement.

     The pass-through rates for the class   ,   ,   ,   ,   ,   and
certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of (a) the Weighted Average Net
Mortgage Rate for the related distribution date and (b) the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 2005-MKB2
Certificates" in this prospectus supplement.

     The pass-through rate for the class   certificates will, with respect to
any interest accrual period, equal the Weighted Average Net Mortgage Rate for
the related distribution date, minus    %.

     The pass-through rate for the class   certificates will, with respect to
any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date.

     The pass-through rate for the class XP certificates, for each interest
accrual period through and including the   interest accrual period, will equal
the weighted average of the respective strip rates, which we refer to as class
XP strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those

                                     S-129

components will be comprised of all or a designated portion of the total principal balance of a specified class of principal balance certificates. If all or a designated portion of the total principal balance of any class of principal balance certificates is identified under "--General" above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that total principal balance (or designated portion thereof) will represent a separate component of the notional amount of the class
XP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any
interest accrual period, through and including the     interest accrual period,
on any particular component of the notional amount of the class XP certificates immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any, of:

     (1)  the lesser of (a) the reference rate specified in Annex D to this prospectus supplement for such interest accrual period and (b) the
          Weighted Average Net Mortgage Rate for the related distribution date, over

     (2)  the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance, or a designated portion thereof, comprises such component.

     Following the     interest accrual period, the class XP certificates will
cease to accrue interest. In connection therewith, the class XP certificates
will have a 0% pass-through rate for the    interest accrual period and for each
interest accrual period thereafter.

     The pass-through rate for the class XC certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of the respective classes of the principal balance certificates. In general, the total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class XC certificates;
provided that, if a portion, but not all, of the total principal balance of any particular class of principal balance certificates is identified under
"--General" above as being part of the total notional amount of the class XP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class XC certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of the class XC certificates immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:

     (1)  if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average
          Net Mortgage Rate for the related distribution date, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates;

     (2)  if such particular component consists of a designated portion (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip

                                     S-130

          rate will equal the excess, if any, of (a) the Weighted Average Net
          Mortgage Rate for the related distribution date, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates;

     (3)  if such particular component consists of the entire total principal balance of any class of principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates; and

     (4)  if such particular component consists of a designated portion (but not all) of the total principal balance of any class of principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class XP certificates immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for such class of principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the interest accrual period, the total principal balance of each class of principal balance certificates will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

     For purposes of calculating the class XC and XP strip rates, the pass-through rate of each component will be the pass-through rate of the corresponding class of certificates.

     The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

     General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

     In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

                                     S-131

     Payments of Interest. All of the classes of the certificates will bear interest, except for the class Z, R-I and R-II certificates.

     With respect to each interest-bearing class of the certificates, that interest will accrue during each interest accrual period based upon--

     o    the pass-through rate with respect to that class for that interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the certificates will be entitled to receive the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (except in the case of the class
XC and XP certificates) by the product of:

     o    the amount of any Net Aggregate Prepayment Interest Shortfall for that distribution date; multiplied by

     o    a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates, exclusive of the class XP and XC certificates.

     If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under
"--Payments--Priority of Payments" below.

     Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates on any given distribution date will equal the Principal
Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the
Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-4 or A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

     o    reduced by any Nonrecoverable Advance, with interest thereon, or any
          Workout-Delayed Reimbursement Amount with respect to any mortgage loan; and

     o    increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

                                     S-132

     If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB and A-4 certificates on each distribution date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
               Balance for that distribution date; and

     o    second, to the class A-1 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balance of the class A-1 certificates
               outstanding immediately prior to that distribution date;

     o    third, to the class A-2 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB and/or A-1 certificates as described in the preceding two bullets, and

          2.   the total principal balance of the class A-2 certificates
               outstanding immediately prior to that distribution date;

     o    fourth, to the class A-3 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1 and/or A-2 certificates as described in the preceding three bullets, and

          2.   the total principal balance of the class A-3 certificates
               outstanding immediately prior to that distribution date; and

                                     S-133

     o    fifth, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding four bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal Distribution
               Amount for that distribution date allocable to the class A-SB certificates as described in the fourth preceding bullet); and

     o    sixth, to the class A-4 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding five bullets, and

          2.   the total principal balance of the class A-4 certificates
               outstanding immediately prior to that distribution date.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

     o    the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

     o    the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

     If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and A-4 certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the
Loan Group 2 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan Group 1 Principal Distribution Amount for
that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the Class A-SB Planned Principal Balance for that distribution date; and, then, to the class A-1, A-2, A-3, A-SB and A-4 certificates, in that order, up to the extent necessary to retire each such class of certificates.

     Notwithstanding the foregoing, if any of two or more of the A-1, A-2, A-3,
A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to
Certificate Principal Balances in Connection With Realized Losses and Additional
Trust Fund Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-SB,
A-4 and A-1A classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance and without regard to loan groups.

     Following the retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated; and

                                     S-134

          o    the total principal balance of the particular class immediately prior to that distribution date.

                     ORDER OF ALLOCATION               CLASS
                     -------------------               -----
                              1                         AJ
                              2                          B
                              3                          C
                              4                          D
                              5                          E
                              6                          F
                              7                          G
                              8                          H
                              9                          J
                             10                          K
                             11                          L
                             12                          M
                             13                          N
                             14                          P
                             15                          Q

     In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of principal balance certificates then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class may receive reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below.

     In limited circumstances, the total principal balance of a class of principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal
Distribution Amount for such Distribution Date.

     Priority of Payments. On each distribution date, the trustee will apply the
Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the
Available Distribution Amount:

                                     S-135

ORDER OF   RECIPIENT CLASS
PAYMENT      OR CLASSES                    TYPE AND AMOUNT OF PAYMENT
-------      ----------                    --------------------------
   1         XC and XP*           From the entire Available Distribution Amount,
                                  interest up to the total interest payable on
                                  those classes, pro rata, based on entitlement,
                                  without regard to loan groups

           A-1, A-2, A-3,         From the portion of the Available Distribution
           A-SB and A-4*          Amount attributable to the mortgage loans in
                                  loan group 1, interest up to the total
                                  interest payable on those classes, pro rata,
                                  based on entitlement

               A-1A*              From the portion of the Available Distribution
                                  Amount attributable to the mortgage loans in
                                  loan group 2, interest up to the total
                                  interest payable on such class

   2      A-1, A-2, A-3,          Principal up to the Loan Group 1 Principal
          A-SB and A-4**          Distribution Amount (and, if the class A-1A
                                  certificates are retired, any remaining
                                  portion of the Loan Group 2 Principal
                                  Distribution Amount), first to the class A-SB
                                  certificates, until the total principal
                                  balance thereof is reduced to the applicable
                                  Class A-SB Planned Principal Balance, and then
                                  to the class A-1, A-2, A-3, A-SB and A-4
                                  certificates, in that order, in the case of
                                  each such class until retired

               A-1A**             Principal up to the Loan Group 2 Principal
                                  Distribution Amount (and, if the class A-4
                                  certificates are retired, any remaining
                                  portion of the Loan Group 1 Principal
                                  Distribution Amount), until the class A-1A
                                  certificates are retired

   3      A-1, A-2, A-3,          Reimbursement up to the loss reimbursement
        A-SB, A-4 and A-1A        amounts for those classes, pro rata, based on
                                  entitlement, without regard to loan groups

--------------------------------------------------------------------------------

   4            AJ                Interest up to the total interest payable on
                                  that class

   5            AJ                Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   6            AJ                Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

   7            B                 Interest up to the total interest payable on
                                  that class

   8            B                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

   9            B                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  10            C                 Interest up to the total interest payable on
                                  that class

  11            C                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  12            C                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

                                     S-136

ORDER OF   RECIPIENT CLASS
PAYMENT      OR CLASSES                    TYPE AND AMOUNT OF PAYMENT
-------      ----------                    --------------------------

  13            D                 Interest up to the total interest payable on
                                  that class

  14            D                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  15            D                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  16            E                 Interest up to the total interest payable on
                                  that class

  17            E                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  18            E                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  19            F                 Interest up to the total interest payable on
                                  that class

  20            F                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  21            F                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  22            G                 Interest up to the total interest payable on
                                  that class

  23            G                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  24            G                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  25            H                 Interest up to the total interest payable on
                                  that class

  26            H                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  27            H                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  28            J                 Interest up to the total interest payable on
                                  that class

  29            J                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  30            J                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  31            K                 Interest up to the total interest payable on
                                  that class

  32            K                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  33            K                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

                                     S-137

ORDER OF   RECIPIENT CLASS
PAYMENT      OR CLASSES                    TYPE AND AMOUNT OF PAYMENT
-------      ----------                    --------------------------

  34            L                 Interest up to the total interest payable on
                                  that class

  35            L                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  36            L                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  37            M                 Interest up to the total interest payable on
                                  that class

  38            M                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  39            M                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  40            N                 Interest up to the total interest payable on
                                  that class

  41            N                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  42            N                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  43            P                 Interest up to the total interest payable on
                                  that class

  44            P                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  45            P                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  46            Q                 Interest up to the total interest payable on
                                  that class

  47            Q                 Principal up to the portion of the Principal
                                  Distribution Amount allocable to that class

  48            Q                 Reimbursement up to the loss reimbursement
                                  amount for that class

--------------------------------------------------------------------------------

  49       R-I and R-II           Any remaining portion of the Available
                                  Distribution Amount

--------------------------------------------------------------------------------

----------------------
*    If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A, XC and
     XP classes, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2, A-3 and/or A-4 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3 certificates is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates until the total principal

                                     S-138

     balance of the class A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group 1
     Principal Distribution Amount, the holders of the class A-1, A-2, A-3, A-SB and A-4 certificates will have a prior right, relative to the holders of the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the
     Loan Group 2 Principal Distribution Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class
     A-1, A-2, A-3, A-SB and A-4 certificates, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-2,
     A-3, A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under
     "--Reductions to Certificate Principal Balances in Connection With Realized
     Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to each of the holders of class A-1, A-2, A-3, A-SB,
A-4, A-1A, AJ, B, C, D, E, F, G and H certificates that are entitled to payments of principal on that distribution date (or, for so long as the class A-4 and
A-1A certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to the product of--

     o    the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, principal payable to that class of certificates on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal
          Distribution Amount (or, so long as the class A-4 and A-1A certificates are outstanding, the Loan Group 1 Principal Distribution
          Amount or the Loan Group 2 Principal Distribution Amount, as
          applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

     The discount rate applicable to any class of certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant mortgage loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

     o    with the same coupon, the issue with the lowest yield will be selected; or

     o    with maturity dates equally close to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

     The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

     Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from

                                     S-139

it, to the holders of the class XC certificates. After the distribution date on which the total principal balance of all classes of certificates, other than the class XC and XP certificates, senior to the class J certificates has been reduced to zero, the trustee will pay any prepayment consideration, net of workout fees and principal recovery fees payable from it, collected on the mortgage loans, entirely to the holders of the class XC certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" and "--Other Prepayment Provisions" in
this prospectus supplement.

     NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

     Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the certificates;

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the certificates; and

     o    the amount of all fees payable to the master servicer, the special servicer, the trustee and the fiscal agent under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o    first, to pay or reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

     o    second, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

                                     S-140

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED
LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates.

     On each distribution date, following the payments to be made to the certificateholders on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

         ORDER OF ALLOCATION                 CLASS
         -------------------                 -----
                  1                            Q
                  2                            P
                  3                            N
                  4                            M
                  5                            L
                  6                            K
                  7                            J
                  8                            H
                  9                            G
                  10                           F
                  11                           E
                  12                           D
                  13                           C
                  14                           B
                  15                          AJ
                  16                 A-1, A-2, A-3, A-SB,
                                A-4 and A-1A pro rata based on
                                   total principal balances

     The reductions in the total principal balances of the respective classes of principal balance certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the mortgage loans and those classes of certificates. A reduction of this type in the total principal balance of any of the foregoing classes of the principal balance certificates may result in a corresponding reduction in the total notional amount of the class XC and/or
XP certificates.

     A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and Additional
Interest, also will

                                     S-141

be treated as a Realized Loss. Furthermore, any Nonrecoverable Advance
reimbursed from principal collections will constitute a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and principal recovery fees paid to the special servicer;

     o    any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and
          Penalty Interest actually collected on the related mortgage loan;

     o    any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
               Governing Documents--Matters Regarding the Trustee" in the
               accompanying prospectus and any similar reimbursements and indemnifications to the fiscal agent and/or various related persons;

          2.   any reimbursements and indemnification to the master servicer, the special servicer, us and/or various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying prospectus; and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--Taxation of Owners of REMIC Residual
               Certificates--Prohibited Transactions Tax and Other Taxes" in the
               accompanying prospectus; and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage
          Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a

                                     S-142

reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

     The master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged properties have become REO Properties), in each case net of related master servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

     The master servicer will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any
P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of (x) the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence, and (y)
a fraction, expressed as a percentage, the numerator of which is equal to the
Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the certificates on that distribution date (or a combination of both methods).

     The trustee or the fiscal agent will be required to make any P&I advance that the master servicer fails to make. See "--The Trustee" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related mortgage loan.
In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the master servicer, the trustee or the fiscal agent is not recoverable from proceeds of the related mortgage loan, and the master servicer, the trustee and the fiscal agent will be required to act in accordance with such determination. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time subject to the limitations and requirements described below. See also "Description of The
Certificates--Advances" in the accompanying prospectus and "Servicing of the
Mortgage Loans--Collection Account" in this prospectus supplement.

                                     S-143

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

     o    each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

     Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable out of collections on the related mortgage loan, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will have the right to be reimbursed for such
Advance and interest accrued on such Advance from amounts on deposit in the collection account that constitute principal collections received on all of the mortgage loans in the mortgage pool during the related collection period;
provided, however, that if amounts of principal on deposit in the collection account are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in the collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs

                                     S-144

and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount
(which includes interest on the subject Advance) will be reimbursable to the master servicer, the special servicer, the trustee, or the fiscal agent, as applicable, in full, only from amounts on deposit in the collection account that constitute principal received on all of the mortgage loans in the mortgage pool during the related collection period (net of amounts necessary to reimburse for
Nonrecoverable Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the
Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable
Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" above. The fact that a decision to recover such Nonrecoverable
Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the master servicer, constitute a violation of the Servicing Standard and/or with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex E to this prospectus supplement. The trustee's reporting statement will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential to the extent such information is not publicly available.

     The special servicer is required to deliver to the master servicer monthly, beginning in April 2005, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicer to produce, the CMSA reports required to be delivered by the master servicer to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

     The master servicer is required to deliver to the trustee monthly, beginning in April 2005, the CMSA loan periodic update file with respect to the subject distribution date.

     Monthly, beginning in June 2005, the master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

     o    a CMSA comparative financial status report;

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA historical liquidation report;

     o    a CMSA REO status report;

     o    a CMSA loan level reserve/LOC report;

                                     S-145

     o    a CMSA advance recovery report;

     o    a CMSA servicer watchlist;

     o    a CMSA property file;

     o    a CMSA loan set-up file; and

     o    a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and the master servicer.

     In addition, the master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     Absent manifest error of which it has actual knowledge, neither the master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of the master servicer or the special servicer, as the case may be. None of the trustee, the master servicer and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicer and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

     Information Available From Trustee. The trustee will, and the master servicer may, but is not required to, make available each month to any interested party (i) the trustee report, (ii) the pooling and servicing agreement and (iii) this prospectus supplement and the accompanying prospectus, on their respective internet websites. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer
Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the Restricted Servicer Reports, and (ii) the CMSA property file to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its
CMBS customer service number: (312) 904-7475.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

                                     S-146

     The trustee and the master servicer may require registration and the acceptance of a disclaimer in connection with providing access to its internet website. The trustee and the master servicer will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     Other Information. The pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6, 8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee (with respect to the items in clauses 1 through 9 below, to the extent those items are in its possession) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     1.   the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     2.   all trustee reports and monthly reports of the master servicer delivered, or otherwise electronically made available, to
          certificateholders since the date of initial issuance of the offered certificates;

     3.   all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the
          Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     4.   all accountants' reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     5.   the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by or on behalf of the master servicer and delivered to the trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information"
          in this prospectus supplement and any environmental assessment prepared as described under "Realization Upon Defaulted Mortgage
          Loans--Foreclosure and Similar Proceedings" in this prospectus supplement;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial statements of the related borrower collected by or on behalf of the master servicer as described under "Servicing of the Mortgage
          Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

                                     S-147

     7.   all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

     8.   the servicing file relating to each mortgage loan; and

     9.   any and all officer's certificates and other evidence delivered by the master servicer or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance.

     Copies of the foregoing items will be available from the trustee, the master servicer or the special servicer, as applicable, upon request. However, the trustee, the master servicer and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee, the master servicer or the special servicer, as applicable, may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

     o    4% in the aggregate in the case of the class XC and XP certificates
          (allocated, pro rata, between the XC and XP classes based on their respective total notional amounts) and

     o    in the case of any class of principal balance certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

     The holders of the class R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See
"Description of the Certificates--Voting Rights" in the accompanying prospectus.

                                     S-148

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner)
          of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class
          certificateholder), the master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
               Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such
               mortgage loans, unreimbursed servicing advances for those
               mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust
               Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

          2.   the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus

     o    solely in the case of a purchase by the master servicer, the total of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

     In addition, if, following the date on which the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AJ, B, C, D and E certificates are reduced to zero, all of the remaining certificates, including the class XP certificates (other than the class R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class R-I and R-II certificates) for all the mortgage loans and
REO Properties remaining in the trust fund at the time of exchange.

                                     S-149

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--Merrill Lynch Mortgage
Trust Series 2005-MKB2.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers;

     o    with limited exception, have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will be calculated on the same interest accrual basis as the mortgage loans, which will be either a 30/360 basis or on an Actual/360 Basis, at 0.0018% per annum on the Stated Principal Balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee", "--Duties
of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The
Netherlands, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street,
Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust
Services Group -Merrill Lynch Mortgage Trust, Series 2005-MKB2. The fiscal agent will be deemed to have been removed in the event of the resignation or removal of the trustee.

     The fiscal agent will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates, the mortgage loans, this prospectus supplement (except for the information in the immediately preceding paragraph) or related documents. The duties and obligations of the fiscal agent consist

                                     S-150

only of making advances as described in this prospectus supplement; the fiscal agent will not be liable except for the performance of such duties and obligations.

     In the event that the master servicer and the trustee fail to make a required advance, the fiscal agent will be required to make such advance, provided that the fiscal agent will not be obligated to make any advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled to rely conclusively on any determination by the master servicer or the trustee, as applicable, that an advance, if made, would not be recoverable. The fiscal agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the trustee and the master servicer.

     The duties and obligations of the fiscal agent will consist only of making advances as described above. The fiscal agent will not be liable except for the performance of such duties and obligations. The fiscal agent will be entitled to the same protections, immunities and indemnities as are afforded to the trustee.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor; and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for the certificate;

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate;

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rates for the class   ,   ,   ,   ,
and    certificates are, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. In addition, the pass-through rates for the class XP certificates will, under certain circumstances, be calculated based upon the Weighted Average Net Mortgage Rate.
As a result, the respective pass-through rates (and, accordingly, the respective
yields to maturity) on the class   ,   ,   ,   ,   and   certificates could be
adversely affected if mortgage loans with relatively high Net Mortgage Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to
maturity on the class   ,   ,   ,   ,   and   certificates could be sensitive to
changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

                                     S-151

     In addition, through and including the     interest accrual period, the
pass-through rate for the class XP certificates, depending on timing, may vary with changes in the relative sizes of the total principal balances of the class
  ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   and   certificates.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on the class
XP certificates will be very sensitive to, and any other offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

     Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates with principal balances. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates with principal balances. See "Servicing of the Mortgage Loans--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates with principal balances.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class
A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance or if you purchase class XP certificates, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

                                     S-152

     Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates. See "Risk Factors--Risks Related to the Offered
Certificates--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in this prospectus supplement.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the mortgage loans with relatively higher Net Mortgage Rates pay principal faster than the mortgage loans with relatively lower Net Mortgage Rates. In addition, depending on timing and other circumstances, the pass-through rate for the class XP certificates may vary with
changes in the relative sizes of the total principal balances of the class   ,
  ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   ,   and   certificates.

     As described in this prospectus supplement, the Loan Group 1 Principal
Distribution Amount (and, after the class A-1A certificates have been reduced to zero, any remaining Loan Group 2 Principal Distribution Amount) for each distribution date will generally be distributable, following any allocation of such funds to pay down the principal balance of the class A-SB certificates to the Class A-SB Planned Principal Balance for that distribution date, first in respect of the class A-1 certificates until the principal balance thereof is reduced to zero; second, in respect of the class A-2 certificates until the principal balance thereof is reduced to zero; third, in respect of the class A-3 certificates until the principal balance thereof is reduced to zero; fourth, in respect of the class A-SB certificates until the principal balance thereof is reduced to zero; and fifth, in respect of the class A-4 certificates until the principal balance thereof is reduced to zero; and the Loan Group 2 Principal
Distribution Amount (and, after the class A-4 certificates have been reduced to zero, any remaining Loan Group 1 Principal Distribution Amount) for each distribution date will generally be distributable to the class A-1A certificates until the principal balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount will generally be distributable entirely in respect of the class AJ, B, C, D and E certificates, in that order, and then the respective classes of principal balance certificates not offered in this prospectus supplement, in each case until the total principal balance of each of those classes of certificates is reduced to zero.
The yield on the class A-1, A-2, A-3, A-SB and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

     Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

                                     S-153

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

     o    the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates with principal balances.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans", "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage

                                     S-154

loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the mortgage loans
          (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of

                                     S-155

the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to maturity on the class XP certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases) to the extent applied to reduce the notional amount of such class. Accordingly, investors in the class XP certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the mortgage loans could result in the failure of such investors to fully recoup their initial investments.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the class XP certificates at various prices and constant prepayment rates. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the class XP certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such class of certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the class XP certificates and consequently do not purport to reflect the return on any investment in such class of certificates when such reinvestment rates are considered.

     The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Offered
Certificates--Payments" in this prospectus supplement and on the Modeling
Assumptions and with the assumed respective purchase prices (as a percentage of the initial total notional amount of the class XP certificates) of the class XP certificates set forth in the table, plus accrued interest thereon from March 1,
2005 to the Closing Date.

                        SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS
                                 TO MATURITY OF THE CLASS XP CERTIFICATES
                        ----------------------------------------------------------

                                                      0% CPR DURING LOCKOUT, DEFEASANCE AND
                                               YIELD MAINTENANCE CHARGES OTHERWISE AT INDICATED CPR
                                         ----------------------------------------------------------------
       ASSUMED PURCHASE PRICE            0% CPR       25% CPR       50% CPR        75% CPR       100% CPR
       ----------------------            ------       -------       -------        -------       --------

%                                        %             %             %             %              %
%                                        %             %             %             %              %
%                                        %             %             %             %              %
%                                        %             %             %             %              %
%                                        %             %             %             %              %
%                                        %             %             %             %              %
%                                        %             %             %             %              %
%                                        %             %             %             %              %
%                                        %             %             %             %              %
                                         ------       -------       -------        -------       --------

     Weighted average life (in years)

     There can be no assurance that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the class XP certificates will correspond to the cash flows assumed for purposes of the above tables or that the aggregate purchase price of the class XP certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the class XP certificates.

                                     S-156

WEIGHTED AVERAGE LIVES

     The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates (other than the class XP certificates) and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

     For purposes of this prospectus supplement, "weighted average life" of any offered certificate with a principal balance refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is March 29, 2005, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate with a principal balance is determined by:

     o    multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate with a principal balance may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto. As described in this prospectus supplement, the Loan Group 1 Principal Distribution
Amount (and, after the class A-1A certificates have been reduced to zero, any remaining Loan Group 2 Principal Distribution Amount) for each distribution date will generally be distributable, following any allocation of such funds to pay down the principal balance of the class A-SB certificate to the Class A-SB
Planned Principal Balance for that distribution date, first in respect of the class A-1 certificates until the principal balance thereof is reduced to zero;
second, in respect of the class A-2 certificates until the principal balance thereof is reduced to zero; third, in respect of the class A-3 certificates until the principal balance thereof is reduced to zero; fourth, in respect of the class A-SB certificates until the principal balance thereof is reduced to zero; and fifth, in respect of the class A-4 certificates until the principal balance thereof is reduced to zero; and the Loan Group 2 Principal Distribution
Amount (and, after the class A-4 certificates have been reduced to zero, any remaining Loan Group 1 Principal Distribution Amount) for each distribution date will generally be distributable to the class A-1A certificates until the principal balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount will generally be distributable entirely in respect of the class AJ, B, C, D and E Certificates, in that order, and then the respective classes of principal balance certificates not offered in this prospectus supplement, in each case until the principal balance of such class of certificates is reduced to zero.

     The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates (other than the class XP certificates) outstanding over time and their respective weighted average lives.

                                     S-157

                      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES
                      -------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage........................            100%            100%            100%            100%           100%
March 12, 2006............................             86              86              86              86             86
March 12, 2007............................             69              69              69              69             69
March 12, 2008............................             51              51              51              51             51
March 12, 2009............................             28              28              28              28             28
March 12, 2010............................              0               0               0               0              0
March 12, 2011............................              0               0               0               0              0
March 12, 2012............................              0               0               0               0              0
March 12, 2013............................              0               0               0               0              0
March 12, 2014............................              0               0               0               0              0
March 12, 2015............................              0               0               0               0              0
March 12, 2016............................              0               0               0               0              0
March 12, 2017............................              0               0               0               0              0
March 12, 2018............................              0               0               0               0              0
March 12, 2019............................              0               0               0               0              0
March 12, 2020............................              0               0               0               0              0

Weighted Average Life (in Years)..........           2.78            2.77            2.76           2.75            2.74

                      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES
                      -------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage........................            100%            100%            100%            100%            100%
March 12, 2006............................            100             100             100             100             100
March 12, 2007............................            100             100             100             100             100
March 12, 2008............................            100             100             100             100             100
March 12, 2009............................            100             100             100             100             100
March 12, 2010............................              0               0               0               0               0
March 12, 2011............................              0               0               0               0               0
March 12, 2012............................              0               0               0               0               0
March 12, 2013............................              0               0               0               0               0
March 12, 2014............................              0               0               0               0               0
March 12, 2015............................              0               0               0               0               0
March 12, 2016............................              0               0               0               0               0
March 12, 2017............................              0               0               0               0               0
March 12, 2018............................              0               0               0               0               0
March 12, 2019............................              0               0               0               0               0
March 12, 2020............................              0               0               0               0               0

Weighted Average Life (in Years)..........           4.64            4.64            4.63            4.62            4.47

                                                           S-158

                      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES
                      -------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage........................            100%            100%            100%            100%            100%
March 12, 2006............................            100             100             100             100             100
March 12, 2007............................            100             100             100             100             100
March 12, 2008............................            100             100             100             100             100
March 12, 2009............................            100             100             100             100             100
March 12, 2010............................            100             100             100             100             100
March 12, 2011............................             73              73              73              73              73
March 12, 2012............................              0               0               0               0               0
March 12, 2013............................              0               0               0               0               0
March 12, 2014............................              0               0               0               0               0
March 12, 2015............................              0               0               0               0               0
March 12, 2016............................              0               0               0               0               0
March 12, 2017............................              0               0               0               0               0
March 12, 2018............................              0               0               0               0               0
March 12, 2019............................              0               0               0               0               0
March 12, 2020............................              0               0               0               0               0

Weighted Average Life (in Years)..........           6.50            6.49            6.48            6.45            6.29

                      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES
                      --------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
March 12, 2006............................            100             100             100             100             100
March 12, 2007............................            100             100             100             100             100
March 12, 2008............................            100             100             100             100             100
March 12, 2009............................            100             100             100             100             100
March 12, 2010............................            100             100             100             100             100
March 12, 2011............................             76              76              76              76              76
March 12, 2012............................             65              65              65              65              65
March 12, 2013............................             37              36              34              31              10
March 12, 2014............................              7               0               0               0               0
March 12, 2015............................              0               0               0               0               0
March 12, 2016............................              0               0               0               0               0
March 12, 2017............................              0               0               0               0               0
March 12, 2018............................              0               0               0               0               0
March 12, 2019............................              0               0               0               0               0
March 12, 2020............................              0               0               0               0               0

Weighted Average Life (in Years)..........           7.33            7.27            7.23            7.19            7.08

                                                           S-159

                      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES
                      -------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
March 12, 2006............................            100             100             100             100             100
March 12, 2007............................            100             100             100             100             100
March 12, 2008............................            100             100             100             100             100
March 12, 2009............................            100             100             100             100             100
March 12, 2010............................            100             100             100             100             100
March 12, 2011............................            100             100             100             100             100
March 12, 2012............................            100             100             100             100             100
March 12, 2013............................            100             100             100             100             100
March 12, 2014............................            100              99              96              92              74
March 12, 2015............................              0               0               0               0               0
March 12, 2016............................              0               0               0               0               0
March 12, 2017............................              0               0               0               0               0
March 12, 2018............................              0               0               0               0               0
March 12, 2019............................              0               0               0               0               0
March 12, 2020............................              0               0               0               0               0

Weighted Average Life (in Years)..........           9.64            9.61            9.58            9.53            9.32

                      PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES
                      --------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
March 12, 2006............................            100             100             100             100             100
March 12, 2007............................             99              99              99              99              99
March 12, 2008............................             98              98              98              98              98
March 12, 2009............................             97              97              97              97              97
March 12, 2010............................             91              90              90              90              86
March 12, 2011............................             89              88              87              86              85
March 12, 2012............................             70              68              66              66              65
March 12, 2013............................             69              66              65              64              64
March 12, 2014............................             67              63              61              59              42
March 12, 2015............................              0               0               0               0               0
March 12, 2016............................              0               0               0               0               0
March 12, 2017............................              0               0               0               0               0
March 12, 2018............................              0               0               0               0               0
March 12, 2019............................              0               0               0               0               0
March 12, 2020............................              0               0               0               0               0

Weighted Average Life (in Years)..........           8.47            8.35            8.28            8.22            7.99

                                                           S-160

                       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES
                       ------------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
March 12, 2006............................            100             100             100             100             100
March 12, 2007............................            100             100             100             100             100
March 12, 2008............................            100             100             100             100             100
March 12, 2009............................            100             100             100             100             100
March 12, 2010............................            100             100             100             100             100
March 12, 2011............................            100             100             100             100             100
March 12, 2012............................            100             100             100             100             100
March 12, 2013............................            100             100             100             100             100
March 12, 2014............................            100             100             100             100             100
March 12, 2015............................              0               0               0               0               0
March 12, 2016............................              0               0               0               0               0
March 12, 2017............................              0               0               0               0               0
March 12, 2018............................              0               0               0               0               0
March 12, 2019............................              0               0               0               0               0
March 12, 2020............................              0               0               0               0               0

Weighted Average Life (in Years)..........           9.83            9.82            9.80            9.79            9.65

                       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES
                       -----------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
March 12, 2006............................            100             100             100             100             100
March 12, 2007............................            100             100             100             100             100
March 12, 2008............................            100             100             100             100             100
March 12, 2009............................            100             100             100             100             100
March 12, 2010............................            100             100             100             100             100
March 12, 2011............................            100             100             100             100             100
March 12, 2012............................            100             100             100             100             100
March 12, 2013............................            100             100             100             100             100
March 12, 2014............................            100             100             100             100             100
March 12, 2015............................              0               0               0               0               0
March 12, 2016............................              0               0               0               0               0
March 12, 2017............................              0               0               0               0               0
March 12, 2018............................              0               0               0               0               0
March 12, 2019............................              0               0               0               0               0
March 12, 2020............................              0               0               0               0               0

Weighted Average Life (in Years)..........           9.95            9.94            9.91            9.88            9.70

                                                           S-161

                       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES
                       -----------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
-----------------                                   ------         -------         -------         -------        --------

Initial Percentage.........................           100%            100%            100%            100%           100%
March 12, 2006............................            100             100             100             100            100
March 12, 2007............................            100             100             100             100            100
March 12, 2008............................            100             100             100             100            100
March 12, 2009............................            100             100             100             100            100
March 12, 2010............................            100             100             100             100            100
March 12, 2011............................            100             100             100             100            100
March 12, 2012............................            100             100             100             100            100
March 12, 2013............................            100             100             100             100            100
March 12, 2014............................            100             100             100             100            100
March 12, 2015............................              0               0               0               0              0
March 12, 2016............................              0               0               0               0              0
March 12, 2017............................              0               0               0               0              0
March 12, 2018............................              0               0               0               0              0
March 12, 2019............................              0               0               0               0              0
March 12, 2020............................              0               0               0               0              0

Weighted Average Life (in Years)..........           9.95            9.95            9.95           9.95            9.70

                       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES
                       -----------------------------------------------------------------------------

DISTRIBUTION DATE                                   0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
-----------------                                   ------         -------         -------         -------         --------

Initial Percentage.........................           100%            100%            100%            100%            100%
March 12, 2006............................            100             100             100             100             100
March 12, 2007............................            100             100             100             100             100
March 12, 2008............................            100             100             100             100             100
March 12, 2009............................            100             100             100             100             100
March 12, 2010............................            100             100             100             100             100
March 12, 2011............................            100             100             100             100             100
March 12, 2012............................            100             100             100             100             100
March 12, 2013............................            100             100             100             100             100
March 12, 2014............................            100             100             100             100             100
March 12, 2015............................              0               0               0               0               0
March 12, 2016............................              0               0               0               0               0
March 12, 2017............................              0               0               0               0               0
March 12, 2018............................              0               0               0               0               0
March 12, 2019............................              0               0               0               0               0
March 12, 2020............................              0               0               0               0               0

Weighted Average Life (in Years)..........           9.95            9.95            9.95            9.95            9.70

     The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund.

                                     S-162

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

     Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood
LLP, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code.

     The assets of REMIC I will generally include--

     o    the mortgage loans;

     o    any REO Properties acquired on behalf of the certificateholders;

     o    the master servicer's collection account;

     o    the special servicer's REO account; and

     o    the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I;

     o    the class A-1, A-2, A-3, A-SB, A-4, A-1A, XC, XP, AJ, B, C, D, E, F,
          G, H, J, K, L, M, N, P and Q certificates will evidence the regular interests in, and will generally be treated as debt obligations of,
          REMIC II; and

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II.

                                     S-163

     The portion of the trust consisting of Additional Interest on the ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See
"Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     The class XP certificates will, and the other classes of the offered certificates may, be issued with original issue discount. When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

     o    the ARD Loans will be paid in full on their respective anticipated repayment dates;

     o    no mortgage loan will otherwise be prepaid prior to maturity; and

     o    there will be no extension of maturity for any mortgage loan.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying prospectus.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class XP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates. Although the matter is not free from doubt, a holder of a class XP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss.

     Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether a holder of any of these offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See
"Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS

                                     S-164

may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received.
Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CONSTRUCTIVE SALES OF CLASS XP CERTIFICATES

     The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain on the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class XP certificates, which do not have a principal balance, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Code. In addition, the offered certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

     Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

                                     S-165

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1.   the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related mortgage loan documents allow that substitution,

     3.   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     ERISA and section 4975 of the Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

                                     S-166

     A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and NationsBank Corporation (predecessor in interest to an affiliate of Banc of America Securities LLC), identified as Prohibited
Transaction Exemptions 90-29 and 93-31, respectively (each of which has been amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41), and as
subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by
          S&P, Moody's or Fitch;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group, other than any of the Exemption Favored Parties;

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and
               reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted
Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan

                                     S-167

contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the
Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the fiscal agent, the master servicer, the special servicer, any sub-servicer, any provider of credit support, Exemption-Favored
          Party or mortgagor is, a Party in Interest with respect to the investing Plan;

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

                                     S-168

     o    the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

     o    the continued holding of such offered certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans

                                     S-169

generally or by any particular Plan, or that the investment is appropriate for
Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between us as seller, and Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Banc of America Securities LLC, KeyBanc Capital Markets, a Division of McDonald
Investments Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co.
Incorporated, as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances, or notional amounts, as applicable, of each class of the offered certificates as set forth below subject in each case to a variance of 5%:

                                                                 KEYBANC CAPITAL
                      MERRILL LYNCH,                               MARKETS, A
                         PIERCE,                                   DIVISION OF
                      FENNER & SMITH       BANC OF AMERICA          MCDONALD            J.P. MORGAN         MORGAN STANLEY &
      CLASS            INCORPORATED         SECURITIES LLC      INVESTMENTS INC.      SECURITIES INC.       CO. INCORPORATED
      -----            ------------         --------------      ----------------      ---------------       ----------------

Class A-1            $                      $                    $                    $                     $
Class A-2            $                      $                    $                    $                     $
Class A-3            $                      $                    $                    $                     $
Class A-SB           $                      $                    $                    $                     $
Class A-4            $                      $                    $                    $                     $
Class A-1A           $                      $                    $                    $                     $
Class AJ             $                      $                    $                    $                     $
Class B              $                      $                    $                    $                     $
Class C              $                      $                    $                    $                     $
Class D              $                      $                    $                    $                     $
Class XP             $                      $                    $                    $                     $

                                     S-170

     Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America
Securities LLC are acting as co-lead managers and co-bookrunning managers for this offering. KeyBanc Capital Markets, J.P. Morgan Securities Inc. and Morgan
Stanley & Co. Incorporated will act as co-managers for this offering. Merrill
Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC
are acting as joint-bookrunning managers in the following manner: Banc of
America Securities LLC is acting as sole bookrunning manager with respect to %
of the class certificates, and Merrill Lynch, Pierce, Fenner & Smith
Incorporated is acting as sole bookrunning manager with respect to the remainder of the class certificates and all other classes of offered certificates.

     Proceeds to us from the sale of the offered certificates, before deducting
expenses payable by us, will be approximately $       , before adjusting for
accrued interest.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

     Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying prospectus.

     We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., which is one of the mortgage loan sellers. Banc of America
Securities LLC, one of the underwriters, is an affiliate of Bank of America,
N.A., which is one of the mortgage loan sellers. KeyBanc Capital Markets, a
Division of McDonald Investments Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is one of the mortgage loan sellers and is an affiliate of KeyCorp Real Estate Capital Markets, Inc., which is the master servicer. KeyBanc Capital Markets is a trade name under which corporate and investment banking services of KeyCorp and its subsidiaries, including
McDonald Investments Inc. and KeyBank National Association, are marketed to institutional clients.

                                     S-171

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York and for the
underwriters by Latham & Watkins LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

            CLASS                     S&P                     MOODY'S
        --------------              -------                  ---------
          Class A-1                   AAA                       Aaa
          Class A-2                   AAA                       Aaa
          Class A-3                   AAA                       Aaa
         Class A-SB                   AAA                       Aaa
          Class A-4                   AAA                       Aaa
         Class A-1A                   AAA                       Aaa
          Class AJ                    AAA                       Aaa
           Class B                    AA                        Aa2
           Class C                    AA-                       Aa3
           Class D                     A                        A2
          Class XP                    AAA                       Aaa

     The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust;

     o    whether or to what extent prepayments of principal may be received on the mortgage loans;

     o    the likelihood or frequency of prepayments of principal on the mortgage loans;

     o    the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls; and

     o    whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

                                     S-172

     Further, in the case of the class XP certificates, a security rating does not represent any assessment of the possibility that the holders of those certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the mortgage loans.

     In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class XP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class XP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class XP certificates. The ratings of the class XP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-173

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

     "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

     "ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event; and

     o    is not covered by a servicing advance or a corresponding collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     1.   "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
          Appraisal Trigger Event occurred, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

                                     S-174

          (a)  the Stated Principal Balance of the subject mortgage loan;

          (b)  to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related
               Net Mortgage Rate (exclusive of any portion thereof that
               constitutes Additional Interest);

          (c)  all accrued but unpaid (from related collections) master servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
               Additional Trust Fund Expenses with respect to the subject mortgage loan;

          (d)  all related unreimbursed Advances made by or on behalf of the master servicer, the trustee or the fiscal agent with respect to the subject mortgage loan, together with (i) interest on those
               Advances and (ii) any related Unliquidated Advances; and

          (e)  all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

     2.   "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

     If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

     o    60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     o    60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    any balloon payment on the mortgage loan has not been paid by its scheduled maturity date unless the master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 150 days after the due date of such balloon

                                     S-175

          payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

     "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectus supplement.

     "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

     (a)  an amount equal to the sum, without duplication, of the following amounts:

          (i)   the aggregate of all amounts on deposit in the master servicer's collection account and the trustee's distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicer as of the close of business on such determination date and required to be deposited in the collection account;

          (ii)  the aggregate amount of all P&I advances made by the master servicer, the trustee or the fiscal agent for distribution on the certificates on that distribution date;

          (iii) the aggregate amount transferred from the special servicer's REO account to the master servicer's collection account during the month of that distribution date, on or prior to the date on which P&I advances are required to be made in that month;

          (iv)  the aggregate amount deposited by the master servicer in its collection account for that distribution date in connection with
                Prepayment Interest Shortfalls; and

          (v)   for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the trustee's distribution account;

     exclusive of

     (b)  any portion of the amounts described in clause (a) above that represents one or more of the following:

          (i)   any monthly debt service payments collected but due on a due date after the end of the related collection period;

          (ii)  all amounts in the master servicer's collection account or the trustee's distribution account that are payable or reimbursable to any person other than the certificateholders from:

                (A)  the master servicer's collection account, including, but not limited to, servicing compensation, as described under
                     "Servicing of the Mortgage Loans--Collection
                     Account--Withdrawals" in this prospectus supplement; and

                (B)  the trustee's distribution account, including, but not limited to, trustee fees, as described under "Description
                     of the Offered Certificates--Distribution Account--
                     Withdrawals" in this prospectus supplement;

          (iii) any prepayment premiums and yield maintenance charges;

          (iv)  any Additional Interest on the ARD Loans (which is separately distributed to the holders of the class Z certificates);

                                     S-176

          (v)   if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for future distribution; and

          (vi)  any amounts deposited in the master servicer's collection account or the trustee's distribution account in error.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex F to this prospectus supplement. The principal balances set forth on Annex F to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex F to this prospectus supplement.

     "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about March 29, 2005.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

     "CROSSED GROUP" means a group of related Crossed Loans.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 93-31, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41, and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated;

     o    Bank of America Corporation;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets, including Banc of America
          Securities LLC; and

                                     S-177

     o    any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

     "FITCH" means Fitch, Inc.

     "IRS" means the Internal Revenue Service.

     "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

     "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

     o    the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately $1,137,261,494 and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

     o    the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is either an
          Actual/360 Basis or a 30/360 Basis;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o    no mortgage loan is required to be repurchased by any mortgage loan seller;

                                     S-178

     o    no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 12th day of each month, commencing in April 2005; and

     o    the offered certificates are settled on March 29, 2005.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trustee fee is calculated; provided, however, that, for purposes of calculating the Weighted Average Net Mortgage Rate and the pass-through rate for each of the non-fixed rate interest-bearing classes of
certificates, namely the class   ,   ,   ,   ,   ,   , XC and XP certificates,
from time to time--

     o    the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates,
          and

     o    if any mortgage loan does not accrue interest on the basis of a
          360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of those non-fixed rate
          interest-bearing classes of certificates, then the Net Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trustee fee are calculated), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one month period (a) prior to the respective due dates in January and
          February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in
          March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one month periods prior to the due dates in January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

     As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 4.1557% per annum to 6.5452%, with a weighted average of those Net
Mortgage Rates of 5.4240% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

                                     S-179

     "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable from payments or other collections on or with respect to that mortgage loan or REO
Property.

     "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

     "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage interest rate.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

     o    if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
          cross-collateralized loans; and

     o    if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement, materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

                                     S-180

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable).

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

     (a)  the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer, the trustee or the fiscal agent, as applicable, for such distribution date;

     (b)  the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

     (c)  with respect to any mortgage loan as to which the related stated
          maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
          made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

     (d)  the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment
          (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution
          Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

     (e)  if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates on such immediately preceding distribution date;

                                     S-181

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

     If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses). If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty
Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan
(and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be
Realized Losses.

                                     S-182

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee;

     2.   the Exemption-Favored Parties;

     3.   us;

     4.   the master servicer;

     5.   the special servicer;

     6.   any sub-servicers;

     7.   the mortgage loan sellers;

     8.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

     9.   any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

     o    with a view to (i) the maximization of the recovery on the mortgage loans to the certificateholders, as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and
          (ii) the best interests of the holders of the certificates and the trust fund; and

     o    without regard to--

          1.   any relationship that the master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the transaction;

                                     S-183

          2.   the ownership of any certificate by the master servicer or the special servicer, as the case may be, or by any of its
               affiliates;

          3.   the obligation of the master servicer or the special servicer, as the case may be, to make Advances;

          4.   the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
               agreement;

          5.   the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its
               affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

          6.   any obligation of the master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

          7.   any obligation of the master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

          8.   any debt the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

     1.   the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

          (a)  except in the case of a balloon payment, for 60 days; or

          (b)  solely in the case of a delinquent balloon payment, (i) for one day (in the event that clause (b)(ii) following is not
               applicable), or (ii) if the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related maturity date, then for such period (not to exceed 150 days) beyond the related maturity date ending on the date on which it is
               determined that the refinancing could not reasonably be expected to occur;

     2.   the master servicer, or the special servicer (with the consent of the controlling class representative), determines in its reasonable judgment (exercised in accordance with the Servicing Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   the master servicer, or the special servicer (with the consent of the controlling class representative), determines in its reasonable judgment (exercised in accordance with the Servicing Standard) that a non-payment default (other than an Acceptable Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding

                                     S-184

          mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the
          Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

     o    will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its substitution date balance);
          and

     o    will be permanently reduced on each distribution date, to not less than zero, by--

          1.   all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
               Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal
               Distribution Amount" in this glossary;

          2.   any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

          3.   any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

     With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

     o    all amounts, if any, collected with respect to the related REO
          Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c)
          and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

                                     S-185

     o    any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

     "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

     o    is not a Nonrecoverable Advance;

     o    has been reimbursed to the party that made the Advance as a
          Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

     o    was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

     "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and
Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers of America.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

     "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

     The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

          (i) References to "UW DSCR (x)" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x), provided in this prospectus supplement with respect to 23 mortgage loans, representing approximately
     39.7% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins.

                                     S-186

          In the case of two (2) mortgage loans (loan numbers 38 and 49), the related debt service coverage ratio was in each case calculated and/or presented on an adjusted basis that takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback that serves as additional collateral or otherwise covers losses to a limited extent. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on these mortgage loans.

          (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, self storage and office properties (each, a "Rental Property").
     In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all
     Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net
     Cash Flow for the mortgaged real properties.

          In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

          In determining the "revenue" component of UW Net Cash Flow for each
     Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and
     (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.

          In the case of each of two (2) mortgage loans (loan numbers 19 and 21, representing approximately 2.8% of the initial mortgage pool balance and approximately 3.4% of the initial loan group 1 balance, the previous owner, in connection with the acquisition of the related mortgaged real property by the related borrower, entered into a five-year master lease for then-vacant portions of the rentable space. Rent owed by the previous owner under the master leases will be reduced as the spaces subject to the master lease are leased to tenants. Each borrower obtained a "lease-up" letters of credit, each having a two-year term and three one-year extensions, to provide credit support for the master lease payments. See

                                     S-187

     Annex A-1 to this prospectus supplement for more information regarding these mortgaged real properties and the related master leases.

          In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b)
     property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c)
     assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

          The borrowers' financial information used to determine UW Net Cash
     Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

          (iii) References to "Cut-off Date LTV %" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

          (iv) References to "Maturity LTV %" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or ARD Loan on its anticipated repayment date)
     (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

          (v) References to "Original Balance per Unit ($)" and "Cut-off Date
     Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a mobile home community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

          (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

          (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan

                                     S-188

     (or the remaining number of months and/or payments to the anticipated repayment date with respect to each ARD Loan).

          (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

          (x) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated
     in the parentheses indicates the duration in years of such period
     (calculated for each mortgage loan from the date of its origination).
     References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()" represent the period for which the yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related mortgage loan documents.

          (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

          (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to
     (a) in the case of multifamily properties and mobile home communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and
     (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented
     (depending on borrower reporting).

          (xiii) References to "Capex Reserve ($)" under the heading "Upfront
     Escrow" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

          (xiv) References to "Engineering Reserve ($)" under the heading
     "Upfront Escrow" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xv) References to "Capex Reserve ($)" under the heading "Monthly
     Escrow" are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xvi) References to "TI/LC Reserve ($)" under the heading "Upfront
     Escrow" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount

                                     S-189

     is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xvii) References to "TI/LC Reserve ($)" under the heading "Monthly
     Escrow" are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                     S-190

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #  ORIGINATOR  PROPERTY NAME                               STREET ADDRESS
------  ----------  -------------                               --------------

  1     MLML        Lodgian Portfolio 3                         Various
 1.01   MLML        Holiday Inn - Baltimore Inner Harbor        301 West Lombard Street
 1.02   MLML        Crowne Plaza - Houston                      12801 Northwest Freeway
 1.03   MLML        Holiday Inn - Glen Burnie                   6323 Ritchie Highway
 1.04   MLML        Courtyard by Marriott - Bentonville         1001 McClain Road
 1.05   MLML        Holiday Inn - Towson                        1100 Cromwell Bridge Road
 1.06   MLML        Courtyard by Marriott - Abilene             4350 Ridgemont Drive
 1.07   MLML        Fairfield Inn  - Merrimack                  4 Amherst Road
 1.08   MLML        Courtyard by Marriott - Florence            46 Cavalier Boulevard
 1.09   MLML        Holiday Inn  - Fairmont                     930 East Grafton Road
  2     MLML        Luckman Plaza                               9200-9220 Sunset Boulevard
  3     MLML        AFR Citicorp Portfolio (11)                 Various
 3.01   MLML        AFR Citicorp - Louisville                   1806 Tucker Station Road
 3.02   MLML        AFR  Citicorp - Greensboro                  5450 Millstream Road
 3.03   MLML        AFR Citicorp - Boise                        2200 South Cobalt Point Way
  4     BOA         Simon - DeSoto Square Mall                  303 US 301 Boulevard West
  5     MLML        Emerald Point Apartments                    2100 Westminster Lane
  6     BOA         Sun Communities - Indian Creek              17340 San Carlos Boulevard
  7     MLML        400 Industrial Avenue                       275 Schoolhouse Road & 400 Industrial Avenue
  8     MLML        The Centennial Ridge Apartments             100 Calibre Creek Parkway
  9     BOA         American Express Building (12) (13)         7701 Airport Center Drive
  10    MLML        218 West 40th Street                        218-232 West 40th Street
  11    MLML        PDSI Retail Portfolio                       Various
11.01   MLML        Harbison Shopping Center                    275 Harbison Boulevard
11.02   MLML        Lower Makefield Shopping Center             684 Stony Hill Road
11.03   MLML        Truman Corners                              12020-12236 S. US Highway 71
11.04   MLML        Regency Square                              1051 Regency Parkway
11.05   MLML        Independence Corners                        2210 State Route 291
  12    Key         Pleasant Run Towne Crossing (14)            707-751 U.S. Highway 67 and 416-420 Pleasant Run Road
  13    BOA         Bank One Plaza - Lexington, KY              201 East Main Street
  14    MLML        Marriott Palm Beach Gardens                 4000 RCA Boulevard
  15    MLML        Stateline/Freshwater Plaza                  130 Elm Street
  16    Key         North Main Plaza Shopping Center (15)       718,720,722,740,760,762,780,782,784 Main Street &
                                                                  150 West Parkridge Avenue
  17    MLML        Sports Authority Plaza (16)                 7670-7850 South Priest Drive and 1525-1655 West Elliot Road
  18    Key         Hamilton on Main (17)                       249 Main Street
  19    MLML        Easton Village (18)                         25 Washington Street
  20    BOA         FEMA Office Building                        3900 Karina Lane
  21    MLML        Queen Plaza (19)                            825 Queen Street
  22    MLML        City Hall South                             100 East First Street
  23    MLML        Samsondale Plaza                            45 Route 9W South
  24    MLML        Residence Inn                               6320 Golden Triangle Drive
  25    MLML        Northwest Goverment Office Portfolio        Various
25.01   MLML        Silverdale                                  3230 Northwest Randall Way
25.02   MLML        Fife                                        6416 Pacific Highway East
25.03   MLML        Tacoma                                      1301 East 72nd Street
  26    MLML        Millennium Centre Retail                    33 West Ontario Street
  27    Key         Marston Park Plaza                          5056 - 5076 South Wadsworth
  28    BOA         The Pointe at Timberglen (13)               3737 Timberglen Road
  29    Key         Magnolia Square Shopping Center (14)        1735 Martin Luther King Jr. Boulevard
  30    BOA         Digeo Office Building                       8815 122nd Avenue Northeast
  31    MLML        Two International Drive                     2 International Drive
  32    MLML        Whole Foods Shopping Center (20)            2201 South College Avenue
  33    Key         Windsor Park Estates                        1335 Vale Drive
  34    MLML        Millennium Plaza                            2760-2818 Weston Road
  35    MLML        Highland Village Apartment Homes (21)       2800 South Highland Mesa Road
  36    Key         Great Eastern Shopping Center               850-946 South Hamilton Road
  37    MLML        West Saginaw Plaza                          5625 West Saginaw Highway
  38    Key         Crossroads Town Center (22) (23) (24)       102-202 West Highland Road
  39    MLML        Golden Mesa (25)                            151 North Roadrunner Parkway
  40    Key         Willow Creek Shopping Center                1042 West Willow Creek Road
  41    MLML        300 West 20th Street                        300 West 20th Street
  42    Key         Beaverton Creek Business Park Phase V       2555-2815 Southwest 153rd Drive
  43    MLML        Hidden River Apartments                     8024 Hidden River Drive
  44    MLML        Folsom Pavilions                            6602-6612 Folsom Auburn Road
  45    BOA         CSM - Residence Inn-Mesa                    941 West Grove Avenue
  46    BOA         CSM - Hilton Garden Inn - Beaverton         15520 NW Gateway Court
  47    Key         Westbrook Apartments                        700 Westbrook
  48    MLML        James Manor Apartments                      201 Stonehaven Drive
  49    Key         Valencia Village Shopping Center (17) (26)  27530, 27550 & 27560 Newhall Ranch Road
  50    MLML        2195 Club Center Dr.                        251-259 East Redlands Boulevard, 245 East Redlands Boulevard,
                                                                  2195 Club Center Drive, 250 East Caroline Street
  51    Key         Porta Di Oro Apartments                     479 Northwest 30th Street
  52    Key         Chino Corporate Center                      14726 Ramona Avenue
  53    Key         Milford Plaza                               91 Medway Road
  54    MLML        Forest Park Plaza                           825 East National Avenue
  55    MLML        Tropicana Square                            94-866 Moloalo Street
  56    MLML        Fountain Plaza                              6969 East Shea Boulevard
  57    Key         Centennial Hanford Center Phase I           186-208 North 12th Avenue
  58    Key         Shaker Point Apartments (27)                1095 Shaker Point Way
  59    Key         Beachside Apartments                        160 Highway A1A
  60    Key         US Storage Centers Stanton                  10881 Dale Avenue
  61    MLML        El Rancho Center                            100 South Fairmont Boulevard
  62    MLML        Regal Ridge Apartments                      5111 South Regal Street
  63    MLML        Walgreen's San Francisco                    1301 Franklin Street
  64    MLML        Walgreen's Memphis                          6310 Poplar Avenue
  65    MLML        Washington Mutual                           3990 South Babcock Street
  66    MLML        Mesa Drive Office Building                  1750 South Mesa Drive
  67    MLML        Carriage Crossing Shopping Center           3642-3664 West 9800 South Street
  68    Key         Walgreen's-Arvarda (17)                     6605 Wadsworth Boulevard
  69    MLML        Walgreen's - North Aurora                   1005 West Oak Street
  70    MLML        Palo Center Long Beach                      2201-2221 Palo Verde Avenue
  71    Key         Walgreens - Orem (17)                       763 North State Street
  72    MLML        Terra Vista Town Center                     10570 Foothill Boulevard
  73    MLML        1293 North Avenue                           1293-1309 North Avenue
  74    MLML        Walgreen's - Farmington                     701 East 20th Street
  75    MLML        Walgreens Baton Rouge                       9985 Bluebonnet Boulevard
  76    MLML        Wingate Inn                                 125 South Main Street
  77    Key         The Hobby Lobby Store (14)                  2480 Supercenter Drive
  78    Key         River Grove Apartments                      4516 North Main Street
  79    MLML        McKinley at Westbury                        701 South Mattis Avenue
  80    Key         Silver Springs Commons (28)                 4920 East Silver Springs Boulevard
  81    MLML        CVS Middletown                              245 East Main Street
  82    MLML        CVS Rhinebeck                               48 East Market Street
  83    MLML        CVS Ballston                                2027 Doubleday Avenue
  84    MLML        Cedar City Towne Center                     110 North Main Street
  85    MLML        CVS Fishkill                                986 Main Street
  86    MLML        Tulare Retail                               1110 & 1150 East Tulare Avenue

                                                                               NUMBER OF   PROPERTY
LOAN #  ORIGINATOR  CITY                STATE   ZIP CODE   COUNTY              PROPERTIES  TYPE
------  ----------  ----                -----   --------   ------              ----------  ----

  1     MLML        Various            Various   Various   Various                 9       Hospitality
 1.01   MLML        Baltimore            MD       21201    Baltimore City          1       Hospitality
 1.02   MLML        Houston              TX       77040    Harris                  1       Hospitality
 1.03   MLML        Glen Burnie          MD       21061    Anne Arundel            1       Hospitality
 1.04   MLML        Bentonville          AR       72712    Benton                  1       Hospitality
 1.05   MLML        Towson               MD       21286    Baltimore               1       Hospitality
 1.06   MLML        Abilene              TX       79606    Taylor                  1       Hospitality
 1.07   MLML        Merrimack            NH       03054    Hillsborough            1       Hospitality
 1.08   MLML        Florence             KY       41042    Boone                   1       Hospitality
 1.09   MLML        Fairmont             WV       26554    Marion                  1       Hospitality
  2     MLML        West Hollywood       CA       90049    Los Angeles             1       Office
  3     MLML        Various            Various   Various   Various                 3       Office
 3.01   MLML        Louisville           KY       40299    Jefferson               1       Office
 3.02   MLML        McLeansville         NC       27301    Guilford                1       Office
 3.03   MLML        Meridian             ID       83462    Ada                     1       Office
  4     BOA         Bradenton            FL       34205    Manatee                 1       Retail
  5     MLML        Virginia Beach       VA       23454    Virginia Beach City     1       Multifamily
  6     BOA         Fort Myers Beach     FL       33931    Lee                     1       Manufactured Housing
  7     MLML        Cheshire             CT       06410    New Haven               1       Industrial
  8     MLML        Roswell              GA       30076    Fulton                  1       Multifamily
  9     BOA         Greensboro           NC       27409    Guilford                1       Office
  10    MLML        New York             NY       10018    New York                1       Office
  11    MLML        Various            Various   Various   Various                 5       Retail
11.01   MLML        Columbia             SC       29212    Lexington               1       Retail
11.02   MLML        Yardley              PA       19067    Bucks                   1       Retail
11.03   MLML        Grandview            MO       64030    Jackson                 1       Retail
11.04   MLML        Saint Charles        MO       63303    Saint Charles           1       Retail
11.05   MLML        Independence         MO       64057    Jackson                 1       Retail
  12    Key         Cedar Hill           TX       75104    Dallas                  1       Retail
  13    BOA         Lexington            KY       40507    Fayette                 1       Office
  14    MLML        Palm Beach Gardens   FL       33410    Palm Beach              1       Hospitality
  15    MLML        Enfield              CT       06082    Hartford                1       Retail
  16    Key         Corona               CA       92880    Riverside               1       Retail
  17    MLML        Tempe                AZ       85284    Maricopa                1       Retail
  18    Key         Watertown            MA       02472    Middlesex               1       Multifamily
  19    MLML        Easton               MA       02356    Bristol                 1       Retail
  20    BOA         Denton               TX       76208    Denton                  1       Office
  21    MLML        Southington          CT       06489    Hartford                1       Retail
  22    MLML        Winston Salem        NC       27101    Forsyth                 1       Office
  23    MLML        West Haverstraw      NY       10993    Rockland                1       Mixed Use
  24    MLML        Greenbelt            MD       20770    Prince Georges          1       Hospitality
  25    MLML        Various              WA      Various   Various                 3       Office
25.01   MLML        Silverdale           WA       98383    Kitsap                  1       Office
25.02   MLML        Fife                 WA       98424    Pierce                  1       Office
25.03   MLML        Tacoma               WA       98404    Pierce                  1       Office
  26    MLML        Chicago              IL       60610    Cook                    1       Retail
  27    Key         Lakewood             CO       80123    Jefferson               1       Retail
  28    BOA         Dallas               TX       75287    Denton                  1       Multifamily
  29    Key         Houma                LA       70360    Terrebonne              1       Retail
  30    BOA         Kirkland             WA       98033    King                    1       Office
  31    MLML        Portsmouth           NH       3801     Rockingham              1       Office
  32    MLML        Fort Collins         CO       80525    Larimer                 1       Retail
  33    Key         Copley               OH       44321    Summit                  1       Multifamily
  34    MLML        Fort Lauderdale      FL       33331    Broward                 1       Mixed Use
  35    MLML        Flagstaff            AZ       86001    Coconino                1       Multifamily
  36    Key         Whitehall            OH       43213    Franklin                1       Retail
  37    MLML        Lansing              MI       10019    Eaton                   1       Retail
  38    Key         Howell               MI       48843    Livingston              1       Retail
  39    MLML        Las Cruces           NM       88011    Dona Ana                1       Multifamily
  40    Key         Prescott             AZ       86301    Yavapai                 1       Retail
  41    MLML        New York             NY       10011    New York                1       Retail
  42    Key         Beaverton            OR       97006    Washington              1       Industrial
  43    MLML        Tampa                FL       33617    Hillsborough            1       Multifamily
  44    MLML        Folsom               CA       95630    Sacramento              1       Retail
  45    BOA         Mesa                 AZ       85210    Maricopa                1       Hospitality
  46    BOA         Beaverton            OR       97006    Washington              1       Hospitality
  47    Key         Whitmore Lake        MI       48189    Washtenaw               1       Multifamily
  48    MLML        Edinboro             PA       16412    Erie                    1       Multifamily
  49    Key         Santa Clarita        CA       91355    Los Angeles             1       Retail
  50    MLML        San Bernardino       CA       92408    San Bernardino          1       Mixed Use
  51    Key         Miami                FL       33137    Miami-Dade              1       Multifamily
  52    Key         Chino                CA       91710    San Bernardino          1       Office
  53    Key         Milford              MA       01757    Worcester               1       Retail
  54    MLML        Brazil               IN       47834    Clay                    1       Retail
  55    MLML        Waipahu              HI       96797    Honolulu                1       Retail
  56    MLML        Scottsdale           AZ       85254    Maricopa                1       Retail
  57    Key         Hanford              CA       93230    Kings                   1       Retail
  58    Key         Harrison             OH       45030    Hamilton                1       Multifamily
  59    Key         Satellite Beach      FL       32937    Brevard                 1       Multifamily
  60    Key         Stanton              CA       90680    Orange                  1       Self Storage
  61    MLML        Anaheim Hills        CA       92808    Orange                  1       Retail
  62    MLML        Spokane              WA       99223    Spokane                 1       Multifamily
  63    MLML        San Francisco        CA       94109    San Francisco           1       Retail
  64    MLML        Memphis              TN       38119    Shelby                  1       Retail
  65    MLML        Melbourne            FL       32901    Brevard                 1       Office
  66    MLML        Mesa                 AZ       85210    Maricopa                1       Office
  67    MLML        South Jordan         UT       84095    Salt Lake               1       Retail
  68    Key         Arvada               CO       80003    Jefferson               1       Retail
  69    MLML        North Aurora         IL       60542    Kane                    1       Retail
  70    MLML        Long Beach           CA       90815    Los Angeles             1       Mixed Use
  71    Key         Orem                 UT       84057    Utah                    1       Retail
  72    MLML        Rancho Cucamonga     CA       91730    San Bernardino          1       Retail
  73    MLML        New Rochelle         NY       10804    Westchester             1       Retail
  74    MLML        Farmington           NM       87401    San Juan                1       Retail
  75    MLML        Baton Rouge          LA       70810    East Baton Rouge        1       Retail
  76    MLML        Winston Salem        NC       27101    Forsyth                 1       Hospitality
  77    Key         Concord              NC       28026    Cabarrus                1       Retail
  78    Key         Fall River           MA       02720    Bristol                 1       Multifamily
  79    MLML        Champaign            IL       61820    Champaign               1       Multifamily
  80    Key         Ocala                FL       34470    Marion                  1       Retail
  81    MLML        Middletown           NY       10940    Orange                  1       Retail
  82    MLML        Rhinebeck            NY       12572    Dutchess                1       Retail
  83    MLML        Ballston Spa         NY       12020    Saratoga                1       Retail
  84    MLML        Cedar City           UT       84720    Iron                    1       Retail
  85    MLML        Fishkill             NY       12524    Dutchess                1       Retail
  86    MLML        Tulare               CA       93274    Tulare                  1       Retail

                    PROPERTY                                YEAR      TOTAL      UNIT OF                    OCCUPANCY    APPRAISED
LOAN #  ORIGINATOR  SUBTYPE                  YEAR BUILT   RENOVATED  SF/UNITS    MEASURE   OCCUPANCY % (1)     DATE      VALUE ($)
------  ----------  -------                  ----------   ---------  ---------   --------  ---------------     ----      ---------

  1     MLML        Various                   Various      Various       1,421   Rooms           64.6       10/31/2004   97,750,000
 1.01   MLML        Full Service                1964        1999           375   Rooms           72.1       10/31/2004   37,600,000
 1.02   MLML        Full Service                1980        1999           291   Rooms           59.3       10/31/2004   21,000,000
 1.03   MLML        Full Service                1971        2000           127   Rooms           70.3       10/31/2004    7,500,000
 1.04   MLML        Limited Service             1997                        90   Rooms           56.1       10/31/2004    7,150,000
 1.05   MLML        Full Service                1972        2000           139   Rooms           67.2       10/31/2004    7,200,000
 1.06   MLML        Full Service                1995                        99   Rooms           75.8       10/31/2004    5,500,000
 1.07   MLML        Limited Service             1981        1998           116   Rooms           40.5       10/31/2004    4,800,000
 1.08   MLML        Full Service                1995        2004            78   Rooms           70.2       10/31/2004    3,800,000
 1.09   MLML        Full Service                1973        1997           106   Rooms           60.7       10/31/2004    3,200,000
  2     MLML        CBD                      1964-1971      2001       281,140   SF              96.4         1/1/2005   99,000,000
  3     MLML        Suburban                    2004                   530,334   SF             100.0        1/21/2005   86,800,000
 3.01   MLML        Suburban                    2004                   176,778   SF             100.0        1/21/2005   29,700,000
 3.02   MLML        Suburban                    2004                   176,778   SF             100.0        1/21/2005   28,900,000
 3.03   MLML        Suburban                    2004                   176,778   SF             100.0        1/21/2005   28,200,000
  4     BOA         Anchored                    1973        1997       492,997   SF              85.1        1/27/2005   80,200,000
  5     MLML        Garden                      1965        1971           863   Units           94.1       11/15/2004   65,600,000
  6     BOA         Manufactured Housing        1974                     1,532   Pads           100.0         1/1/2005   65,000,000
  7     MLML        Warehouse/Distribution   1963-1995      1997       986,565   SF             100.0        2/25/2005   66,000,000
  8     MLML        Garden                      1987        1996           664   Units           96.7        1/11/2005   51,100,000
  9     BOA         Suburban                    1986                   389,377   SF             100.0       12/16/2004   56,000,000
  10    MLML        CBD                         1923        1985       157,516   SF             100.0         3/7/2005   46,900,000
  11    MLML        Various                   Various      Various     775,321   SF              74.4        10/5/2004   44,450,000
11.01   MLML        Anchored                    1988                   187,674   SF              98.3        10/5/2004   15,075,000
11.02   MLML        Anchored                    1986                    74,953   SF              98.7        10/5/2004   11,900,000
11.03   MLML        Anchored                    1957        2001       386,210   SF              57.3        10/5/2004    9,895,000
11.04   MLML        Unanchored                  1986        2004        49,400   SF              45.7        10/5/2004    4,230,000
11.05   MLML        Anchored                    1988                    77,084   SF              96.8        10/5/2004    3,350,000
  12    Key         Anchored                    2004                   205,230   SF              88.4        10/1/2004   36,500,000
  13    BOA         CBD                         1973        1998       234,653   SF              90.9        10/1/2004   29,000,000
  14    MLML        Full Service                1990        2003           279   Rooms           77.9        1/31/2005   31,000,000
  15    MLML        Anchored                    1971        2004       427,873   SF             100.0       12/31/2004   31,400,000
  16    Key         Anchored                    1971        2004       217,028   SF             100.0        2/17/2005   24,600,000
  17    MLML        Anchored                    1994                   148,797   SF             100.0       11/15/2004   24,500,000
  18    Key         Garden                      1970        2004           144   Units           99.3        1/11/2005   22,300,000
  19    MLML        Anchored                    2003                   101,125   SF              98.9       12/31/2004   24,000,000
  20    BOA         Suburban                    2002                    83,481   SF             100.0       12/31/2004   20,000,000
  21    MLML        Anchored                    1969        1996       171,989   SF             100.0       12/31/2004   22,200,000
  22    MLML        CBD                         2000        2001        85,002   SF             100.0       10/20/2004   17,000,000
  23    MLML        Retail/Office               1970        2002       132,029   SF              93.0         2/1/2005   18,000,000
  24    MLML        Extended Stay               2002                       120   Rooms           86.9       10/31/2004   20,000,000
  25    MLML        Suburban                  Various                   99,757   SF             100.0        7/28/2004   15,700,000
25.01   MLML        Suburban                    1993                    41,901   SF             100.0        7/28/2004    6,350,000
25.02   MLML        Suburban                    1999                    27,856   SF             100.0        7/28/2004    4,850,000
25.03   MLML        Suburban                    1994                    30,000   SF             100.0        7/28/2004    4,500,000
  26    MLML        Unanchored                  2003                    27,513   SF             100.0         9/1/2004   14,250,000
  27    Key         Anchored                    1985                   104,976   SF             100.0       11/22/2004   17,300,000
  28    BOA         Garden                      1984        1999           320   Units           91.9       10/19/2004   15,500,000
  29    Key         Anchored                    2004                   116,146   SF              92.6        1/26/2005   17,100,000
  30    BOA         Suburban                    2000                    50,954   SF             100.0         2/3/2005   14,500,000
  31    MLML        Suburban                    1997        1999        88,467   SF              91.4         9/1/2004   12,700,000
  32    MLML        Anchored                    1963        2003        68,334   SF             100.0         9/1/2004   12,740,000
  33    Key         Garden                      1988        1998           263   Units           82.5       11/17/2004   14,400,000
  34    MLML        Retail/Office               2002                    43,308   SF             100.0        10/1/2004   12,900,000
  35    MLML        Student Housing             1996                       240   Units           76.7       10/31/2004   15,055,000
  36    Key         Anchored                    1960        1993       147,778   SF              88.5       11/16/2004   12,250,000
  37    MLML        Anchored                    1970        2003       127,802   SF             100.0       11/15/2004   10,800,000
  38    Key         Anchored                    2003                    36,795   SF              80.6        12/6/2004   10,500,000
  39    MLML        Senior Housing              1999                       129   Units           99.2        1/31/2005   11,600,000
  40    Key         Anchored                    1978        2000       163,478   SF              98.7        2/17/2005   10,300,000
  41    MLML        Anchored                    2002                    12,100   SF             100.0       11/30/2004   10,200,000
  42    Key         Office/Warehouse            1999                    82,742   SF             100.0        12/1/2004   11,500,000
  43    MLML        Garden                      1973        2004           232   Units           96.1         2/1/2005    9,700,000
  44    MLML        Unanchored                  1988        2001        46,314   SF              94.4        1/31/2005   12,100,000
  45    BOA         Limited Service             1999                       117   Rooms           82.6       11/30/2004   12,400,000
  46    BOA         Full Service                1999                       150   Rooms           63.4       11/30/2004   12,200,000
  47    Key         Garden                      1999        2002           132   Units           97.0       11/16/2004    8,890,000
  48    MLML        Student Housing          1970-1973      2003           116   Units          100.0       11/11/2004    8,800,000
  49    Key         Unanchored                  2004                    28,273   SF              82.3         1/1/2005   10,900,000
  50    MLML        Office/Retail               1980        1992        81,690   SF             100.0        10/1/2004    9,000,000
  51    Key         Mid/High Rise               2003                        89   Units           94.4         2/2/2005    9,900,000
  52    Key         Suburban                    1990                    58,642   SF             100.0       12/22/2004    8,700,000
  53    Key         Anchored                    1970        2002       160,196   SF              99.3        12/1/2004    8,500,000
  54    MLML        Anchored                    1976        2003       103,048   SF              96.2         9/4/2004    7,500,000
  55    MLML        Unanchored                  1979                    25,524   SF             100.0        12/1/2004    7,400,000
  56    MLML        Unanchored                  1988                    29,675   SF             100.0        8/17/2004    6,900,000
  57    Key         Shadow Anchored             2004                    29,578   SF             100.0        1/24/2005    7,350,000
  58    Key         Garden                      2004                        84   Units           96.4         1/1/2005    6,250,000
  59    Key         Garden                      2004                        55   Units           96.4       12/28/2004    6,350,000
  60    Key         Self Storage                2000                    68,365   SF              90.3       12/21/2004    6,050,000
  61    MLML        Unanchored                  1984                    25,537   SF             100.0         1/1/2005    7,000,000
  62    MLML        Garden                      1994                        97   Units           97.9        12/1/2004    5,500,000
  63    MLML        Single Tenant               1995                    12,277   SF             100.0       11/22/2004    5,900,000
  64    MLML        Single Tenant               2004                    15,120   SF             100.0        2/18/2005    7,250,000
  65    MLML        Suburban                    1986        2003       107,419   SF             100.0        11/1/2004    5,800,000
  66    MLML        Suburban                    1986                    40,980   SF             100.0       11/30/2004    5,600,000
  67    MLML        Shadow Anchored             2004                    29,018   SF             100.0        11/1/2004    5,810,000
  68    Key         Single Tenant               2004                    14,490   SF             100.0        12/9/2004    5,600,000
  69    MLML        Single Tenant               2004                    14,800   SF             100.0        1/28/2005    4,780,000
  70    MLML        Retail/Office               1985        2004        23,342   SF             100.0        9/29/2004    4,900,000
  71    Key         Single Tenant               2004                    13,650   SF             100.0       11/11/2004    5,780,000
  72    MLML        Shadow Anchored             1990                    20,500   SF             100.0        11/1/2004    5,600,000
  73    MLML        Unanchored                  1941                    15,675   SF              88.5        9/29/2004    5,300,000
  74    MLML        Single Tenant               2004                    16,510   SF             100.0        4/12/2004    4,675,000
  75    MLML        Single Tenant               2004                    14,560   SF             100.0        1/26/2005    4,025,000
  76    MLML        Limited Service             2000                       112   Rooms           62.6        8/31/2004    6,700,000
  77    Key         Single Tenant               2004                    60,000   SF             100.0        1/12/2005    4,800,000
  78    Key         Garden                      1987        2003            48   Units          100.0         1/1/2005    3,500,000
  79    MLML        Garden                      1965        2004            45   Units          100.0        1/26/2005    3,250,000
  80    Key         Shadow Anchored             2004                    15,058   SF             100.0       11/18/2004    2,890,000
  81    MLML        Single Tenant               1999                    10,125   SF             100.0       10/28/2004    2,500,000
  82    MLML        Single Tenant               1973        2001        11,400   SF             100.0       10/27/2004    2,250,000
  83    MLML        Single Tenant               2003                    10,055   SF             100.0       10/27/2004    2,250,000
  84    MLML        Shadow Anchored             2002                    20,860   SF              94.4        11/1/2004    2,840,000
  85    MLML        Single Tenant               1999                    10,500   SF             100.0       10/27/2004    1,800,000
  86    MLML        Unanchored                  1994        1998        12,084   SF             100.0        2/14/2005    1,690,000

                                                                                                                 CUT-OFF DATE  LOAN
                    APPRAISAL   CUT-OFF DATE      ORIGINAL   ORIGINAL BALANCE     CUT-OFF DATE    % OF INITIAL      BALANCE    GROUP
LOAN #  ORIGINATOR    DATE       LTV (%) (2)  BALANCE ($) (3)  PER UNIT ($)      BALANCE ($) (3)  POOL BALANCE   PER UNIT ($) 1 OR 2
------  ----------    ----       -----------  ---------------  -------------     ---------------  ------------   -------------------

  1     MLML         Various        69.3       67,760,000.00      47,685          67,760,000.00       6.0           47,685       1
 1.01   MLML        5/1/2004                   26,064,204.60                      26,064,204.60       2.3                        1
 1.02   MLML        5/1/2004                   14,557,135.55                      14,557,135.55       1.3                        1
 1.03   MLML        5/1/2004                    5,198,976.98                       5,198,976.98       0.5                        1
 1.04   MLML        5/7/2004                    4,956,358.06                       4,956,358.06       0.4                        1
 1.05   MLML        4/27/2004                   4,991,017.90                       4,991,017.90       0.4                        1
 1.06   MLML        5/1/2004                    3,812,583.12                       3,812,583.12       0.3                        1
 1.07   MLML        5/1/2004                    3,327,345.27                       3,327,345.27       0.3                        1
 1.08   MLML        5/1/2004                    2,634,148.34                       2,634,148.34       0.2                        1
 1.09   MLML        5/1/2004                    2,218,230.18                       2,218,230.18       0.2                        1
  2     MLML        12/3/2004       67.9       67,260,000.00        239           67,260,000.00       5.9            239         1
  3     MLML         Various        77.1       67,000,000.00        126           66,912,420.41       5.9            126         1
 3.01   MLML       12/15/2004                  23,000,000.00                      22,969,935.37       2.0                        1
 3.02   MLML       11/12/2004                  22,000,000.00                      21,971,242.52       1.9                        1
 3.03   MLML        12/1/2004                  22,000,000.00                      21,971,242.52       1.9                        1
  4     BOA         6/3/2004        80.0       64,153,369.00        130           64,153,369.00       5.6            130         1
  5     MLML        10/5/2004       79.3       52,000,000.00      60,255          52,000,000.00       4.6           60,255       2
  6     BOA         5/1/2004        80.0       52,000,000.00      33,943          52,000,000.00       4.6           33,943       2
  7     MLML       10/26/2004       73.5       48,500,000.00        49            48,500,000.00       4.3             49         1
  8     MLML       12/16/2004       74.4       38,000,000.00      57,229          38,000,000.00       3.3           57,229       2
  9     BOA         11/1/2004       59.0       33,040,000.00        85            33,040,000.00       2.9             85         1
  10    MLML        10/1/2004       68.2       32,000,000.00        203           32,000,000.00       2.8            203         1
  11    MLML         Various        53.8       24,000,000.00        31            23,902,073.83       2.1             31         1
11.01   MLML        7/15/2004                   9,150,000.00                       9,112,665.65       0.8                        1
11.02   MLML        7/15/2004                   7,250,000.00                       7,220,418.14       0.6                        1
11.03   MLML        11/1/2004                   5,250,000.00                       5,228,578.65       0.5                        1
11.04   MLML        7/16/2004                   1,850,000.00                       1,842,451.52       0.2                        1
11.05   MLML        11/1/2004                    500,000.00                         497,959.87        0.0                        1
  12    Key         11/3/2004       62.5       22,800,000.00        111           22,800,000.00       2.0            111         1
  13    BOA         9/7/2004        72.1       21,000,000.00        89            20,901,889.51       1.8             89         1
  14    MLML        6/17/2004       67.2       21,000,000.00      75,269          20,829,726.98       1.8           74,659       1
  15    MLML        11/1/2004       59.2       18,600,000.00        43            18,600,000.00       1.6             43         1
  16    Key         1/1/2005        75.0       18,500,000.00        85            18,456,099.90       1.6             85         1
  17    MLML       10/18/2004       71.4       17,500,000.00        118           17,500,000.00       1.5            118         1
  18    Key        12/30/2004       75.4       16,825,000.00      116,840         16,825,000.00       1.5          116,840       1
  19    MLML        11/1/2004       69.4       16,650,000.00        165           16,650,000.00       1.5            165         1
  20    BOA        12/17/2004       80.0       16,000,000.00        192           16,000,000.00       1.4            192         1
  21    MLML        11/1/2004       66.4       14,750,000.00        86            14,750,000.00       1.3             86         1
  22    MLML        10/6/2004       79.4       13,500,000.00        159           13,500,000.00       1.2            159         1
  23    MLML        11/1/2004       73.5       13,250,000.00        100           13,231,301.95       1.2            100         1
  24    MLML        8/1/2004        64.6       13,000,000.00      108,333         12,927,282.84       1.1          107,727       1
  25    MLML        7/22/2004       76.3       12,000,000.00        120           11,971,973.21       1.1            120         1
25.01   MLML        7/22/2004                   5,400,000.00                       5,387,387.94       0.5                        1
25.02   MLML        7/22/2004                   3,400,000.00                       3,392,059.08       0.3                        1
25.03   MLML        7/22/2004                   3,200,000.00                       3,192,526.19       0.3                        1
  26    MLML       11/23/2004       78.4       11,200,000.00        407           11,173,811.65       1.0            406         1
  27    Key        10/29/2004       63.6       11,000,000.00        105           11,000,000.00       1.0            105         1
  28    BOA         9/21/2004       69.4       10,750,000.00      33,594          10,750,000.00       0.9           33,594       2
  29    Key        11/30/2004       60.0       10,265,000.00        88            10,265,000.00       0.9             88         1
  30    BOA         7/14/2004       70.0       10,150,000.00        199           10,150,000.00       0.9            199         1
  31    MLML        9/20/2004       79.6       10,150,000.00        115           10,107,389.44       0.9            114         1
  32    MLML       10/13/2004       78.5       10,000,000.00        146           10,000,000.00       0.9            146         1
  33    Key        10/13/2004       69.3       10,000,000.00      38,023           9,976,347.85       0.9           37,933       2
  34    MLML       10/19/2004       76.8        9,940,000.00        230            9,907,996.98       0.9            229         1
  35    MLML        11/8/2004       63.1        9,500,000.00      39,583           9,500,000.00       0.8           39,583       2
  36    Key         7/10/2004       73.2        9,000,000.00        61             8,969,603.17       0.8             61         1
  37    MLML        11/8/2004       80.0        8,640,000.00        68             8,640,000.00       0.8             68         1
  38    Key         2/1/2005        79.3        8,330,000.00        226            8,330,000.00       0.7            226         1
  39    MLML        8/31/2004       71.1        8,320,000.00      64,496           8,247,458.89       0.7           63,934       1
  40    Key         7/14/2004       80.0        8,240,000.00        50             8,240,000.00       0.7             50         1
  41    MLML        1/1/2005        78.2        8,000,000.00        661            7,980,480.04       0.7            660         1
  42    Key        11/11/2004       68.3        7,875,000.00        95             7,856,556.11       0.7             95         1
  43    MLML        8/23/2004       78.9        7,690,000.00      33,147           7,655,800.50       0.7           32,999       2
  44    MLML        9/23/2004       62.4        7,550,000.00        163            7,550,000.00       0.7            163         1
  45    BOA         1/24/2005       60.0        7,440,000.00      63,590           7,440,000.00       0.7           63,590       1
  46    BOA         1/13/2005       60.0        7,320,000.00      48,800           7,320,000.00       0.6           48,800       1
  47    Key        10/13/2004       79.6        7,080,000.00      53,636           7,080,000.00       0.6           53,636       2
  48    MLML       11/17/2004       79.5        7,000,000.00      60,345           7,000,000.00       0.6           60,345       2
  49    Key         2/1/2005        64.2        7,000,000.00        248            7,000,000.00       0.6            248         1
  50    MLML        11/4/2004       75.0        6,750,000.00        83             6,750,000.00       0.6             83         1
  51    Key        11/26/2004       66.7        6,600,000.00      74,157           6,600,000.00       0.6           74,157       2
  52    Key        11/11/2004       72.2        6,300,000.00        107            6,285,244.91       0.6            107         1
  53    Key         12/3/2004       70.5        6,000,000.00        37             5,991,544.86       0.5             37         1
  54    MLML        10/7/2004       78.7        5,920,000.00        57             5,905,977.26       0.5             57         1
  55    MLML        11/4/2004       78.2        5,800,000.00        227            5,786,137.15       0.5            227         1
  56    MLML        9/23/2004       78.6        5,450,000.00        184            5,425,329.07       0.5            183         1
  57    Key         1/15/2005       70.0        5,150,000.00        174            5,142,671.41       0.5            174         1
  58    Key        11/30/2004       80.0        5,000,000.00      59,524           5,000,000.00       0.4           59,524       2
  59    Key        11/12/2004       78.5        5,000,000.00      90,909           4,987,760.00       0.4           90,687       1
  60    Key        11/20/2004       79.2        4,800,000.00        70             4,788,867.97       0.4             70         1
  61    MLML       11/21/2004       64.8        4,550,000.00        178            4,538,988.58       0.4            178         1
  62    MLML        8/11/2004       78.1        4,300,000.00      44,330           4,294,285.99       0.4           44,271       2
  63    MLML       10/18/2004       72.7        4,300,000.00        350            4,290,022.66       0.4            349         1
  64    MLML        1/7/2005        58.5        4,240,000.00        280            4,240,000.00       0.4            280         1
  65    MLML        11/1/2004       72.3        4,200,000.00        39             4,194,130.25       0.4             39         1
  66    MLML        9/17/2004       74.8        4,200,000.00        102            4,190,219.51       0.4            102         1
  67    MLML        8/26/2004       72.1        4,200,000.00        145            4,186,285.34       0.4            144         1
  68    Key         1/1/2005        69.1        3,880,000.00        268            3,872,078.99       0.3            267         1
  69    MLML        12/1/2004       80.0        3,825,000.00        258            3,825,000.00       0.3            258         1
  70    MLML       11/10/2004       75.4        3,700,000.00        159            3,694,825.14       0.3            158         1
  71    Key         12/1/2004       62.1        3,600,000.00        264            3,589,357.54       0.3            263         1
  72    MLML        9/20/2004       64.1        3,600,000.00        176            3,587,658.45       0.3            175         1
  73    MLML        8/24/2004       65.7        3,500,000.00        223            3,481,772.39       0.3            222         1
  74    MLML        8/25/2004       72.3        3,390,000.00        205            3,382,112.21       0.3            205         1
  75    MLML        11/1/2004       79.4        3,200,000.00        220            3,195,519.64       0.3            219         1
  76    MLML        9/30/2004       46.9        3,150,000.00      28,125           3,140,633.13       0.3           28,041       1
  77    Key         11/1/2004       63.0        3,025,000.00        50             3,025,000.00       0.3             50         1
  78    Key         12/2/2004       78.4        2,750,000.00      57,292           2,743,506.31       0.2           57,156       2
  79    MLML        8/16/2004       79.7        2,600,000.00      57,778           2,588,696.10       0.2           57,527       2
  80    Key         8/17/2004       74.1        2,150,000.00        143            2,141,683.51       0.2            142         1
  81    MLML        9/22/2004       80.0        2,000,000.00        198            2,000,000.00       0.2            198         1
  82    MLML        9/22/2004       80.0        1,800,000.00        158            1,800,000.00       0.2            158         1
  83    MLML        9/22/2004       80.0        1,800,000.00        179            1,800,000.00       0.2            179         1
  84    MLML        8/22/2004       59.7        1,700,000.00        81             1,694,603.57       0.1             81         1
  85    MLML        9/22/2004       80.0        1,440,000.00        137            1,440,000.00       0.1            137         1
  86    MLML        10/8/2004       62.1        1,050,000.00        87             1,050,000.00       0.1             87         1

                     % OF     % OF                                                    NET
                     LOAN     LOAN     CROSSED      RELATED    INTEREST    ADMIN.   MORTGAGE                       IO MONTHLY
LOAN #  ORIGINATOR  GROUP 1  GROUP 2   LOAN (4)  BORROWER (5)   RATE %   FEE % (6) RATE % (6)  ACCRUAL TYPE   DEBT SERVICE ($) (7)
------  ----------  -------  -------   --------  ------------   ------   --------- ----------  ------------   --------------------

  1     MLML          7.3                 No                    6.5770    0.03180    6.5452     Actual/360
 1.01   MLML          2.8
 1.02   MLML          1.6
 1.03   MLML          0.6
 1.04   MLML          0.5
 1.05   MLML          0.5
 1.06   MLML          0.4
 1.07   MLML          0.4
 1.08   MLML          0.3
 1.09   MLML          0.2
  2     MLML          7.3                 No                    5.2710    0.03180    5.2392     Actual/360         299,542.88
  3     MLML          7.3                 No                    6.3480    0.03180    6.3162     Actual/360
 3.01   MLML          2.5
 3.02   MLML          2.4
 3.03   MLML          2.4
  4     BOA           7.0                 No                    5.8900    0.03180    5.8582     Actual/360         319,259.54
  5     MLML                  24.2        No                    5.5400    0.08180    5.4582     Actual/360         243,400.93
  6     BOA                   24.2        No                    5.0510    0.11180    4.9392     Actual/360         221,916.62
  7     MLML          5.3                 No                    5.2380    0.03180    5.2062     Actual/360
  8     MLML                  17.7        No                    5.0200    0.03180    4.9882     Actual/360         161,174.54
  9     BOA           3.6                 No           1        4.2675    0.11180    4.1557       30/360           117,498.50
  10    MLML          3.5                 No                    5.2150    0.03180    5.1832     Actual/360         140,998.15
  11    MLML          2.6                 No                    5.0600    0.03180    5.0282     Actual/360
11.01   MLML          1.0
11.02   MLML          0.8
11.03   MLML          0.6
11.04   MLML          0.2
11.05   MLML          0.1
  12    Key           2.5                 No           1        5.2150    0.05180    5.1632       30/360            99,085.00
  13    BOA           2.3                 No                    5.1850    0.11180    5.0732     Actual/360
  14    MLML          2.3                 No                    6.3650    0.03180    6.3332     Actual/360
  15    MLML          2.0                 No           4        4.7600    0.03180    4.7282     Actual/360          74,804.72
  16    Key           2.0                 No                    5.4300    0.05180    5.3782     Actual/360
  17    MLML          1.9                 No                    5.0960    0.03180    5.0642     Actual/360          75,348.84
  18    Key           1.8                 No                    5.1800    0.05180    5.1282     Actual/360          73,636.64
  19    MLML          1.8                 No           4        4.7600    0.03180    4.7282     Actual/360          66,962.29
  20    BOA           1.7                 No                    5.5250    0.11180    5.4132     Actual/360          74,689.81
  21    MLML          1.6                 No           4        4.7600    0.03180    4.7282     Actual/360          59,320.95
  22    MLML          1.5                 1            7        5.3530    0.03180    5.3212     Actual/360          61,057.66
  23    MLML          1.4                 No                    5.4270    0.03180    5.3952     Actual/360
  24    MLML          1.4                 No                    6.2500    0.03180    6.2182     Actual/360
  25    MLML          1.3                 No                    5.5270    0.03180    5.4952     Actual/360
25.01   MLML          0.6
25.02   MLML          0.4
25.03   MLML          0.3
  26    MLML          1.2                 No                    5.5200    0.03180    5.4882     Actual/360
  27    Key           1.2                 No                    5.6500    0.05180    5.5982     Actual/360          52,511.00
  28    BOA                    5.0        No                    4.8750    0.11180    4.7632     Actual/360          44,278.43
  29    Key           1.1                 No           1        5.1150    0.05180    5.0632       30/360            43,754.56
  30    BOA           1.1                 No                    5.7100    0.11180    5.5982     Actual/360          48,967.88
  31    MLML          1.1                 No                    5.7570    0.03180    5.7252     Actual/360
  32    MLML          1.1                 No                    5.2700    0.03180    5.2382     Actual/360          44,526.62
  33    Key                    4.6        No                    5.4500    0.05180    5.3982     Actual/360
  34    MLML          1.1                 No                    5.6250    0.03180    5.5932     Actual/360
  35    MLML                   4.4        No                    4.8870    0.03180    4.8552     Actual/360          39,226.09
  36    Key           1.0                 No                    5.3700    0.10180    5.2682     Actual/360
  37    MLML          0.9                 No                    5.2700    0.08180    5.1882     Actual/360          38,471.00
  38    Key           0.9                 No                    5.2300    0.05180    5.1782     Actual/360          36,809.15
  39    MLML          0.9                 No                    6.0000    0.03180    5.9682     Actual/360
  40    Key           0.9                 No                    5.1000    0.05180    5.0482     Actual/360
  41    MLML          0.9                 No                    5.2600    0.03180    5.2282     Actual/360
  42    Key           0.9                 No                    5.5100    0.05180    5.4582     Actual/360
  43    MLML                   3.6        No                    5.4500    0.03180    5.4182     Actual/360
  44    MLML          0.8                 No                    5.2640    0.03180    5.2322     Actual/360
  45    BOA           0.8                 No           8        5.5800    0.11180    5.4682     Actual/360          35,076.50
  46    BOA           0.8                 No           8        5.4315    0.11180    5.3197     Actual/360          33,592.32
  47    Key                    3.3        No                    5.4100    0.05180    5.3582     Actual/360          32,362.32
  48    MLML                   3.3        No                    5.3960    0.03180    5.3642     Actual/360
  49    Key           0.8                 No                    5.4400    0.05180    5.3882     Actual/360
  50    MLML          0.7                 No                    5.5400    0.03180    5.5082     Actual/360
  51    Key                    3.1        No                    5.3500    0.05180    5.2982     Actual/360
  52    Key           0.7                 No                    5.5100    0.10180    5.4082     Actual/360
  53    Key           0.6                 No           2        5.4400    0.05180    5.3882     Actual/360
  54    MLML          0.6                 No                    5.4410    0.03180    5.4092     Actual/360
  55    MLML          0.6                 No                    5.3860    0.03180    5.3542     Actual/360
  56    MLML          0.6                 No                    5.3550    0.03180    5.3232     Actual/360
  57    Key           0.6                 No                    5.3500    0.10180    5.2482     Actual/360
  58    Key                    2.3        No                    5.1900    0.10180    5.0882     Actual/360          21,925.35
  59    Key           0.5                 No                    5.2400    0.05180    5.1882     Actual/360
  60    Key           0.5                 No                    5.5700    0.10180    5.4682     Actual/360
  61    MLML          0.5                 No                    5.3100    0.03180    5.2782     Actual/360
  62    MLML                   2.0        No                    6.0000    0.03180    5.9682     Actual/360
  63    MLML          0.5                 No                    5.5670    0.03180    5.5352     Actual/360
  64    MLML          0.5                 No                    5.5145    0.03180    5.4827     Actual/360
  65    MLML          0.5                 No                    5.5170    0.03180    5.4852     Actual/360
  66    MLML          0.5                 No                    5.5450    0.13180    5.4132     Actual/360
  67    MLML          0.5                 No           5        5.5500    0.03180    5.5182     Actual/360
  68    Key           0.4                 No           3        6.3500    0.05180    6.2982     Actual/360
  69    MLML          0.4                 No                    5.2400    0.03180    5.2082     Actual/360
  70    MLML          0.4                 No                    5.5100    0.03180    5.4782     Actual/360
  71    Key           0.4                 No           3        6.2500    0.05180    6.1982     Actual/360
  72    MLML          0.4                 No                    5.2900    0.03180    5.2582     Actual/360
  73    MLML          0.4                 No                    5.6500    0.03180    5.6182     Actual/360
  74    MLML          0.4                 No                    5.5500    0.03180    5.5182     Actual/360
  75    MLML          0.3                 No                    5.5000    0.03180    5.4682     Actual/360
  76    MLML          0.3                 1            7        6.2070    0.03180    6.1752     Actual/360
  77    Key           0.3                 No           1        5.1150    0.05180    5.0632       30/360            12,894.06
  78    Key                    1.3        No           2        5.4600    0.05180    5.4082     Actual/360
  79    MLML                   1.2        No                    5.5710    0.08180    5.4892     Actual/360
  80    Key           0.2                 No                    6.2500    0.05180    6.1982     Actual/360
  81    MLML          0.2                 No           6        5.5540    0.03180    5.5222     Actual/360          9,385.23
  82    MLML          0.2                 No           6        5.5670    0.03180    5.5352     Actual/360          8,466.48
  83    MLML          0.2                 No           6        5.5670    0.03180    5.5352     Actual/360          8,466.48
  84    MLML          0.2                 No           5        5.7000    0.03180    5.6682     Actual/360
  85    MLML          0.2                 No           6        5.5670    0.03180    5.5352     Actual/360          6,773.18
  86    MLML          0.1                 No                    5.5070    0.03180    5.4752     Actual/360

                       IO ANNUAL      MONTHLY P&I DEBT   ANNUAL P&I DEBT                   FIRST
LOAN #  ORIGINATOR  DEBT SERVICE ($)    SERVICE ($)        SERVICE ($)     NOTE DATE    PAYMENT DATE    REM. TERM   REM. AMORT
------  ----------  -----------------   -----------        -----------     ---------    ------------    ---------   ----------

  1     MLML                              460,785.96       5,529,431.52     3/1/2005       4/1/2005          52          300
 1.01   MLML
 1.02   MLML
 1.03   MLML
 1.04   MLML
 1.05   MLML
 1.06   MLML
 1.07   MLML
 1.08   MLML
 1.09   MLML
  2     MLML         3,594,514.53         372,287.54       4,467,450.48    12/30/2004      2/1/2005         118          360
  3     MLML                              418,380.92       5,020,571.04     1/21/2005      3/1/2005         177          355
 3.01   MLML
 3.02   MLML
 3.03   MLML
  4     BOA          3,831,114.48         380,106.65       4,561,279.80     6/30/2004      8/1/2004         112          360
  5     MLML         2,920,811.11         296,556.62       3,558,679.44    12/15/2004      2/1/2005         118          360
  6     BOA          2,662,999.44         280,770.28       3,369,243.36     6/9/2004       8/1/2004         112          360
  7     MLML                              267,458.43       3,209,501.16     2/25/2005      4/1/2005         120          360
  8     MLML         1,934,094.44         204,456.95       2,453,483.40     2/10/2005      4/1/2005          84          360
  9     BOA          1,409,982.00                                          12/16/2004      2/1/2005          58
  10    MLML         1,691,977.78         176,012.12       2,112,145.44     11/9/2004      1/1/2005         117          360
  11    MLML                              133,723.07       1,604,676.84    11/23/2004      1/1/2005          57          333
11.01   MLML
11.02   MLML
11.03   MLML
11.04   MLML
11.05   MLML
  12    Key          1,189,020.00                                          12/30/2004      2/1/2005          58
  13    BOA                               115,118.77       1,381,425.24    10/14/2004     12/1/2004          56          356
  14    MLML                              140,027.13       1,680,325.56     8/24/2004     10/1/2004         114          294
  15    MLML          897,656.67                                           11/22/2004      1/1/2005          57
  16    Key                               104,229.91       1,250,758.92     12/8/2004      2/1/2005         118          358
  17    MLML          904,186.11          94,973.20        1,139,678.40    11/29/2004      1/1/2005         117          360
  18    Key           883,639.65          92,180.14        1,106,161.68     2/15/2005      4/1/2005         120          360
  19    MLML          803,547.50                                           11/22/2004      1/1/2005          57
  20    BOA           896,277.72          91,097.36        1,093,168.32     1/10/2005      3/1/2005          83          360
  21    MLML          711,851.39                                           11/22/2004      1/1/2005          57
  22    MLML          732,691.88          75,411.07         904,932.84     12/10/2004      2/1/2005         118          360
  23    MLML                              74,626.30         895,515.60      1/10/2005      3/1/2005         119          359
  24    MLML                              85,757.02        1,029,084.24     10/8/2004     12/1/2004         116          296
  25    MLML                              68,338.10         820,057.20     12/21/2004      2/1/2005         118          358
25.01   MLML
25.02   MLML
25.03   MLML
  26    MLML                              63,732.98         764,795.76     12/23/2004      2/1/2005         118          358
  27    Key           630,131.94          63,495.94         761,951.28     11/30/2004      1/1/2005         117          360
  28    BOA           531,341.16                                            12/2/2004      2/1/2005          58
  29    Key           525,054.75                            525,054.72      2/3/2005       4/1/2005          60
  30    BOA           587,614.56          58,974.98         707,699.76      8/18/2004     10/1/2004          71          360
  31    MLML                              59,277.79         711,333.48     10/26/2004     12/1/2004         116          356
  32    MLML          534,319.44          55,344.31         664,131.72      11/5/2004      1/1/2005         117          360
  33    Key                               56,465.59         677,587.08      12/6/2004      2/1/2005         118          358
  34    MLML                              57,220.25         686,643.00     11/10/2004      1/1/2005         117          357
  35    MLML          470,713.13                                           12/15/2004      2/1/2005         118
  36    Key                               50,369.36         604,432.32     11/29/2004      1/1/2005          81          357
  37    MLML          461,652.00          47,817.48         573,809.76     12/22/2004      2/1/2005         118          360
  38    Key           441,709.82          45,895.43         550,745.16     12/21/2004      2/1/2005         118          360
  39    MLML                              59,607.06         715,284.72      10/6/2004     12/1/2004         116          236
  40    Key                               44,739.06         536,868.72      2/15/2005      4/1/2005          60          360
  41    MLML                              44,225.86         530,710.32     12/22/2004      2/1/2005         118          358
  42    Key                               44,762.81         537,153.72     12/17/2004      2/1/2005         118          358
  43    MLML                              43,422.04         521,064.48      10/6/2004     12/1/2004         116          356
  44    MLML                              41,756.87         501,082.44      2/15/2005      4/1/2005         120          360
  45    BOA           420,918.00          42,617.69         511,412.28      2/24/2005      4/1/2005         120          360
  46    BOA           403,107.84          41,248.10         494,977.20      2/8/2005       4/1/2005         120          360
  47    Key           388,347.83          39,800.59         477,607.08      12/1/2004      1/1/2005         117          360
  48    MLML                              39,289.68         471,476.16      2/1/2005       4/1/2005         120          360
  49    Key                               39,482.12         473,785.44      2/10/2005      4/1/2005         120          360
  50    MLML                              38,495.33         461,943.96      2/28/2005      4/1/2005         120          360
  51    Key                               36,855.30         442,263.60      2/22/2005      4/1/2005         120          360
  52    Key                               35,810.24         429,722.88     12/21/2004      2/1/2005         118          358
  53    Key                               33,841.81         406,101.72     12/30/2004      3/1/2005         119          359
  54    MLML                              33,394.29         400,731.48     12/23/2004      2/1/2005         118          358
  55    MLML                              32,518.12         390,217.44     12/17/2004      2/1/2005         118          358
  56    MLML                              30,450.51         365,406.12     10/29/2004     12/1/2004         116          356
  57    Key                               28,758.31         345,099.72      1/27/2005      3/1/2005         119          359
  58    Key           263,104.17          27,424.66         329,095.92      3/4/2005       4/1/2005         121          360
  59    Key                               27,579.22         330,950.64     12/29/2004      2/1/2005         118          358
  60    Key                               27,465.06         329,580.72     12/30/2004      2/1/2005         118          358
  61    MLML                              25,294.62         303,535.44     12/22/2004      2/1/2005         118          358
  62    MLML                              25,780.67         309,368.04      1/25/2005      3/1/2005         119          359
  63    MLML                              24,595.99         295,151.88      12/9/2004      2/1/2005         118          358
  64    MLML                              24,112.84         289,354.08      2/25/2005      4/1/2005         120          360
  65    MLML                              23,891.95         286,703.40      1/10/2005      3/1/2005         119          359
  66    MLML                              23,965.85         287,590.20     12/22/2004      2/1/2005         118          358
  67    MLML                              23,979.06         287,748.72      11/5/2004      1/1/2005         117          357
  68    Key                               24,142.75         289,713.00     12/27/2004      2/1/2005         118          358
  69    MLML                              21,098.11         253,177.32      2/3/2005       4/1/2005         120          360
  70    MLML                              21,031.41         252,376.92      1/21/2005      3/1/2005         119          359
  71    Key                               23,748.10         284,977.20      12/2/2004      2/1/2005         118          298
  72    MLML                              19,968.62         239,623.44      11/3/2004      1/1/2005         117          357
  73    MLML                              20,203.25         242,439.00      9/29/2004     11/1/2004         115          355
  74    MLML                              19,354.53         232,254.36     12/15/2004      2/1/2005         118          358
  75    MLML                              18,169.25         218,031.00      1/28/2005      3/1/2005         119          359
  76    MLML                              20,695.94         248,351.28     12/10/2004      2/1/2005         118          298
  77    Key           154,728.75                                            1/24/2005      3/1/2005          59
  78    Key                               15,545.25         186,543.00     12/23/2004      2/1/2005         118          358
  79    MLML                              14,878.54         178,542.48      10/8/2004     12/1/2004          80          356
  80    Key                               13,958.04         167,496.48     11/30/2004      1/1/2005         117          309
  81    MLML          112,622.78          11,423.63         137,083.56     11/23/2004      1/1/2005         117          360
  82    MLML          101,597.75          10,296.00         123,552.00     11/17/2004      1/1/2005         117          360
  83    MLML          101,597.75          10,296.00         123,552.00     11/17/2004      1/1/2005         117          360
  84    MLML                               9,866.81         118,401.72      11/5/2004      1/1/2005         117          357
  85    MLML          81,278.20            8,236.80          98,841.60     11/17/2004      1/1/2005         117          360
  86    MLML                               5,966.40          71,596.80      2/28/2005      4/1/2005         120          360

                                                                                                              FINAL
                                                 PAYMENT    GRACE      MATURITY/             MATURITY     MATURITY/ARD
LOAN #  ORIGINATOR  I/O PERIOD (8)  SEASONING   DUE DATE   PERIOD       ARD DATE   ARD LOAN    DATE     BALANCE ($) (3)
------  ----------  --------------  ---------   --------   -------      --------   --------    ----     ---------------

  1     MLML                             0           1         0         7/1/2009      No     7/1/2009    62,718,428.66
 1.01   MLML                                                                           No                 24,124,940.33
 1.02   MLML                                                                           No                 13,474,035.82
 1.03   MLML                                                                           No                  4,812,155.65
 1.04   MLML                                                                           No                  4,587,588.39
 1.05   MLML                                                                           No                  4,619,669.43
 1.06   MLML                                                                           No                  3,528,914.14
 1.07   MLML                                                                           No                  3,079,779.62
 1.08   MLML                                                                           No                  2,438,158.86
 1.09   MLML                                                                           No                  2,053,186.41
  2     MLML               36            2           1         5         1/1/2015      No     1/1/2015    59,889,793.58
  3     MLML                             1           1         0        12/1/2019      No     12/1/2019   49,500,820.17
 3.01   MLML                                                                           No                 16,992,819.13
 3.02   MLML                                                                           No                 16,254,000.52
 3.03   MLML                                                                           No                 16,254,000.52
  4     BOA                60            8           1         5         7/1/2014      No     7/1/2014    59,925,860.56
  5     MLML               24            2           1         2         1/1/2015      No     1/1/2015    45,592,156.38
  6     BOA                24            8           1         5         7/1/2014      No     7/1/2014    45,055,748.26
  7     MLML                             0           1         0         3/1/2015      No     3/1/2015    40,184,340.11
  8     MLML               48            0           1         3         3/1/2012      No     3/1/2012    36,326,624.00
  9     BOA                60            2           1        10         1/1/2010     Yes     1/1/2015    33,040,000.00
  10    MLML               12            3           1         2        12/1/2014      No     12/1/2014   27,181,157.76
  11    MLML                             3           1         5        12/1/2009      No     12/1/2009   21,879,986.11
11.01   MLML                                                                           No                  8,341,744.70
11.02   MLML                                                                           No                  6,609,579.14
11.03   MLML                                                                           No                  4,786,246.96
11.04   MLML                                                                           No                  1,686,582.26
11.05   MLML                                                                           No                    455,833.04
  12    Key                60            2           1         5         1/1/2010      No     1/1/2010    22,800,000.00
  13    BOA                              4           1         5        11/1/2009     Yes     11/1/2034   19,419,706.33
  14    MLML                             6           1         5         9/1/2014      No     9/1/2014    16,456,243.36
  15    MLML               60            3           1         0        12/1/2009      No     12/1/2009   18,600,000.00
  16    Key                              2           1         5         1/1/2015      No     1/1/2015    15,416,661.64
  17    MLML               36            3           1         5        12/1/2014      No     12/1/2014   15,524,979.16
  18    Key                36            0           1         5         3/1/2015      No     3/1/2015    14,951,407.83
  19    MLML               60            3           1         0        12/1/2009      No     12/1/2009   16,650,000.00
  20    BOA                36            1           1         5         2/1/2012     Yes     6/1/2017    15,121,534.39
  21    MLML               60            3           1         0        12/1/2009      No     12/1/2009   14,750,000.00
  22    MLML               36            2           1        15        12/31/2014    Yes     1/1/2035    12,061,283.77
  23    MLML                             1           1         5         2/1/2015      No     2/1/2015    11,039,605.86
  24    MLML                             4           1         5        11/1/2014      No     11/1/2014   10,148,428.24
  25    MLML                             2           1         5         1/1/2015      No     1/1/2015    10,030,143.22
25.01   MLML                                                                           No                  4,513,564.45
25.02   MLML                                                                           No                  2,841,873.91
25.03   MLML                                                                           No                  2,674,704.86
  26    MLML                             2           1         5         1/1/2015      No     1/1/2015     9,359,443.25
  27    Key                24            3           1         5        12/1/2014      No     12/1/2014    9,670,327.07
  28    BOA                60            2           1         5         1/1/2010      No     1/1/2010    10,750,000.00
  29    Key                60            0           1         5         3/1/2010      No     3/1/2010    10,265,000.00
  30    BOA                60            6           1        10         2/1/2011      No     2/1/2011     9,974,547.61
  31    MLML                             4           1         5        11/1/2014      No     11/1/2014    8,543,777.17
  32    MLML               12            3           1         5        12/1/2014      No     12/1/2014    8,507,289.71
  33    Key                              2           1         5         1/1/2015      No     1/1/2015     8,338,525.45
  34    MLML                             3           1         5        12/1/2014      No     12/1/2014    8,334,169.04
  35    MLML               120           2           1         5         1/1/2015      No     1/1/2015     9,500,000.00
  36    Key                              3           1         5        12/1/2011     Yes     12/1/2034    8,029,105.19
  37    MLML               12            2           1         5         1/1/2015      No     1/1/2015     7,349,750.70
  38    Key                12            2           1         5         1/1/2015     Yes     1/1/2035     7,078,073.67
  39    MLML                             4           1         5        11/1/2014      No     11/1/2014    5,452,867.84
  40    Key                              0           1         5         3/1/2010     Yes     3/1/2035     7,611,060.60
  41    MLML                             2           1         5         1/1/2015     Yes     1/1/2035     6,631,097.28
  42    Key                              2           1         5         1/1/2015      No     1/1/2015     6,578,823.74
  43    MLML                             4           1         5        11/1/2014      No     11/1/2014    6,412,470.75
  44    MLML                             0           1         5         3/1/2015      No     3/1/2015     6,260,685.68
  45    BOA                24            0           1         5         3/1/2015      No     3/1/2015     6,530,884.73
  46    BOA                24            0           1         5         3/1/2015      No     3/1/2015     6,402,700.10
  47    Key                24            3           1         5        12/1/2014      No     12/1/2014    6,188,613.12
  48    MLML                             0           1         5         3/1/2015      No     3/1/2015     5,828,879.75
  49    Key                              0           1         5         3/1/2015      No     3/1/2015     5,836,918.54
  50    MLML                             0           1         5         3/1/2015      No     3/1/2015     5,645,984.62
  51    Key                              0           1         5         3/1/2015      No     3/1/2015     5,487,851.49
  52    Key                              2           1         5         1/1/2015      No     1/1/2015     5,263,060.17
  53    Key                              1           1         5         2/1/2015     Yes     2/1/2035     5,001,092.30
  54    MLML                             2           1         5         1/1/2015      No     1/1/2015     4,935,023.73
  55    MLML                             2           1         5         1/1/2015      No     1/1/2015     4,826,688.33
  56    MLML                             4           1         5        11/1/2014      No     11/1/2014    4,531,111.59
  57    Key                              1           1         5         2/1/2015      No     2/1/2015     4,280,537.60
  58    Key                25            0           1         5         4/1/2015      No     4/1/2015     4,347,349.64
  59    Key                              2           1         5         1/1/2015      No     1/1/2015     4,141,803.20
  60    Key                              2           1         5         1/1/2015      No     1/1/2015     4,017,374.71
  61    MLML                             2           1         5         1/1/2015      No     1/1/2015     3,777,412.21
  62    MLML                             1           1         5         2/1/2015      No     2/1/2015     3,645,304.12
  63    MLML                             2           1         5         1/1/2015      No     1/1/2015     3,598,566.84
  64    MLML                             0           1         5         3/1/2015      No     3/1/2015     3,543,714.91
  65    MLML                             1           1         5         2/1/2015      No     2/1/2015     3,509,130.80
  66    MLML                             2           1         5         1/1/2015      No     1/1/2015     3,512,499.81
  67    MLML                             3           1         5        12/1/2014      No     12/1/2014    3,513,378.23
  68    Key                              2           1         5         1/1/2015     Yes     1/1/2035     3,322,989.52
  69    MLML                             0           1         5         3/1/2015     Yes     3/1/2035     3,169,379.59
  70    MLML                             1           1         5         2/1/2015      No     2/1/2015     3,090,708.80
  71    Key                              2           1         5         1/1/2015     Yes     1/1/2030     2,810,238.22
  72    MLML                             3           1         5        12/1/2014      No     12/1/2014    2,987,096.53
  73    MLML                             5           1         5        10/1/2014      No     10/1/2014    2,936,879.10
  74    MLML                             2           1         5         1/1/2015      No     1/1/2015     2,835,525.89
  75    MLML                             1           1         5         2/1/2015      No     2/1/2015     2,672,219.18
  76    MLML                             2           1        15        12/31/2014    Yes     1/1/2035     2,455,466.49
  77    Key                60            1           1         5         2/1/2010      No     2/1/2010     3,025,000.00
  78    Key                              2           1         5         1/1/2015      No     1/1/2015     2,293,808.24
  79    MLML                             4           1         5        11/1/2011      No     11/1/2011    2,329,057.81
  80    Key                              3           1         5        12/1/2014      No     12/1/2014    1,716,109.31
  81    MLML               24            3           1         5        12/1/2014     Yes     12/1/2034    1,754,248.93
  82    MLML               24            3           1         5        12/1/2014     Yes     12/1/2034    1,579,312.42
  83    MLML               24            3           1         5        12/1/2014     Yes     12/1/2034    1,579,312.42
  84    MLML                             3           1         5        12/1/2014      No     12/1/2014    1,428,622.02
  85    MLML               24            3           1         5        12/1/2014     Yes     12/1/2034    1,263,449.94
  86    MLML                             0           1         5         3/1/2015      No     3/1/2015       877,366.74

                    MATURITY               REMAINING PREPAYMENT                                                        MOST RECENT
LOAN #  ORIGINATOR  LTV % (2)            PROVISION (PAYMENTS) (9)                      2002 NOI ($)   2003 NOI ($)        NOI ($)
------  ----------  ---------            ------------------------                      ------------   ------------        -------

  1     MLML           64.2                      LO(24),Def(25),O(3)                    11,441,449     9,563,992       9,569,680
 1.01   MLML                                                                            4,452,782      3,392,711       3,608,563
 1.02   MLML                                                                            2,445,513      2,006,367       1,969,983
 1.03   MLML                                                                             811,192        924,270          906,029
 1.04   MLML                                                                             976,744        805,847          599,018
 1.05   MLML                                                                             961,273        888,184          912,675
 1.06   MLML                                                                             582,406        536,543          578,294
 1.07   MLML                                                                             458,383        236,314          204,820
 1.08   MLML                                                                             393,515        393,376          417,062
 1.09   MLML                                                                             359,640        380,379          373,235
  2     MLML           60.5                      LO(24),Def(90),O(4)                    6,706,368      6,189,601       5,923,800
  3     MLML           57.0                     LO(24),Def(149),O(4)
 3.01   MLML
 3.02   MLML
 3.03   MLML
  4     BOA            74.7                      LO(24),Def(81),O(7)                    6,269,492      6,319,015       5,899,225
  5     MLML           69.5                      LO(24),Def(90),O(4)                    3,965,879      4,272,302       4,775,796
  6     BOA            69.3                      LO(24),Def(82),O(6)                    4,334,705      4,518,439       4,931,465
  7     MLML           60.9                      LO(24),Def(92),O(4)
  8     MLML           71.1                      LO(24),Def(55),O(5)                    4,111,282      3,414,361       3,103,829
  9     BOA            59.0                  LO(21),GRTRYMor1%(35),O(2)
  10    MLML           58.0                      LO(24),Def(89),O(4)                    2,400,876      2,747,068
  11    MLML           49.2                      LO(24),Def(29),O(4)                    4,042,774      4,065,154       4,296,989
11.01   MLML                                                                            1,221,047      1,178,065       1,445,818
11.02   MLML                                                                             958,737       1,123,968         986,259
11.03   MLML                                                                            1,081,012       989,719        1,182,581
11.04   MLML                                                                             347,338        354,808          214,514
11.05   MLML                                                                             434,640        418,594          467,817
  12    Key            62.5                      GRTRYMor1%(54),O(4)
  13    BOA            67.0                      LO(24),Def(29),O(3)                    2,675,611      2,620,816       2,609,259
  14    MLML           53.1                      LO(24),Def(83),O(7)                    1,822,257      2,537,155       3,444,247
  15    MLML           59.2                      LO(24),Def(30),O(3)                     136,708        764,915
  16    Key            62.7                      LO(24),Def(92),O(2)                    1,017,148       929,903        1,481,592
  17    MLML           63.4                      LO(24),Def(89),O(4)                    1,818,521      1,831,970       2,118,798
  18    Key            67.0                     GRTRYMor1%(113),O(7)                                   1,142,230       1,374,930
  19    MLML           69.4                      LO(24),Def(30),O(3)                                    434,872
  20    BOA            75.6                      LO(24),Def(56),O(3)                                   1,502,576       1,498,389
  21    MLML           66.4                      LO(24),Def(30),O(3)                     102,758        494,218
  22    MLML           70.9                      LO(24),Def(90),O(4)                    1,097,197      1,125,741       1,137,412
  23    MLML           61.3                     LO(24),Def(70),O(25)                     578,959        866,131        1,047,934
  24    MLML           50.7                      LO(24),Def(90),O(2)                                   2,222,742       2,668,483
  25    MLML           63.9                      LO(24),Def(91),O(3)                                   1,283,245       1,406,883
25.01   MLML                                                                                            572,226          622,099
25.02   MLML                                                                                            442,681          448,522
25.03   MLML                                                                                            268,338          336,262
  26    MLML           65.7                      LO(24),Def(92),O(2)
  27    Key            55.9                      LO(24),Def(89),O(4)                    1,509,807      1,549,681       1,513,996
  28    BOA            69.4                      LO(24),Def(27),O(7)                    1,218,608      1,150,223       1,005,754
  29    Key            60.0                      GRTRYMor1%(56),O(4)
  30    BOA            68.8                      LO(24),Def(41),O(6)                    1,545,520      1,593,723       1,586,204
  31    MLML           67.3                      LO(24),Def(90),O(2)                    1,175,154      1,095,773         870,258
  32    MLML           66.8                      LO(24),Def(89),O(4)
  33    Key            57.9                      LO(24),Def(91),O(3)                                    908,436          887,991
  34    MLML           64.6                      LO(24),Def(91),O(2)                                                     590,357
  35    MLML           63.1     LO(24),Def(33),5%(12),4%(12),3%(12),2%(12),1%(9),O(4)   1,299,564      1,212,719       1,191,779
  36    Key            65.5                      LO(24),Def(53),O(4)                     977,920        969,781        1,029,528
  37    MLML           68.1                      LO(24),Def(90),O(4)
  38    Key            67.4                      LO(24),Def(90),O(4)                                                     341,924
  39    MLML           47.0                  LO(37),GRTR1%orYM(75),O(4)                  614,857        900,529        1,040,711
  40    Key            73.9                      LO(24),Def(32),O(4)                     716,297        738,763          638,407
  41    MLML           65.0                      LO(24),Def(91),O(3)
  42    Key            57.2                      LO(24),Def(91),O(3)                    1,041,090       980,217          851,275
  43    MLML           66.1                      LO(24),Def(88),O(4)                                                     211,323
  44    MLML           51.7                      LO(24),Def(92),O(4)                     337,255        553,528          737,651
  45    BOA            52.7                      LO(24),Def(94),O(2)                     907,444       1,044,799       1,125,728
  46    BOA            52.5                      LO(24),Def(94),O(2)                    1,218,609      1,173,650       1,053,562
  47    Key            69.6                      LO(24),Def(90),O(3)                     640,482        554,831        1,270,214
  48    MLML           66.2                      LO(24),Def(94),O(2)                     614,144        633,224          712,488
  49    Key            53.5                     GRTRYMor1%(116),O(4)                                                     356,444
  50    MLML           62.7                      LO(24),Def(94),O(2)                     671,925        746,280          847,690
  51    Key            55.4                      LO(24),Def(93),O(3)                                                     572,330
  52    Key            60.5                      LO(24),Def(91),O(3)                     591,203        764,105          872,224
  53    Key            58.8                      LO(24),Def(91),O(4)                     597,373        648,058          689,699
  54    MLML           65.8                      LO(24),Def(90),O(4)                     595,746        599,482          628,665
  55    MLML           65.2                      LO(24),Def(90),O(4)                     606,537        563,338          558,245
  56    MLML           65.7                      LO(24),Def(88),O(4)                     184,624        345,579
  57    Key            58.2                      LO(24),Def(92),O(3)
  58    Key            69.6                      LO(24),Def(94),O(3)                                                     584,816
  59    Key            65.2                      LO(24),Def(90),O(4)                                                     496,032
  60    Key            66.4                      LO(24),Def(90),O(4)                                    336,095          441,665
  61    MLML           54.0                      LO(24),Def(90),O(4)                     378,731        452,062          455,864
  62    MLML           66.3                      LO(24),Def(91),O(4)                     448,814        443,503          457,606
  63    MLML           61.0                      LO(24),Def(90),O(4)
  64    MLML           48.9                      LO(24),Def(92),O(4)
  65    MLML           60.5                      LO(24),Def(91),O(4)
  66    MLML           62.7                      LO(24),Def(90),O(4)                     446,633        505,173          489,000
  67    MLML           60.5                      LO(24),Def(91),O(2)
  68    Key            59.3                  LO(24),GRTR1%orYM(89),O(5)
  69    MLML           66.3                      LO(24),Def(93),O(3)
  70    MLML           63.1                      LO(24),Def(91),O(4)                                                     381,201
  71    Key            48.6                  LO(24),GRTRYMor1%(89),O(5)
  72    MLML           53.3                      LO(24),Def(89),O(4)
  73    MLML           55.4                      LO(24),Def(86),O(5)                                    385,999          400,123
  74    MLML           60.7                      LO(24),Def(92),O(2)
  75    MLML           66.4                      LO(24),Def(93),O(2)
  76    MLML           36.6                      LO(24),Def(90),O(4)                     414,826        502,980          503,310
  77    Key            63.0                      GRTRYMor1%(55),O(4)
  78    Key            65.5                      LO(24),Def(91),O(3)                     229,659        237,297          282,202
  79    MLML           71.7                      LO(24),Def(52),O(4)
  80    Key            59.4                  LO(57),GRTRYMor1%(57),O(3)                                                  124,920
  81    MLML           70.2                      LO(24),Def(90),O(3)
  82    MLML           70.2                      LO(24),Def(90),O(3)
  83    MLML           70.2                      LO(24),Def(90),O(3)
  84    MLML           50.3                      LO(24),Def(91),O(2)                                    180,202          197,829
  85    MLML           70.2                      LO(24),Def(90),O(3)
  86    MLML           51.9                      LO(24),Def(92),O(4)

                                                                                                            UPFRONT        UPFRONT
                   MOST RECENT                                  UW                                        ENGINEERING       CAPEX
LOAN #  ORIGINATOR   NOI DATE      UW NOI ($)   UW NCF ($)  DSCR (X) (2)(10)     TITLE TYPE      PML %    RESERVE ($)    RESERVE ($)
------  ----------   --------      ----------   ----------  ----------------    -----------      -----    ------------   -----------

  1     MLML        10/31/2004    10,571,848    9,061,215         1.64          Fee/Leasehold                225,674      2,917,765
 1.01   MLML        10/31/2004     4,082,241    3,513,857                       Fee/Leasehold
 1.02   MLML        10/31/2004     2,129,468    1,797,953                            Fee
 1.03   MLML        10/31/2004       976,474      848,634                         Leasehold
 1.04   MLML        10/31/2004       645,519      563,352                            Fee
 1.05   MLML        10/31/2004     1,009,970      876,896                            Fee
 1.06   MLML        10/31/2004       627,142      546,125                            Fee
 1.07   MLML        10/31/2004       227,234      180,425                            Fee
 1.08   MLML        10/31/2004       469,759      402,671                            Fee
 1.09   MLML        10/31/2004       404,040      331,302                            Fee
  2     MLML        10/31/2004     6,241,172    5,608,149         1.26               Fee         19.00                      160,572
  3     MLML                       6,258,142    5,882,547         1.17               Fee
 3.01   MLML                       2,165,693    2,038,442                            Fee
 3.02   MLML                       2,059,430    1,934,918                            Fee
 3.03   MLML                       2,033,019    1,909,187                            Fee
  4     BOA         9/30/2004      6,035,559    5,750,824         1.26               Fee
  5     MLML        9/30/2004      4,665,325    4,449,575         1.25               Fee                     268,125
  6     BOA         9/30/2004      4,278,728    4,202,028         1.25               Fee
  7     MLML                       5,468,199    5,149,048         1.60               Fee                      41,113        300,000
  8     MLML        12/31/2004     3,188,843    3,039,443         1.24               Fee                   1,004,963         13,833
  9     BOA                        3,509,238    3,431,363         1.76               Fee
  10    MLML                       2,833,318    2,570,352         1.22               Fee                     398,363
  11    MLML        9/30/2004      3,463,351    2,938,186         1.83          Fee/Leasehold              1,307,813        208,947
11.01   MLML        9/30/2004      1,197,176    1,061,018                            Fee
11.02   MLML        9/30/2004        916,761      846,581                            Fee
11.03   MLML        9/30/2004        799,027      600,718                            Fee
11.04   MLML        9/30/2004        345,684      283,744                            Fee
11.05   MLML        9/30/2004        204,703      146,125                       Fee/Leasehold
  12    Key                        2,494,990    2,316,885         1.95               Fee
  13    BOA         9/30/2004      2,632,347    2,004,949         1.45               Fee                      14,250
  14    MLML        10/31/2004     3,298,693    2,793,568         1.66               Fee
  15    MLML                       1,912,489    1,889,404         2.10               Fee                      37,400
  16    Key         9/30/2004      1,754,086    1,596,766         1.28               Fee         16.00                        2,629
  17    MLML        12/31/2004     2,009,703    1,876,635         1.65               Fee
  18    Key         12/31/2004     1,372,599    1,332,999         1.21               Fee                                      3,300
  19    MLML                       1,635,475    1,578,506         1.96               Fee                       1,100
  20    BOA         11/30/2004     1,333,631    1,314,848         1.20               Fee
  21    MLML                       1,527,965    1,472,167         2.07               Fee                      29,700
  22    MLML        11/30/2004     1,335,161    1,315,054         1.45               Fee
  23    MLML        11/30/2004     1,218,903    1,117,374         1.25               Fee                      32,313
  24    MLML        10/31/2004     2,055,160    1,884,248         1.83               Fee
  25    MLML        11/30/2004     1,204,657    1,135,815         1.39               Fee        Various
25.01   MLML        11/30/2004       549,801      514,952                            Fee         13.00
25.02   MLML        11/30/2004       338,360      323,719                            Fee         7.00
25.03   MLML        11/30/2004       316,496      297,145                            Fee         10.00
  26    MLML                       1,024,225      969,194         1.27               Fee
  27    Key         10/31/2004     1,394,956    1,252,875         1.64               Fee
  28    BOA         12/31/2004     1,014,945      942,945         1.38               Fee
  29    Key                        1,277,095    1,222,232         2.33               Fee
  30    BOA         9/30/2004      1,146,558    1,085,487         1.53               Fee         6.00
  31    MLML        11/30/2004     1,063,526      939,653         1.32            Leasehold
  32    MLML                         943,450      888,575         1.34               Fee
  33    Key         10/31/2004       916,264      850,209         1.25               Fee                                      4,400
  34    MLML        9/30/2004        952,940      880,003         1.28               Fee
  35    MLML        8/31/2004      1,298,713    1,238,713         2.63               Fee
  36    Key         10/31/2004     1,013,449      915,343         1.51               Fee                      35,375          3,527
  37    MLML                         853,790      785,657         1.37               Fee
  38    Key         11/30/2004       741,568      702,616         1.28               Fee
  39    MLML        10/31/2004     1,091,144    1,052,444         1.47               Fee
  40    Key         12/31/2004       753,502      651,398         1.21               Fee                      53,313          1,196
  41    MLML                         644,224      636,667         1.20               Fee
  42    Key         10/31/2004       823,178      718,974         1.34               Fee         16.00                       30,000
  43    MLML        8/31/2004        751,250      681,650         1.31               Fee                     300,000
  44    MLML        11/30/2004       750,248      703,915         1.40               Fee         4.50
  45    BOA         11/30/2004     1,132,572    1,014,470         1.98               Fee
  46    BOA         11/30/2004     1,009,652      883,324         1.78               Fee
  47    Key         10/31/2004       644,295      611,295         1.28               Fee
  48    MLML        9/30/2004        658,742      623,942         1.32               Fee                      36,125         17,400
  49    Key         12/31/2004       733,953      674,984         1.42               Fee         18.00
  50    MLML        9/30/2004        706,017      600,808         1.30               Fee         19.00
  51    Key         1/31/2005        558,575      540,775         1.22               Fee
  52    Key         11/30/2004       677,109      554,887         1.29               Fee         17.00                        1,149
  53    Key         10/31/2004       602,917      519,811         1.28            Leasehold                                   2,000
  54    MLML        8/31/2004        643,549      611,672         1.53               Fee                      70,306
  55    MLML        10/31/2004       525,648      498,360         1.28               Fee                      53,915
  56    MLML                         492,996      457,555         1.25               Fee
  57    Key                          549,232      512,933         1.49               Fee         10.00                          370
  58    Key         10/31/2004       453,943      437,143         1.33               Fee                                      1,400
  59    Key         10/31/2004       430,693      416,943         1.26               Fee                                        688
  60    Key         11/30/2004       425,949      415,701         1.26               Fee         11.80                          854
  61    MLML        8/31/2004        443,828      407,748         1.34               Fee         16.00
  62    MLML        12/31/2004       452,614      428,364         1.38               Fee
  63    MLML                         357,806      355,842         1.21               Fee         12.00
  64    MLML                         456,278      456,278         1.58               Fee         12.00
  65    MLML                         445,374      429,261         1.50               Fee
  66    MLML        11/30/2004       449,090      387,731         1.35               Fee
  67    MLML                         470,908      432,615         1.50               Fee         14.00
  68    Key                          363,750      361,576         1.25               Fee                                        181
  69    MLML                         315,250      313,770         1.24               Fee                     117,160
  70    MLML        10/31/2004       388,212      364,004         1.44               Fee         15.00        53,438
  71    Key                          410,508      408,460         1.43               Fee         5.00                           185
  72    MLML                         342,690      319,800         1.33               Fee         16.00
  73    MLML        5/31/2004        358,049      331,945         1.37               Fee                      81,006
  74    MLML                         316,608      316,608         1.36               Fee
  75    MLML                         276,450      276,450         1.27               Fee
  76    MLML        8/31/2004        478,735      395,898         1.59               Fee
  77    Key                          355,204      325,043         2.10               Fee
  78    Key         10/31/2004       250,507      238,075         1.28               Fee                                      1,036
  79    MLML                         248,525      235,835         1.32               Fee                      37,663
  80    Key         10/31/2004       218,947      202,290         1.21               Fee
  81    MLML                         176,930      175,411         1.28               Fee
  82    MLML                         157,599      155,889         1.26               Fee
  83    MLML                         162,664      162,664         1.32               Fee
  84    MLML        8/31/2004        227,492      201,133         1.70               Fee
  85    MLML                         137,273      135,754         1.37            Leasehold
  86    MLML                         113,457      108,972         1.52               Fee         6.00                        16,040

                      UPFRONT         UPFRONT        UPFRONT          UPFRONT         UPFRONT              MONTHLY
                      ENVIR.           TI/LC         RE TAX            INS.           OTHER                 CAPEX
LOAN #  ORIGINATOR  RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)     RESERVE ($)           RESERVE ($)
------  ----------  -----------     -----------    -----------     -----------     -----------           -----------

  1     MLML                                          484,697         585,752          38,507    4% of Operating Revenues
 1.01   MLML
 1.02   MLML
 1.03   MLML
 1.04   MLML
 1.05   MLML
 1.06   MLML
 1.07   MLML
 1.08   MLML
 1.09   MLML
  2     MLML                                          136,810                         353,801                       4,695
  3     MLML                                                                          418,381
 3.01   MLML
 3.02   MLML
 3.03   MLML
  4     BOA
  5     MLML                                           39,851                                                      17,979
  6     BOA
  7     MLML          100,000                                                       1,610,251                       8,221
  8     MLML                                          208,318         132,990                                      13,833
  9     BOA
  10    MLML                          508,720         218,882          12,124                                       3,675
  11    MLML                                           93,343                         613,605                      13,068
11.01   MLML
11.02   MLML
11.03   MLML
11.04   MLML
11.05   MLML
  12    Key
  13    BOA                                            17,115           7,293         250,000                      14,391
  14    MLML                                          349,419                         675,060                      40,115
  15    MLML                                           93,967          60,929                                       1,924
  16    Key                                            59,246          36,273                                       2,629
  17    MLML                                          100,349                                                       1,859
  18    Key          1,125.00                          43,807          14,076                                       3,300
  19    MLML                                           26,358          44,273                                       1,264
  20    BOA                                            25,213                         300,000                       1,565
  21    MLML                                           78,111          77,848                                       2,150
  22    MLML                                           23,190          24,105          22,600                       1,417
  23    MLML                          220,000         239,979                         465,000                       3,009
  24    MLML                                                           38,202                                      14,243
  25    MLML                                           41,035                                                       2,122
25.01   MLML
25.02   MLML
25.03   MLML
  26    MLML                                           62,457                                                         229
  27    Key           322,500           2,500         186,778          19,522          27,373
  28    BOA                                           287,547
  29    Key
  30    BOA                            15,455          47,934           3,698                                         425
  31    MLML                                           18,120           4,351                                       1,474
  32    MLML                                            8,296           7,288                                         569
  33    Key                                           137,097          22,459                                       4,400
  34    MLML                          200,000          19,757          14,085          20,045                         541
  35    MLML                                                                           60,000
  36    Key           547,200           3,333          87,130                                                       3,527
  37    MLML                                                                                                        1,598
  38    Key                                                             4,634
  39    MLML                                           29,485                                                       3,225
  40    Key           100,000           4,500          32,882           4,858                                       1,196
  41    MLML                                           34,074                          18,500
  42    Key                             6,700          26,713           3,789
  43    MLML                                            9,739          39,475                                       5,800
  44    MLML                                           55,005             898          15,507
  45    BOA                                                             9,320
  46    BOA                                            45,443          13,610
  47    Key                                           178,775          34,650                                    2,750.00
  48    MLML              400                          31,016          29,798         235,738                       2,900
  49    Key                           750,000                          10,906
  50    MLML                                                           19,500                                       1,350
  51    Key                                            78,886          10,841
  52    Key                             2,084          19,817           1,641                                       1,149
  53    Key           293,750           3,337          11,400           5,580                                       2,000
  54    MLML                          312,496          17,035          15,893                                       1,502
  55    MLML                                           19,700                                                         532
  56    MLML                                           15,736           1,410          35,544                         618
  57    Key                             1,600                           4,306                                         370
  58    Key                                            26,257           6,335                                       1,400
  59    Key                                             9,100           1,801                                         688
  60    Key                                            14,850           5,221                                         854
  61    MLML           75,000                          10,605                                                         323
  62    MLML                                           21,441          14,072                                       2,021
  63    MLML                                                                                                          164
  64    MLML                                                                           24,113
  65    MLML                                                                                                          671
  66    MLML                          200,000          26,420             895         177,858                         751
  67    MLML                                                            1,300                                         363
  68    Key                                                                                                           181
  69    MLML                                           20,000           8,350          21,098
  70    MLML          112,500          50,000                                                                         292
  71    Key                                                                                                           185
  72    MLML                                           19,584             996                                         530
  73    MLML                                           37,595                                                         500
  74    MLML                                                                           19,355
  75    MLML
  76    MLML                                           15,306           7,664           7,543                       6,903
  77    Key
  78    Key                                             4,291           2,482                                       1,036
  79    MLML                                            3,539           4,071                                       1,058
  80    Key
  81    MLML                                            9,103                          12,058                          78
  82    MLML                                           10,705                          10,944                          78
  83    MLML                                            5,820                          10,209
  84    MLML                           75,000                           1,921                                         260
  85    MLML                                            7,635                           8,634                         127
  86    MLML                                                                                                          181

                      MONTHLY       MONTHLY      MONTHLY      MONTHLY       MONTHLY
                      ENVIR.         TI/LC       RE TAX         INS.         OTHER      SINGLE
LOAN #  ORIGINATOR  RESERVE ($)   RESERVE ($)  RESERVE ($)  RESERVE ($)   RESERVE ($)   TENANT    TENANT NAME
------  ----------  -----------   -----------  -----------  -----------   -----------   ------    -----------

  1     MLML                                      268,864        62,280        38,145     No
 1.01   MLML                                                                              No
 1.02   MLML                                                                              No
 1.03   MLML                                                                              No
 1.04   MLML                                                                              No
 1.05   MLML                                                                              No
 1.06   MLML                                                                              No
 1.07   MLML                                                                              No
 1.08   MLML                                                                              No
 1.09   MLML                                                                              No
  2     MLML                          24,305       23,942        10,343                   No        C.P.E.
  3     MLML                                                                              Yes       Citicorp
 3.01   MLML                                                                              Yes       Citicorp
 3.02   MLML                                                                              Yes       Citicorp
 3.03   MLML                                                                              Yes       Citicorp
  4     BOA                                                                               No        Burdine's - Macy's
  5     MLML                                       39,851        27,496                   No
  6     BOA                                                                               No
  7     MLML                          12,500                                              Yes       Bozzuto's, Inc.
  8     MLML                                       44,723        13,385                   No
  9     BOA                                                                               Yes       American Express Travel Related
                                                                                                      Services Company
  10    MLML                                       43,776         6,062                   No        Katharine Gibbs Corporation
  11    MLML                          30,697       65,469        11,862        14,484     No
11.01   MLML                                                                              No        WAL-MART
11.02   MLML                                                                              No        Giant Food Stores
11.03   MLML                                                                              No        Price Chopper
11.04   MLML                                                                              No        Dollar Tree Stores
11.05   MLML                                                                              No        Price Chopper
  12    Key                                                                               No        Oshman's
  13    BOA                           20,500       17,115         7,293                   No        Bank One
  14    MLML                                       31,765        13,113                   No
  15    MLML                                       20,016         4,687                   No        Costco Wholesale Corp.
  16    Key                                        14,812         4,534                   No        Mervyn's
  17    MLML                          56,000       36,977         2,478                   No        The Sports Authority
  18    Key                                        15,332         5,079                   No
  19    MLML                           3,483        8,786         3,406                   No        Roche Bros. Supermarkets
  20    BOA                                        12,606                                 Yes       FEMA
  21    MLML                           2,500       13,019         5,988                   No        Bob's Discount Furniture
  22    MLML                             259       11,595         2,410        22,600     No        City of Winston-Salem
  23    MLML                           2,800       42,654                                 No        ShopRite
  24    MLML                                       17,425         5,457                   No
  25    MLML                           8,333       12,849         2,929                   Various
25.01   MLML                                                                              No        Dept. of the Navy
25.02   MLML                                                                              Yes       DSHS
25.03   MLML                                                                              Yes       DSHS
  26    MLML                           2,917       12,491                                 No        Melting Pot
  27    Key                            2,500       26,683         1,627                   No        ProSound Music Centers
  28    BOA                                        23,962                                 No
  29    Key                                                                               No        Ross
  30    BOA                           15,455        6,848         3,698                   Yes       Digeo
  31    MLML                           8,750        6,040           417                   No        Sprague Energy
  32    MLML                          18,289        1,452         1,458                   No        Whole Foods
  33    Key                                        19,585         4,204                   No
  34    MLML                                       19,757         2,347                   No        Comerica
  35    MLML                                        9,915         4,479        10,000     No
  36    Key                            3,333       12,447                                 No        Kroger
  37    MLML                           3,333       13,856         1,567                   No        Burlington Coat Factory
  38    Key                                         2,574         1,480                   No        Blockbuster Video
  39    MLML                                        3,686                                 No
  40    Key                            4,500        6,576         1,215                   No        Kmart
  41    MLML                             529        1,908                                 No        Eckerd's
  42    Key                            6,700        8,904         1,895                   No        Skanska
  43    MLML                                        9,739        11,715                   No
  44    MLML                                       11,001           898                   No        Tuesday Morning, Inc.
  45    BOA                                        10,960         1,165                   No
  46    BOA                                         9,089         1,701                   No
  47    Key                                        19,474         3,675                   No
  48    MLML                                        5,428         4,966        39,290     No
  49    Key                                         4,590           909                   No        Eggs "n" Things
  50    MLML                           5,083        4,448         2,625                   No        RTW
  51    Key                                        19,721         5,814                   No
  52    Key                            2,084        4,954         1,641                   No        CKC Development Co
  53    Key                            3,337       15,071         1,860                   No        Kohls
  54    MLML                                        5,678         1,445                   No        Kroger
  55    MLML                           1,800        3,940         7,416                   No        ICI Dulux Paint Company
  56    MLML                           2,083        5,797           705                   No        All About Fitness
  57    Key                            1,600                        718                   No        Chinese Buffet
  58    Key                                         1,067         1,584                   No
  59    Key                                         4,550         1,801                   No
  60    Key                                         3,712           522                   No
  61    MLML                           1,250        2,651         1,033                   No        My Gym
  62    MLML                                        5,773         1,759                   No
  63    MLML                           2,416                                              Yes       Walgreens
  64    MLML                                                                              Yes       Walgreens
  65    MLML                                                                              Yes       Washington Mutual
  66    MLML                           4,317        6,605           895                   No        Renal Care Group Arizona, Inc.
  67    MLML                           2,600        3,165           650                   No        Hollywood Video
  68    Key                                                                               Yes       Walgreen Co.
  69    MLML                                                                              Yes       Walgreen Co.
  70    MLML                           1,717        3,772         1,584                   No        Super Convenience
  71    Key                                                                               Yes       Walgreen Co.
  72    MLML                                        2,077           498                   No        Big 5 Sporting Goods
  73    MLML                                       11,499           989                   No        Wachovia
  74    MLML                                                                              Yes       Walgreen Co.
  75    MLML                                                                              Yes       Walgreen's
  76    MLML                                        7,653         2,555         7,543     No
  77    Key                                                                               Yes       Hobby Lobby
  78    Key                                         1,767         1,241                   No
  79    MLML                                        3,539           582                   No
  80    Key                                                                               No        Payless Shoes
  81    MLML                                        2,415                                 Yes       East Main Street CVS, Inc
  82    MLML                                        2,237                                 Yes       East Market Street CVS
  83    MLML                                        1,580                                 Yes       Doubleday Ballston CVS
  84    MLML                                        3,048           960                   No        Green Backs, Inc.
  85    MLML                                        1,604                                 Yes       CVS
  86    MLML                                                                              No        AutoZone

                                  LEASE                                                  LEASE
LOAN #  ORIGINATOR  UNIT SIZE   EXPIRATION   TENANT NAME                  UNIT SIZE   EXPIRATION
------  ----------  ---------   ----------   -----------                  ---------   ----------

  1     MLML
 1.01   MLML
 1.02   MLML
 1.03   MLML
 1.04   MLML
 1.05   MLML
 1.06   MLML
 1.07   MLML
 1.08   MLML
 1.09   MLML
  2     MLML           26,126   12/31/2010   Atlasthird Mosaic Media         19,388    8/31/2008
  3     MLML          530,334    Various
 3.01   MLML          176,778   12/31/2019
 3.02   MLML          176,778   11/30/2019
 3.03   MLML          176,778   11/30/2019
  4     BOA           132,208   1/31/2014    J.C. Penney                    103,162    1/31/2009
  5     MLML
  6     BOA
  7     MLML          986,565    1/1/2030
  8     MLML
  9     BOA           389,377   12/31/2014
  10    MLML           96,516   12/31/2017   The Donna Karan Company         25,000   12/31/2008
  11    MLML
11.01   MLML           85,922   4/23/2008    BI-LO, Inc.                     42,016   11/30/2007
11.02   MLML           43,157   11/30/2016   JCPenny/Eckerd Drug              9,000    2/28/2007
11.03   MLML           65,309   7/31/2013    Antiques & Furniture            35,660    2/28/2009
11.04   MLML           17,407   1/31/2010    Blockbuster                      6,000   11/30/2008
11.05   MLML           57,084   8/31/2005    The Board Trustees              10,200    9/30/2005
  12    Key            40,954   1/31/2015    Circuit City                    32,570    1/31/2018
  13    BOA           169,803   11/30/2009   McBrayer McGinnis               18,744    4/1/2008
  14    MLML
  15    MLML          136,739   12/31/2029   Home Depot U.S.A. Inc.         131,735   11/30/2016
  16    Key            72,000   7/31/2008    Smart & Final                   23,200    5/31/2013
  17    MLML           43,580   8/31/2009    LA Fitness                      35,000   12/31/2009
  18    Key
  19    MLML           49,760   7/31/2026    SEA Easton Village              23,239   11/21/2007
  20    BOA            83,481   5/19/2022
  21    MLML           58,983   8/31/2014    The TJX Companies               30,336    1/31/2013
  22    MLML           76,850   3/15/2015    Twin City Chop House             8,152    1/15/2011
  23    MLML           48,019   4/30/2010    NYS Dept. of Motor Vehicle      15,636    2/28/2014
  24    MLML
  25    MLML
25.01   MLML           38,601   6/30/2007    Puget Sound Blood                3,300    7/31/2010
25.02   MLML           27,856   9/30/2011
25.03   MLML           30,000   7/31/2012
  26    MLML            8,815   6/30/2014    Masck                            6,465    4/30/2014
  27    Key            15,500   7/31/2005    Denver Mattress Company         10,538    8/31/2006
  28    BOA
  29    Key            30,186   1/10/2015    Circuit City                    20,246   10/13/2019
  30    BOA            50,954   1/31/2011
  31    MLML           37,848   1/31/2014    Ecora Software                  15,292    8/31/2009
  32    MLML           44,997   1/31/2024    Wilbur's                        23,337    9/30/2014
  33    Key
  34    MLML            8,903   4/14/2013    WCI Prudential                   6,865    7/17/2008
  35    MLML
  36    Key            61,387   2/28/2014    Big Lots                        18,000    1/31/2007
  37    MLML           75,825   3/31/2014    Big Lots                        35,177    1/31/2015
  38    Key             5,170    7/1/2011    Dollarwise                       3,412   12/31/2009
  39    MLML
  40    Key            83,410   11/30/2009   Safeway                         51,084    4/30/2016
  41    MLML            9,900   10/3/2024    Blockbuster                      2,200    9/15/2014
  42    Key            30,654   1/21/2009    IKON Document Service           27,045   10/31/2009
  43    MLML
  44    MLML            5,776   1/15/2010    Hoshall for Hair                 4,761    9/30/2005
  45    BOA
  46    BOA
  47    Key
  48    MLML
  49    Key             4,000   6/30/2014    Premier Credit Union             3,004    4/30/2014
  50    MLML           22,707   12/1/2007    LLU Access Center                7,867    8/1/2005
  51    Key
  52    Key            15,443   11/30/2020   Alorica                         15,442   11/30/2016
  53    Key            93,376   7/31/2009    Jo-Ann Fabrics                  26,250    1/31/2008
  54    MLML           49,808   4/16/2016    Dollar General                   7,500    2/28/2007
  55    MLML            3,444   4/30/2010    Wong Kung, Inc.                  2,500    3/31/2009
  56    MLML            6,214   10/31/2007   Softair Depot                    3,500    2/28/2009
  57    Key             7,000   1/31/2015    Boo Boo's Board Shop             3,019    9/30/2009
  58    Key
  59    Key
  60    Key
  61    MLML            3,965   6/30/2008    Hibachi Steak House              3,570   12/31/2012
  62    MLML
  63    MLML           12,277   3/31/2015
  64    MLML           15,120   9/30/2079
  65    MLML          107,419   11/30/2015
  66    MLML           25,667   1/31/2009    Office of the Public Defender   15,313   12/31/2007
  67    MLML            6,000   5/12/2014    Dollar Zone                      5,983   10/31/2009
  68    Key            14,490   12/31/2029
  69    MLML           14,800   8/31/2030
  70    MLML            2,460   3/31/2006    Contractor's Labor Pool          1,984    6/30/2007
  71    Key            13,650   10/31/2029
  72    MLML            9,605   1/31/2016    Total Look Salon                 1,732    8/31/2005
  73    MLML            5,415   8/31/2012    JDM Deli, Inc.                   1,820    1/31/2007
  74    MLML           16,510   10/31/2029
  75    MLML           14,560   10/31/2029
  76    MLML
  77    Key            60,000   9/30/2024
  78    Key
  79    MLML
  80    Key             2,975    6/1/2014    Pronto Pizza                     2,635   11/14/2014
  81    MLML           10,125   1/31/2020
  82    MLML           11,400   1/31/2022
  83    MLML           10,055   1/31/2024
  84    MLML            8,400   3/31/2007    Gen X Clothing                   6,000    3/27/2007
  85    MLML           10,500   1/31/2020
  86    MLML            8,476    5/1/2008    Wendy's                          3,608   12/31/2014

                                                                                          LEASE
LOAN #  ORIGINATOR    TENANT NAME                                           UNIT SIZE   EXPIRATION     LOAN #
------  ----------    -----------                                           ---------   ----------     ------

  1     MLML                                                                                              1
 1.01   MLML                                                                                            1.01
 1.02   MLML                                                                                            1.02
 1.03   MLML                                                                                            1.03
 1.04   MLML                                                                                            1.04
 1.05   MLML                                                                                            1.05
 1.06   MLML                                                                                            1.06
 1.07   MLML                                                                                            1.07
 1.08   MLML                                                                                            1.08
 1.09   MLML                                                                                            1.09
  2     MLML          Agency for the Performing Arts                           16,806   9/30/2007         2
  3     MLML                                                                                              3
 3.01   MLML                                                                                            3.01
 3.02   MLML                                                                                            3.02
 3.03   MLML                                                                                            3.03
  4     BOA           Old Navy Clothing Co.                                    19,460   1/31/2007         4
  5     MLML                                                                                              5
  6     BOA                                                                                               6
  7     MLML                                                                                              7
  8     MLML                                                                                              8
  9     BOA                                                                                               9
  10    MLML          Fantastex Corporation                                    23,500   9/30/2011        10
  11    MLML                                                                                             11
11.01   MLML          David's Bridal                                           10,191   8/13/2013       11.01
11.02   MLML          Wachovia Bank, N.A.                                       2,600   8/31/2007       11.02
11.03   MLML          Advance Stores                                           13,616   3/31/2005       11.03
11.04   MLML          St. Louis Tan                                             5,600   2/28/2009       11.04
11.05   MLML          Farm Bureau Insurance                                     3,150   3/31/2005       11.05
  12    Key           Bed Bath & Beyond                                        22,000   1/31/2014        12
  13    BOA           New Lexington Dining Club                                10,028    1/1/2010        13
  14    MLML                                                                                             14
  15    MLML          Dick's Sporting Goods                                    50,754   1/31/2020        15
  16    Key           Ross Dress for Less, Inc.                                23,000   1/31/2016        16
  17    MLML          Graham Central Station                                   35,000   12/31/2009       17
  18    Key                                                                                              18
  19    MLML          CVS Corporation                                          10,880   1/31/2024        19
  20    BOA                                                                                              20
  21    MLML          Bed Bath & Beyond                                        22,877   1/31/2014        21
  22    MLML                                                                                             22
  23    MLML          Dollar Tree                                              13,214   1/31/2014        23
  24    MLML                                                                                             24
  25    MLML                                                                                             25
25.01   MLML                                                                                            25.01
25.02   MLML                                                                                            25.02
25.03   MLML                                                                                            25.03
  26    MLML          Bank of America                                           5,935   9/30/2018        26
  27    Key           Pier 1 Imports                                            8,999   4/30/2007        27
  28    BOA                                                                                              28
  29    Key           Petsmart                                                 20,000   2/26/2015        29
  30    BOA                                                                                              30
  31    MLML          Lotus/IBM                                                 9,372   3/31/2008        31
  32    MLML                                                                                             32
  33    Key                                                                                              33
  34    MLML          Moon Thai Restaurant                                      4,901   5/14/2013        34
  35    MLML                                                                                             35
  36    Key           Family Dollar Stores                                     10,500   12/31/2009       36
  37    MLML          Aldi, Inc.                                               16,800   3/31/2019        37
  38    Key           Frank Jacupi (Crossroad Grille)                           2,737   12/31/2014       38
  39    MLML                                                                                             39
  40    Key           Amazing 99 Cents Store                                    4,800   1/31/2008        40
  41    MLML                                                                                             41
  42    Key           ADT Security Systems                                     12,166   7/31/2009        42
  43    MLML                                                                                             43
  44    MLML          Conoco Phillips Comp                                      3,500   8/31/2009        44
  45    BOA                                                                                              45
  46    BOA                                                                                              46
  47    Key                                                                                              47
  48    MLML                                                                                             48
  49    Key           Dr. Christopher Go, DDS                                   2,200   4/30/2014        49
  50    MLML          LLU Dr. Mgt. Office                                       6,400    8/1/2007        50
  51    Key                                                                                              51
  52    Key           USHW                                                     11,019   12/31/2007       52
  53    Key           Fashion Bug                                               8,000   1/31/2007        53
  54    MLML          Dollar Tree                                               6,900   8/31/2007        54
  55    MLML          Jack in the Box                                           2,223   3/31/2008        55
  56    MLML          Paradise Valley Emergency Animal Clinic                   2,888   5/31/2009        56
  57    Key           Foxy Lady / Good Choice                                   2,600   12/31/2009       57
  58    Key                                                                                              58
  59    Key                                                                                              59
  60    Key                                                                                              60
  61    MLML          Canyon Acres Family Service                               3,550   10/31/2009       61
  62    MLML                                                                                             62
  63    MLML                                                                                             63
  64    MLML                                                                                             64
  65    MLML                                                                                             65
  66    MLML                                                                                             66
  67    MLML          Dana Orthodontics                                         2,600   4/30/2011        67
  68    Key                                                                                              68
  69    MLML                                                                                             69
  70    MLML          Del Taco                                                  1,924   11/30/2005       70
  71    Key                                                                                              71
  72    MLML          Cool Cuts 4 Kids                                          1,557   12/1/2008        72
  73    MLML          Regency Studios, Ltd.                                     1,400   5/30/2012        73
  74    MLML                                                                                             74
  75    MLML                                                                                             75
  76    MLML                                                                                             76
  77    Key                                                                                              77
  78    Key                                                                                              78
  79    MLML                                                                                             79
  80    Key           EB Games                                                  1,700    7/1/2009        80
  81    MLML                                                                                             81
  82    MLML                                                                                             82
  83    MLML                                                                                             83
  84    MLML          Great Clips                                               1,200    7/5/2007        84
  85    MLML                                                                                             85
  86    MLML                                                                                             86

                            FOOTNOTES TO ANNEX A-1
--------------------------------------------------------------------------------
(1)   For mortgage loans secured by multiple mortgaged real properties, the
      Occupancy % for such Mortgage Loans is the weighted average Occupancy %
      of each Mortgaged Property based on square footage, number of units, number of pads, number of rooms or Appraised Value ($).

(2)   With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), Cut-Off Date LTV (%) and Maturity LTV (%) are
      illustrated based upon the individual loan data without consideration to the crossed data.

(3)   For mortgage loans secured by multiple Mortgaged Properties, each
      Mortgage Loan's Original Balance($), Cut-Off Date Balance($) and
      Maturity/ARD Balance($) are allocated to the respective mortgaged properties based on the mortgage loan documentation or an allocation determined by Appraised Value($).

(4)   Each Loan number identifies a group of crossed loans.

(5)   Each Loan number identifies a group of related borrowers.

(6)   For each mortgage loan, the Admin. Fee % represents the master servicing fee rate, the primary servicing fee rate, the trustee fee rate and a correspondence fee rate, if applicable, in total. The Net Mortgage Rate %
      equates to the related Interest Rate % less the related Admin. Fee %.

(7)   IO Monthly Debt Service ($) has been determined by dividing IO Annual
      Debt Service ($) by 12.

(8)   For mortgage loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the mortgage loan.

(9)   The "LO" component of the prepayment provision represents remaining lockout payments, "Def" represents remaining defeasance payments, "O"
      represents remaining open periods, and "YM" represents remaining yield maintenance periods.

(10)  UW DSCR (x) for loans with partial interest-only periods is shown after the expiration of the I/O period.

(11)  The borrowers of the AFR Citicorp Portfolio mortgage loan, according to the mortgage loan documents, are required to post cash or a letter of credit in the amount of $1,233,000 on or prior to January 21, 2011 and such cash deposit or letter of credit will be increased by $1,233,000 as of each additional rollover reserve deposit date (on each January 21 of
      2012 through 2016). If the borrowers fail to deliver any such cash or letter of credit, then 100% of the excess cash flow will be swept into a
      TI/LC reserve account until such time as $7,400,000, in aggregate, is on deposit in such account and/or has been posted in the form of cash or a letter of credit. In addition, any lease termination fees collected will be required to be deposited in this TI/LC reserve account.

(12)  The American Express Building mortgage loan provides for prepayment premiums that are equal to the greater of (i) one percent (1%) of the portion of the Loan being prepaid, and (ii) the present value of a series of payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the maturity date of the related Mortgage Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans. "Int Diff Payment
      Amount" means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield. "Reinvestment Yield" means the yield rate for the specified United States Treasury security as described in the underlying Note converted to a monthly compounded nominal yield.

(13)  In the case of each the American Express Building mortgage loan and The
      Pointe at Timberglen mortgage loan, for purposes of calculating the related UW DSCR (x), the debt service portion of the ratio was calculated based upon (i) the related interest rate, (ii) a 360-month amortization term and (iii) the related original principal balance.

(14)  The Magnolia Square Shopping Center mortgage loan, the Pleasant Run Towne
      Crossing mortgage loan and The Hobby Lobby Store mortgage loan provide for prepayment premiums that are equal to the greater of (i) one percent
      (1%) of the outstanding principal balance at the time of prepayment, or
      (ii) the excess, if any, of (1) the present value on the date of such prepayment of all future scheduled payments of principal and interest, including the unpaid principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, determined by discounting such payments at the rate which, when compounded monthly, is equivalent to the Prepayment Rate, less (2) the amount of principal being prepaid. The "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that, as of the prepayment rate determination date (as defined in the related loan agreement), has a remaining term to maturity closest to, but not exceeding, the remaining term to the maturity date of the loan, as most recently published in the "Treasury Bonds, Notes and Bills" section in
      The Wall Street Journal as of the date of the related tender of the payment.

(15)  The North Main Plaza Shopping Center Occupancy % is based on a signed lease for 3rd Largest Tenant (Ross Dress for Less, Inc.) who has taken possession of the space but is not open for business.

(16)  The monthly TI/LC Reserve ($) for the Sports Authority Plaza mortgage loan commences on February 1, 2008 and is capped at $1,000,000.

(17)  The Valencia Village Shopping Center mortgage loan, the Walgreen's - Orem mortgage loan, the Walgreen's - Arvada mortgage loan and the Hamilton on
      Main mortgage loan provide for prepayment premiums that are equal to the greater of (i) one percent (1%) of the outstanding principal balance at the time of prepayment, or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or anticipated replacement date, as applicable (including any balloon payment), determined by discounting

      such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate
      (hereinafter defined) when compounded semiannually. The term "Treasury
      Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
      Interest Rates under the heading U.S. Government Securities / Treasury
      Constant Maturities for the week ending prior to the date of the prepayment, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, of the loan.

(18)  At the closing of the Easton Village mortgage loan, the previous owner entered into a five-year master lease for 27,019 square feet of space.
      Under the terms of the master lease, the previous owner will pay $457,749
      ($16.94 per square foot) in base rent, in addition to common area maintenance reimbursements. Rent owed under the master lease will be reduced as space is leased. The borrower has obtained a lease-up letter of credit ("LOC") from KeyBank National Association of which the lender is the beneficiary, to provide credit support for the master lease payments. The LOC has a term of two years, if the borrower is not able to extend for an additional 3 years (1 year increments), than lender shall have the right to begin drawing down the LOC. The LOC is in the amount of
      $3,148,400. DSCR was calculated utilizing the master lease payments.

(19)  At the closing of the Queen Plaza mortgage loan, the previous owner entered into a five-year master lease for 16,405 square feet of space.
      Under the terms of the master lease, the previous owner will pay $194,860
      ($11.88 per square foot) in base rent, in addition to common area maintenance reimbursements. Rent owed under the master lease will be reduced as space is leased. The borrower has obtained a lease-up letter of credit ("LOC") from KeyBank National Association of which the lender is the beneficiary, to provide credit support for the master lease payments. The LOC has a term of two years, if the borrower is not able to extend for an additional 3 years (1 year increments), than lender shall have the right to begin drawing down the LOC. The LOC is in the amount of
      $1,551,700. DSCR was calculated utilizing the master lease payments.

(20)  The borrowers of the Whole Foods Shopping Center mortgage loan are required to deposit into a Monthly TI/LC Reserve an amount of $18,289 if notice is given that Wilbur's will not renew its lease or November 1,
      2013, which ever comes first, to a cap of $175,000, in accordance with the mortgage loan documents. Should Wilbur's give notice prior to
      November 1, 2013 that they will renew their lease, than such requirement will be waived in accordance with the mortgage loan documents.

(21)  The borrower of the Highland Village Apartment Homes mortgage loan are required on each monthly Payment Date, excluding the Payment Date's in
      May, June and July, to make a deposit into a Monthly Other Reserve account an amount of $10,000 as a seasonality reserve, according to the mortgage loan documents.

(22)  The monthly TI/LC Reserve ($) for Crossroads Town Center mortgage loan commences on January 1, 2008 and is capped at $133,920.00.

(23)  The monthly Replacement Reserve ($) for Crossroads Town Center mortgage loan commences on January 1, 2008 and is collected throughout the remaining term of the loan.

(24)  UW DSCR (x) for the Crossroads Town Center loan was calculated based on a stabilized UW NCF of $702,616. The "As Is" UW DSCR is 1.20x based on a
      NCF of $621,137, assuming the application of a stabilization holdback of
      $520,000 in reduction of the cut-off date principal balance of the mortgage loan and assuming a revised debt service payment.

(25)  The Golden Mesa mortgage loan provides for prepayment premiums that are equal to the greater of (a) one percent (1%) of the principal balance being prepaid, and (b) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which would otherwise would be required to pay during the original term of the loan absent such prepayment, including the unpaid Principal Amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a mortgage equivalent basis), on the date of such prepayment, of the United States
      Treasury Security having the term to maturity closest to what otherwise would have been the remaining term absent such prepayment, and (y) the
      Principal Amount on the date of such prepayment.

(26)  UW DSCR (x) for the Valencia Village Shopping Center loan was calculated based on a stabilized UW NCF of $674,984. The "As Is" UW DSCR is 1.32x based on a NCF of $557,590, assuming the application of a stabilization holdback of $750,000 in reduction of the cut-off date principal balance of the mortgage loan and assuming a revised debt service payment.

(27)  With respect to the Shaker Point Apartments mortgage loan, the Rem. Term,
      First Payment Date, I/O Period, and the Remaining Prepayment Provision
      (Payments) for this loan were adjusted to include 1 (one) interest-only period to reflect the interest payment the Trust will receive on April 1,
      2005.

(28)  The Silver Springs Commons mortgage loan provides for prepayment premiums that are equal to the greater of (A) an amount equal to the remainder obtained by subtracting (i) the entire outstanding principal balance as of the date of the prepayment from (ii) the present value as of the date of the prepayment of the remaining scheduled payments of principal and interest including any final installment of principal payable on the maturity date, determined by discounting such payments at the U.S.
      Treasury Security rate, as such rate is reported in the Wall Street
      Journal for the week ending prior to the date of the subject prepayment of principal, with a maturity date that is coterminous with the maturity date of the note when compounded on a monthly basis, or if there is no
      U.S. Treasury Security having a maturity date coterminous with the maturity date of this Note, then the holder of this Note shall interpolate the rates of the U.S. Treasury Securities having maturity dates closest to the maturity date of the note, or (B) 1% of the prepaid principal amount.

                             ANNEX A-2 (ALL LOANS)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                             % OF                  WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
MORTGAGE LOAN SELLER                 LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Merrill Lynch Mortgage Lending, Inc.  53      724,539,913      63.7      5.5591        109       1.46       71.8          62.0
Bank of America, N.A.                  9      221,755,259      19.5      5.2758         93       1.41       73.8          68.4
KeyBank of America, N.A.              24      190,966,323      16.8      5.3852        103       1.46       70.8          62.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               86   $1,137,261,494     100.0%     5.4747%       105       1.45x      72.0%         63.3%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                   NUMBER OF   AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   MORTGAGED  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                     REAL      PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
PROPERTY TYPE                     PROPERTIES    BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                                47      381,352,180     33.5      5.3646         97       1.54       70.8          63.7
  Anchored                            21      280,291,697     24.6      5.3128         91       1.60       71.0          65.3
  Unanchored                           9       47,848,490      4.2      5.4045        116       1.35       70.3          58.8
  Single Tenant                       12       36,459,091      3.2      5.6313        113       1.39       71.5          61.1
  Shadow Anchored                      5       16,752,902      1.5      5.5376        118       1.44       68.7          57.1
Office                                17      296,513,267     26.1      5.4619        117       1.33       71.6          61.7
Multifamily                           16      193,248,856     17.0      5.3250        108       1.34       75.3          66.8
Hospitality                           14      119,417,643     10.5      6.3626         80       1.69       66.7          58.6
Industrial                             2       56,356,556      5.0      5.2759        120       1.56       72.8          60.4
Manufactured Housing                   1       52,000,000      4.6      5.0510        112       1.25       80.0          69.3
Mixed Use                              4       33,584,124      3.0      5.5173        119       1.29       75.0          62.8
Self Storage                           1        4,788,868      0.4      5.5700        118       1.26       79.2          66.4
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:              102   $1,137,261,494    100.0%     5.4747%       105       1.45x      72.0%         63.3%
------------------------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (ALL LOANS)

PROPERTY LOCATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                   NUMBER OF   AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   MORTGAGED  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                     REAL      PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
STATE                             PROPERTIES    BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Florida                                9      172,470,467    15.2       5.6156        113       1.31       77.4          68.0
California                            13      140,394,379    12.3       5.3555        118       1.30       69.5          59.8
  Southern                            11      128,554,356    11.3       5.3538        118       1.30       69.8          60.3
  Northern                             2       11,840,023     1.0       5.3738        119       1.33       66.1          55.1
Connecticut                            3       81,850,000     7.2       5.0432         94       1.80       69.0          61.5
North Carolina                         5       74,676,876     6.6       5.1918        106       1.54       67.7          59.8
Texas                                  5       67,919,719     6.0       5.6026         62       1.60       69.6          67.1
New York                               8       63,733,554     5.6       5.3269        117       1.24       71.7          60.8
Arizona                                6       52,295,549     4.6       5.1904        109       1.74       70.6          63.7
Virginia                               1       52,000,000     4.6       5.5400        118       1.25       79.3          69.5
Maryland                               4       49,181,482     4.3       6.4910         69       1.69       68.1          60.7
Kentucky                               3       46,505,973     4.1       5.8383        116       1.32       74.4          61.9
Massachusetts                          4       42,210,051     3.7       5.0694         95       1.52       72.5          66.7
Georgia                                1       38,000,000     3.3       5.0200         84       1.24       74.4          71.1
Washington                             5       26,416,259     2.3       5.6742        100       1.44       74.2          66.2
Colorado                               3       24,872,079     2.2       5.6062        117       1.46       70.4          60.8
Michigan                               3       24,050,000     2.1       5.2974        118       1.31       79.6          68.3
Ohio                                   3       23,945,951     2.1       5.3657        105       1.36       73.0          63.2
Idaho                                  1       21,971,243     1.9       6.3480        177       1.17       77.1          57.0
Illinois                               3       17,587,508     1.5       5.4666        113       1.27       78.9          66.7
Oregon                                 2       15,176,556     1.3       5.4721        119       1.55       64.3          54.9
Pennsylvania                           2       14,220,418     1.3       5.2254         88       1.58       66.5          57.6
Louisiana                              2       13,460,520     1.2       5.2064         74       2.08       64.6          61.5
New Hampshire                          2       13,434,735     1.2       5.9601        100       1.40       77.0          66.5
New Mexico                             2       11,629,571     1.0       5.8691        117       1.44       71.4          51.0
Utah                                   3        9,470,246     0.8       5.8422        117       1.51       66.1          54.2
South Carolina                         1        9,112,666     0.8       5.0600         57       1.83       53.8          49.2
Missouri                               3        7,568,990     0.7       5.0600         57       1.83       53.8          49.2
Indiana                                1        5,905,977     0.5       5.4410        118       1.53       78.7          65.8
Hawaii                                 1        5,786,137     0.5       5.3860        118       1.28       78.2          65.2
Arkansas                               1        4,956,358     0.4       6.5770         52       1.64       69.3          64.2
Tennessee                              1        4,240,000     0.4       5.5145        120       1.58       58.5          48.9
West Virginia                          1        2,218,230     0.2       6.5770         52       1.64       69.3          64.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:              102   $1,137,261,494   100.0%      5.4747%       105       1.45x      72.0%         63.3%
------------------------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (ALL LOANS)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF CUT-OFF                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
DATE BALANCES ($)                    LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 1,050,000 -  2,999,999                9       17,258,489      1.5      5.6432        112       1.34       75.9          65.3
 3,000,000 -  3,999,999               10       34,793,957      3.1      5.6730        113       1.43       68.1          57.4
 4,000,000 -  4,999,999                9       39,710,560      3.5      5.5287        118       1.37       72.5          60.7
 5,000,000 -  5,999,999                6       33,251,660      2.9      5.3654        118       1.36       76.0          63.8
 6,000,000 -  6,999,999                3       19,635,245      1.7      5.4665        119       1.27       71.3          59.5
 7,000,000 -  7,999,999                9       66,882,837      5.9      5.4149        119       1.45       70.1          59.4
 8,000,000 -  9,999,999                8       71,811,407      6.3      5.3655        106       1.51       73.9          63.4
10,000,000 - 12,999,999                9       98,345,457      8.6      5.5371        100       1.56       71.0          62.8
13,000,000 - 19,999,999                9      145,512,402     12.8      5.1337         93       1.58       71.9          66.0
20,000,000 - 49,999,999                8      239,973,690     21.1      5.1401         87       1.56       67.3          60.7
50,000,000 - 67,760,000                6      370,085,789     32.5      5.8190        115       1.31       75.2          65.5
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               86   $1,137,261,494    100.0%     5.4747%       105       1.45x      72.0%         63.3%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $1,050,000
Maximum: $67,760,000
Average: $13,223,971

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF MORTGAGE                  MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
RATES (%)                            LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

4.2675 - 4.7499                        1       33,040,000      2.9      4.2675         58       1.76       59.0          59.0
4.7500 - 4.9999                        5       70,250,000      6.2      4.7948         65       2.02       65.2          65.2
5.0000 - 5.2499                       16      316,101,723     27.8      5.1394         96       1.47       71.8          64.1
5.2500 - 5.4999                       24      247,341,447     21.7      5.3480        117       1.33       72.1          61.9
5.5000 - 5.5999                       23      166,318,265     14.6      5.5363        114       1.33       75.8          65.6
5.6000 - 5.6999                        3       24,389,769      2.1      5.6398        117       1.46       69.3          59.4
5.7000 - 5.7499                        2       11,844,604      1.0      5.7086         78       1.55       68.5          66.2
5.7500 - 5.9999                        2       74,260,758      6.5      5.8719        113       1.27       79.9          73.7
6.0000 - 6.2499                        3       15,682,378      1.4      6.0415        117       1.47       68.2          50.2
6.2500 - 6.5770                        7      178,032,550     15.7      6.4269        114       1.46       71.6          58.7
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               86   $1,137,261,494    100.0%     5.4747%       105       1.45x      72.0%         63.3%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.2675%
Maximum: 6.5770%
Weighted Average: 5.4747%

                             ANNEX A-2 (ALL LOANS)

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                             % OF                   WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
RANGE OF DSCRS (X)                   LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

1.17 - 1.19                            1       66,912,420     5.9       6.3480        177       1.17       77.1          57.0
1.20 - 1.24                           10      135,902,186    11.9       5.2230        101       1.22       74.0          66.4
1.25 - 1.29                           22      360,444,916    31.7       5.4580        116       1.26       76.2          66.7
1.30 - 1.34                           11       66,885,089     5.9       5.4503        116       1.32       75.8          64.1
1.35 - 1.39                            8       48,150,363     4.2       5.3908        104       1.38       74.5          65.3
1.40 - 1.44                            4       21,834,183     1.9       5.5241        120       1.42       65.1          53.7
1.45 - 1.49                            4       47,792,020     4.2       5.3909         91       1.46       73.8          63.7
1.50 - 1.59                            8       41,836,629     3.7       5.5762         99       1.53       69.3          61.1
1.60 - 1.99                           13      291,363,687    25.6       5.5444         83       1.73       66.1          59.6
2.00 - 2.63                            5       56,140,000     4.9       4.8655         68       2.22       62.1          62.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               86   $1,137,261,494   100.0%      5.4747%       105       1.45x      72.0%         63.3%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.17x
Maximum: 2.63x
Weighted Average: 1.45x

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF CUT-OFF                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
DATE LTV RATIOS (%)                  LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

46.9 - 49.9                            1        3,140,633      0.3      6.2070        118       1.59       46.9          36.6
50.0 - 59.9                            5       81,476,677      7.2      4.7071         62       1.85       57.5          55.5
60.0 - 64.9                           14      111,593,287      9.8      5.4362         99       1.86       62.6          56.5
65.0 - 69.9                           12      261,786,482     23.0      5.6487         91       1.48       68.3          61.4
70.0 - 74.9                           17      205,304,168     18.1      5.3100        102       1.44       72.8          63.5
75.0 - 79.9                           26      309,061,877     27.2      5.6492        130       1.27       77.9          64.7
80.0 - 80.0                           11      164,898,369     14.5      5.4678        108       1.26       80.0          72.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               86   $1,137,261,494    100.0%     5.4747%       105       1.45x      72.0%        63.3%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 46.9%
Maximum: 80.0%
Weighted Average: 72.0%

                             ANNEX A-2 (ALL LOANS)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF MATURITY                  MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
DATE OR ARD LTV RATIOS (%)           LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

36.6 - 49.9                            5       43,119,523      3.8      5.4671        84        1.69       57.8          47.8
50.0 - 54.9                           10       73,938,260      6.5      5.8291        117       1.65       64.0          52.5
55.0 - 59.9                           13      206,615,076     18.2      5.4887        122       1.41       68.7          57.7
60.0 - 62.4                            9      161,594,097     14.2      5.3006        115       1.44       70.1          60.7
62.5 - 64.9                           11      175,556,115     15.4      5.8030         84       1.64       70.2          63.5
65.0 - 67.4                           20      164,646,358     14.5      5.3147        103       1.39       76.2          66.3
67.5 - 69.9                            8      162,270,000     14.3      5.2390        103       1.36       77.3          69.3
70.0 - 75.6                           10      149,522,065     13.1      5.5169         99       1.27       78.5          73.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               86   $1,137,261,494    100.0%     5.4747%       105       1.45x      72.0%         63.3%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 36.6%
Maximum: 75.6%
Weighted Average: 63.3%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF REMAINING                 MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
TERMS TO MATURITY (MOS.)             LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 52 -  84                             17      326,392,263     28.7      5.3157         62       1.67       67.4          64.6
 85 - 119                             55      614,856,811     54.1      5.4980        116       1.35       74.2          63.9
120 - 177                             14      196,012,420     17.2      5.6664        139       1.38       73.1          58.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               86   $1,137,261,494    100.0%     5.4747%       105       1.45x      72.0%         63.3%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 52 mos.
Maximum: 177 mos.
Weighted Average: 105 mos.

                             ANNEX A-2 (ALL LOANS)

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF ORIGINAL                  MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
AMORTIZATION TERMS (MOS.)            LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                          8      106,340,000     9.4       4.9249         63       2.04       64.1          64.1
Interest Only ARD                      1       33,040,000     2.9       4.2675         58       1.76       59.0          59.0
240 - 299                              1        8,247,459     0.7       6.0000        116       1.47       71.1          47.0
300 - 329                              6      110,388,684     9.7       6.4712         76       1.65       67.6          59.1
330 - 360                             70      879,245,351    77.3       5.4565        115       1.34       74.0          64.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               86   $1,137,261,494   100.0%      5.4747%       105       1.45x      72.0%         63.3%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 352 mos.

ESCROWS

------------------------------------------------------------------------------------------------------------------------------------
                                         NUMBER OF                  AGGREGAGE CUT-OFF                     % OF INITIAL MORTGAGE
ESCROW TYPE                            MORTGAGE LOANS            DATE PRINCIPAL BALANCE                        POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

TI/LC Reserves                              31                          398,566,348                               51.9
Real Estate Tax                             67                          797,643,129                               70.1
Insurance                                   57                          719,393,144                               63.3
Replacement Reserves                        62                          775,154,353                               68.2

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                         NUMBER OF                  AGGREGAGE CUT-OFF                     % OF INITIAL MORTGAGE
LOCKBOX TYPE                           MORTGAGE LOANS            DATE PRINCIPAL BALANCE                        POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Hard                                        23                          473,377,237                               41.6
Soft-Springing Hard                         16                          318,090,918                               28.0
Springing                                    7                           45,992,585                                4.0

                             ANNEX A-2 (LOAN GROUP 1)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
MORTGAGE LOAN SELLER                 LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Merrill Lynch Mortgage Lending, Inc.  46      603,501,131     65.5      5.6054        110       1.47       70.9          60.5
KeyBank National Association          19      159,566,468     17.3      5.3864        100       1.50       70.2          62.2
Bank of America, N.A.                  7      159,005,259     17.2      5.3764         89       1.46       72.1          68.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               72     $922,072,857    100.0%     5.5280%       104       1.48x      71.0%         62.1%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                   NUMBER OF   AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   MORTGAGED  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                     REAL      PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
PROPERTY TYPE                     PROPERTIES    BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Retail                                47      381,352,180     41.4      5.3646         97       1.54       70.8          63.7
  Anchored                            21      280,291,697     30.4      5.3128         91       1.60       71.0          65.3
  Unanchored                           9       47,848,490      5.2      5.4045        116       1.35       70.3          58.8
  Single Tenant                       12       36,459,091      4.0      5.6313        113       1.39       71.5          61.1
  Shadow Anchored                      5       16,752,902      1.8      5.5376        118       1.44       68.7          57.1
Office                                17      296,513,267     32.2      5.4619        117       1.33       71.6          61.7
Hospitality                           14      119,417,643     13.0      6.3626         80       1.69       66.7          58.6
Industrial                             2       56,356,556      6.1      5.2759        120       1.56       72.8          60.4
Mixed Use                              4       33,584,124      3.6      5.5173        119       1.29       75.0          62.8
Multifamily                            3       30,060,219      3.3      5.4149        119       1.29       74.7          61.2
Self Storage                           1        4,788,868      0.5      5.5700        118       1.26       79.2          66.4
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               88     $922,072,857    100.0%     5.5280%       104       1.48x      71.0%         62.1%
------------------------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (LOAN GROUP 1)

PROPERTY LOCATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                   NUMBER OF   AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   MORTGAGED  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                     REAL      PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
STATE                             PROPERTIES    BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

California                            13      140,394,379    15.2       5.3555        118       1.30       69.5          59.8
  Southern                            11      128,554,356    13.9       5.3538        118       1.30       69.8          60.3
  Northern                             2       11,840,023     1.3       5.3738        119       1.33       66.1          55.1
Florida                                6      106,214,667    11.5       5.9204        114       1.35       76.7          68.2
Connecticut                            3       81,850,000     8.9       5.0432         94       1.80       69.0          61.5
North Carolina                         5       74,676,876     8.1       5.1918        106       1.54       67.7          59.8
New York                               8       63,733,554     6.9       5.3269        117       1.24       71.7          60.8
Texas                                  4       57,169,719     6.2       5.7394         63       1.64       69.6          66.7
Maryland                               4       49,181,482     5.3       6.4910         69       1.69       68.1          60.7
Kentucky                               3       46,505,973     5.0       5.8383        116       1.32       74.4          61.9
Arizona                                5       42,795,549     4.6       5.2577        107       1.54       72.3          63.8
Massachusetts                          3       39,466,545     4.3       5.0423         93       1.54       72.1          66.8
Colorado                               3       24,872,079     2.7       5.6062        117       1.46       70.4          60.8
Washington                             4       22,121,973     2.4       5.6110         96       1.45       73.4          66.1
Idaho                                  1       21,971,243     2.4       6.3480        177       1.17       77.1          57.0
Michigan                               2       16,970,000     1.8       5.2504        118       1.33       79.7          67.8
Oregon                                 2       15,176,556     1.6       5.4721        119       1.55       64.3          54.9
Illinois                               2       14,998,812     1.6       5.4486        119       1.26       78.8          65.9
Louisiana                              2       13,460,520     1.5       5.2064         74       2.08       64.6          61.5
New Hampshire                          2       13,434,735     1.5       5.9601        100       1.40       77.0          66.5
New Mexico                             2       11,629,571     1.3       5.8691        117       1.44       71.4          51.0
Utah                                   3        9,470,246     1.0       5.8422        117       1.51       66.1          54.2
South Carolina                         1        9,112,666     1.0       5.0600         57       1.83       53.8          49.2
Ohio                                   1        8,969,603     1.0       5.3700         81       1.51       73.2          65.5
Missouri                               3        7,568,990     0.8       5.0600         57       1.83       53.8          49.2
Pennsylvania                           1        7,220,418     0.8       5.0600         57       1.83       53.8          49.2
Indiana                                1        5,905,977     0.6       5.4410        118       1.53       78.7          65.8
Hawaii                                 1        5,786,137     0.6       5.3860        118       1.28       78.2          65.2
Arkansas                               1        4,956,358     0.5       6.5770         52       1.64       69.3          64.2
Tennessee                              1        4,240,000     0.5       5.5145        120       1.58       58.5          48.9
West Virginia                          1        2,218,230     0.2       6.5770         52       1.64       69.3          64.2
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               88     $922,072,857   100.0%      5.5280%       104       1.48x      71.0%         62.1%
------------------------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (LOAN GROUP 1)

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF CUT-OFF                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
DATE BALANCES ($)                    LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 1,050,000 -  2,999,999                7       11,926,287      1.3      5.7011        117       1.36       74.5          63.8
 3,000,000 -  3,999,999               10       34,793,957      3.8      5.6730        113       1.43       68.1          57.4
 4,000,000 -  4,999,999                8       35,416,274      3.8      5.4716        118       1.37       71.8          60.1
 5,000,000 -  5,999,999                5       28,251,660      3.1      5.3964        118       1.36       75.3          62.8
 6,000,000 -  6,999,999                2       13,035,245      1.4      5.5255        119       1.30       73.6          61.6
 7,000,000 -  7,999,999                6       45,147,036      4.9      5.4126        119       1.51       65.7          55.6
 8,000,000 -  9,999,999                6       52,335,059      5.7      5.4363        102       1.35       76.7          64.5
10,000,000 - 12,999,999                8       87,595,457      9.5      5.6184        105       1.58       71.2          62.0
13,000,000 - 19,999,999                9      145,512,402     15.8      5.1337         93       1.58       71.9          66.0
20,000,000 - 49,999,999                7      201,973,690     21.9      5.1627         88       1.62       65.9          58.8
50,000,000 - 67,760,000                4      266,085,789     28.9      6.0237        115       1.33       73.5          64.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               72     $922,072,857    100.0%     5.5280%       104       1.48x      71.0%         62.1%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $1,050,000
Maximum: $67,760,000
Average: $12,806,567

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
RANGE OF MORTGAGE RATES (%)          LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

4.2675 - 4.7499                        1       33,040,000      3.6      4.2675         58       1.76       59.0          59.0
4.7500 - 4.9999                        3       50,000,000      5.4      4.7600         57       2.04       64.7          64.7
5.0000 - 5.2499                       13      221,101,723     24.0      5.1796         94       1.57       69.2          61.5
5.2500 - 5.4999                       18      206,285,792     22.4      5.3339        117       1.34       71.6          61.6
5.5000 - 5.5999                       21      111,729,569     12.1      5.5337        113       1.37       74.1          63.6
5.6000 - 5.6999                        3       24,389,769      2.6      5.6398        117       1.46       69.3          59.4
5.7000 - 5.7499                        2       11,844,604      1.3      5.7086         78       1.55       68.5          66.2
5.7500 - 5.9999                        2       74,260,758      8.1      5.8719        113       1.27       79.9          73.7
6.0000 - 6.2499                        2       11,388,092      1.2      6.0571        117       1.50       64.4          44.1
6.2500 - 6.5770                        7      178,032,550     19.3      6.4269        114       1.46       71.6          58.7
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               72     $922,072,857    100.0%     5.5280%       104       1.48x      71.0%         62.1%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.2675%
Maximum: 6.5770%
Weighted Average: 5.5280%

                             ANNEX A-2 (LOAN GROUP 1)

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
RANGE OF DSCRS (X)                   LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

1.17 - 1.19                            1       66,912,420      7.3      6.3480        177       1.17       77.1          57.0
1.20 - 1.24                            8       91,302,186      9.9      5.2983        107       1.21       74.4          65.3
1.25 - 1.29                           17      236,645,062     25.7      5.5312        116       1.26       74.8          65.9
1.30 - 1.34                            7       44,640,593      4.8      5.4810        118       1.33       73.9          62.4
1.35 - 1.39                            6       33,106,077      3.6      5.4792        118       1.37       75.7          63.9
1.40 - 1.44                            4       21,834,183      2.4      5.5241        120       1.42       65.1          53.7
1.45 - 1.49                            4       47,792,020      5.2      5.3909         91       1.46       73.8          63.7
1.50 - 1.59                            8       41,836,629      4.5      5.5762         99       1.53       69.3          61.1
1.60 - 1.99                           13      291,363,687     31.6      5.5444         83       1.73       66.1          59.6
2.00 - 2.33                            4       46,640,000      5.1      4.8612         58       2.14       61.9          61.9
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               72     $922,072,857    100.0%     5.5280%       104       1.48x      71.0%         62.1%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.17x
Maximum: 2.33x
Weighted Average: 1.48x

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF CUT-OFF                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
DATE LTV RATIOS (%)                  LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

46.9 - 49.9                            1        3,140,633      0.3      6.2070        118       1.59       46.9          36.6
50.0 - 59.9                            5       81,476,677      8.8      4.7071         62       1.85       57.5          55.5
60.0 - 64.9                           13      102,093,287     11.1      5.4873         97       1.79       62.5          55.9
65.0 - 69.9                            9      234,460,134     25.4      5.7010         90       1.50       68.3          61.4
70.0 - 74.9                           16      167,304,168     18.1      5.3758        106       1.49       72.4          61.8
75.0 - 79.9                           19      225,699,588     24.5      5.6930        136       1.27       77.4          63.2
80.0 - 80.0                            9      107,898,369     11.7      5.6815        105       1.26       80.0          73.7
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               72     $922,072,857    100.0%     5.5280%       104       1.48x      71.0%         62.1%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 46.9%
Maximum: 80.0%
Weighted Average: 71.0%

                             ANNEX A-2 (LOAN GROUP 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF MATURITY                  MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
DATE OR ARD LTV RATIOS (%)           LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

36.6 - 49.9                            5       43,119,523      4.7      5.4671         84       1.69       57.8          47.8
50.0 - 54.9                           10       73,938,260      8.0      5.8291        117       1.65       64.0          52.5
55.0 - 59.9                           11      190,038,728     20.6      5.4955        122       1.42       68.8          57.8
60.0 - 62.4                            9      161,594,097     17.5      5.3006        115       1.44       70.1          60.7
62.5 - 64.9                           10      166,056,115     18.0      5.8554         82       1.59       70.6          63.6
65.0 - 67.4                           16      142,952,765     15.5      5.2800        100       1.40       75.8          66.4
67.5 - 69.9                            3       35,440,000      3.8      5.1564         76       1.69       72.2          68.9
70.0 - 75.6                            8      108,933,369     11.8      5.6890        105       1.27       79.9          74.0
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               72     $922,072,857    100.0%     5.5280%       104       1.48x      71.0%         62.1%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 36.6%
Maximum: 75.6%
Weighted Average: 62.1%

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF REMAINING                 MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
TERMS TO MATURITY (MOS.)             LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 52 -  84                             14      275,053,567     29.8      5.3713         59       1.74       66.2          63.4
 85 - 119                             47      469,606,871     50.9      5.5539        117       1.35       73.0          62.7
120 - 177                             11      177,412,420     19.2      5.7023        141       1.39       72.8          58.5
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               72     $922,072,857    100.0%     5.5280%       104       1.48x      71.0%         62.1%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 52 mos.
Maximum: 177 mos.
Weighted Average: 104 mos.

                             ANNEX A-2 (LOAN GROUP 1)

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF ORIGINAL                  MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
AMORTIZATION TERMS (MOS.)            LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                          6       86,090,000      9.3      4.9353         58        2.06       63.5          63.5
Interest Only ARD                      1       33,040,000      3.6      4.2675         58        1.76       59.0          59.0
240 - 299                              1        8,247,459      0.9      6.0000        116        1.47       71.1          47.0
300 - 329                              6      110,388,684     12.0      6.4712         76        1.65       67.6          59.1
330 - 360                             58      684,306,715     74.2      5.5056        117        1.36       73.0          62.8
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               72     $922,072,857    100.0%     5.5280%       104        1.48x      71.0%         62.1%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 350 mos.

ESCROWS

------------------------------------------------------------------------------------------------------------------------------------
                                         NUMBER OF                  AGGREGAGE CUT-OFF                     % OF INITIAL MORTGAGE
ESCROW TYPE                            MORTGAGE LOANS            DATE PRINCIPAL BALANCE                        POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

TI/LC Reserves                              31                          398,566,348                                51.9
Real Estate Tax                             54                          634,454,492                                68.8
Insurance                                   45                          566,954,508                                61.5
Replacement Reserves                        52                          638,815,717                                61.9

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                         NUMBER OF                  AGGREGAGE CUT-OFF                     % OF INITIAL MORTGAGE
LOCKBOX TYPE                           MORTGAGE LOANS            DATE PRINCIPAL BALANCE                        POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Hard                                        23                          473,377,237                                51.3
Soft-Springing Hard                         13                          176,090,918                                19.1
Springing                                    7                           45,992,585                                 5.0

                             ANNEX A-2 (LOAN GROUP 2)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
MORTGAGE LOAN SELLER                 LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Merrill Lynch Mortgage Lending, Inc.   7      121,038,783     56.2      5.3285        107       1.37       76.4          69.0
Bank of America, N.A.                  2       62,750,000     29.2      5.0208        103       1.27       78.2          69.3
KeyBank National Association           5       31,399,854     14.6      5.3794        119       1.27       73.6          62.5
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               14     $215,188,637    100.0%     5.2462%       107       1.33x      76.5%         68.2%
------------------------------------------------------------------------------------------------------------------------------------

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                   NUMBER OF   AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   MORTGAGED  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                     REAL      PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
PROPERTY TYPE                     PROPERTIES    BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                           13      163,188,637     75.8      5.3084        106       1.35       75.4          67.8
Manufactured Housing                   1       52,000,000     24.2      5.0510        112       1.25       80.0          69.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               14     $215,188,637    100.0%     5.2462%       107       1.33x      76.5%         68.2%
------------------------------------------------------------------------------------------------------------------------------------

                             ANNEX A-2 (LOAN GROUP 2)

PROPERTY LOCATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                   NUMBER OF   AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   MORTGAGED  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                     REAL      PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
STATE                             PROPERTIES    BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Florida                                3       66,255,801     30.8      5.1269        113       1.25       78.5          67.5
Virginia                               1       52,000,000     24.2      5.5400        118       1.25       79.3          69.5
Georgia                                1       38,000,000     17.7      5.0200         84       1.24       74.4          71.1
Ohio                                   2       14,976,348      7.0      5.3632        119       1.28       72.9          61.8
Texas                                  1       10,750,000      5.0      4.8750         58       1.38       69.4          69.4
Arizona                                1        9,500,000      4.4      4.8870        118       2.63       63.1          63.1
Michigan                               1        7,080,000      3.3      5.4100        117       1.28       79.6          69.6
Pennsylvania                           1        7,000,000      3.3      5.3960        120       1.32       79.5          66.2
Washington                             1        4,294,286      2.0      6.0000        119       1.38       78.1          66.3
Massachusetts                          1        2,743,506      1.3      5.4600        118       1.28       78.4          65.5
Illinois                               1        2,588,696      1.2      5.5710         80       1.32       79.7          71.7
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               14     $215,188,637    100.0%     5.2462%       107       1.33x      76.5%         68.2%
------------------------------------------------------------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCES OF MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF CUT-OFF                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
DATE BALANCES ($)                    LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 2,588,696 -  3,999,999                2        5,332,202      2.5      5.5139        100       1.30       79.0          68.5
 4,000,000 -  4,999,999                1        4,294,286      2.0      6.0000        119       1.38       78.1          66.3
 5,000,000 -  5,999,999                1        5,000,000      2.3      5.1900        121       1.33       80.0          69.6
 6,000,000 -  6,999,999                1        6,600,000      3.1      5.3500        120       1.22       66.7          55.4
 7,000,000 -  7,999,999                3       21,735,800     10.1      5.4196        118       1.30       79.3          67.3
 8,000,000 -  9,999,999                2       19,476,348      9.1      5.1754        118       1.92       66.3          60.4
10,000,000 - 19,999,999                1       10,750,000      5.0      4.8750         58       1.38       69.4          69.4
20,000,000 - 49,999,999                1       38,000,000     17.7      5.0200         84       1.24       74.4          71.1
50,000,000 - 52,000,000                2      104,000,000     48.3      5.2955        115       1.25       79.7          69.4
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               14     $215,188,637    100.0%     5.2462%       107       1.33x      76.5%         68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $2,588,696
Maximum: $52,000,000
Average: $15,370,617

                             ANNEX A-2 (LOAN GROUP 2)

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
RANGE OF MORTGAGE RATES (%)          LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

4.8750 - 4.9999                        2       20,250,000      9.4      4.8806        86        1.97       66.4          66.4
5.0000 - 5.2499                        3       95,000,000     44.1      5.0459        101       1.25       77.8          70.0
5.2590 - 5.4999                        6       41,055,655     19.1      5.4185        118       1.28       74.8          63.0
5.5000 - 5.5999                        2       54,588,696     25.4      5.5415        116       1.25       79.3          69.6
6.0000 - 6.0000                        1        4,294,286      2.0      6.0000        119       1.38       78.1          66.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               14     $215,188,637    100.0%     5.2462%       107       1.33x      76.5%         68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 4.8750%
Maximum: 6.0000%
Weighted Average: 5.2462%

DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
                                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
RANGE OF DSCRS (X)                   LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

1.22 - 1.24                            2       44,600,000     20.7      5.0688         89       1.24       73.3          68.8
1.25 - 1.29                            5      123,799,854     57.5      5.3181        115       1.25       78.8          68.4
1.30 - 1.34                            4       22,244,497     10.3      5.3886        114       1.32       79.4          67.6
1.35 - 1.39                            2       15,044,286      7.0      5.1961         75       1.38       71.9          68.5
2.00 - 2.63                            1        9,500,000      4.4      4.8870        118       2.63       63.1          63.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               14     $215,188,637    100.0%     5.2462%       107       1.33x      76.5%         68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 1.22x
Maximum: 2.63x
Weighted Average: 1.33x

                             ANNEX A-2 (LOAN GROUP 2)

CUT-OFF DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF CUT-OFF                   MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
DATE LTV RATIOS (%)                  LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

63.1 - 64.9                            1        9,500,000      4.4      4.8870        118       2.63       63.1          63.1
65.0 - 69.9                            3       27,326,348     12.7      5.1996         95       1.29       68.7          61.8
70.0 - 74.9                            1       38,000,000     17.7      5.0200         84       1.24       74.4          71.1
75.0 - 79.9                            7       83,362,289     38.7      5.5306        117       1.27       79.2          68.7
80.0 - 80.0                            2       57,000,000     26.5      5.0632        113       1.26       80.0          69.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               14     $215,188,637    100.0%     5.2462%       107       1.33x      76.5%         68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 63.1%
Maximum: 80.0%
Weighted Average: 76.5%

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF MATURITY                  MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
DATE OR ARD LTV RATIOS (%)           LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

55.40 - 59.99                          2       16,576,348      7.7      5.4102        119       1.24       68.3          56.9
62.50 - 64.99                          1        9,500,000      4.4      4.8870        118       2.63       63.1          63.1
65.00 - 67.49                          4       21,693,593     10.1      5.5427        118       1.32       78.9          66.1
67.50 - 69.99                          5      126,830,000     58.9      5.2621        111       1.27       78.8          69.4
70.00 - 71.70                          2       40,588,696     18.9      5.0551         84       1.25       74.7          71.1
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               14     $215,188,637    100.0%     5.2462%       107       1.33x      76.5%         68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 55.40%
Maximum: 71.70%
Weighted Average: 68.17%

                             ANNEX A-2 (LOAN GROUP 2)

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF REMAINING                 MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
TERMS TO MATURITY (MOS.)             LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

 58 -  84                              3       51,338,696     23.9      5.0174         78       1.27       73.6          70.8
 85 - 119                              8      145,249,941     67.5      5.3171        116       1.35       77.7          67.9
120 - 121                              3       18,600,000      8.6      5.3243        120       1.29       75.1          63.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               14     $215,188,637    100.0%     5.2462%       107       1.33x      76.5%         68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 58 mos.
Maximum: 121 mos.
Weighted Average: 107 mos.

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                              % OF                 WTD. AVG.
                                               AGGREGATE    INITIAL                REMAINING    WTD.    WTD. AVG.      WTD. AVG.
                                   NUMBER OF  CUT-OFF DATE  MORTGAGE  WTD. AVG.     TERM TO     AVG.     CUT-OFF     MATURITY DATE
RANGE OF ORIGINAL                  MORTGAGE    PRINCIPAL      POOL     MORTGAGE    MATURITY/    DSCR     DATE LTV     OR ARD LTV
AMORTIZATION TERMS (MOS.)            LOANS      BALANCE     BALANCE    RATE (%)   ARD (MOS.)     (X)    RATIO (%)      RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only                          2       20,250,000      9.4      4.8806         86       1.97       66.4          66.4
360 - 360                             12      194,938,637     90.6      5.2842        109       1.26       77.6          68.3
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:               14     $215,188,637    100.0%     5.2462%       107       1.33x      76.5%         68.2%
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 360 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

ESCROWS

------------------------------------------------------------------------------------------------------------------------------------
                                         NUMBER OF                  AGGREGAGE CUT-OFF                     % OF INITIAL MORTGAGE
ESCROW TYPE                            MORTGAGE LOANS            DATE PRINCIPAL BALANCE                        POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Real Estate Tax                             13                         163,188,637                                  75.8
Insurance                                   12                         152,438,637                                  70.8
Replacement Reserves                        10                         136,338,637                                  63.4

LOCKBOX TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                         NUMBER OF                  AGGREGAGE CUT-OFF                     % OF INITIAL MORTGAGE
LOCKBOX TYPE                           MORTGAGE LOANS            DATE PRINCIPAL BALANCE                        POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Soft-Springing Hard                          3                         142,000,000                                  66.0

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #    ORIGINATOR    PROPERTY NAME                       STREET ADDRESS                  CITY                 STATE    ZIP CODE
------    ----------    -------------                       --------------                  ----                 -----    --------

  5       MLML          Emerald Point Apartments            2100 Westminster Lane           Virginia Beach       VA          23454
  6       BOA           Sun Communities - Indian Creek      17340 San Carlos Boulevard      Fort Myers Beach     FL          33931
  8       MLML          The Centennial Ridge Apartments     100 Calibre Creek Parkway       Roswell              GA          30076
  18      Key           Hamilton on Main                    249 Main Street                 Watertown            MA          02472
  28      BOA           The Pointe at Timberglen            3737 Timberglen Road            Dallas               TX          75287
  33      Key           Windsor Park Estates                1335 Vale Drive                 Copley               OH          44321
  35      MLML          Highland Village Apartment Homes    2800 South Highland Mesa Road   Flagstaff            AZ          86001
  39      MLML          Golden Mesa                         151 North Roadrunner Parkway    Las Cruces           NM          88011
  43      MLML          Hidden River Apartments             8024 Hidden River Drive         Tampa                FL          33617
  47      Key           Westbrook Apartments                700 Westbrook                   Whitmore Lake        MI          48189
  48      MLML          James Manor Apartments              201 Stonehaven Drive            Edinboro             PA          16412
  51      Key           Porta Di Oro Apartments             479 Northwest 30th Street       Miami                FL          33137
  58      Key           Shaker Point Apartments             1095 Shaker Point Way           Harrison             OH          45030
  59      Key           Beachside Apartments                160 Highway A1A                 Satellite Beach      FL          32937
  62      MLML          Regal Ridge Apartments              5111 South Regal Street         Spokane              WA          99223
  78      Key           River Grove Apartments              4516 North Main Street          Fall River           MA          02720
  79      MLML          McKinley at Westbury                701 South Mattis Avenue         Champaign            IL          61820

                             NUMBER OF    PROPERTY              PROPERTY                CUT-OFF DATE      GROUP
LOAN #  COUNTY               PROPERTIES   TYPE                  SUBTYPE                 BALANCE ($)       1 OR 2    TOTAL UNITS/PADS
------  ------               ----------   ----                  -------                 -----------       ------    ----------------

  5     Virginia Beach City       1       Multifamily           Garden                  52,000,000.00     2                     863
  6     Lee                       1       Manufactured Housing  Manufactured Housing    52,000,000.00     2                   1,532
  8     Fulton                    1       Multifamily           Garden                  38,000,000.00     2                     664
  18    Middlesex                 1       Multifamily           Garden                  16,825,000.00     1                     144
  28    Denton                    1       Multifamily           Garden                  10,750,000.00     2                     320
  33    Summit                    1       Multifamily           Garden                   9,976,347.85     2                     263
  35    Coconino                  1       Multifamily           Student Housing          9,500,000.00     2                     240
  39    Dona Ana                  1       Multifamily           Senior Housing           8,247,458.89     1                     129
  43    Hillsborough              1       Multifamily           Garden                   7,655,800.50     2                     232
  47    Washtenaw                 1       Multifamily           Garden                   7,080,000.00     2                     132
  48    Erie                      1       Multifamily           Student Housing          7,000,000.00     2                     116
  51    Miami-Dade                1       Multifamily           Mid/High Rise            6,600,000.00     2                      89
  58    Hamilton                  1       Multifamily           Garden                   5,000,000.00     2                      84
  59    Brevard                   1       Multifamily           Garden                   4,987,760.00     1                      55
  62    Spokane                   1       Multifamily           Garden                   4,294,285.99     2                      97
  78    Bristol                   1       Multifamily           Garden                   2,743,506.31     2                      48
  79    Champaign                 1       Multifamily           Garden                   2,588,696.10     2                      45

               NO. OF           STUDIO/PAD        NO. OF         AVERAGE          NO. OF         AVERAGE           NO. OF
LOAN #   STUDIOS/PADS/OTHER   OTHER RENT ($)    1-BR UNITS    1-BR RENT ($)     2-BR UNITS    2-BR RENT ($)      3-BR UNITS
------   ------------------   --------------    ----------    -------------     ----------    -------------      ----------

  5              40                625                 234              674            469              761            120
  6            1,532               459
  8                                                    270              632            334              765             60
  18             18               1,079                 40            1,285             86            1,452
  28                                                   256              548             64              749
  33                                                                                   179              765             84
  35             48                563                  12              763             72              870             36
  39             41               1,145                 60            1,493             28            2,224
  43                                                   116              517             71              680             45
  47                                                                                    84              839             48
  48                                                    26              383             44              396             22
  51                                                    42              937             47            1,325
  58                                                                                    84              697
  59                                                    17              940             30            1,125              8
  62                                                                                    72              633             25
  78                                                                                    48              806
  79                                                                                                                    45

               AVERAGE               NO. OF            AVERAGE             UTILITIES          ELEVATOR
LOAN #      3-BR RENT ($)          4-BR UNITS       4-BR RENT ($)         TENANT PAYS         PRESENT       LOAN #
------      -------------          ----------       -------------         -----------         -------       ------

  5                 1,030                                                 E, G, S, W             No            5
  6                                                                                                            6
  8                 1,030                                                 E, G, S, W             No            8
  18                                                                      E                      Yes          18
  28                                                                      E,S,W                  No           28
  33                  975                                                 E, G, S                No           33
  35                1,243                  72               1,430         50% of E, G, S, W      No           35
  39                                                                      None                   Yes          39
  43                  776                                                 E, G                   No           43
  47                  989                                                 E, G                   No           47
  48                  350                  24                 378         None                   No           48
  51                                                                      None                   Yes          51
  58                                                                      E, G, S, W             No           58
  59                1,300                                                 E, S, W                No           59
  62                  790                                                 E                      No           62
  78                                                                      E                      No           78
  79                  849                                                 E, G, S, W             No           79

                                                                         ANNEX C

[MERRILL LYNCH LOGO]       [BANC OF AMERICA SECURITIES LOGO]     [KEY BANK LOGO]

                      STRUCTURAL AND COLLATERAL TERM SHEET

                         $1,034,907,000 (APPROXIMATE)

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A, CLASS AJ,
                     CLASS B, CLASS C, CLASS D AND CLASS XP

                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2
                                    Issuer

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor

                     MERRILL LYNCH MORTGAGE LENDING, INC.
                             BANK OF AMERICA, N.A.
                         KEYBANK NATIONAL ASSOCIATION
                             Mortgage Loan Sellers

                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                Master Servicer

                             CLARION PARTNERS, LLC
                               Special Servicer

                       LASALLE BANK NATIONAL ASSOCIATION
                                    Trustee

                              ABN AMRO BANK N.V.
                                 Fiscal Agent

                                 MARCH 9, 2005

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES
DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY
INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED IN ITS ENTIRETY BY
THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR
ANY SECURITIES ACTUALLY SOLD TO YOU. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                             BANC OF AMERICA SECURITIES LLC

                            KEYBANC CAPITAL MARKETS
JPMORGAN                                                        MORGAN STANLEY

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                               INITIAL                          APPROX.
            EXPECTED         CERTIFICATE        APPROX.       PERCENTAGE
             RATINGS      PRINCIPAL BALANCE  TOTAL INITIAL    OF INITIAL        WEIGHTED        PRINCIPAL    ASSUMED FINAL
         ---------------     OR NOTIONAL         CREDIT        MORTGAGE         AVERAGE          WINDOW      DISTRIBUTION
  CLASS   MOODY'S   S&P       AMOUNT (1)        SUPPORT      POOL BALANCE   LIFE (YEARS)(2)   (MO./YR.)(2)      DATE(2)   RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

    A-1     Aaa    AAA        $ 50,000,000      20.000%          4.397%          2.778         04/05-07/09       7/2009       (3)
------------------------------------------------------------------------------------------------------------------------------------
    A-2     Aaa    AAA        $228,186,000      20.000%         20.065%          4.641         07/09-03/10       3/2010       (3)
------------------------------------------------------------------------------------------------------------------------------------
    A-3     Aaa    AAA        $ 40,623,000      20.000%          3.572%          6.502         02/11-02/12       2/2012       (3)
------------------------------------------------------------------------------------------------------------------------------------
   A-SB     Aaa    AAA        $ 42,997,000      20.000%          3.781%          7.328         03/10-07/14       7/2014       (3)
------------------------------------------------------------------------------------------------------------------------------------
    A-4     Aaa    AAA        $332,815,000      20.000%         29.265%          9.636         07/14-01/15       1/2015       (3)
------------------------------------------------------------------------------------------------------------------------------------
   A-1A     Aaa    AAA        $215,188,000      20.000%         18.922%          8.473         04/05-01/15       1/2015       (3)
------------------------------------------------------------------------------------------------------------------------------------
    AJ      Aaa    AAA        $ 61,128,000      14.625%          5.375%          9.832         01/15-03/15       3/2015       (3)
------------------------------------------------------------------------------------------------------------------------------------
     B      Aa2    AA         $ 32,696,000      11.750%          2.875%          9.953         03/15-03/15       3/2015       (3)
------------------------------------------------------------------------------------------------------------------------------------
     C      Aa3    AA-        $  9,951,000      10.875%          0.875%          9.953         03/15-03/15       3/2015       (3)
------------------------------------------------------------------------------------------------------------------------------------
     D       A2    A          $ 21,323,000       9.000%          1.875%          9.953         03/15-03/15       3/2015       (3)
------------------------------------------------------------------------------------------------------------------------------------
    XP      Aaa    AAA        $         (5)         N/A            N/A            N/A               N/A           N/A       Variable
------------------------------------------------------------------------------------------------------------------------------------

NON-OFFERED CERTIFICATES

                                                                      APPROX.
                                    INITIAL            APPROX.      PERCENTAGE
         EXPECTED RATINGS         CERTIFICATE       TOTAL INITIAL   OF INITIAL      WEIGHTED     PRINCIPAL  ASSUMED FINAL
        -------------------  PRINCIPAL BALANCE OR       CREDIT       MORTGAGE     AVERAGE LIFE    WINDOW    DISTRIBUTION
 CLASS   MOODY'S     S&P      NOTIONAL AMOUNT(1)       SUPPORT     POOL BALANCE    (YEARS)(2)  (MO./YR.)(2)    DATE(2)     RATE TYPE
------------------------------------------------------------------------------------------------------------------------------------

    E       (4)      (4)       $     12,795,000         7.875%         1.125%           (4)          (4)          (4)         (3)
------------------------------------------------------------------------------------------------------------------------------------
    F       (4)      (4)       $     18,480,000         6.250%         1.625%           (4)          (4)          (4)         (3)
------------------------------------------------------------------------------------------------------------------------------------
    G       (4)      (4)       $     11,373,000         5.250%         1.000%           (4)          (4)          (4)         (3)
------------------------------------------------------------------------------------------------------------------------------------
    H       (4)      (4)       $     14,216,000         4.000%         1.250%           (4)          (4)          (4)         (3)
------------------------------------------------------------------------------------------------------------------------------------
    J       (4)      (4)       $      7,107,000         3.375%         0.625%           (4)          (4)          (4)         (3)
------------------------------------------------------------------------------------------------------------------------------------
    K       (4)      (4)       $      5,687,000         2.875%         0.500%           (4)          (4)          (4)         (3)
------------------------------------------------------------------------------------------------------------------------------------
    L       (4)      (4)       $      4,264,000         2.500%         0.375%           (4)          (4)          (4)         (3)
------------------------------------------------------------------------------------------------------------------------------------
    M       (4)      (4)       $      4,265,000         2.125%         0.375%           (4)          (4)          (4)         (3)
------------------------------------------------------------------------------------------------------------------------------------
    N       (4)      (4)       $      2,843,000         1.875%         0.250%           (4)          (4)          (4)         (3)
------------------------------------------------------------------------------------------------------------------------------------
    P       (4)      (4)       $      5,687,000         1.375%         0.500%           (4)          (4)          (4)         (3)
------------------------------------------------------------------------------------------------------------------------------------
    Q       (4)      (4)       $     15,637,494         0.000          1.375%           (4)          (4)          (4)         (3)
------------------------------------------------------------------------------------------------------------------------------------
    XC      (4)      (4)       $  1,137,261,494(5)       N/A            N/A             (4)          (4)          (4)       Variable
------------------------------------------------------------------------------------------------------------------------------------

(1)   In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)   As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
      (except in the case of loans with anticipated repayment dates (ARD loans)
      which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions described in the prospectus supplement.

(3)   The pass-through rates on the class A-1, A-2, A-3, A-SB, A-4, A-1A, AJ,
      B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv)
      the weighted average of certain net mortgage rates on the mortgage loans
      (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), less a specified percentage.

(4)   Not offered pursuant to the prospectus and prospectus supplement. Any information provided herein regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

(5)   The class XC and class XP certificates will not have certificate principal balances and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XC and class XP certificates, as described in the prospectus supplement. The interest rate applicable to each component of the class XC and class XP certificates for each distribution date will equal the rate specified in the prospectus supplement.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------
TRANSACTION TERMS
--------------------------------------------------------------------------------

NOTE: CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS
      ASCRIBED TO THEM IN THE PROSPECTUS SUPPLEMENT.

ISSUE TYPE          Sequential pay REMIC. Class A-1, A-2, A-3, A-SB, A-4, A-1A, AJ, B, C, D and XP
                    certificates are offered publicly. All other certificates will be privately placed with qualified institutional buyers or with institutional accredited investors.

CUT-OFF DATE        References in this term sheet to the "cut-off date" mean, with respect to each mortgage loan, except as provided below, the related due date of that mortgage loan in March 2005 or, with respect to those mortgage loans, if any, that were originated in February 2005, and have their respective first payment dates in April 2005, March
                    1, 2005 or, with respect to those mortgage loans, if any, that were originated in
                    March 2005 and have their respective first payment dates in May 2005, their respective dates of origination. Any payments or collections that represent amounts due on or before that date will not belong to the trust fund.

MORTGAGE POOL       The mortgage pool consists of 86 mortgage loans with an aggregate initial mortgage pool balance of $1,137,261,494, subject to a variance of plus or minus 5.0%. The mortgage loans are secured by mortgaged real properties located throughout 31 states.

LOAN GROUPS         For purposes of making distributions to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 72 mortgage loans, representing approximately 81.1% of the initial mortgage pool balance and that are secured by the various property types that make up the collateral for those mortgage loans, and loan group 2 will consist of 14 mortgage loans, representing approximately 18.9% of the initial mortgage pool balance and that are secured by multifamily and manufactured housing community properties (approximately 84.4% of all the mortgage loans secured by multifamily properties and approximately 100% of all the mortgage loans secured by manufactured housing community properties).

ISSUER              Merrill Lynch Mortgage Trust 2005-MKB2

DEPOSITOR           Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN       Merrill Lynch Mortgage Lending, Inc (MLML)......63.7% of initial mortgage pool balance
SELLERS             Bank of America, N.A. (BOA) ....................19.5% of initial mortgage pool balance
                    KeyBank National Association (KEY) .............16.8% of initial mortgage pool balance

UNDERWRITERS        Merrill Lynch, Pierce, Fenner & Smith Incorporated
                    Banc of America Securities LLC
                    KeyBanc Capital Markets, a Division of McDonald Investments Inc.
                    J.P. Morgan Securities Inc.
                    Morgan Stanley & Co. Incorporated

TRUSTEE             LaSalle Bank National Association

FISCAL AGENT        ABN AMRO Bank N.V.

MASTER SERVICER     KeyCorp Real Estate Capital Markets, Inc.

SPECIAL SERVICER    Clarion Partners, LLC

RATING AGENCIES     Moody's Investors Service, Inc.
                    Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

DENOMINATIONS       $25,000 minimum for the offered certificates.

CLOSING DATE        On or about March 29, 2005.

SETTLEMENT TERMS    Book-entry through DTC for all offered certificates.

DETERMINATION DATE  For any distribution date, the fourth business day prior to the distribution date.

DISTRIBUTION DATE   The 12th day of each month or, if the 12th day is not a business day, the next succeeding business day, beginning in April 2005.

INTEREST            Each class of offered certificates will be entitled on each distribution date to
DISTRIBUTIONS       interest accrued during the prior calendar month at its pass-through rate for such distribution date on the outstanding certificate balance of such class immediately prior to such distribution date. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year. Interest on the offered certificates will be distributed on each distribution date, to the extent of available funds, in sequential order of class designation, except that the class A-1,
                    A-2, A-3, A-SB, A-4, A-1A, XC and XP are pari passu in entitlement to interest. In general, payments of interest in respect of the class A-1, A-2, A-3, A-SB and A-4 certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class XC and XP certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as described in the preceding sentence would result in an interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes on a pro rata (based on amount of interest accrued) and pari passu basis without regard to loan groups.

PRINCIPAL           Except as described below, principal will be distributed on each distribution date,
DISTRIBUTIONS       to the extent of available funds, to the most senior class of sequential pay certificates outstanding until its certificate balance is reduced to zero. Payments of principal will be generally made, to the extent of available funds (i) to the class A-1, A-2, A-3, A-SB and A-4 certificates, in that order, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 2, in each case until the principal balance of the subject class of certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the class A-4 certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the class A-1A certificates is reduced to zero.

                    Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB certificates is required to be paid down to its scheduled principal balance for that distribution date in accordance with a specified schedule that will be annexed to the prospectus supplement, distributions of principal will be made, to the extent of available funds, to reduce the principal balance of the class
                    A-SB certificates to its scheduled principal balance for the subject distribution date, out of the funds received or advanced with respect to principal on mortgage loans in loan group 1 (prior to any distributions of principal from those loan group
                    1 funds to any other class of certificates on that distribution date) and, after the principal balance of the class A-1A certificates has been reduced to zero, out of the funds received or advanced with respect to principal

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

                    on mortgage loans in loan group 2 (prior to any distributions of principal to any other class of certificates on that distribution date).

                    Following retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, amounts distributable as principal will be distributed on each distribution date, to the extent of available funds, to the class AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates, in that order, in each case until the related certificate balance of the subject class of certificates is reduced to zero. If, due to losses, the certificate balances of the class AJ through class Q certificates are reduced to zero, payments of principal to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates (to the extent that any two or more of these classes are outstanding)
                    will be made on a pro rata and pari passu basis without regard to loan groups.

LOSSES              Losses realized on the mortgage loans and certain default-related and other unanticipated expenses, if any, will be allocated to the class Q, P, N, M, L, K, J,
                    H, G, F, E, D, C, B and AJ certificates, in that order, and then, on a pro rata and pari passu basis to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates.

PREPAYMENT          Any prepayment premiums or yield maintenance charges collected will be distributed to
PREMIUMS AND        certificateholders on the distribution date following the collection period in which
YIELD MAINTENANCE   the prepayment occurred. On each distribution date, the holders of each class of
CHARGES             offered certificates and of the class E, F, G and H certificates then entitled to principal distributions (to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group, if applicable, from which such class of certificates is receiving payments of principal) will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of
                    (a) the amount of such prepayment premiums or yield maintenance charges, net of workout fees and principal recovery fees payable from it, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on that distribution date, and the denominator of which is equal to the total principal distribution amount for that distribution date; provided that, if the A-4 and A-1A classes were both outstanding
                    (prior to any distributions) on such distribution date, then the number in clause (c)
                    will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total principal distribution amount for such distribution date that is attributable to the loan group that includes the prepaid mortgage loan.

                    The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class XC certificates.

                    All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

ADVANCES            The master servicer and, if it fails to do so, the trustee (or the fiscal agent if the trustee fails to do so), will be obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the extent that such advances are considered recoverable, and, in the case of P&I advances, subject to appraisal reductions that may occur.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

APPRAISAL           If any of certain adverse events or circumstances described in the prospectus
REDUCTIONS          supplement occur or exist with respect to any mortgage loan or the mortgaged real property for any mortgage loan, that mortgage loan will be considered a required appraisal loan. An appraisal reduction will generally be made in the amount, if any, by which the principal balance of the required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged real property plus all escrows and reserves (including letters of credit) held as additional collateral with respect to the mortgage loan.
                    As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates.

                    A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL            The master servicer, the special servicer and certain certificateholders will have
TERMINATION         the option to terminate the trust, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated principal balance of the mortgage loans is less than approximately 1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans, plus accrued and unpaid interest and certain other additional trust fund expenses and the fair market value of any REO properties acquired by the trust following foreclosure.

                    In addition, if, following the date on which the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AJ, B, C, and D certificates are reduced to zero, all of the remaining certificates, except the class R-I and R-II certificates, are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates for all the mortgage loans and REO properties remaining in the trust fund at the time of exchange.

CONTROLLING CLASS   The class of sequential pay certificates (a) which bears the latest alphabetical class designation and (b) the certificate balance of which is not less than 25% of its original certificate balance will be the controlling class of certificates;
                    provided, however, that if no such class of sequential pay certificates satisfies clause (b) above, the controlling class of certificates will be the outstanding class of sequential pay certificates bearing the latest alphabetical class designation. The holders of certificates representing a majority interest in the controlling class will have the right, subject to the conditions described in the prospectus supplement, to replace the special servicer and select a representative that may direct and advise the special servicer on various servicing matters.

ERISA               The offered certificates are expected to be ERISA eligible.

SMMEA               The offered certificates will not be "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

CONTACTS

             MERRILL LYNCH & CO.         BANC OF AMERICA SECURITIES LLC
                John Mulligan                      Bill Hale
            (212) 449-3860 (Phone)           (704) 388-1597 (Phone)
             (212) 738-1491 (Fax)             (704) 388-9677 (Fax)

                  Max Baker                      Geordie Walker
            (212) 449-3860 (Phone)           (704) 388-1597 (Phone)
             (212) 738-1491 (Fax)             (704) 388-9677 (Fax)

                  Rich Sigg                       Chuck Mather
            (212) 449-3860 (Phone)           (704) 388-1597 (Phone)
             (212) 738-1491 (Fax)             (704) 388-9677 (Fax)

                David Rodgers                    Chris Springer
            (212) 449-3611 (Phone)           (704) 388-1597 (Phone)
             (212) 449-3658 (Fax)             (704) 388-9677 (Fax)

                 Glenn Thaler
            (212) 449-4004 (Phone)
             (212) 449-3658 (Fax)

      JPMORGAN             KEYBANC CAPITAL MARKETS       MORGAN STANLEY
     Brian Baker                 Joe Chinnici             Kara McShane
(212) 834-3813 (Phone)     (216) 689-0281 (Phone)    (212) 761-2164 (Phone)
 (212) 834-6598 (Fax)      (216) 689-4233 (Fax)      (212) 507-5062 (Fax)

     Glenn Riis                Audrey Saccardi             Jon Miller
(212) 834-3813 (Phone)     (216) 689-0302 (Phone)    (212) 761-1317 (Phone)
 (212) 834-6598 (Fax)      (216) 689-0950 (Fax)      (212) 507-6994 (Fax)

      Andrew Taylor
(212) 834-3813 (Phone)
 (212) 834-6598 (Fax)

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, initial loan group 1 balance or initial loan group 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool, loan group 1 or loan group 2, as the case may be.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of an A/B loan pair excludes the related non-trust (B-note) mortgage loan(s).

GENERAL CHARACTERISTICS

--------------------------------------------------------------------------------

                                                                                ALL MORTGAGE           LOAN              LOAN
                                                                                   LOANS             GROUP 1           GROUP 2

Initial mortgage pool balance .............................................   $1,137,261,494      $922,072,857      $215,188,637
Number of mortgage loans ..................................................               86                72                14
Number of mortgaged properties ............................................              102                88                14
Percentage of Investment Grade Loans(1) ...................................              8.8%             10.8%              0.0%
Average cut-off date principal balance ....................................   $   13,223,971      $ 12,806,567      $ 15,370,617
Largest cut-off date principal balance ....................................   $   67,760,000      $ 67,760,000      $ 52,000,000
Smallest cut-off date principal balance ...................................   $    1,050,000      $  1,050,000      $  2,588,696
Weighted average mortgage interest rate ...................................           5.4747%           5.5280%           5.2462%
Highest mortgage interest rate ............................................           6.5770%           6.5770%           6.0000%
Lowest mortgage interest rate .............................................           4.2675%           4.2675%           4.8750%
Number of Cross Collateralized Loan Groups ................................                1                 1                 0
Cross Collateralized Mortgage Loans as a % of IPB .........................              1.5%              1.8%              0.0%
Number of Multi Property Mortgage Loans ...................................                4                 4                 0
Multi Property Mortgage Loans as a % of IPB ...............................             15.0%             18.5%              0.0%
Weighted average underwritten DSCR ........................................             1.45x             1.48x             1.33x
Highest underwritten debt service coverage ratio ..........................             2.63x             2.33x             2.63x
Lowest underwritten debt service coverage ratio ...........................             1.17x             1.17x             1.22x
Weighted average cut-off date loan-to-value ratio .........................             72.0%             71.0%             76.5%
Highest cut-off date loan-to-value ratio ..................................             80.0%             80.0%             80.0%
Lowest cut-off date loan-to-value ratio ...................................             46.9%             46.9%             63.1%
Weighted average original term to maturity or anticipated repayment date
 (months) .................................................................              107               107               110
Longest original term to maturity or anticipated repayment date (months) ..              178               178               121
Shortest original term to maturity or anticipated repayment date (months) .               52                52                60
Weighted average remaining term to maturity or anticipated repayment date
 (months) .................................................................              105               104               107
Longest remaining term to maturity or anticipated repayment date (months) .              177               177               121
Shortest remaining term to maturity or anticipated repayment date (months).               52                52                58

See "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged
Real Properties--Additional Statistical Information" for a similar table with additional information regarding certain of the mortgage loans.

---------------------
(1)  It has been confirmed by S&P and Moody's, in accordance with their respective methodologies, that the American Express Building mortgage loan has credit characteristics consistent with investment-grade rated obligations. It has been confirmed by Moody's, in accordance with its methodologies, that the AFR Citicorp Portfolio has credit characteristics consistent with investment-grade obligations.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                                                          % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE

                      % OF INITAL
                      MORTGAGE POOL                                                                  MANUFACTURED    MIXED     SELF
         STATE           BALANCE     RETAIL    OFFICE    MULTIFAMILY    HOSPITALITY    INDUSTRIAL      HOUSING        USE    STORAGE

Florida ............       15.2        5.8       0.4         1.7            1.8            --            4.6          0.9       --
California .........       12.3        4.5       6.5          --             --            --             --          0.9      0.4
 Southern(1) .......       11.3        3.5       6.5          --             --            --             --          0.9      0.4
 Northern(1) .......        1.0        1.0        --          --             --            --             --           --       --
Connecticut ........        7.2        2.9        --          --             --           4.3             --           --       --
North Carolina .....        6.6        0.3       6.0          --            0.3            --             --           --       --
Texas ..............        6.0        2.0       1.4         0.9            1.6            --             --           --       --
New York ...........        5.6        1.6       2.8          --             --            --             --          1.2       --
Arizona ............        4.6        2.7       0.4         0.8            0.7            --             --           --       --
Virginia ...........        4.6         --        --         4.6             --            --             --           --       --
Maryland ...........        4.3         --        --          --            4.3            --             --           --       --
Kentucky ...........        4.1         --       3.9          --            0.2            --             --           --       --
Massachusetts ......        3.7        2.0        --         1.7             --            --             --           --       --
Georgia ............        3.3         --        --         3.3             --            --             --           --       --
Washington .........        2.3         --       1.9         0.4             --            --             --           --       --
Colorado ...........        2.2        2.2        --          --             --            --             --           --       --
Michigan ...........        2.1        1.5        --         0.6             --            --             --           --       --
Ohio ...............        2.1        0.8        --         1.3             --            --             --           --       --
Idaho ..............        1.9         --       1.9          --             --            --             --           --       --
Illinois ...........        1.5        1.3        --         0.2             --            --             --           --       --
Oregon .............        1.3         --        --          --            0.6           0.7             --           --       --
Pennsylvania .......        1.3        0.6        --         0.6             --            --             --           --       --
Louisiana ..........        1.2        1.2        --          --             --            --             --           --       --
New Hampshire.......        1.2         --       0.9          --            0.3            --             --           --       --
New Mexico .........        1.0        0.3        --         0.7             --            --             --           --       --
Utah ...............        0.8        0.8        --          --             --            --             --           --       --
South Carolina .....        0.8        0.8        --          --             --            --             --           --       --
Missouri ...........        0.7        0.7        --          --             --            --             --           --       --
Indiana ............        0.5        0.5        --          --             --            --             --           --       --
Hawaii .............        0.5        0.5        --          --             --            --             --           --       --
Arkansas ...........        0.4         --        --          --            0.4            --             --           --       --
Tennessee ..........        0.4        0.4        --          --             --            --             --           --       --
West Virginia ......        0.2         --        --          --            0.2            --             --           --       --
                          -----       ----      ----        ----           ----           ---            ---          ---      ---
Total ..............      100.0%      33.5%     26.1%       17.0%          10.5%          5.0%           4.6%         3.0%     0.4%
                          =====       ====      ====        ====           ====           ===            ===          ===      ===

---------------------
(1)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF       PRINCIPAL     MORTGAGE POOL
                                                    MORTGAGE LOANS       BALANCE         BALANCE

Fully IO Loans(1).................................         8          $106,340,000          9.4%
Partial IO Loans(2)...............................        23          $451,238,369         39.7%
Single Tenant ....................................        18          $215,255,642         18.9%
Loans (greater than)  50% Single Tenant ..........        27          $295,749,776         26.0%
Current Secondary Debt ...........................         3          $157,760,000         13.9%
Future Secondary Debt Permitted ..................        16          $231,937,749         20.4%
Lockbox ..........................................        46          $837,460,740         73.6%
Escrow Type(3)
 TI/LC Reserves(4)................................        31          $398,566,348         51.9%
 Real Estate Tax .................................        67          $747,643,129         70.1%
 Insurance .......................................        57          $719,393,144         63.3%
 Replacement Reserves ............................        62          $775,154,353         68.2%

SELECT CHARACTERISTICS OF LOAN GROUP 1

--------------------------------------------------------------------------------

                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF       PRINCIPAL      LOAN GROUP 1
                                                    MORTGAGE LOANS       BALANCE         BALANCE

Fully IO Loans(1).................................         6          $ 86,090,000          9.3%
Partial IO Loans(2)...............................        18          $297,158,369         32.2%
Single Tenant ....................................        18          $215,255,642         23.3%
Loans (greater than)  50% Single Tenant ..........        27          $295,749,776         32.1%
Current Secondary Debt ...........................         1          $ 67,760,000          7.3%
Future Secondary Debt Permitted ..................        14          $211,687,749         23.0%
Lockbox ..........................................        43          $695,460,740         75.4%
Escrow Type(3)
 TI/LC Reserves(4)................................        31          $398,566,348         51.9%
 Real Estate Tax .................................        54          $634,454,492         68.8%
 Insurance .......................................        45          $566,954,508         61.5%
 Replacement Reserves ............................        52          $638,815,717         69.3%

SELECT CHARACTERISTICS OF LOAN GROUP 2

--------------------------------------------------------------------------------

                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF       PRINCIPAL      LOAN GROUP 2
                                                    MORTGAGE LOANS       BALANCE         BALANCE

Fully IO Loans ...................................         2          $ 20,250,000          9.4%
Partial IO Loans .................................         5          $154,080,000         71.6%
Single Tenant ....................................         0          $          0          0.0%
Loans (greater than)  50% Single Tenant ..........         0          $          0          0.0%
Current Secondary Debt ...........................         2          $ 90,000,000         41.8%
Future Secondary Debt Permitted ..................         2          $ 20,250,000          9.4%
Lockbox ..........................................         3          $142,000,000         66.0%
Escrow Type(3)
 Real Estate Tax .................................        13          $163,188,637         75.8%
 Insurance .......................................        12          $152,438,637         70.8%
 Replacement Reserves ............................        10          $136,338,637         63.4%

---------------------
(1)  Does not include 1 mortgage loan (2.9% of the initial mortgage pool balance and 3.6% of the initial loan group 1 balance) which is an ARD loan and requires the payment of interest only on each due date through its anticipated repayment date.

(2)  Includes 7 mortgage loans (3.9% of the initial mortgage pool balance and
     4.9% of the initial loan group 1 balance) which are ARD loans, and require the payment of interest only on each due date until the expiration of a designated period and the amortization of principal following this expiration.

(3)  Does not include mortgage loans with upfront reserves.

(4)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, mixed use and industrial properties.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                      CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------
           RANGE OF              # OF        AGGREGATE
        CUT-OFF DATE          MORTGAGE     CUT-OFF DATE    % OF
          BALANCES              LOANS      BALANCE ($)     POOL

   1,050,000 - 2,999,999          9          17,258,489     1.5
   3,000,000 - 3,999,999         10          34,793,957     3.1
   4,000,000 - 4,999,999          9          39,710,560     3.5
   5,000,000 - 5,999,999          6          33,251,660     2.9
   6,000,000 - 6,999,999          3          19,635,245     1.7
   7,000,000 - 7,999,999          9          66,882,837     5.9
   8,000,000 - 9,999,999          8          71,811,407     6.3
 10,000,000 - 12,999,999          9          98,345,457     8.6
 13,000,000 - 19,999,999          9         145,512,402    12.8
 20,000,000 - 49,999,999          8         239,973,690    21.1
 50,000,000 - 67,760,000          6         370,085,789    32.5
----------------------------     --      --------------   -----
 TOTAL:                          86      $1,137,261,494   100.0%
----------------------------     --      --------------   -----
  Min: $1,050,000   Max:$67,760,000   Average: $13,223,971

      ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
-------------------------------------------------------
                     # OF        AGGREGATE
     RANGE OF     MORTGAGE     CUT-OFF DATE    % OF
 ORIGINAL TERMS     LOANS      BALANCE ($)     POOL

     52 - 60         12         250,683,963    22.0
     61 - 84          5          75,708,299     6.7
    85 - 120         67         738,956,811    65.0
    121 - 178         2          71,912,420     6.3
----------------     --      --------------   -----
 TOTAL:              86      $1,137,261,494   100.0%
----------------     --      --------------   -----
  Min: 52 mos. Max: 178 mos.  Wtd. Avg.: 107 mos.

    REMAINING TERM TO STATED MATURITY/ARD (MOS)
---------------------------------------------------
   RANGE OF      # OF        AGGREGATE
  REMAINING   MORTGAGE     CUT-OFF DATE    % OF
    TERMS       LOANS      BALANCE ($)     POOL

   52 - 84       17         326,392,263    28.7
   85 - 119      55         614,856,811    54.1
  120 - 177      14         196,012,420    17.2
------------     --      --------------   -----
 TOTAL:          86      $1,137,261,494   100.0%
------------     --      --------------   -----
 Min: 52 mos.  Max: 177 mos.  Wtd. Avg.:105 mos.

         CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------
     RANGE OF       # OF        AGGREGATE
  CUT-OFF DATE   MORTGAGE     CUT-OFF DATE    % OF
   LTV RATIOS      LOANS      BALANCE ($)     POOL

  46.9 - 49.9        1           3,140,633     0.3
  50.0 - 59.9        5          81,476,677     7.2
  60.0 - 64.9       14         111,593,287     9.8
  65.0 - 69.9       12         261,786,482    23.0
  70.0 - 74.9       17         205,304,168    18.1
  75.0 - 79.9       26         309,061,877    27.2
  80.0 - 80.0       11         164,898,369    14.5
---------------     --      --------------   -----
 TOTAL:             86      $1,137,261,494   100.0%
---------------     --      --------------   -----
  Min:46.9%    Max: 80.0%    Wtd. Avg.: 72.0%

              ORIGINAL AMORTIZATION TERM (MOS)
------------------------------------------------------------
  RANGE OF ORIGINAL      # OF        AGGREGATE
    AMORTIZATION      MORTGAGE     CUT-OFF DATE    % OF
        TERMS           LOANS      BALANCE ($)     POOL

    Interest Only         8         106,340,000     9.4
   Interest Only ARD      1          33,040,000     2.9
       240 - 299          1           8,247,459     0.7
       300 - 329          6         110,388,684     9.7
       330 - 360         70         879,245,351    77.3
--------------------     --      --------------   -----
 TOTAL:                  86      $1,137,261,494   100.0%
--------------------     --      --------------   -----
 Min: 240 mos.    Max: 360 mos.   Wtd. Avg.: 352 mos.1

             REMAINING AMORTIZATION TERM (MOS)
------------------------------------------------------------
       RANGE OF
      REMAINING          # OF        AGGREGATE
    AMORTIZATION      MORTGAGE     CUT-OFF DATE    % OF
        TERMS           LOANS      BALANCE ($)     POOL

  Interest Only           8         106,340,000     9.4
   Interest Only ARD      1          33,040,000     2.9
       236 - 360         77         997,881,494    87.7
--------------------     --      --------------   -----
 TOTAL:                  86      $1,137,261,494   100.0%
--------------------     --      --------------   -----
 Min: 236 mos.     Max: 360 mos.  Wtd. Avg.: 308 mos.1

       LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
------------------------------------------------------
    RANGE OF       # OF        AGGREGATE
 MATURITY/ARD   MORTGAGE     CUT-OFF DATE    % OF
  LTV RATIOS      LOANS      BALANCE ($)     POOL

  36.6 - 49.9       5          43,119,523     3.8
  50.0 - 54.9      10          73,938,260     6.5
  55.0 - 59.9      13         206,615,076    18.2
  60.0 - 62.4       9         161,594,097    14.2
  62.5 - 64.9      11         175,556,115    15.4
  65.0 - 67.4      20         164,646,358    14.5
  67.5 - 69.9       8         162,270,000    14.3
  70.0 - 75.6      10         149,522,065    13.1
--------------     --      --------------   -----
 TOTAL:            86      $1,137,261,494   100.0%
--------------     --      --------------   -----
 Min: 36.6%    Max: 75.6%       Wtd. Avg.: 63.3%

             DEBT SERVICE COVERAGE RATIO (X)
---------------------------------------------------------
                      # OF        AGGREGATE
                   MORTGAGE     CUT-OFF DATE    % OF
  RANGE OF DSCRS     LOANS      BALANCE ($)     POOL

   1.17 - 1.19         1          66,912,420     5.9
   1.20 - 1.24        10         135,902,186    11.9
   1.25 - 1.29        22         360,444,916    31.7
    1.30 -1.34        11          66,885,089     5.9
   1.35 - 1.39         8          48,150,363     4.2
   1.40 - 1.44         4          21,834,183     1.9
   1.45 - 1.49         4          47,792,020     4.2
   1.50 - 1.59         8          41,836,629     3.7
   1.60 - 1.99        13         291,363,687    25.6
   2.00 - 2.63         5          56,140,000     4.9
-----------------     --      --------------   -----
 TOTAL:               86      $1,137,261,494   100.0%
-----------------     --      --------------   -----
 Min: 1.17x      Max: 2.63x       Wtd. Avg.: 1.45x

                    MORTGAGE RATE (%)
---------------------------------------------------------
                      # OF        AGGREGATE
      RANGE OF     MORTGAGE     CUT-OFF DATE    % OF
  MORTGAGE RATES     LOANS      BALANCE ($)     POOL

  4.2675 - 4.7499      1          33,040,000     2.9
  4.7500 - 4.9999      5          70,250,000     6.2
  5.0000 - 5.2499     16         316,101,723    27.8
  5.2500 - 5.4999     24         247,341,447    21.7
  5.5000 - 5.5999     23         166,318,265    14.6
  5.6000 - 5.6999      3          24,389,769     2.1
  5.7000 - 5.7499      2          11,844,604     1.0
  5.7500 - 5.9999      2          74,260,758     6.5
  6.0000 - 6.2499      3          15,682,378     1.4
  6.2500 - 6.5770      7         178,032,550    15.7
-----------------     --      --------------   -----
 TOTAL:               86      $1,137,261,494   100.0%
-----------------     --      --------------   -----
 Min: 4.2675%    Max: 6.5770%   Wtd. Avg.: 5.4747%

---------------------
(1) Does not include the interest only loan(s).

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       10

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

                   CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------
           RANGE OF            # OF      AGGREGATE
        CUT-OFF DATE        MORTGAGE   CUT-OFF DATE   % OF
          BALANCES            LOANS     BALANCE ($)  GROUP 1

   1,050,000 - 2,999,999        7       11,926,287     1.3
   3,000,000 - 3,999,999       10       34,793,957     3.8
   4,000,000 - 4,999,999        8       35,416,274     3.8
   5,000,000 - 5,999,999        5       28,251,660     3.1
   6,000,000 - 6,999,999        2       13,035,245     1.4
   7,000,000 - 7,999,999        6       45,147,036     4.9
   8,000,000 - 9,999,999        6       52,335,059     5.7
 10,000,000 - 12,999,999        8       87,595,457     9.5
 13,000,000 - 19,999,999        9      145,512,402    15.8
 20,000,000 - 49,999,999        7      201,973,690    21.9
 50,000,000 - 67,760,000        4      266,085,789    28.9
--------------------------     --     ------------   -----
 TOTAL:                        72     $922,072,857   100.0%
--------------------------     --     ------------   -----
  Min: $1,050,000   Max: $67,760,000  Average: $12,806,567

      ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
------------------------------------------------------
                      # OF      AGGREGATE
      RANGE OF     MORTGAGE   CUT-OFF DATE   % OF
  ORIGINAL TERMS     LOANS     BALANCE ($)  GROUP 1

     52 - 60          11      239,933,963    26.0
     61 - 84           3       35,119,603     3.8
     85 - 120         57      580,106,871    62.9
    121 - 178          1       66,912,420     7.3
-----------------     --     ------------   -----
 TOTAL:               72     $922,072,857   100.0%
-----------------     --     ------------   -----
 Min: 52 mos.  Max: 178 mos.  Wtd. Avg.: 107 mos.

    REMAINING TERM TO STATED MATURITY/ARD (MOS)
----------------------------------------------------
     RANGE OF       # OF      AGGREGATE
   REMAINING     MORTGAGE   CUT-OFF DATE   % OF
     TERMS         LOANS     BALANCE ($)  GROUP 1

     52 - 84        14      275,053,567    29.8
     85 - 119       47      469,606,871    50.9
    120 - 177       11      177,412,420    19.2
---------------     --     ------------   -----
 TOTAL:             72     $922,072,857   100.0%
---------------     --     ------------   -----
 Min: 52 mos.  Max: 177 mos. Wtd. Avg.: 104mos.

       CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
---------------------------------------------------
    RANGE OF       # OF      AGGREGATE
 CUT-OFF DATE   MORTGAGE   CUT-OFF DATE   % OF
  LTV RATIOS      LOANS     BALANCE ($)  GROUP 1

  46.9 - 49.9       1         3,140,633    0.3
  50.0 - 59.9       5        81,476,677    8.8
  60.0 - 64.9      13       102,093,287   11.1
  65.0 - 69.9       9       234,460,134   25.4
  70.0 - 74.9      16       167,304,168   18.1
  75.0 - 79.9      19       225,699,588   24.5
  80.0 - 80.0       9       107,898,369   11.7
--------------     --      ------------  -----
 TOTAL:            72      $922,072,857  100.0%
--------------     --      ------------  -----
 Min: 46.9%   Max: 80.0%    Wtd. Avg.: 71.0%

           ORIGINAL AMORTIZATION TERM (MOS)
-------------------------------------------------------
      RANGE OF
     ORIGINAL          # OF      AGGREGATE
   AMORTIZATION     MORTGAGE   CUT-OFF DATE  % OF
       TERMS          LOANS     BALANCE ($) GROUP 1

  Interest Only         6       86,090,000     9.3
 Interest Only ARD      1       33,040,000     3.6
      240 - 299         1        8,247,459     0.9
      300 - 329         6      110,388,684    12.0
      330- 360         58      684,306,715    74.2
------------------     --     ------------   -----
 TOTAL:                72     $922,072,857   100.0%
------------------     --     ------------   -----
 Min: 240 mos. Max: 360 mos. Wtd. Avg.: 350 mos.(1)

           REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------------
      RANGE OF
     REMAINING         # OF      AGGREGATE
   AMORTIZATION     MORTGAGE   CUT-OFF DATE  % OF
       TERMS          LOANS     BALANCE ($) GROUP 1

  Interest Only         6       86,090,000     9.3
 Interest Only ARD      1       33,040,000     3.6
      236 - 360        65      802,942,857    87.1
------------------     --     ------------   -----
 TOTAL:                72     $922,072,857   100.0%
------------------     --     ------------   -----
Min: 236 mos.  Max: 360 mos. Wtd. Avg.: 348 mos.(1)

       LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
-----------------------------------------------------
     RANGE OF        # OF      AGGREGATE
  MATURITY/ARD    MORTGAGE   CUT-OFF DATE   % OF
   LTV RATIOS       LOANS     BALANCE ($)  GROUP 1

    36.6 - 49.9       5       43,119,523     4.7
    50.0 - 54.9      10       73,938,260     8.0
    55.0 - 59.9      11      190,038,728    20.6
    60.0 - 62.4       9      161,594,097    17.5
    62.5 - 64.9      10      166,056,115    18.0
    65.0 - 67.4      16      142,952,765    15.5
    67.5 - 69.9       3       35,440,000     3.8
    70.0 - 75.6       8      108,933,369    11.8
----------------     --     ------------   -----
 TOTAL:              72     $922,072,857   100.0%
----------------     --     ------------   -----
 Min: 36.6%     Max: 75.6%    Wtd. Avg.: 62.1%

           DEBT SERVICE COVERAGE RATIO (X)
-----------------------------------------------------
                     # OF      AGGREGATE
     RANGE OF     MORTGAGE   CUT-OFF DATE   % OF
      DSCRS         LOANS     BALANCE ($)  GROUP 1

    1.17 - 1.19       1       66,912,420     7.3
    1.20 - 1.24       8       91,302,186     9.9
    1.25 - 1.29      17      236,645,062    25.7
    1.30 - 1.34       7       44,640,593     4.8
    1.35 - 1.39       6       33,106,077     3.6
    1.40 - 1.44       4       21,834,183     2.4
    1.45 - 1.49       4       47,792,020     5.2
    1.50 - 1.59       8       41,836,629     4.5
    1.60 - 1.99      13      291,363,687    31.6
    2.00 - 2.33       4       46,640,000     5.1
----------------     --     ------------   -----
 TOTAL:              72     $922,072,857   100.0%
----------------     --     ------------   -----
 Min: 1.17x    Max: 2.33x     Wtd. Avg.: 1.48x

                   MORTGAGE RATE (%)
-------------------------------------------------------
                       # OF      AGGREGATE
      RANGE OF      MORTGAGE   CUT-OFF DATE   % OF
  MORTGAGE RATES      LOANS     BALANCE ($)  GROUP 1

   4.2675 - 4.7499      1       33,040,000     3.6
   4.7500 - 4.9999      3       50,000,000     5.4
   5.0000 - 5.2499     13      221,101,723    24.0
   5.2500 - 5.4999     18      206,285,792    22.4
   5.5000 - 5.5999     21      111,729,569    12.1
   5.6000 - 5.6999      3       24,389,769     2.6
   5.7000 - 5.7499      2       11,844,604     1.3
   5.7500 - 5.9999      2       74,260,758     8.1
   6.0000 - 6.2499      2       11,388,092     1.2
   6.2500 - 6.5770      7      178,032,550    19.3
------------------     --     ------------   -----
 TOTAL:                72     $922,072,857   100.0%
------------------     --     ------------   -----
 Min: 4.2675%    Max: 6.5770%   Wtd. Avg.: 5.5280%

---------------------
(1) Does not include the interest only loan(s).

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       11

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 2

--------------------------------------------------------------------------------

                   CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------
           RANGE OF            # OF      AGGREGATE
        CUT-OFF DATE        MORTGAGE   CUT-OFF DATE    % OF
          BALANCES            LOANS     BALANCE ($)  GROUP 2

   2,588,696 - 3,999,999        2         5,332,202    2.5
   4,000,000 - 4,999,999        1         4,294,286    2.0
   5,000,000 - 5,999,999        1         5,000,000    2.3
   6,000,000 - 6,999,999        1         6,600,000    3.1
   7,000,000 - 7,999,999        3        21,735,801   10.1
   8,000,000 - 9,999,999        2        19,476,348    9.1
 10,000,000 - 19,999,999        1        10,750,000    5.0
 20,000,000 - 49,999,999        1        38,000,000   17.7
 50,000,000 - 52,000,000        2       104,000,000   48.3
--------------------------     --      ------------  -----
 TOTAL:                        14      $215,188,637  100.0%
--------------------------     --      ------------  -----
  Min: $2,588,696 Max: $52,000,000    Average: $15,370,617

     ORIGINAL TERM TO STATED MATURITY/ARD (MOS)
-----------------------------------------------------
                     # OF      AGGREGATE
     RANGE OF     MORTGAGE   CUT-OFF DATE  % OF
 ORIGINAL TERMS     LOANS     BALANCE ($) GROUP 2

        60            1       10,750,000     5.0
     61 - 84          2       40,588,696    18.9
     85 - 120        10      158,849,941    73.8
    121 - 121         1        5,000,000     2.3
----------------     --     ------------   -----
 TOTAL:              14     $215,188,637   100.0%
----------------     --     ------------   -----
  Min: 60 mos. Max: 121 mos.  Wtd. Avg.: 110 mos.

    REMAINING TERM TO STATED MATURITY/ARD (MOS)
----------------------------------------------------
     RANGE OF       # OF      AGGREGATE
   REMAINING     MORTGAGE   CUT-OFF DATE  % OF
     TERMS         LOANS     BALANCE ($) GROUP 2

     58 - 84         3       51,338,696    23.9
     85 - 119        8      145,249,941    67.5
    120 - 121        3       18,600,000     8.6
---------------     --     ------------   -----
 TOTAL:             14     $215,188,637   100.0%
---------------     --     ------------   -----
  Min: 58 mos. Max: 121 mos.  Wtd. Avg.: 107mos.

         CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------
      RANGE OF        # OF      AGGREGATE
   CUT-OFF DATE    MORTGAGE   CUT-OFF DATE   % OF
    LTV RATIOS       LOANS     BALANCE ($)  GROUP 2

    63.1 - 64.9        1        9,500,000     4.4
    65.0 - 69.9        3       27,326,348    12.7
    70.0 - 74.9        1       38,000,000    17.7
    75.0 - 79.9        7       83,362,289    38.7
    80.0 - 80.0        2       57,000,000    26.5
-----------------     --     ------------   -----
 TOTAL:               14     $215,188,637   100.0%
-----------------     --     ------------   -----
 Min: 63.1%    Max: 80.0%     Wtd. Avg.: 76.5%

          ORIGINAL AMORTIZATION TERM (MOS)
-----------------------------------------------------
     RANGE OF
    ORIGINAL         # OF      AGGREGATE
  AMORTIZATION    MORTGAGE   CUT-OFF DATE   % OF
      TERMS         LOANS     BALANCE ($) GROUP 2

   Interest Only      2       20,250,000     9.4
     360 - 360       12      194,938,637    90.6
---------------- ------     ------------   -----
 TOTAL:              14     $215,188,637   100.0%
---------------- ------     ------------   -----
Min: 360 mos. Max: 360 mos. Wtd. Avg.: 360 mos.(1)

          REMAINING AMORTIZATION TERM (MOS)
-----------------------------------------------------
     RANGE OF
    REMAINING        # OF      AGGREGATE
  AMORTIZATION    MORTGAGE   CUT-OFF DATE   % OF
      TERMS         LOANS     BALANCE ($)  GROUP 2

   Interest Only      2       20,250,000     9.4
     356 - 360       12      194,938,637    90.6
----------------     --     ------------   -----
 TOTAL:              14     $215,188,637   100.0%
----------------     --     ------------   -----
Min: 356 mos. Max: 360 mos. Wtd. Avg.: 360 mos.(1)

       LOAN-TO-VALUE RATIO AT MATURITY/ARD (%)
-----------------------------------------------------
     RANGE OF        # OF      AGGREGATE
  MATURITY/ARD    MORTGAGE   CUT-OFF DATE  % OF
   LTV RATIOS       LOANS     BALANCE ($) GROUP 2

    55.4 - 62.4       2       16,576,348     7.7
    62.5 - 64.9       1        9,500,000     4.4
    65.0 - 67.4       4       21,693,593    10.1
    67.5 - 69.9       5      126,830,000    58.9
    70.0 - 71.7       2       40,588,696    18.9
----------------     --     ------------   -----
 TOTAL:              14     $215,188,637   100.0%
----------------     --     ------------   -----
 Min: 55.4%     Max: 71.7%     Wtd. Avg.: 68.2%

           DEBT SERVICE COVERAGE RATIO (X)
-----------------------------------------------------
                     # OF      AGGREGATE
     RANGE OF     MORTGAGE   CUT-OFF DATE  % OF
      DSCRS         LOANS     BALANCE ($) GROUP 2

    1.22 - 1.24       2       44,600,000    20.7
    1.25 - 1.29       5      123,799,854    57.5
    1.30 - 1.34       4       22,244,497    10.3
    1.35 - 1.99       2       15,044,286     7.0
    2.00 - 2.63       1        9,500,000     4.4
----------------     --     ------------   -----
 TOTAL:              14     $215,188,637   100.0%
----------------     --     ------------   -----
 Min: 1.22x    Max: 2.63x     Wtd. Avg.: 1.33x

                  MORTGAGE RATE (%)
------------------------------------------------------
                      # OF      AGGREGATE
      RANGE OF     MORTGAGE   CUT-OFF DATE  % OF
  MORTGAGE RATES     LOANS     BALANCE ($) GROUP 2

  4.8750 - 4.9999      2       20,250,000     9.4
  5.0000 - 5.2499      3       95,000,000    44.1
  5.2500 - 5.4999      6       41,055,655    19.1
  5.5000 - 5.5999      2       54,588,696    25.4
  5.6000 - 6.0000      1        4,294,286     2.0
-----------------     --     ------------   -----
 TOTAL:               14     $215,188,637   100.0%
-----------------     --     ------------   -----
 Min: 4.8750%    Max: 6.0000%  Wtd. Avg.: 5.2462%

---------------------
(1) Does not include the interest only loan(s).

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       12

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE

--------------------------------------------------------------------------------

                                                                    % OF
                                                                 REMAINING          % OF
                                              AGGREGATE        MORTGAGE POOL      REMAINING
                MONTHS      NUMBER OF         REMAINING          BALANCE--      MORTGAGE POOL
                 SINCE       MORTGAGE         PRINCIPAL           LOCKOUT/     BALANCE--YIELD
    DATE     CUT-OFF DATE     LOANS           BALANCE(1)        DEFEASANCE(2)    MAINTENANCE
----------- -------------- ----------- ---------------------- --------------- ----------------

 9/1/2005         6            86       $  1,133,702,281.56         94.72%           5.28%
 9/1/2006        18            86          1,125,317,464.27         94.69            5.31
 9/1/2007        30            86          1,114,814,170.09         91.04            8.96
 9/1/2008        42            86          1,102,268,540.33         90.29            9.71
 9/1/2009        54            85          1,025,361,116.20         84.54           10.36
 9/1/2010        66            74            832,438,845.27         93.05            4.60
 9/1/2011        78            73            807,864,200.22         92.90            4.63
 9/1/2012        90            69            731,406,725.63         93.71            4.99
 9/1/2013        102           69            716,267,376.33         92.12            4.96
 9/1/2014        114           66            579,137,136.39         76.98            1.32
 9/1/2015        126            1             56,300,209.20        100.00            0.00
 9/1/2016        138            1             54,870,986.60        100.00            0.00
 9/1/2017        150            1             53,336,865.84        100.00            0.00
 9/1/2018        162            1             51,701,041.33        100.00            0.00
 9/1/2010        174            1             49,956,770.68          0.00            0.00
 9/1/2020        186            0                        --          0.00            0.00

                  % OF            % OF            % OF            % OF            % OF           % OF
               REMAINING       REMAINING       REMAINING       REMAINING       REMAINING       REMAINING
             MORTGAGE POOL   MORTGAGE POOL   MORTGAGE POOL   MORTGAGE POOL   MORTGAGE POOL   MORTGAGE POOL
              BALANCE: 5%     BALANCE: 4%     BALANCE: 3%     BALANCE: 2%     BALANCE: 1%      BALANCE--
    DATE        PENALTY         PENALTY         PENALTY         PENALTY         PENALTY          OPEN       TOTAL
----------- --------------- --------------- --------------- --------------- --------------- -------------- ------

 9/1/2005         0.00%           0.00%           0.00%           0.00%           0.00%           0.00%      100%
 9/1/2006         0.00            0.00            0.00            0.00            0.00            0.00       100
 9/1/2007         0.00            0.00            0.00            0.00            0.00            0.00       100
 9/1/2008         0.00            0.00            0.00            0.00            0.00            0.00       100
 9/1/2009         0.00            0.00            0.00            0.00            0.00            5.09       100
 9/1/2010         1.14            0.00            0.00            0.00            0.00            1.20       100
 9/1/2011         0.00            1.18            0.00            0.00            0.00            1.29       100
 9/1/2012         0.00            0.00            1.30            0.00            0.00            0.00       100
 9/1/2013         0.00            0.00            0.00            1.33            0.00            1.60       100
 9/1/2014         0.00            0.00            0.00            0.00            1.64           20.06       100
 9/1/2015         0.00            0.00            0.00            0.00            0.00            0.00       100
 9/1/2016         0.00            0.00            0.00            0.00            0.00            0.00       100
 9/1/2017         0.00            0.00            0.00            0.00            0.00            0.00       100
 9/1/2018         0.00            0.00            0.00            0.00            0.00            0.00       100
 9/1/2010         0.00            0.00            0.00            0.00            0.00          100.00       100
 9/1/2020         0.00            0.00            0.00            0.00            0.00            0.00         0

---------------------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
     Assumptions to be described in the prospectus supplement.
(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

--------------------------------------------------------------------------------
The following table and summaries describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool as measured by cut-off date principal balance:

                                                       NUMBER OF
                                                       MORTGAGE
                                                        LOANS/                          SHADOW
                                   MORTGAGE            MORTGAGED      CUT-OFF DATE      RATING
                                     LOAN      LOAN      REAL          PRINCIPAL       MOODY'S/
            LOAN NAME               SELLER    GROUP   PROPERTIES        BALANCE          S&P(1)
--------------------------------- ---------- ------- ------------ ------------------- ----------

 Lodgian Portfolio 3 ............     MLML     1         1/9       $  67,760,000.00       NAP
 Luckman Plaza ..................     MLML     1         1/1       $  67,260,000.00       NAP
 AFR Citicorp Portfolio .........     MLML     1         1/3       $  66,912,420.41    Baa3/NAP
 Simon - DeSoto Square Mall .....     BOA      1         1/1       $  64,153,369.00       NAP
 Emerald Point Apartments .......     MLML     2         1/1       $  52,000,000.00       NAP
 Sun Communities - Indian
  Creek .........................     BOA      2         1/1       $  52,000,000.00       NAP
 400 Industrial Avenue ..........     MLML     1         1/1       $  48,500,000.00       NAP
 The Centennial Ridge
  Apartments ....................     MLML     2         1/1       $  38,000,000.00       NAP
 American Express Building ......     BOA      1         1/1       $  33,040,000.00     Baa3/A+
 218 West 40th Street ...........     MLML     1         1/1       $  32,000,000.00       NAP
                                                                   ----------------
 TOTAL ..........................                        10/20     $ 521,625,789.41

                                     % OF
                                    INITIAL                             LOAN              CUT-OFF
                                   MORTGAGE                            BALANCE              DATE
                                     POOL      PROPERTY    PROPERTY     PER                 LTV
            LOAN NAME               BALANCE      TYPE       SIZE(2)    SF/UNIT   DSCR(X)   RATIO(%)
--------------------------------- --------- ------------- ---------- --------- --------- ---------

 Lodgian Portfolio 3 ............     6.0%   Hospitality      1,421    47,685     1.64      69.3
 Luckman Plaza ..................     5.9%      Office      281,140       239     1.26      67.9
 AFR Citicorp Portfolio .........     5.9%      Office      530,334       126     1.17      77.1
 Simon - DeSoto Square Mall .....     5.6%      Retail      492,997       130     1.26      80.0
 Emerald Point Apartments .......     4.6%   Multifamily        863    60,255     1.25      79.3
 Sun Communities - Indian
  Creek .........................     4.6%       MHC(3)       1,532    33,943     1.25      80.0
 400 Industrial Avenue ..........     4.3%    Industrial    986,565        49     1.60      73.5
 The Centennial Ridge
  Apartments ....................     3.3%   Multifamily        664    57,229     1.24      74.4
 American Express Building ......     2.9%      Office      389,377        85     1.76      59.0
 218 West 40th Street ...........     2.8%      Office      144,067       203     1.22      68.2
                                     ----                                         ----      ----
 TOTAL ..........................    45.9%                                        1.36X     73.5%

---------------------

(1)  It has been confirmed by S&P and Moody's, in accordance with their respective methodologies, that the American Express Building mortgage loan has credit characteristics consistent with investment-grade rated obligations. It has been confirmed by Moody's, in accordance with its methodologies, that the AFR Citicorp Portfolio has credit characteristics consistent with investment-grade obligations.

(2)  Property size is indicated in pads (for manufactured housing community properties), rooms (for hospitality properties), square feet (for office, industrial and retail properties) and units (for multifamily properties).

(3)  Manufactured housing community property.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       13

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

LODGIAN PORTFOLIO 3

[PHOTO OMITTED]

                      PROPERTY INFORMATION

 Number of Mortgaged Properties                            9
 Location (City/State)                             See Table
 Property Type                                   Hospitality
 Size (Rooms)                                          1,421
 Percentage Occupancy as of October 31, 2004            64.6%
 Year Built                                        See Table
 Appraised Value                                 $97,750,000
 Underwritten Occupancy                                 64.6%
 Underwritten Revenues                           $37,765,825
 Underwritten Total Expenses                     $27,193,978
 Underwritten Net Operating Income (NOI)         $10,571,848
 Underwritten Net Cash Flow (NCF)                $ 9,061,215

[PHOTO OMITTED]

                           LOAN INFORMATION

 Mortgage Loan Seller                                         MLML
 Loan Group                                                      1
 Origination Date                                    June 25, 2004
 Amended and Restated Note Date                      March 1, 2005
 Cut-off Date Principal Balance                        $67,760,000
 Cut-off Date Loan Balance Per Room                        $47,685
 Percentage of Initial Mortgage Pool Balance                  6.0%
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)              Fee(7)/Leasehold(2)
 Mortgage Rate                                             6.5770%
 Amortization Type                                         Balloon
 IO Period (Months)                                              0
 Original Term to Maturity/ARD (Months)                         52
 Original Amortization Term (Months)                           300
 Lockbox                                                      Hard
 Cut-off Date LTV Ratio                                      69.3%
 LTV Ratio at Maturity or ARD                                64.2%
 Underwritten DSCR on NOI                                    1.91x
 Underwritten DSCR on NCF                                    1.64x

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       14

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

[MAPS OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       15

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Lodgian Portfolio 3 Loan") is secured by a first mortgage loan on the fee interest in five full service hotels, two limited service hotels and leasehold interests in two full service hotels
(each, a "Lodgian Portfolio 3 Property" and collectively the "Lodgian Portfolio
3 Properties") totaling 1,421 rooms. The Lodgian Portfolio 3 Loan represents approximately 6.0% of the initial mortgage pool balance and approximately 7.3%
of the initial loan group 1 balance.

The Lodgian Portfolio 3 Loan was originated on June 25, 2004, and amended and restated as of March 1, 2005, and has a principal balance as of the cut-off date of $67,760,000. The Lodgian Portfolio 3 Loan has a remaining term of 52 months and a scheduled maturity date of July 1, 2009. The Lodgian Portfolio 3
Loan may be prepaid on or after May 1, 2009, and permits defeasance with United
States government obligations beginning two years after the securitization of the Lodgian Portfolio 3 Loan.

LOCKBOX. The mortgage loan requires a hard lockbox. At origination the borrowers were required to establish a lockbox account into which all revenues from the properties are required to be deposited. Following funding of reserve accounts for impositions and insurance, monthly servicing fees and debt service, a reserve for furniture, fixtures and equipment ("FF&E"), a reserve for monthly budgeted operating expenses and the mezzanine loan debt service reserve (provided that no cash trap trigger event or event of default has occurred and is continuing), remaining amounts in the lockbox are required to be paid to the borrowers. Upon the occurrence of a cash trap trigger event, amounts remaining in the lockbox account after funding all reserves are swept into a cash trap reserve account controlled by the lender. Amounts funded into the reserve for operating expenses are to be released to the borrowers on a daily basis in accordance with the applicable approved budget. Excess cash flow will be trapped in the cash trap reserve account if debt yield (which equals net cash flow divided by the outstanding principal amount of the mortgage loan and 25.7% of the principal balance of the mezzanine loan) is less than (a) 9%
during the first year of the Lodgian Portfolio 3 Loan term, (b) 10% during the second year of the Lodgian Portfolio 3 Loan term, (c) 11% during the third year of the Lodgian Portfolio 3 Loan term, (d) 12% during the fourth year of the
Lodgian Portfolio 3 Loan term and (e) 13% during the fifth year of the Lodgian
Portfolio 3 Loan term. To avoid a cash trap, the Lodgian Portfolio 3 Borrowers may make a principal prepayment in an amount equal to the greater of (i) 1% of the aggregate outstanding principal balance of the Lodgian Portfolio 3 Loan and the Lodgian Mezzanine Loan and (ii) 120% of the amount sufficient to cause the debt yield to equal the applicable minimum required debt yield. Prepayment consideration equal to the greater of 1% of the amount being prepaid and yield maintenance on such amount will be payable on any such principal prepayment made to avoid a cash trap. Amounts on deposit in the cash trap reserve may be applied, at the Lodgian Portfolio 3 Borrowers' election, to pay scheduled payments of principal and interest, not to exceed $525,000 in the aggregate under the Lodgian Portfolio 3 Loan and the allocable portion of the Lodgian
Mezzanine Loan, or capital expenditures approved by the lender.

THE BORROWER. The borrowers (the "Lodgian Portfolio 3 Borrowers") are five special purpose entities, owned and controlled indirectly by Lodgian, Inc.
(AMEX: LGN). Lodgian, Inc. ("Lodgian" or the "Sponsor") was formed as a new parent company in conjunction with the merger of Servico, Inc. and Impac Hotel
Group, LLC ("Impac") in December 1998. Servico, Inc. was incorporated in
Delaware in 1956 and was an owner and operator of hotels under a series of different entities. Impac was a private hotel ownership, management and development company organized in Georgia in 1997 through a reorganization of predecessor entities.

The Sponsor and substantially all of its subsidiaries that owned hotels filed for voluntary reorganization under Chapter 11 of the Bankruptcy Code on
December 20, 2001. At the time of the filing, the portfolio consisted of 106 hotels. Lodgian emerged from Chapter 11 in two phases; first, 78 hotels emerged from Chapter 11 on November 25, 2002, then 18 hotels emerged from Chapter 11 on
May 22, 2003. As of February 10, 2005, Lodgian and its affiliates own interests in approximately 85 hotels. As of February 24, 2005, Lodgian's total equity market capitalization was approximately $291 million.

THE PROPERTIES. The Lodgian Portfolio 3 Loan is collateralized by 9 properties containing a total of 1,421 rooms. The properties are located in 6 states and are operated under franchises obtained from nationally recognized hotel brands.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       16

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

The following tables present certain information relating to the Lodgian
Portfolio 3 Properties.

                                                      PORTFOLIO PROPERTIES
                                                      --------------------
                                                                       CUT-OFF DATE      YEAR BUILT/
               PROPERTY NAME             PROPERTY LOCATION  ROOMS   ALLOCATED BALANCE   YEAR RENOVATED             BORROWER

 Holiday Inn - Baltimore Inner Harbor      Baltimore, MD     375       $26,064,205        1964/1999          Lodgian AMI, Inc.
 Crowne Plaza - Houston ..............      Houston, TX      291       $14,557,136        1980/1999        Servico Houston, Inc.
 Holiday Inn - Glen Burnie ...........    Glen Burnie, MD    127       $ 5,198,977        1971/2000          Lodgian AMI, Inc.
 Courtyard by Marriott - Bentonville .    Bentonville, AR     90       $ 4,956,358          1997       Lodgian Hotels Fixed III, LLC
 Holiday Inn - Towson ................      Towson, MD       139       $ 4,991,018        1972/2000    Lodgian Hotels Fixed III, LLC
 Courtyard by Marriott - Abilene .....      Abilene, TX       99       $ 3,812,583          1995           Lodgian Abilene, L.P.
 Fairfield Inn - Merrimack ...........     Merrimack, NH     116       $ 3,327,345        1981/1998    Lodgian Hotels Fixed III, LLC
 Courtyard by Marriott - Florence ....     Florence, KY       78       $ 2,634,148        1995/2004    Lodgian Hotels Fixed III, LLC
 Holiday Inn - Fairmont ..............     Fairmont, WV      106       $ 2,218,230        1973/1997        Lodgian Fairmont LLC
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL ...............................                     1,421       $67,760,000
------------------------------------------------------------------------------------------------------------------------------------

                                                      OPERATIONAL STATISTICS(1)
                                                      -------------------------
                                                                                                  TRAILING 12-MONTH
                                                    2000        2001        2002        2003       OCTOBER 2004           UW

 Average Daily Rate (ADR) ....................   $ 90.84     $ 93.72     $ 90.44     $ 87.80         $ 89.73          $ 90.62
 Occupancy % .................................     66.8%       65.2%       64.6%       63.8%           64.6%            64.6%
 Revenue per Available Room (RevPAR) .........   $ 60.67     $ 61.07     $ 58.40     $ 56.06         $ 57.93          $ 58.50

                                                           PENETRATION INDICES(2)
                                                           ----------------------
                  PROPERTY NAME                       ADR INDEX       OCCUPANCY INDEX       REVPAR INDEX

 Holiday Inn -- Baltimore Inner Harbor .........         88%                104%                92%
 Crowne Plaza -- Houston .......................        114%                110%               126%
 Holiday Inn -- Glen Burnie ....................        108%                 92%                99%
 Courtyard by Marriott -- Bentonville ..........        119%                 87%               103%
 Holiday Inn -- Towson .........................        101%                114%               116%
 Courtyard by Marriott -- Abilene ..............        107%                100%               107%
 Fairfield Inn -- Merrimack ....................        106%                 78%                83%
 Courtyard by Marriot -- Florence ..............        107%                108%               116%
 Holiday Inn -- Fairmont .......................        102%                 98%               100%
-----------------------------------------------------------------------------------------------------------
 TOTAL .........................................        104%                101%               105%
-----------------------------------------------------------------------------------------------------------

THE MARKET.(2, 3, 4) The Courtyard by Marriott Bentonville property is located at 1001 McClain Road in the city of Bentonville, in Benton County, Arkansas in the Fayetteville/Springdale Metropolitan Statistical Area (MSA). The subject property is approximately two miles southeast of the Bentonville Central
Business District. According to a report by a lodging industry data provider
(the "Third Party Report"), the November 2004 trailing twelve-month average for the competitive set in occupancy, average daily room rate and RevPAR was 64.7%,
$88.16 and $57.08, respectively.

The Holiday Inn Baltimore Inner Harbor property is located at 301 West Lombard
Street in the city of Baltimore, in Baltimore City County, Maryland in the
Baltimore MSA. The subject property is situated on the south side of West
Lombard Street, approximately three blocks from Baltimore's Inner Harbor attractions, in the Baltimore Central Business District. According to the Third
Party Report, the November 2004 trailing twelve-month average for the competitive set in occupancy, average room rate and RevPAR was 68.9%, $129.28 and $89.13, respectively.
---------------------
(1)  As provided by the Lodgian Portfolio 3 Borrowers.

(2)  Lodgian Portfolio 3 Properties ADR, Occupancy and RevPAR statistics as compared to Competitive Set ADR, Occupancy and RevPAR information obtained from a lodging industry data provider as of November 2004.

(3)  Certain information is from third party appraisals. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

(4)  Competitive set ADR, Occupancy and RevPAR statistics were obtained from a lodging industry data provider as of November 2004.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       17

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--------------------------------------------------------------------------------

The Holiday Inn Glenn Burnie property is located at 6323 Ritchie Highway in the city of Glen Burnie, in Anne Arundel County, Maryland in the Baltimore MSA. The
subject property is situated within the community of Glen Burnie, approximately six miles south of downtown Baltimore and approximately six miles north of
Baltimore-Washington International (BWI) Airport. According to the Third Party
Report, the November 2004 trailing twelve-month average for the competitive set in occupancy, average room rate and RevPAR was 75.4%, $79.20 and $59.73, respectively.

The Holiday Inn Towson property is located at 1100 Cromwell Bridge Road in the city of Towson, in Baltimore County, Maryland in the Baltimore MSA. Towson is
located approximately two miles north of Baltimore City. According to the Third
Party Report, the November 2004 trailing twelve-month average for the competitive set in occupancy, average room rate and RevPAR was 58.5%, $72.52 and $42.40, respectively.

The Courtyard by Marriott Florence property is located at 46 Cavalier Boulevard in the city of Florence, in Boone County, Kentucky in the Cincinnati PMSA. The
subject property is located within the city of Florence, Kentucky and is approximately ten miles south of downtown Cincinnati. According to the Third
Party Report, the November 2004 trailing twelve-month average for the competitive set in occupancy, average room rate and RevPAR 65.9%, $72.67 and
$47.90, respectively.

The Crowne Plaza Houston property is located at 12801 Northwest Freeway in the city of Houston, Harris County, Texas in the Houston PMSA. The subject property is approximately twelve miles northwest of downtown Houston in the northwest quadrant of the city limits of Houston. According to the Third Party Report, the November 2004 trailing twelve-month average for the competitive set in occupancy, average room rate and RevPAR was 54.2%, $78.34 and $42.47, respectively.

The Courtyard by Marriott Abilene property is located at 4350 Ridgemont Drive in the city of Abilene, in Taylor County, Texas in the Abilene MSA. The subject property is located in the southwest quadrant of Abilene. According to the
Third Party Report, the November 2004 trailing twelve-month average for the competitive set in occupancy, average room rate and RevPAR was 76.7%, $64.42 and $49.40, respectively.

The Marriott Fairfield Inn Merrimack property is located at 4 Amherst Road in the city of Merrimack, in Hillsborough County, New Hampshire in the Boston MSA.
The subject property is located approximately five miles north of Nashua and ten miles south of Manchester. According to the Third Party Report, the
November 2004 trailing twelve-month average for the competitive set in occupancy, average room rate and RevPAR was 51.4%, $62.17 and $31.97, respectively.

The Holiday Inn Fairmont property is located at 930 East Grafton Road in the city of Fairmont, in Marion County, West Virginia in the Fairmont MSA. The
subject property is located approximately three miles east of downtown Fairmont and Fairmont State University. According to the Third Party Report, the
November 2004 trailing twelve-month average for the competitive set in occupancy, average room rate and RevPAR was 61.0%, $58.79 and $35.88, respectively.

ESCROWS/RESERVES. The following escrows/reserves have been established with respect to the Lodgian Portfolio 3 Loan:

                           ESCROWS/RESERVES
                           ----------------
TYPE:                                        INITIAL         MONTHLY

Taxes: ..............................    $  484,697       $ 268,864
Insurance: ..........................    $  585,752       $  62,280
Ground Rent: ........................    $   38,507       $  38,145
Capital Expenditure / FF&E: .........    $3,143,439               4%

Capital Expenditure/FFE Reserve. The capital expenditures/FF&E reserve includes
(i) immediate repair costs of $225,674 and (ii) capital improvements of
$2,917,765. The monthly deposit will be equal to 4% of operating revenues generated from the Lodgian Portfolio 3 Properties for the prior calendar month.

ADDITIONAL DEBT. A mezzanine loan (the "Lodgian Mezzanine Loan") in the amount of one hundred dollars ($100.00) was advanced by MLML at the time of the closing of the Lodgian Portfolio 3 Loan. The Lodgian Mezzanine Loan is secured by pledges of the ownership interests in the Lodgian Portfolio 3 Borrowers and the borrowing entities under three other fixed rate mortgage loans, two of which have been securitized (the "Lodgian Securitized Loans") and one of which
MLML still owns (the "Lodgian Future Securitized Loan"), that were advanced to affiliates of the Lodgian Portfolio 3 Borrowers by MLML simultaneously with the origination of the Lodgian Portfolio 3 Loan. MLML has the right to increase the
Lodgian Mezzanine Loan balance in connection with a corresponding reduction in first mortgage debt in respect of the Lodgian Future Securitized Loan.

RELEASE PROVISIONS. The Lodgian Portfolio 3 Borrowers may release one or more of the mortgaged properties upon satisfaction of specified partial-defeasance conditions.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       18

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT.  Lodgian Management Corporation (the "Manager") is the
property manager for all of the Lodgian Portfolio 3 Properties. The Manager
manages Lodgian's approximately 85 hotels, with an aggregate of 16,005 rooms, located in approximately 31 states and Canada. The Manager's hotels are primarily full-service properties that offer food and beverage services, meeting space and banquet facilities that compete in the midscale and upscale market segments of the lodging industry. The Manager operates all but three of its hotels under franchises obtained from nationally recognized hospitality franchisors. The Manager has subordinated the management agreements and its fees payable thereunder and agreed that the lender may terminate it as property manager with respect to any or all of the Lodgian Portfolio 3 Properties upon the occurrence of an event of default under the Lodgian Portfolio 3 Loan.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       19

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

LUCKMAN PLAZA

[PHOTO OMITTED]

                    PROPERTY INFORMATION

 Number of Mortgaged Real Properties                      1
 Location (City/State)                   West Hollywood, CA
 Property Type                                       Office
 Size (Square Feet)                                 281,140
 Percentage Occupancy as of January 1, 2005           96.4%
 Year Built                                       1964/1971
 Year Renovated                                        2001
 Appraisal Value                                $99,000,000
 # of Tenants                                         82(1)
 Average Rent Per Square Foot                     $29.77(1)
 Underwritten Occupancy                               92.6%
 Underwritten Revenues                          $10,229,194
 Underwritten Total Expenses                     $3,988,022
 Underwritten Net Operating Income (NOI)         $6,241,172
 Underwritten Net Cash Flow (NCF)                $5,608,149

[PHOTO OMITTED]

                      MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                 MLML
 Loan Group                                              1
 Origination Date                        December 30, 2004
 Cut-off Date Principal Balance                $67,260,000
 Cut-off Date Loan Balance Per SF/Unit                $239
 Percentage of Initial Mortgage Pool Balance          5.9%
 Number of Mortgage Loans                                1
 Type of Security (Fee/Leasehold)                      Fee
 Mortgage Rate                                     5.2710%
 IO Period (Months)                                     36
 Original Term to Maturity/ARD (Months)                120
 Original Amortization Term (Months)                   360
 Lockbox                                              Hard
 Cut-off Date LTV Ratio                               67.9%
 LTV Ratio at Maturity or ARD                         60.5%
 Underwritten DSCR on NOI                             1.40x
 Underwritten DSCR on NCF                             1.26x

---------------------
(1) Information obtained from the underwritten rent roll.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       20

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       21

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Luckman Plaza Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering two adjacent office buildings located in West Hollywood, California (the "Luckman Plaza
Property"). The Luckman Plaza Loan represents approximately 5.9% of the initial mortgage pool balance and approximately 7.3% of the initial group 1 balance.

The Luckman Plaza Loan was originated on December 30, 2004 and has a principal balance of $67,260,000 as of the cut-off date. The Luckman Plaza Loan has a remaining term of 118 months and a scheduled maturity date of January 1, 2015.
The Luckman Plaza Loan may be prepaid on or after October 1, 2014.

LOCKBOX. The loan is structured with a hard lockbox arrangement.  All tenants pay their rents directly to a lockbox, where such rents are processed.  As funds clear, they are delivered on each business day to an account under the sole control of the lender, to be held by the lender until disbursed (on each scheduled monthly payment date) pursuant to payment priorities set forth in the related mortgage loan documents (which, among other things, provide for payment of all principal, interest, reserves and other sums due pursuant to the loan documents prior to use of funds for any other purpose).  The loan documents also provide that during a "Sweep Period" (as defined in the loan documents), all net cash flow remaining after payment of expenses (pursuant to an approved budget, plus certain extraordinary expenses approved by the lender) will be held in a reserve account controlled by the lender.  Notwithstanding the foregoing, during an event of default under the loan documents, the lender may apply all funds in its discretion in accordance with applicable law.

THE BORROWER. The borrower, The Luckman Management Company, L.P., is a special purpose entity. The borrower is a limited partnership comprised of Luckman
Plaza, LLC, a Delaware limited liability company as 1% corporate general partner and with several limited partners. Luckman Plaza, LLC also has two independent members with no equity interest.

THE PROPERTY. The Luckman Plaza Property consists of the fee simple interest in two adjacent class A office buildings located at 9200 and 9220 Sunset Boulevard that cover an entire block bounded by Sunset Boulevard on the northwest, Cory
Avenue on the east, and Phyllis Street on the southwest. The site is triangular in shape and contains 1.62 acres. 9200 Sunset Boulevard is a 13-story office building built in 1971. The building includes a penthouse/roof-top apartment.
The apartment contains four bedrooms, 4.5 bathrooms and 6,561 rentable square feet. 9220 Sunset Boulevard is a triangular shaped, three-story office building built in 1964. Both buildings are constructed above a subterranean three-level garage with 719 parking spaces. The Luckman Plaza Property was last renovated in 2001. The renovation work included new ground floor lobbies, corridor finishes, restrooms, and mechanical systems.

The following table presents certain information relating to the major tenants at the Luckman Plaza Property.

                                                      TENANT INFORMATION(1)
                                                      ---------------------

                                                          CREDIT RATINGS     SQUARE     % OF     BASE RENT           LEASE
              TENANT NAME             PARENT COMPANY  (MOODY'S/S&P/FITCH)     FEET      GLA         PSF          EXPIRATION

 C.P.E. ...........................        N/A              NR/NR/NR        26,126   9.3%      $ 13.01       December 31, 2010
 Atlasthird Mosaic Media ..........        N/A              NR/NR/NR        19,388   6.9%      $ 11.43        August 31, 2008
 Agency for the Performing Arts ...        N/A              NR/NR/NR        16,806   6.0%      $ 27.85      September 30, 2007

---------------------
(1) Information obtained from the underwritten rent roll.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       22

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Luckman Plaza Property.

                            LUCKMAN PLAZA ROLLOVER

                                               SQUARE
                               NUMBER OF       FEET      % OF GLA    BASE RENT
YEAR                       LEASES EXPIRING   EXPIRING    EXPIRING    EXPIRING

 Vacant .................       NAP          10,006         3.6%           NAP
 Month-to-Month .........        14          17,774         6.3%    $  576,853
 2005 ...................        23          52,460        18.7%    $1,749,356
 2006 ...................        20          46,271        16.5%    $1,433,895
 2007 ...................        11          45,514        16.2%    $1,338,400
 2008 ...................         8          32,966        11.7%    $1,061,010
 2009 ...................         6          27,372         9.7%    $  792,875
 2010 ...................         5          47,540        16.9%    $1,127,745
 2011 ...................         0             0           0.0%    $        0
 2012 ...................         0             0           0.0%    $        0
 2013 ...................         0             0           0.0%    $        0
 2014 ...................         1           1,237         0.4%    $   36,540
 Thereafter .............         0             0           0.0%    $        0
-------------------------        --          -------      -----     ----------
 Total ..................        88          281,140      100.0%    $8,116,673

                                                                                   CUMULATIVE
                            % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    % OF BASE
                              RENT      SQUARE FEET     % OF GLA     BASE RENT       RENT
             YEAR           EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING

 Vacant .................     NAP          10,006          3.6%            NAP          NAP
 Month-to-Month .........       7.1%       27,780          9.9%     $  576,853         7.1%
 2005 ...................      21.6%       80,240         28.5%     $2,326,208        28.7%
 2006 ...................      17.7%      126,511         45.0%     $3,760,103        46.3%
 2007 ...................      16.5%      172,025         61.2%     $5,098,504        62.8%
 2008 ...................      13.1%      204,991         72.9%     $6,159,513        75.9%
 2009 ...................       9.8%      232,363         82.7%     $6,952,389        85.7%
 2010 ...................      13.9%      279,903         99.6%     $8,080,133        99.5%
 2011 ...................       0.0%      279,903         99.6%     $8,080,133        99.5%
 2012 ...................       0.0%      279,903         99.6%     $8,080,133        99.5%
 2013 ...................       0.0%      279,903         99.6%     $8,080,133        99.5%
 2014 ...................       0.5%      281,140        100.0%     $8,116,673       100.0%
 Thereafter .............       0.0%      281,140        100.0%     $8,116,673       100.0%
--------------------------    -----       -------        -----      ----------       -----
 Total ..................     100.0%      281,140        100.0%     $8,116,673       100.0%

THE MARKET(1). The Luckman Plaza Property is located in Los Angeles County which had a total estimated population of approximately 9,520,000 as of 2000. As of
2004, Los Angeles County has approximately 4,040,000 employees with an unemployment rate of approximately 6.5%. As of 2003, approximately 38.5% of the total employment base was in the service industry followed by government
(approximately 15.0%) and manufacturing (approximately 12.5%). In 2003, the median household income was approximately $62,906 and the average household income was approximately $112,002 and population was approximately 20,964 within a 1-mile radius of the Luckman Plaza Property.

The Luckman Plaza Property is located at the western end of the Sunset
Boulevard commercial corridor in the city of West Hollywood. Land use in the immediate area consists of high density residential use on interior streets and retail uses along the major thoroughfares. The Beverly Hills city boundary is adjacent to the west of the Luckman Plaza Property.

The Luckman Plaza Property is located in the West Los Angeles office submarket, which has an estimated inventory of approximately 1,490,948 square feet and an overall vacancy rate of approximately 10.1%. The average vacancy rate for competitive properties to the Luckman Plaza Property was approximately 5.6%.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Luckman Plaza Loan:

                   ESCROWS / RESERVES
                   ------------------
 TYPE:                               INITIAL      MONTHLY

  Taxes ........................    $136,810     $23,942
  Insurance ....................    $      0     $10,343
  Capital Expenditures .........    $160,572     $ 4,695
  Leasing Reserve ..............    $      0     $24,305
  Debt Service .................    $353,801     $     0

Leasing Reserve. The leasing reserve will be subject to a maximum of at
$875,000.

PROPERTY MANAGEMENT. The property manager for the Luckman Plaza Property is the
Trammell Crow Services, Inc., Southern California. Trammell Crow is the largest full service real estate firm in Southern California and Trammell Crow's Los
Angeles office is independently ranked as the largest manager of property in the region. Trammell Crow Company, Southern California currently manages over
40 million square feet of commercial office, industrial and retail property, of which, they manage 48 office properties totaling approximately 8,300,000 square feet. The Los Angeles Trammell Crow Company office opened in 1972. Trammell
Crow has a leasing office in the 9220 Sunset Boulevard building of the Luckman
Plaza Property. CB Richard Ellis handles the leasing for the property and has done so for the past 12 years.

---------------------
(1)  Certain information is from a third party appraisal. The appraisal relies upon many assumptions and no representation is made as to the accuracy of the assumptions contained in the appraisal. Population references are based upon radius information obtained from a third-party marketing information resources company.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       23

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

AFR CITICORP PORTFOLIO

[PHOTO OMITTED]

                         PROPERTY INFORMATION

 Number of Mortgaged Real Properties                               3
 Location (City/State)                                     See Table
 Property Type                                                Office
 Size (Square Feet)                                          530,334
 Percentage Occupancy as of January 21, 2005                  100.0%
 Year Built                                                     2004
 Appraisal Value                                         $86,800,000
 # of Tenants                                    3 office tenants(1)
 Average Rent Per Square Foot                              $12.42(2)
 Underwritten Occupancy                                        98.0%
 Underwritten Revenues                                    $6,451,693
 Underwritten Total Expenses                                $193,551
 Underwritten Net Operating Income (NOI)                  $6,258,142
 Underwritten Net Cash Flow (NCF)                         $5,882,547

[PHOTO OMITTED]

                      MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                           MLML
 Loan Group                                                        1
 Origination Date                                   January 21, 2005
 Cut-off Date Principal Balance                          $66,912,420
 Cut-off Date Loan Balance Per SF/Unit                          $126
 Percentage of Initial Mortgage Pool Balance                    5.9%
 Number of Mortgage Loans                                          1
 Type of Security (Fee/Leasehold)                                Fee
 Mortgage Rate                                               6.3480%
 IO Period (Months)                                                0
 Original Term to Maturity/ARD (Months)                          178
 Original Amortization Term (Months)                             356
 Lockbox                                                        Hard
 Cut-off Date LTV Ratio                                        77.1%
 LTV Ratio at Maturity or ARD                                  57.0%
 Underwritten DSCR on NOI                                      1.25x
 Underwritten DSCR on NCF                                      1.17x
 Shadow Rating                                      Moody's: Baa3(3)

---------------------
(1)  The tenant, Citicorp North America, Inc., has signed a separate lease at each of the three properties.

(2)  Information obtained from leases in place.

(3)  Moody's Investors Service, Inc. has indicated that in accordance with its methodologies, the credit characteristics of the AFR Citicorp Portfolio
     Loan are consistent with the characteristics of an obligation rated Baa3.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       24

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

[MAPS OMITTED]

This material is for your private information and none of Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc Capital
Markets, a Division of McDonald Investments Inc., J.P. Morgan Securities Inc. or
Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the
Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The
Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof
(including options). This material may be filed with the Securities and Exchange
Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the Underwriters and not by the issuer of the securities.
The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The
Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "AFR Citicorp Portfolio Loan") is evidenced by a single promissory note secured by first mortgages encumbering three office buildings (the "AFR Citicorp Properties"). The table below provides specific information about the AFR Citicorp Properties. The AFR Citicorp Portfolio Loan
represents approximately 5.9% of the initial mortgage pool balance and approximately 7.3% of the initial group 1 balance. The AFR Citicorp Loan was originated on January 21, 2005 and has a principal balance of as of the cut-off date of $66,912,420.

The AFR Citicorp Portfolio Loan has a remaining term of 177 months and a scheduled maturity date of December 1, 2019. The AFR Citicorp Portfolio Loan permits defeasance of the entire loan or on a property-by-property basis with
United States government obligations beginning two years after the creation of the securitization trust. Voluntary prepayment of the AFR Citicorp Portfolio
Loan is prohibited until September 1, 2019 and permitted thereafter without penalty.

LOCKBOX. The mortgage loan requires a hard lockbox and cash management. At origination, each borrower was required to establish a lender-controlled clearing account. The loan documents require the borrowers to direct the tenants to pay their rents directly to a clearing account. The loan documents also require that all rents received by any borrower or the property manager be deposited into the applicable clearing account, within two business days after receipt. Each business day, all funds in the clearing accounts are transferred to a lender-controlled cash management account. Provided no event of default is continuing, funds in the cash management account are applied to (a) fund the tax and insurance reserve account (if any Citicorp lease has terminated, or if
Citicorp is no longer responsible for, or fails to pay, the taxes and insurance at any property), (b) pay the monthly debt service, (c) fund the rollover reserve account as required under the loan documents, (d) if a "cash trap event" has occurred, pay to the borrowers an amount sufficient to pay operating expenses pursuant to the lender-approved budget and then fund the rollover reserve account with all excess cash, and lastly, (e) unless a cash trap event or an event of default under the mortgage loan is continuing, pay any excess amounts to borrowers.

THE BORROWER. The borrowers are First States Investors 2211, LLC, First States
Investors 2212, LLC and First States Investors 2213, LLC for the Idaho, North
Carolina and Kentucky properties, respectively. The borrowers are single purpose entities. The borrowers are 100% owned indirectly by First States
Group, L.P., the operating partnership of American Financial Realty Trust
("AFR"). AFR owns approximately 96% of the First States Group, L.P. AFR is a self-managed, self-administered real estate investment trust focused on acquiring and operating properties that are net leased to regulated financial institutions under long-term leases. AFR's largest tenants include Bank of
America, State Street Financial, Wachovia and KeyBank. AFR, which went public in 2003, currently owns 550 properties which consist of approximately 25 million square feet. As of February 2005, AFR had a market capitalization of approximately $1.75 billion.

THE PROPERTY. The AFR Citicorp Properties consist of three office buildings totaling 530,334 net rentable square feet and located in Louisville, Kentucky,
McLeansville, North Carolina and Meridian, Idaho. The properties are 100%
triple-net leased to Citicorp for a term of 15 years pursuant to individual leases. The properties, which were built-to-suit for Citicorp North America, will be used by Citicorp North America to house credit card call center functions.

The following table presents certain information regarding the AFR Citicorp
Properties:

                                                           PORTFOLIO PROPERTIES
                                                           --------------------
                                                                                                       ALLOCATED LOAN
                                                  YEAR   SQUARE   % OF                                   AMOUNT AT      APPRAISED
            PROPERTY               LOCATION      BUILT    FEET    TOTAL     OCCUPANCY   PRIMARY TENANT  CUT-OFF DATE       VALUE

 AFR Citicorp Louisville ...   Louisville, KY    2004   176,778   33.3%       100.0%        Citicorp     $22,969,935     $29,700,000
 AFR Citicorp Greensboro....  McLeansville, NC   2004   176,778   33.3%       100.0%        Citicorp     $21,971,243     $28,900,000
 AFR Citicorp Boise ........    Meridian, ID     2004   176,778   33.3%       100.0%        Citicorp     $21,971,243     $28,200,000

The following table presents certain information relating to the major tenant at the AFR Citicorp Properties.

                                                             TENANT INFORMATION
                                                             ------------------
      TENANT NAME      PARENT COMPANY      CREDIT RATINGS        SQUARE      % OF      AVERAGE BASE          LEASE
                                       (MOODY'S/S&P/FITCH)(1)     FEET       GLA       RENT PSF NNN      EXPIRATION(2)

 Citicorp. .........  Citigroup Inc.        Aa1/AA-/AA+          530,334    100.0%        $ 12.42       November 30, 2019

---------------------
(1)  Ratings provided for the entity listed in the "parent company" column whether or not the parent company guarantees the lease.

(2)  Leases at the Meridian, ID and McLeansville, NC properties expire on
     November 30, 2019. The lease on the Louisville, KY property expires on
     December 30, 2019.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       26

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the AFR Citicorp Properties.

                                                               LEASE ROLLOVER SCHEDULE(1)
                                                               --------------------------
                           NUMBER      SQUARE  % OF                  % OF BASE  CUMULATIVE    CUMULATIVE   CUMULATIVE  CUMULATIVE %
                         OF LEASES     FEET     GLA       BASE RENT     RENT    SQUARE FEET    % OF GLA    BASE RENT  OF BASE RENT
            YEAR          EXPIRING   EXPIRING EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING    EXPIRING

 Vacant ...............    NAP          0        0.0%         NAP        NAP          0           0.0%        NAP           NAP
 Month-to-Month .......     0           0        0.0%     $        0      0.0%        0           0.0%    $        0        0.0%
 2005-2018 ............     0           0        0.0%     $        0      0.0%        0           0.0%    $        0        0.0%
 2019 .................     3        530,334   100.0%     $6,583,360    100.0%     530,334      100.0%    $6,583,360      100.0%
----------------------- -----------  -------   -----      ----------    -----      -------      -----     ----------      -----
 TOTAL ................     3        530,334   100.0%     $6,583,360    100.0%     530,334      100.0%    $6,583,360      100.0%

THE MARKET:

Louisville, Kentucky.(2)

The Louisville property is located in Jefferson County in the southeast submarket of Louisville. The estimated 2004 population of Louisville is approximately 1,049,900 people, representing an increase of approximately 2.92%
since 1999. Forecasts indicate an increase of approximately 1.65% in total population between 2004 and 2008. The largest sectors of Louisville's employment base are professional and business services (approximately 11.2%), educational and health services (approximately 12.6%), retail trade
(approximately 10.9%), manufacturing (approximately 12.8%) and government
(approximately 12.6%). The largest employers in Louisville are United Parcel
Service, Inc., Ford Motor Company, Norton Healthcare, GE Appliances, Jewish
Hospital HealthCare Services, The Kroger Company and the University of
Louisville. The southeast office submarket has approximately 2.6 million square feet of inventory, an increase of about 7.0% from approximately 2.4 million square feet in third quarter 2001. As of September 2004, the vacancy rate for the Louisville southeast submarket was approximately 16.0% and the average asking rents in Louisville were approximately $13.68 per square foot (gross) in the submarket.

McLeansville, North Carolina.(2)

The McLeansville property is located approximately 9 miles outside of
Greensboro, North Carolina and is included in the Greensboro metropolitan statistical area ("MSA"). The estimated 2004 population of Greensboro is approximately 1,307,300 people, which represents a 5.6% increase from 1999. The largest sectors of Greensboro's economy are manufacturing (approximately
19.1%), health and education services (approximately 13.5%), government
(approximately 11.4%) and professional and business services (approximately
11.3%). Major employers include Wake Forest University Baptist Medical Center,
Moses Cone Health System, RJ Reynolds Tobacco Company, Novant Health, and the
Sara Lee Corporation. In 2004, the Greensboro office market had approximately
15.4 million square feet of projected inventory and the Southern Guilford submarket, within which the property is located, had approximately 1.4 million square feet, comprising 9.2% of the Greensboro office market. The 2004 projected office vacancy rate for the Greensboro market was approximately 18.0%
and the comparable estimated vacancy rate in the Southern Guilford submarket, in which the property is located, was approximately 29.3%. As of September
2004, average asking rents in Greensboro were projected to be approximately
$15.76 per square foot (gross) as compared with approximately $15.07 per square foot (gross) in the submarket.

Meridian, Idaho.(2)

The Meridian property is located in the city of Meridian in the southwest portion of the Boise MSA. Boise had a 2004 population of over 460,000 and has grown over the 13-year period from 1990 to 2003 at a rate of approximately
3.6%. The forecasted annualized growth rate through 2008 for Boise is approximately 2.9%. The largest sectors in Boise's employment base are services
(approximately 37.2%), retail trade (approximately 12.0%), manufacturing
(approximately 13.8%) and government (approximately 15.7%). Major employers include Micron Technology, St. Luke's Regional Medical Center, Albertson's
Inc., Hewlett-Packard Company, Saint Alphonsus Regional Medical Center and
Wal-Mart Stores. The Boise office market has approximately 15.7 million square feet of inventory. The Meridian submarket, within which the property is located, has approximately 860,000 square feet, comprising 5.5% of the Boise office market. Over the past three years, the inventory in the Meridian office market has increased at an average rate of approximately 12.3% per year. As of
September 2004, the vacancy rate for Boise was approximately 10.7% and in the
Meridian submarket was approximately 14.3%. The average asking rents in Boise were approximately $13.64 per square foot (gross), as compared to approximately
$15.05 per square foot (gross) in the submarket.

---------------------
(1)  Information obtained from underwritten rent roll.

(2)  Certain information is from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal. Population references are based upon radius information obtained from a third-party marketing information resources company.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       27

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to AFR Citicorp Properties:

                    ESCROWS / RESERVES
                    ------------------
 TYPE:                             INITIAL     MONTHLY

  Debt Service Reserve .........   $418,381      $0

Debt Service Reserve. Rent has been prepaid through March 31, 2005. The borrower funded a debt service reserve at closing which will be applied to the monthly debt service due on the last payment date (December 1, 2019).

Leasing Reserve. The borrowers are required to post cash or a letter of credit in the amount of $1.233 million by the end of the sixth year of the loan term and such cash deposit or letter of credit shall be increased by $1.233 million at the end of each of the succeeding five loan years. If the borrowers fail to deliver any such cash or letter of credit (a cash trap event) then 100% of the excess cash flow will be swept into a rollover reserve account until such time as $7.4 million, in the aggregate, is on deposit in such account and/or has been posted in the form of cash or a letter of credit. In addition, any lease termination fees collected will be required to be deposited in the rollover reserve account.

RELEASE PROVISIONS. The borrowers may release one or more of the mortgaged properties on a property-by-property basis upon satisfaction of specified partial-defeasance conditions.

PROPERTY MANAGEMENT. The property manager for each of the AFR Citicorp
Properties is First States Management Corp., LLC (FSMC), which is an affiliate of the borrowers. FSMC manages each property pursuant to a separate management agreement. The lender may require the borrowers to terminate FSMC as property manager if an event of default under the AFR Citicorp Loan has occurred and is continuing, or if FSMC defaults under the management agreement beyond any applicable cure period.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       28

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

SIMON -- DESOTO SQUARE MALL

[PHOTO OMITTED]

                       PROPERTY INFORMATION

 Number of Mortgaged Real Properties                         1
 Location (City/State)                           Bradenton, FL
 Property Type                                 Anchored Retail
 Size (Square Feet)                                    492,997
 Percentage Occupancy as of January 27, 2005             85.1%
 Year Built                                               1973
 Year Renovated                                           1997
 Appraisal Value                                   $80,200,000
 # of Tenants                                            85(1)
 Average Rent Per Square Foot                      $14.09(1,2)
 Underwritten Occupancy                                  86.1%
 Underwritten Revenues                              $9,309,273
 Underwritten Total Expenses                        $3,273,713
 Underwritten Net Operating Income (NOI)            $6,035,559
 Underwritten Net Cash Flow (NCF)                   $5,750,824

[PHOTO OMITTED]

                    MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                      BOA
 Loan Group                                                  1
 Origination Date                                June 30, 2004
 Cut-off Date Principal Balance                    $64,153,369
 Cut-off Date Loan Balance Per SF/Unit                    $130
 Percentage of Initial Mortgage Pool Balance              5.6%
 Number of Mortgage Loans                                    1
 Type of Security (Fee/Leasehold)                          Fee
 Mortgage Rate                                         5.8900%
 Amortization Type                                  IO-Balloon
 IO Period (Months)                                         60
 Original Term to Maturity/ARD (Months)                    120
 Original Amortization Term (Months)                       360
 Lockbox                                                  Hard
 Cut-off Date LTV Ratio                                  80.0%
 LTV Ratio at Maturity or ARD                            74.7%
 Underwritten DSCR on NOI                                1.32x
 Underwritten DSCR on NCF                                1.26x

---------------------
(1) Information obtained from underwritten rent roll.

(2) Excludes tenants paying percentage rent.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       29

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       30

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Simon -- DeSoto Square Mall Loan") is evidenced by an amended, restated and consolidated renewal promissory note and is secured by first mortgages encumbering the fee and leasehold interests in a
492,997 square foot portion of the DeSoto Square Mall, a 693,094 square foot mall located in Bradenton, Florida (The "Simon -- DeSoto Square Mall
Property"). The Simon -- DeSoto Square Mall loan represents approximately 5.6%
of the initial mortgage pool balance and approximately 7.0% of the initial loan group 1 balance. The Simon -- DeSoto Square Mall Loan was originated on June
30, 2004, and has a principal balance of $64,153,369 as of the cut-off date.

The Simon -- DeSoto Square Mall Loan has a remaining term of 112 months to its maturity date of July 1, 2014. The Simon--DeSoto Square Mall Loan provides for
52 months of interest only payments during its remaining loan term. The Simon
-- DeSoto Square Mall Loan may be prepaid on or after January 1, 2014 and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

LOCKBOX. The borrower is required to notify and advise each tenant under each lease to send directly to the lockbox all payments of rent or any other item payable under the related lease. Provided no event of default has occurred, or the net operating income for the trailing four quarters has not fallen below
$5,017,000, any and all funds in the lockbox account are required to be transferred to an account designated by the borrower on each business day. Upon the occurrence of an event of default or once the net operating income for the trailing four quarters falls below $5,017,000, all amounts on deposit in the lockbox account will be automatically transferred weekly to the cash management account and will be disbursed by the lender in accordance with the payment priorities set forth in the related mortgage loan documents. At any time that there are sufficient funds in the cash management account to make certain
"required disbursements" required under the related mortgage loan documents and provided that no event of default under the related mortgage loan documents has occurred and is continuing, the lender is required to disburse to the related borrower all funds on deposit in the cash management account in excess of the amount of such required disbursements on a weekly basis. All funds on deposit in the cash management account following the occurrence of an event of default under the related mortgage loan documents may be applied by the lender in such order and priority as it determines.

THE BORROWER. The borrower, DeSoto Square, LLC, (the "Simon -- DeSoto Square
Mall Borrower"), a Delaware limited liability company, is a single purpose entity. DeSoto Square, LLC, the owner of a leasehold interest in the Simon --
DeSoto Square Mall Property, is 100% owned by its sole member, Simon Capital
Limited Partnership, a Delaware limited partnership and the fee owner of the
Simon -- DeSoto Square Mall Property. The Simon -- DeSoto Square Mall Borrower
leases the Simon -- DeSoto Square Mall Property from Simon Capital Limited
Partnership under a fifty year "triple net" ground lease. The Simon -- DeSoto
Square Mall Borrower is sponsored by Simon Property Group, L.P. (NYSE: "SPG")
(Rated "BBB+" by S&P, "Baa2" by Moody's, and "BBB" by Fitch), an
Indianapolis-based real estate investment trust (a "REIT") primarily engaged in the ownership, operation, leasing, management, acquisition, expansion and development of primarily regional malls and community shopping centers. SPG is the largest publicly traded retail real estate company in North America with a total market capitalization of approximately $34 billion as of October 14,
2004. As of September 30, 2004, SPG owned or held an interest in approximately
244 income-producing properties in North America containing an aggregate of 204 million square feet of gross leasable area, which consisted of approximately
174 regional malls, 66 community shopping centers, and four office and mixed-use properties in 37 states plus Canada and Puerto Rico. SPG also owns interests in four parcels of land held for future development and has ownership interests in 48 shopping centers in Europe. For the year ended December 31,
2003, SPG had total revenues of $2.3 billion and net income of $368.7 million.
As of September 30, 2004, SPG reported liquidity of approximately $489.0 million, total assets of $16.2 billion, and shareholders' equity of $3.2 billion.

THE PROPERTY. The Simon -- DeSoto Square Mall Property consists of the fee simple and leasehold interests in a 492,997 square foot portion of the DeSoto
Square Mall, a regional mall totaling 693,094 gross leasable square feet.
Situated at 303 US 301 Boulevard West, the entire mall, completed in 1973 and expanded in 1978, 1989, and 1997, consists of a single-story main building of in-line space with four attached anchor store buildings located in the city of
Bradenton, Florida. The subject collateral also includes two out-parcel buildings and is situated on 60.1 acres with 3,739 parking spaces. Pursuant to the related ground lease, the Simon--DeSoto Square Mall Borrower, as lessee under the ground lease, has prepaid the base rent, which is equal to $10 per year, in full for the entire term of the ground lease.

The following table presents certain information relating to the major tenants at the Simon -- DeSoto Square Mall Property.

                                                              TENANT INFORMATION(1)
                                                              ---------------------

                                                               CREDIT RATINGS                    %                         LEASE
          TENANT NAME                 PARENT COMPANY      (MOODY'S/S&P/FITCH)(2)  SQUARE FEET  OF GLA   BASE RENT PSF    EXPIRATION

 Burdine's-Macy's ..........  Federated Department Stores     Baa1/BBB+/BBB+        132,208     26.8%      $ 2.02         1/31/2014
 J.C. Penney ...............    J.C. Penney Corporation        Ba2/BB+/BB+          103,162     20.9%      $ 2.25         1/31/2009
 Old Navy Clothing Co. .....            Gap Inc.              Ba1/BBB-/BBB-         19,460       3.9%      NAP(3)         1/31/2007

---------------------
(1)  Information obtained from underwritten rent roll except credit ratings.

(2)  Credit ratings are of the parent company whether or not the parent guarantees the lease.

(3)  In lieu of base rent, Old Navy Clothing Co. pays a percentage of gross annual sales for rent.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       31

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--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Simon -- DeSoto Square Mall Property.

                         LEASE ROLLOVER SCHEDULE(1)
                         --------------------------
                           NUMBER      SQUARE      % OF
                         OF LEASES     FEET        GLA       BASE RENT
            YEAR          EXPIRING   EXPIRING   EXPIRING     EXPIRING

 Vacant ...............     NAP       67,721       13.9%          NAP
 Month-to-Month .......       4        9,876        2.0%   $  143,001
 2005 .................       6       12,102        2.5%   $  232,846
 2006 .................      21       33,733        6.9%   $1,017,387
 2007 .................      19       40,225        8.2%   $  961,640
 2008 .................       4        9,819        2.0%   $  317,276
 2009 .................      10      127,722       26.2%   $1,022,410
 2010 .................       5       16,208        3.3%   $  329,417
 2011 .................       7       13,662        2.8%   $  368,452
 2012 .................       2        4,644        1.0%   $  115,154
 2013 .................       2        9,764        2.0%   $   57,376
 2014 .................       3      134,525       27.6%   $  341,874
 2015 .................       3        7,936        1.6%   $  273,783
-----------------------     ---      -------      -----    ----------
 TOTAL ................      86      487,937      100.0%   $5,180,616

                          % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                            RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
            YEAR          EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING

 Vacant ...............        NAP       67,721         13.9%            NAP          NAP
 Month-to-Month .......       2.8%       77,597         15.9%     $  143,001          2.8%
 2005 .................       4.5%       89,699         18.4%     $  375,846          7.3%
 2006 .................      19.6%      123,432         25.3%     $1,393,234         26.9%
 2007 .................      18.6%      163,657         33.5%     $2,354,874         45.5%
 2008 .................       6.1%      173,476         35.6%     $2,672,150         51.6%
 2009 .................      19.7%      301,198         61.7%     $3,694,560         71.3%
 2010 .................       6.4%      317,406         65.1%     $4,023,977         77.7%
 2011 .................       7.1%      331,068         67.9%     $4,392,429         84.8%
 2012 .................       2.2%      335,712         68.8%     $4,507,583         87.0%
 2013 .................       1.1%      345,476         70.8%     $4,564,959         88.1%
 2014 .................       6.6%      480,001         98.4%     $4,906,833         94.7%
 2015 .................       5.3%      487,937        100.0%     $5,180,616        100.0%
------------------------    -----       -------        -----      ----------        -----
 TOTAL ................     100.0%      487,937        100.0%     $5,180,616        100.0%

THE MARKET(2). The Simon -- DeSoto Square Mall Property is located in the city of Bradenton, Manatee County, Florida. Population in the Sarasota-Bradenton
metro statistical area ("MSA") increased 19.9% from 1994 to 2004 with a total population of 637,900 as of 2004. Sarasota-Bradenton is projected to grow at an annual rate of 2.1% through 2009 to an estimated population of 708,200. Major economic drivers and employment sectors in the area are services, government, retail trade, finance, insurance and real estate. The largest employers in the
Sarasota-Bradenton MSA are Manatee County School Board (4,528), Tropicana Dole
Beverages (2,400), Manatee County Government (1,639), Blake Medical Center
(1,200), and Manatee County Sheriffs (1,133).

The appraiser determined that within the 20-mile trade area, there is a total population of 581,631 as of 2004. Median and average household incomes of the
20-mile trade area are estimated at $45,174 and $64,115, respectively. Within the 30-mile trade area, there is a total population of 1,115,265 as of 2004.
Median and average household incomes of the 30-mile trade area are estimated at
$42,357 and $59,487, respectively.

Population as of 2004 within a 1-mile, 3-mile and 5-mile radius of the subject is estimated to be 14,461, 108,459 and 187,843, respectively. Median household income within a 1-mile, 3-mile and 5-mile radius of the subject is estimated to be $27,659, $32,903 and $37,541 respectively. Average household income within a
1-mile, 3-mile and 5-mile radius of the subject is estimated to be $34,565,
$41,869 and $49,330 respectively.

---------------------
(1)  Information obtained from underwritten rent roll.

(2)  Certain information is from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       32

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Simon-DeSoto Square Mall Loan:

Replacement, Tax and Insurance Reserves. Replacement, tax and insurance are required to be reserved upon the occurrence of a net operating income trigger event (net operating income for the trailing four quarters as of the end of two consecutive calendar quarters falls below $5,017,000); provided that the Simon
-- DeSoto Square Mall Borrower is permitted pursuant to the loan documents to provide a guaranty by Simon Property Group, L.P. in lieu of making the deposits.

RELEASE PROVISIONS. The Simon -- DeSoto Square Mall Borrower is permitted to substitute another retail property for the Simon -- DeSoto Square Mall Property provided that certain conditions are satisfied, including that the substitute property has an appraised value not less than 110% of the fair market value of the released property, that net operating income for the substitute property is greater than 115% of the net operating income of the released property, and delivery of rating agency confirmations. The Simon -- DeSoto Square Mall
Borrower is also permitted to release non-income generating portions of the
Simon -- DeSoto Square Mall Property without the lender's consent to governmental agencies and third parties or to grant easements to such non-income producing property.

PROPERTY MANAGEMENT. Simon Management Associates, LLC ("SMA"), an affiliate of the Simon -- DeSoto Square Mall Borrower, manages the Simon-DeSoto Square Mall
Property. Headquartered in Indianapolis, Indiana and in business for approximately 44 years, SMA is a wholly owned subsidiary of Simon Property
Group, L.P., a majority-owned partnership subsidiary of SPG that owns all but one of SPG's real estate properties. SMA provides day-to-day property management functions including leasing, management and development services to most of the SPG properties.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       33

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

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--------------------------------------------------------------------------------

EMERALD POINT APARTMENTS
------------------------

[PHOTO OMITTED]

                         PROPERTY INFORMATION

 Number of Mortgaged Real Properties                             1
 Location (City/State)                          Virginia Beach, VA
 Property Type                                         Multifamily
 Size (Units)                                                  863
 Percentage Occupancy as of November 15, 2004                94.1%
 Year Built                                                   1965
 Year Renovated                                               1971
 Appraisal Value                                       $65,600,000
 Underwritten Occupancy                                      93.4%
 Underwritten Revenues                                  $7,631,458
 Underwritten Total Expenses                            $2,966,133
 Underwritten Net Operating Income (NOI)                $4,665,325
 Underwritten Net Cash Flow (NCF)                       $4,449,575

[PHOTO OMITTED]

                        MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                         MLML
 Loan Group                                                      2
 Origination Date                                December 15, 2004
 Cut-off Date Principal Balance                        $52,000,000
 Cut-off Date Loan Balance Per SF/Unit                     $60,255
 Percentage of Initial Mortgage Pool Balance                  4.6%
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)                              Fee
 Mortgage Rate                                             5.5400%
 IO Period (Months)                                             24
 Original Term to Maturity/ARD (Months)                        120
 Original Amortization Term (Months)                           360
 Lockbox                                       Soft-Springing Hard
 Cut-off Date LTV Ratio                                      79.3%
 LTV Ratio at Maturity or ARD                                69.5%
 Underwritten DSCR on NOI                                    1.31x
 Underwritten DSCR on NCF                                    1.25x

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       34

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       35

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Emerald Point Apartments Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering an
863-unit, 198-building apartment complex located in Virginia Beach, Virginia
(the "Emerald Point Apartments Property"). The Emerald Point Apartments Loan
represents approximately 4.6% of the initial mortgage pool balance and approximately 24.2% of the initial loan group 2 balance. The Emerald Point
Apartments Loan was originated on December 15, 2004, and has a principal balance as of the cut-off date of $52,000,000.

The Emerald Point Apartments Loan has a remaining term of 118 months and a maturity date of January 1, 2015. The Emerald Point Apartments Loan may be
prepaid on or after October 1, 2014, and permits defeasance with United States government obligations beginning two years after the securitization of the
Emerald Point Apartments Loan.

LOCKBOX. The loan documents require Emerald Point, LLC, a Delaware limited liability company ("Emerald Borrower") to maintain an account in the name of
Emerald Borrower for the benefit of the lender (the "Lockbox") at a bank acceptable to the lender.  Prior to the occurrence of a Trigger Event (as hereinafter defined), Emerald Borrower shall cause the property manager to deposit all rents into the Lockbox within one (1) business day after receipt of same.  All funds deposited into the Lockbox shall then be transferred to an account solely controlled by Emerald Borrower not less often than one (1) time per week.  Upon the occurrence of a Trigger Event (as hereinafter defined), all funds on deposit in the Lockbox shall be automatically transferred through automatic clearing house funds or by federal wire to an account under the sole dominion and control of the lender on a daily basis.  A "Trigger Event" means the earliest to occur of (a) an event of default, (b) the date on which the debt service coverage falls below 1.10:1.0 for the trailing twelve (12) month period during the first (1st) and second (2nd) loan years, 1.15:1.0 for the trailing twelve (12) month period during the third (3rd), fourth (4th) and fifth (5th) loan years or 1.20:1.0 for the trailing twelve (12) month period thereafter; provided, however, that for purposes of determining whether a
Trigger Event has occurred, debt service coverage will not be tested prior to the payment date occurring in January, 2006 or (c) the failure of Emerald
Borrower to complete the capital expenditure work (as required pursuant to the terms of the loan documents) prior to the second (2nd) anniversary of the closing date unless otherwise agreed to by the lender.

THE BORROWER. The borrowing entity, Emerald Point, LLC, a Delaware limited liability company, is a single purpose entity. It is 100% owned by its managing member, EPM LLC, (managing member) a Delaware limited liability company, which is 100% owned by Emerald Point Investors, LLC, a Virginia limited liability company. Emerald Point Investors is owned by DR Investments, L.L.C. (30.025%
ownership interest), C. Torrey Breeden (19.784%), 2003 Trust (18.809%), 1991
Trust (18.895%) as well as 6 additional members totaling 12.487%. DR
Investments L.L.C. is jointly owned by Mr. Ramon W. Breeden, Jr. and his spouse. The sole manager of Emerald Point Investors, LLC, is Emerald Point
Manager, LLC, which is 100% owned by Ramon W. Breeden, Jr., who also serves as the indemnitor. Both Emerald Point, LLC, and EPM, LLC, have two independent managers and one springing member.
The sponsor is Ramon W. Breeden, Jr. of the Breeden Company, Inc. The Breeden
Company has developed, built and operated over 2,600 apartment units, 2 million square feet of commercial shopping center and office space, 1,700 residential homes and three timeshare resort hotels. The company typically retains ownership in each project it develops throughout the economic life of the property.

THE PROPERTY. The Emerald Point Apartments Property is a garden-style apartment complex consisting of 863 units constructed in phases between 1965 and 1971.
The units are housed in 198 two-story buildings. The project amenities include three lighted tennis courts, a sand volleyball court, two swimming pools, a wading pool, a volleyball court, a sport court, several children's playgrounds, a fitness center, clubhouse with business center, a leasing office, a picnic area and laundry facilities.

The following table presents certain information relating to the unit configuration of Emerald Point Apartments:

                                               MULTIFAMILY INFORMATION(1)
                                               --------------------------
                             NUMBER    AVERAGE UNIT    NET RENTABLE        % OF      AVERAGE MONTHLY    AVERAGE MONTHLY
 UNIT MIX                  OF UNITS    SQUARE FEET     SQUARE FEET    TOTAL UNITS     ASKING RENT1     MARKET RENT/UNIT

 Studio                        40           600           24,000           4.6%          $  625             $  625
 1BR/ 1BA                     223           800          178,400          25.8%          $  669             $  669
 1BR/ 1BA Den                  11           900            9,900           1.3%          $  779             $  779
 2BR/ 1BA                     416         1,000          416,000          48.2%          $  745             $  745
 2BR/ 1BA Den                  17         1,100           18,700           2.0%          $  849             $  849
 2BR/ 1.5BA                    36         1,250           45,000           4.2%          $  899             $  899
 3BR/ 1.5BA                    20         1,500           30,000           2.3%          $  989             $  989
 3BR/ 2BA                      50         1,300           65,000           5.8%          $1,025             $1,025
 3BR/ 2BA                      36         1,500           54,000           4.2%          $1,005             $1,005
 3BR/ 2BA                       8         1,700           13,600           0.9%          $1,130             $1,130
 3BR/ 2.5BA                     6         1,800           10,800           0.7%          $1,225             $1,225
-------------------------     ---         -----          -------         -----           ------             ------
 Total/Weighted Average       863         1,003          865,400         100.0%          $  768             $  768

(1) Information obtained from the underwritten rent roll.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       36

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE MARKET.(1) The Emerald Point Apartments Property is located in the city of
Virginia Beach, Virginia Beach County, which forms part of the Norfolk-Virginia
Beach-Newport News, VA-NC MSA, also known as Hampton Roads. The population in the Hampton Roads MSA was 1,551,351 in 2000 and is expected to grow by 11.0% by
2010. The Hampton Roads unemployment rate was 4.5% as of August 2004 compared to 5.4% for the entire United States during the same period. As of the third quarter 2004, services and government comprised the majority of sector employers with 32% and 20%, respectively, of total employment. As of May 2004, the surveyed inventory was 78,733 units with a vacancy rate of 3.4% and average rent of $811 per month.

ESCROWS. The following escrow/reserve accounts have been established:

                      ESCROWS / RESERVES
 TYPE:                                   INITIAL      MONTHLY

  Taxes ............................    $ 39,851      $39,851
  Insurance ........................    $      0      $27,496
  Replacement Reserves .............    $      0      $17,979
  Immediate Repair Reserve .........    $268,125      $     0

PROPERTY MANAGEMENT. The Emerald Point Apartments Property is managed by
Breeden Property Management, L.L.C., an owner affiliated entity. Breeden
Property Management, L.L.C., is part of The Breeden Company, Inc., which manages 2,600 apartment units, 2 million square feet of commercial shopping center and office space, 1,700 residential homes and three timeshare resort hotels.

ADDITIONAL DEBT. A $6,500,000 mezzanine promissory note ("Mezzanine Loan") was originated simultaneously with the Emerald Point Apartments Loan. The Mezzanine
Loan is secured by 100% of the membership in the Emerald Borrower and pledged such membership interest in the Emerald Borrower as security for the Mezzanine
Loan. The maturity date and the amortization for the Mezzanine Loan are the same as the Emerald Point Apartments Loan.

---------------------
(1)  Certain information is from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal. Additionally, certain information was sourced from a separate third party.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       37

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

SUN COMMUNITIES -- INDIAN CREEK

[PHOTO OMITTED]

[PHOTO OMITTED]

                         PROPERTY INFORMATION

 Number of Mortgaged Real Properties                             1
 Location (City/State)                        Fort Myers Beach, FL
 Property Type                                              MHC(1)
 Size (Pads)                                                 1,532
 Percentage Occupancy as of January 1, 2005                 100.0%
 Year Built                                                   1974
 Appraisal Value                                       $65,000,000
 Underwritten Occupancy                                      95.0%
 Underwritten Revenues                                  $6,459,284
 Underwritten Total Expenses                            $2,180,556
 Underwritten Net Operating Income (NOI)                $4,278,728
 Underwritten Net Cash Flow (NCF)                       $4,202,028

[PHOTO OMITTED]

[PHOTO OMITTED]

                       MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                          BOA
 Loan Group                                                      2
 Origination Date                                     June 9, 2004
 Cut-off Date Principal Balance                        $52,000,000
 Cut-off Date Loan Balance Per SF/Unit                     $33,943
 Percentage of Initial Mortgage Pool Balance                  4.6%
 Number of Mortgage Loans                                        1
 Type of Security (Fee/Leasehold)                              Fee
 Mortgage Rate                                             5.0510%
 Amortization Type                                      IO-Balloon
 IO Period (Months)                                             24
 Original Term to Maturity (Months)                            120
 Original Amortization Term (Months)                           360
 Lockbox                                       Soft-Springing Hard
 Cut-off Date LTV Ratio                                      80.0%
 LTV Ratio at Maturity                                       69.3%
 Underwritten DSCR on NOI                                    1.27x
 Underwritten DSCR on NCF                                    1.25x

---------------------
(1) Manufactured Housing Community

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       38

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       39

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Sun Communities - Indian Creek Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a manufactured housing community located in Fort Myers Beach,
Florida (the "Sun Communities - Indian Creek Property"). The Sun Communities -
Indian Creek Loan represents approximately 4.6% of the initial mortgage pool balance and approximately 24.2% of the initial loan group 2 balance. The Sun
Communities - Indian Creek Loan was originated on June 9, 2004 and has a principal balance of $52,000,000 as of the cut-off date.

The Sun Communities - Indian Creek Loan has a remaining term of 112 months and a scheduled maturity date of July 1, 2014. The Sun Communities - Indian Creek
Loan provides for 16 months of interest only payments during its remaining loan term. The Sun Communities - Indian Creek Loan may be prepaid on any payment date after December 31, 2013.

LOCKBOX. Each of the mortgage loans in the Sun Communities Portfolios is structured with a lockbox account for each related mortgaged real property.
Upon the occurrence of and during the continuance of an event of default under the mortgage loan documents, if requested by the lender, the borrower is to direct each of its respective tenants to pay rent directly into the lockbox account, and the lender will have the right to withdraw and apply funds as stated in the related mortgage loan documents.

THE BORROWER. The borrower, Sun Indian Creek LLC (the "Sun Communities - Indian
Creek Borrower"), is a Michigan limited liability company and a single purpose entity with at least two independent directors for which the Sun Communities -
Indian Creek Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 0.5% by Sun QRS Pool 10, Inc., a Michigan corporation, as the managing member of the Sun Communities - Indian Creek
Borrower and 99.5% by Sun Communities Operating Limited Partnership, a Michigan
limited partnership. The borrower principals are Sun Communities, Inc. ("SCI")
and Sun Communities Operating Limited Partnership ("SCOLP").

SCI is a fully integrated, self-administered and self-managed REIT, which owns, operates and develops manufactured housing communities concentrated in the
Midwest and Southeast United States. SCI, together with affiliates and predecessors, has been in this business since 1975. Structured as an umbrella partnership REIT, or UPREIT, SCOLP is the operating partnership through which
SCI conducts substantially all of its operations, and which owns, either directly or indirectly through subsidiaries, all of the assets.

As of November 30, 2004 SCI owned and operated a portfolio of 136 manufactured housing communities located in 17 states consisting of manufactured housing communities, RV communities and communities containing both manufactured housing pads and RV spaces. The communities contained a total of 46,800 developed pads.

As of the fiscal year ended December 31, 2003, SCI reported revenue of approximately $189.1 million, net income of $23.7 million, liquidity of $24.1 million and stockholder equity of $326.6 million.

THE PROPERTY. The Sun Communities -- Indian Creek Property is collateralized by a 1,532-pad manufactured housing community built in 1974 and situated on 184.8 acres. Of the 1,532 pads, 353 (23%) are manufactured housing pads and 1,179
(77%) are recreational vehicle (RV) spaces, of which 883 are currently leased on a permanent basis (12 month leases) and 296 are leased on a seasonal basis
(daily, weekly, monthly). The current manufactured housing pad mix is 55 (16%)
single-wide and 298 (84%) double-wide. Project amenities include a clubhouse, three recreation halls, three heated pools with spa, volleyball court, five tennis courts, 16 shuffleboard courts, horseshoe pits, mini golf course, lake, laundry facilities and RV storage. The subject property is served by public water and sewer.

THE MARKET.(1) The subject property is located in southwest Florida, approximately 100 miles south of Tampa, 13 miles south of Fort Myers and five miles east of the Gulf of Mexico within the Fort Myers metropolitan statistical area ("MSA"). Population is approximately 490,000 in the MSA, 477,807 in Lee
County, 50,000 in Fort Myers and approximately 55,000 within a five-mile radius of the subject property. The major industry segments are retail trade (17%), professional and business services (14%) and leisure and hospitality services
(12%).

The immediate neighborhood is composed of retail shopping centers and single-family residential. The single-family housing is comprised of traditional detached single-family dwellings and manufactured home communities.
Commercial development is located primarily along State Road 867/McGregor
Boulevard.

---------------------
(1)  Certain information is from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       40

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Sun Communities - Indian Creek Loan:

Real Estate Taxes. Monthly deposits for Real Estate Taxes will not be required unless a Reserve DSCR Period is continuing. In lieu of making monthly deposits, the Sun Communities - Indian Creek Borrower may elect to deliver to the lender a letter of credit in an amount equal to the real estate taxes that the lender estimates will be payable during the next 12 months. So long as no event of default has occurred and is continuing under the loan documents, upon the discontinuance of a Reserve DSCR Period, the lender is required to release to the Sun Communities - Indian Creek Borrower any letter of credit or reserve amounts then on deposit.

Insurance. Monthly deposits for insurance were waived upon the lender's review and approval of a blanket insurance policy.

Replacements. Monthly deposits for replacements are not required under the loan documents unless a Reserve DSCR Period is continuing. If a Reserve DSCR Period is continuing, the Sun Communities - Indian Creek Borrower is required to make monthly deposits in the amount of $50 per pad on an annual basis. So long as no event of default has occurred and is continuing under the loan documents, upon the discontinuance of a Reserve DSCR Period, the lender is required to release to the Sun Communities - Indian Creek Borrower any reserve amounts then on deposit.

A "Reserve DSCR Period" means the period commencing on the date that the lender determines that the debt service coverage ratio for the immediately preceding three months is less than 1.10x and continuing through the date that the lender determines that the debt service coverage ratio for the immediately preceding six months is not less than 1.10x.

PROPERTY MANAGEMENT. SCOLP manages the Sun Communities - Indian Creek Property.
SCOLP, a Sun Communities - Indian Creek Borrower related entity founded in 1975 and headquartered in Detroit, Michigan, currently manages 115 manufactured housing communities located in 17 states containing a total of 43,875 developed pads.

The Sun Communities -- Indian Creek Borrower self-manages the portfolio. In the event the Sun Communities -- Indian Creek Borrower elects to have the properties managed by a property manager not affiliated with the Sun
Communities - Indian Creek Borrower, the Sun Communities - Indian Creek
Borrower is required to choose a property manager that is acceptable to the lender, and the Sun Communities - Indian Creek Borrower is required enter into an acceptable management agreement that conforms to the lender's standards.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       41

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--------------------------------------------------------------------------------

400 INDUSTRIAL AVENUE

[PHOTO OMITTED]

                       PROPERTY INFORMATION

 Number of Mortgaged Real Properties                         1
 Location (City/State)                            Cheshire, CT
 Property Type                                      Industrial
 Size (Square Feet)                                    986,565
 Percentage Occupancy as of February 25, 2005           100.0%
 Year Built                                          1963-1995
 Year Renovated                                           1997
 Appraisal Value                                   $66,000,000
 # of Tenants                                             1(1)
 Average Rent Per Square Foot                         $6.31(1)
 Underwritten Occupancy                                  93.0%
 Underwritten Revenues                              $7,464,791
 Underwritten Total Expenses                        $1,996,592
 Underwritten Net Operating Income (NOI)            $5,468,199
 Underwritten Net Cash Flow (NCF)                   $5,149,048

[PHOTO OMITTED]

                     MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                     MLML
 Loan Group                                                  1
 Origination Date                            February 25, 2005
 Cut-off Date Principal Balance                    $48,500,000
 Cut-off Date Loan Balance Per SF/Unit                     $49
 Percentage of Initial Mortgage Pool Balance              4.3%
 Number of Mortgage Loans                                    1
 Type of Security (Fee/Leasehold)                          Fee
 Mortgage Rate                                         5.2380%
 IO Period (Months)                                          0
 Original Term to Maturity/ARD (Months)                    120
 Original Amortization Term (Months)                       360
 Lockbox                                                  Hard
 Cut-off Date LTV Ratio                                  73.5%
 LTV Ratio at Maturity or ARD                            60.9%
 Underwritten DSCR on NOI                                1.70x
 Underwritten DSCR on NCF                                1.60x

---------------------
(1) Information obtained from the lease in place.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       42

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       43

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "400 Industrial Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering an industrial property in Cheshire, Connecticut (the "400 Industrial Property").
The 400 Industrial Loan represents approximately 4.3% of the initial mortgage pool balance and approximately 5.3% of the initial loan group 1 balance. The
400 Industrial Loan was originated on February 25, 2005 and has a principal balance of $48,500,000 as of the cut-off date.

The 400 Industrial Loan has a remaining term of 120 months and a maturity date of March 1, 2015. The 400 Industrial Loan may be prepaid on or after December
1, 2014, and permits defeasance with United States government obligations beginning two years after the securitization of the 400 Industrial Loan.

LOCKBOX. The loan is structured with a "hard" lockbox account controlled by the lender (and which is identical to the cash management account) into which all rents and other revenues from Bozzuto's Warehouse Facility, located at 400
Industrial Avenue and 275 Schoolhouse Road are required to be deposited. On or before each payment date during the term of the loan, all funds on deposit in the lockbox account are required to be allocated among the sub-accounts in accordance with the loan documents and, provided that if no event of default has occurred and is continuing, any funds remaining on deposit in the lockbox account after such allocation are to be disbursed to the borrower on the payment date in such month. After the occurrence, and during the continuance, of an event of default, no funds in the lockbox account will be distributed to the borrower, and the lender will have the right to apply all or any portion of the funds held in the lockbox account or any subaccount to the debt in the lender's sole discretion.

THE BORROWER. The borrower for the 400 Industrial Loan is Industrial Avenue
L.L.C. a Connecticut limited liability company. Industrial Avenue L.L.C. is owned by Michael A. Bozzuto (49.75%); Jayne A. Bozzuto (49.75%); and
Schoolhouse Industrial Development Corporation (0.5%). Schoolhouse Industrial
Development Corporation is owned jointly by Michael Bozzuto and Jayne Bozzuto.
Michael Bozzuto and Jayne Bozzuto are also principal shareholders in Bozzuto's,
Inc. (the "400 Industrial Tenant") (the sole tenant at the 400 Industrial
Property). The Bozzuto family has owned and operated the 400 Industrial
Property since the first components of the complex were constructed in 1963.

THE PROPERTY. The 400 Industrial Loan is secured by a 986,565 square foot industrial complex comprised of three separate structures located on an approximately 101.7 acre parcel.

400 Industrial Avenue: This building is a distribution / refrigerated warehouse facility constructed in phases from 1995 through 1997. The building contains
727,890 square feet, of which approximately 298,788 square feet (41.0%) is refrigerated. The building has a 40-foot exterior wall height with 36-foot clear heights in dry warehouse areas and 32-foot clear heights in perishable areas. The 400 Industrial Avenue building has a total of 73 shipping /
receiving docks. Mezzanine office space represents about 6.0% of the building area.

275 Schoolhouse Road: The building at 275 Schoolhouse Road is the original of the three structures and was built in phases from 1963 to 1969. This building contains a total of 252,375 square feet, of which approximately 21.1% can be refrigerated. Clear heights in the building range from approximately 18 feet to
21 feet. The building is served by 42 shipping / receiving docks. Approximately
7.0% of the building area is used as office space.

Fleet Service Building: The fleet service building is situated near the 275
Schoolhouse Road distribution building, and was constructed at the same time
(1969). This building contains approximately 6,300 square feet, with clear height of approximately 18 feet. The building is configured with five overhead doors to accommodate truck and trailer maintenance and repair.

The following table presents certain information relating to Bozzuto's, Inc.
(the "400 Industrial Tenant").

                                                     TENANT INFORMATION
                                                     ------------------
                                                    CREDIT RATINGS      SQUARE      % OF    BASE RENT         LEASE
         TENANT NAME           PARENT COMPANY    (MOODY'S/S&P/FITCH)     FEET        GLA      PSF(1)        EXPIRATION

 Bozzuto's, Inc. .........          N/A                NR/NR/NR         986,565      100%     $ 6.31      January 1, 2030

The 400 Industrial Tenant is a full service grocery distribution company founded by Adam Bozzuto in 1945. The 400 Industrial Tenant has been owned and managed by the Bozzuto family since that time. Michael Bozzuto presently serves as president of the company, and his sister Jayne Bozzuto serves as vice president.

The primary business line of Bozzuto's, Inc. involves the wholesale distribution of food products and certain non-food, household, and personal items to independent retail supermarkets and other wholesale operations in 11 states. Through subsidiary companies, Bozzuto's, Inc. also operates nine retail supermarkets, a small business investment company, and a leasing company. The subject property serves as the primary distribution center for the core grocery distribution business.

---------------------
(1)  Information obtained from the lease in place. The lease between Bozzuto's,
     Inc. and the borrower covers all three buildings at the 400 Industrial
     Property at a base annual rental rate of $6,230,000. The lease does not provide separate allocations to any building or any particular space within a building.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       44

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

Sales for Bozzuto's, Inc. exceeded $1.0 billion in fiscal 2004, representing an
18.9% increase over fiscal 2003 sales. The company's sales have tripled over the past 10 years, in large part because of the major expansion of the subject property (by 727,890 square feet) in 1995 and 1997. Sales in every year since
2000 have exceeded $825 million. The company posted net income in fiscal 2004 of $2,191,885, a 43.7% increase over 2003 net income of $1,524,929.

The following table presents certain information relating to the lease rollover schedule at the 400 Industrial Property.

                                                        LEASE ROLLOVER SCHEDULE(1)
                                                        --------------------------
                           NUMBER     SQUARE    % OF                    % OF BASE  CUMULATIVE   CUMULATIVE  CUMULATIVE  CUMULATIVE %
                          OF LEASES    FEET      GLA      BASE RENT        RENT    SQUARE FEET   % OF GLA    BASE RENT  OF BASE RENT
            YEAR          EXPIRING   EXPIRING  EXPIRING    EXPIRING      EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING

 Vacant ...............     NAP            0       0.0%       NAP         NAP               0        0.0%       NAP         NAP
 Month-to-Month .......       0            0       0.0%   $        0        0.0%            0        0.0%   $        0        0.0%
 2005-2015 ............       0            0       0.0%   $        0        0.0%            0        0.0%   $        0        0.0%
 Thereafter ...........       1      986,565     100.0%   $6,230,000      100.0%      986,565      100.0%   $6,230,000      100.0%
-----------------------     ---      -------     -----    ----------      -----       -------      -----    ----------      -----
 TOTAL ................       1      986,565     100.0%   $6,230,000      100.0%      986,565      100.0%   $6,230,000      100.0%

THE MARKET.(2) The 400 Industrial Property is located in Cheshire, Connecticut, approximately 27 miles southwest of the Hartford, Connecticut business district. The 400 Industrial Property is located near the intersection of
Interstates 84 and 691, which form the basis of its solid ground transportation network for distribution throughout the Northeast U.S. The 400 Industrial
Property is located within 400 miles of population centers in the northeast
U.S. and eastern Canada, with access to a population of approximately
67,836,000 and major markets such as New York City, Providence, Boston,
Philadelphia, Washington, D.C., Baltimore, and Montreal.

The Cheshire industrial market contains approximately 3,113,000 square feet according to CB Richard Ellis. Aside from the 400 Industrial Property, the majority of the industrial space in the Cheshire market is located in the
Fisher Industrial Park about one mile to the west. Occupants in the Fisher
Industrial Park include Bloomingdales by Mail, Inc. (aka Cheshire Direct);
Pratt & Whitney Aircraft Engine Rebuild Center; and Condor Pacific Industries,
Inc. (now a part of BAE). The market for industrial space in the Cheshire area is also influenced by two nearby commercial centers: the Greater New Haven industrial market and the Hartford industrial market. The Greater New Haven industrial market contains a total of approximately 48,560,000 square feet. The
Cheshire area is most influenced by the North submarket, which contains approximately 26,222,000 square feet of inventory, or approximately 54.0% of the total Greater New Haven market. The Hartford industrial market contains approximately 67,543,580 square feet of active space. The subject's immediate
Cheshire market has a vacancy rate of approximately 10.2%. Much of the vacant space within these markets is represented by small flex buildings that do not compete with larger distribution / warehouse properties. CB Richard Ellis determined that larger properties with refrigerated components have an average occupancy well in excess of 95% in these markets.

---------------------
(1)  Information obtained from the lease in place.

(2)  Certain information is from third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal. Population references are based upon radius information obtained from a third-party marketing information resources company.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       45

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the 400 Industrial Loan:

                      ESCROWS / RESERVES
                      ------------------
 TYPE:                                INITIAL        MONTHLY

  Debt Service Reserve ..........    $1,604,751      $     0
  Environmental Reserve .........    $  100,000      $     0
  Taxes .........................    $  411,300      $     0
  Insurance .....................    $        0      $     0
  Immediate Repairs .............    $   41,113      $     0
  Capital Expenditures ..........    $  300,000      $ 8,221
  Leasing Reserve ...............    $        0      $12,500
  Tax Abatement Reserve .........    $1,610,000      $     0
  L/C Transfer Reserve ..........    $    5,500      $     0

Debt Service Reserve. A debt service reserve equal to 6 month's worth of principal and interest was collected at closing in the form of a pledge account in favor of MLML. The required reserve period will be reduced to 4 months in year two, 2 months in year three and will be zero thereafter (assuming no delinquent payments occur and the mortgage loan is not otherwise in default).

Environmental Reserve. An Environmental Reserve of $100,000 was established at loan closing. The funds will remain on deposit with the lender throughout the loan term unless or until the borrower provides a no further action letter from the Connecticut Department of Environmental Protection in relation to on-site leaking underground storage tank (LUST) listings. The LUST listings are associated with five underground storage tanks (four used for diesel and one for gasoline) that were installed in 1976 and removed in 1997. Soil contamination was encountered when these tanks were removed in 1997, and impacted soil was removed. Petroleum-based and non-petroleum-based compounds were identified in the groundwater near the tank removal site, as well as in an upgradient well. Monitoring at the subject property began in 1997. In 1999, trace levels of petroleum and non-petroleum contaminants were detected below remediation standards. The non-petroleum-based contaminants have been attributed to the eastern adjoining property. Groundwater monitoring has continued, and the latest sampling in September / October 2004 did not indicate the presence of compounds above remediation standards.

Taxes. In lieu of collected escrows for taxes, the borrower has posted a tax letter of credit in an amount sufficient to pay six months of property taxes.
Should an event of default occur, the tax letter of credit is callable at any time by the lender, and monthly tax escrow collections will be commenced under the terms of the loan documents.

Insurance. Escrow collections for insurance have been deferred, provided that the premiums are prepaid each year by the tenant with proof provided to the lender. In the event that premiums are not paid on a timely basis and/or proof of payment is not provided to the lender, the loan documents provide for monthly insurance collections to be commenced.

Immediate Repairs. Immediate repairs totaling $32,890 were identified at the subject complex. These items included repair of asphalt parking areas;
seal-coating and re-striping of all asphalt parking areas; and repair of exterior wall panels at the 275 Schoolhouse Road facility. An immediate repair escrow of $41,113 was established at closing to ensure that funds are available to complete these repairs. The immediate repair balance represents 125% of the estimated cost for the identified items.

Capital Expenditures Reserve. The mortgage loan structure provides for an upfront capital expenditures reserve of $300,000, with ongoing collections of
$.10/SF/Year, to ensure that adequate funds are available during the loan term to re-roof the older building components and complete all other capital repairs.

Leasing Reserve. Monthly collections of $12,500 per month into a leasing reserve continue throughout the loan term.

Tax Abatement Reserve. A letter of credit in the amount of $1,610,000 has been posted with the the lender to secure contingent obligations of the tenant under a 1997 tax abatement agreement with municipalities. All direct ad valorem tax abatements have expired and the property is taxed without any special considerations. Tenant's ongoing obligation is to continue operation of its business and occupancy at the site through 2012, and if the tenant fails to meet the obligation, the tax abatement agreement provides for a recapture of a portion of prior-year abatements. The letter of credit protects the lender from this tax recapture exposure in the event of a tenant default under the tax abatement agreement.

L/C Transfer Reserve. At closing $5,500 was deposited into a letter of credit transfer reserve to be applied by the servicer to any charges incurred in connection with a transfer of the two letters of credit issued in favor of the lender at closing.

PROPERTY MANAGEMENT. The 400 Industrial Property will be managed by Bozzuto's,
Inc. as a part of the company's day-to-day operations.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       46

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MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE CENTENNIAL RIDGE APARTMENTS

[PHOTO OMITTED]

                      PROPERTY INFORMATION

 Number of Mortgaged Real Properties                         1
 Location (City/State)                             Roswell, GA
 Property Type                                     Multifamily
 Size (Units)                                              664
 Percentage Occupancy as of January 11, 2005             96.7%
 Year Built                                               1987
 Year Renovated                                           1996
 Appraisal Value                                   $51,100,000
 Underwritten Occupancy                                  94.0%
 Underwritten Revenues                              $5,645,199
 Underwritten Total Expenses                        $2,456,356
 Underwritten Net Operating Income (NOI)            $3,188,843
 Underwritten Net Cash Flow (NCF)                   $3,039,443

[PHOTO OMITTED]

                        MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                     MLML
 Loan Group                                                  2
 Origination Date                            February 10, 2005
 Cut-off Date Principal Balance                    $38,000,000
 Cut-off Date Loan Balance Per SF/Unit                 $57,229
 Percentage of Initial Mortgage Pool Balance              3.3%
 Number of Mortgage Loans                                    1
 Type of Security (Fee/Leasehold)                          Fee
 Mortgage Rate                                         5.0200%
 IO Period (Months)                                         48
 Original Term to Maturity/ARD (Months)                     84
 Original Amortization Term (Months)                       360
 Lockbox                                   Soft-Springing Hard
 Cut-off Date LTV Ratio                                  74.4%
 LTV Ratio at Maturity or ARD                            71.1%
 Underwritten DSCR on NOI                                1.30x
 Underwritten DSCR on NCF                                1.24x

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       47

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       48

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Centennial Ridge Apartments Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a 664-unit, 39-building apartment complex located in Roswell,
Georgia (the "Centennial Ridge Apartments Property"). The Centennial Ridge
Apartments Loan represents approximately 3.3% of the initial mortgage pool balance and approximately 17.7% of the initial loan group 2 balance. The
Centennial Ridge Apartments Loan was originated on February 10, 2005, and has a principal balance as of the cut-off date of $38,000,000.

The Centennial Ridge Apartments Loan has a remaining term of 84 months and a scheduled maturity date of March 1, 2012. The Centennial Ridge Apartments Loan may be prepaid on or after November 1, 2011, and permits defeasance with United
States government obligations beginning two years after the securitization of the Centennial Ridge Apartments Loan.

LOCKBOX. The loan is structured with a collection account with LaSalle Bank
National Association ("LaSalle"), LaSalle has entered into a cash collateral account agreement with the lender. WLI-IV Roswell, L.L.C., a Delaware limited liability company (the "Centennial Ridge Borrower") is required to deposit all rents, revenues and receipts from the mortgaged real property into the collection account. On each monthly payment date, any funds remaining after payment of debt service, escrows/reserve, fees/expenses, and other amounts due under the loan agreement, including accounts designated by the mezzanine lender
(residual funds) are disbursed to the Centennial Ridge Borrower provided there is no event of default. The loan is structured with a springing lockbox account under the control of the lender into which all rents, revenues, and receipts from Centennial Ridge Apartments are required to be deposited following the occurrence of a trigger event which occurs upon the event of default. The lender is authorized to transfer all collected and available balances from the collection account to the lockbox account to be held until disbursed by the lender. Upon the occurrence of an event of default, all residual funds will remain under the control of the lender and may be used by the lender in its sole and absolute discretion.

THE BORROWER.  The borrower, WLI-IV Roswell, L.L.C., a Delaware limited liability company, was formed as a single member special purpose entity. Its sole member is WLI-IV Roswell Mezz, L.L.C., a newly formed Delaware limited liability company, whose sole member is Walton/Levin Investors IV Roswell,
L.L.C., a newly formed Delaware limited liability company.

The sponsor is The Walton Street Real Estate Fund IV, L.P., a closed-end opportunity fund. Some of the key investments of the Fund IV include 311 South
Wacker Drive, Chicago, Bank of America Center, Austin, Inland Center Mall, San
Bernardino and Bayside Towers, Foster City, CA. The fund was created by Walton
Street Capital Partners. Prior to Fund IV, Walton was instrumental in creating three prior funds between April 1997 and August 2000 with total equity commitments in excess of $1 billion.

THE PROPERTY. The Centennial Ridge Apartments Property consists of 39 two- and three-story garden apartment buildings containing 664 multifamily units located at 100 Calibre Creek Parkway in Roswell, GA. The Centennial Ridge Apartments
Property was constructed in phases beginning in 1987 with the construction of
Phase I (404 units) and then expanded in 1996 with the construction of Phase II
(260 units). The unit mix includes one-, two- and three-bedroom units. The subject is also improved with a clubhouse and community center. Other amenities include: two swimming pools, a fitness facility, detached garages, four lighted tennis courts, sand volleyball and basketball courts, playground, and a laundry facility.

The following table presents certain information relating to the unit configuration of Centennial Ridge Apartments:

                                                  MULTIFAMILY INFORMATION(1)
                                                  --------------------------
                                                                                                                     AVERAGE
                                                    AVERAGE                                            AVERAGE       MONTHLY
                                                     UNIT         NET RENTABLE      % OF TOTAL        MONTHLY        MARKET
          UNIT MIX           NUMBER OF UNITS     SQUARE FEET      SQUARE FEET         UNITS        ASKING RENT(2)   RENT/UNIT

 1BR/1BA. ..............           270                799           215,790            40.7%          $  632          $618
 2BR/2BA ...............           334              1,166           389,370            50.3%          $  765          $737
 3BR/2BA ...............            60              1,300            78,000             9.0%          $1,030          $900
-------------------------          ---              -----           -------           -----           ------          ----
 AVERAGE/TOTAL .........           664              1,029           683,160           100.0%          $  735          $703

THE MARKET.(3) The Centennial Ridge Apartments Property is located in the City of Roswell, Fulton County, Georgia. Roswell is located in northern Fulton
County, 18 miles north of the Atlanta CBD. Fulton County is part of the 20
County area comprising the Atlanta MSA. It is bordered by Alpharetta to the north, Marietta to the west, Duluth to the east and by North Atlanta and the
Atlanta CBD to the south. The 2003 population within a 1-, 3- and 5-mile radius of the Centennial Ridge Apartments Property was 9,380, 73,642 and 183,775,
respectively. The 2003 Average house hold income within a 1-, 3- and 5-mile radius was $107,256, $106,589 and $113,853, respectively. The North Fulton submarket has exhibited a 2004 mid-year vacancy rate for class B properties of
5.6%, with and average rent of $698 per unit.

---------------------
(1)  Information obtained from underwritten rent roll.

(2)  Represents the average in-place rents for occupied units and market rents for vacant and employee/model units.

(3)  Certain information obtained from a third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       49

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the loan:

                        ESCROWS / RESERVES
                        ------------------
 TYPE:                                   INITIAL         MONTHLY

  Taxes ............................    $  208,318      $ 44,723
  Insurance ........................    $  132,990      $ 13,385
  Replacement Reserves .............    $   13,833      $ 13,833
   Immediate Repair Reserve.........    $1,004,963      $      0

MEZZANINE LOAN. A $6,000,000 Mezzanine Promissory Note ("Mezzanine Loan") was
originated contemporaneously with the Centennial Ridge Apartments Loan. The
Mezzanine Loan, does not encumber the property but is secured by 100% of the membership in the Centennial Ridge Borrower. The maturity date and the amortization for the Mezzanine Loan is the same as the Centennial Ridge
Apartments Loan, except that Mezzanine Loan interest-only payments may be made following the 48th month if the combined debt yield (Net Cash Flow/Outstanding
Principal Balance) is less than: 8.5% (during the 49th to 60th months); 9.0%
(mos. during the 61st to 72nd months); and 9.5% (during the 73rd and 84th months).

PROPERTY MANAGEMENT. The Centennial Ridge Apartments are managed by the
Worthing Southeast Corporation, an experienced Atlanta-based company which, in addition to the collateral, manages 28 projects totaling over 9,500 units within luxury and class B apartment complexes. Additionally, its development arm has constructed more than 10,000 luxury apartment units.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       50

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

AMERICAN EXPRESS BUILDING

[PHOTO OMITTED]

                        PROPERTY INFORMATION

 Number of Mortgaged Real Properties                             1
 Location (City/State)                              Greensboro, NC
 Property Type                                              Office
 Size (Square Feet)                                        389,377
 Percentage Occupancy as of December 16, 2004               100.0%
 Year Built                                                   1986
 Appraisal Value                                       $56,000,000
 # of Tenants                                                    1
 Average Rent Per Square Foot                                $9.34
 Underwritten Occupancy                                     100.0%
 Underwritten Revenues                                  $3,544,685
 Underwritten Total Expenses                               $35,447
 Underwritten Net Operating Income (NOI)                $3,509,238
 Underwritten Net Cash Flow (NCF)                       $3,431,363

[PHOTO OMITTED]

                       MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                          BOA
 Loan Group                                                      1
 Origination Date                                December 16, 2004
 Cut-off Date Principal Balance                        $33,040,000
 Cut-off Date Loan Balance Per SF/Unit                         $85
 Percentage of Initial Mortgage Pool Balance                  2.9%
 Number of Mortgage Loans                                        1
 Type of Security (Fee)                                        Fee
 Mortgage Rate                                             4.2675%
 Amortization Type                               Interest Only ARD
 IO Period (Months)                                             60
 Original Term to Maturity/ARD (Months)                         60
 Original Amortization Term (Months)                             0
 Lockbox                                       Soft-Springing Hard
 Cut-off Date LTV Ratio                                      59.0%
 LTV Ratio at Maturity or ARD                                59.0%
 Underwritten DSCR on NOI                                    1.80x
 Underwritten DSCR on NCF                                    1.76x
 Shadow Rating (S&P/Moody's)                            A+/Baa3(1)

(1)  It has been confirmed by S&P and Moody's, in accordance with their respective methodologies, that the American Express Building mortgage loan has credit characteristics consistent with a A+ and Baa3 investment-grade obligation, respectively.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       51

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       52

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "American Express Building Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering an office building located in Greensboro, North Carolina (the "American Express
Building Property"). The American Express Building Loan represents approximately 2.9% of the initial mortgage pool balance and approximately 3.6%
of the initial loan group 1 balance. The American Express Building Loan was originated on December 16, 2004 and has a principal balance of $33,040,000 as of the cut-off date.

The American Express Building Loan has a remaining term of 58 months, an optional prepayment date of January 1, 2010 and a scheduled maturity date of
January 1, 2015. The American Express Building Loan may be prepaid without penalty on or after December 1, 2009.

INTEREST ONLY/EXCESS CASH PERIODS. Monthly payments are interest only for the first 60 months of the loan term. Commencing on the optional prepayment date
(January 1, 2010), monthly payments shall consist of excess cash (hyper amortization) until the principal amount of the loan is paid in full. The entire debt shall be due on the maturity date (January 1, 2015).

LOCKBOX. The American Express Building Borrower has established a cash management account. Upon the occurrence of an event of default or upon the commencement of a cash management period, the lender is required to send its monthly rent payments directly to the cash management account. During a cash management period, the lender shall have the right to disburse funds held in the cash management account to pay the monthly payment and all reserve account payments. Any remaining funds held in the cash management account after the foregoing payments are made will be applied to the principal amount of the loan until the loan is paid in full. A cash management period means the period commencing on the 45th day prior to the optional prepayment date of January 1,
2010.

THE BORROWER. The borrower is Inland Western Greensboro Airport Center, L.L.C.
(the "American Express Building Borrower"), a Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the American Express Building Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held
100% by Inland Western Retail Real Estate Trust, Inc. ("Inland Western"), a
Maryland corporation, as the sole member of the American Express Building
Borrower and the related borrower principal.

The Inland Real Estate Group of Companies ("Inland"), the parent company of
Inland Western, is comprised of independent real estate investment and financial companies doing business nationwide. Inland has 35 years of experience specializing in investment, property management, commercial real estate brokerage, land development, acquisition and mortgage lending. Inland is a self-administered REIT based in Oak Brook (Chicago), Illinois. The REIT owns, acquires and manages mostly neighborhood and community retail centers. Inland currently owns and manages a portfolio containing a total of 85.0 million square feet located in 41 states.

Inland Western currently owns and manages a portfolio of approximately 121 properties containing a total of 22.3 million square feet located in 30 states.

THE PROPERTY. The American Express Building Loan is collateralized by a four-story office building built in 1986. The improvements contain 389,377 net rentable square feet and are situated on 50.7 acres. The American Express
Building Property is 100% occupied by American Express Travel Related Services
Company ("American Express") which is rated A+ by S&P, A1 by Moody's and A+ by
Fitch) under a ten-year lease expiring in 2014. American Express uses the building for general office space. Five passenger elevators and one freight elevator serve the upper floors. Fire and life safety features include fully sprinklered interiors, emergency lighting, alarm pull stations, illuminated exit signs and hard-wired smoke detectors. There are 1,815 surface parking spaces, resulting in a parking ratio of approximately 4.7 spaces per 1,000 square feet.

The following table presents certain information relating to the major tenant at the American Express Building Property.

                                                       TENANT INFORMATION

                     TENANT NAME                        PARENT COMPANY   CREDIT RATINGS(1)                % OF  BASE RENT   LEASE
                                                                        (MOODY'S/S&P/FITCH)  SQUARE FEET   GLA     PSF    EXPIRATION

 American Express Travel Related Services Company ..  American Express       A1 / A+ / A+      389,377     100%   $9.34   12/31/2014

American Express occupies 100% of the American Express Building Property under a ten-year lease expiring on December 31, 2014. The current rental rate per square foot of $9.34 increases to $9.80 in lease years six to ten. There are six five-year options to renew the lease with the rental rate per square foot increasing to $10.29, $10.81 and $11.35 in the first, second and third lease renewal option periods, respectively, and to 95% of the then fair market rental rate in each of the three remaining lease renewal option periods. The lease is
NNN with American Express paying all expenses, including property management fees and structural repairs.

THE MARKET.(2) The American Express Building Property is located in north central North Carolina, approximately 96 miles northeast of Charlotte, 79 miles northwest of Raleigh-Durham and 12 miles northwest of Greensboro within the
Greensboro/Winston-Salem/Highpoint metropolitan statistical area ("MSA").
Population is approximately 1.3 million in the MSA, 425,000 in Guilford County and 225,000 in Greensboro. The MSA benefits from well-established biotech, logistics, financial and business service industries and a low cost of living.

---------------------
(1)  Ratings shown are those for the parent company, American Express, whether or not the parent guarantees the lease.

(2)  Certain information is from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       53

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

The major industry sectors are manufacturing (19%), education and health services (14%), government (11%), professional and business services (11%) and retail trade (11%). The major employers are Wake Forest University Baptist
Medical Center (11,000), Moses Cone Health System (7,000), RJ Reynolds Tobacco
Company (7,000), Novent Health (6,900) and Sara Lee Corporation (6,000).

The American Express Building Property is located within one mile of the
Greensboro Airport.

ESCROWS. The requirement for the American Express Building Borrower to make initial and ongoing monthly deposits into reserve accounts was waived due to the quality of the improvements, the NNN long-term lease and American Express'
investment grade credit rating. However, upon a default by American Express under its lease, the American Express Building Borrower is required to establish such reserve accounts and make ongoing monthly deposits in amounts as reasonably determined by the lender.

PROPERTY MANAGEMENT.  Inland US Management LLC ("Inland US") manages the
American Express Building Property. Inland US, an American Express Building
Borrower related entity founded in 2003 and headquartered in Oak Brook
(Chicago), Illinois, currently manages 62 commercial real estate properties totaling approximately 10.9 million square feet located in 18 states. Inland US performs asset management services and The Trammell Crow Company provides day-to-day property management services for the subject property on behalf of
American Express.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       54

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

218 WEST 40TH STREET

[PHOTO OMITTED]

                     PROPERTY INFORMATION

 Number of Mortgaged Real Properties                          1
 Location (City/State)                             New York, NY
 Property Type                                           Office
 Size (Square Feet)                                     157,516
 Percentage Occupancy as of March 7, 2005                100.0%
 Year Built                                                1923
 Year Renovated                                            1985
 Appraisal Value                                    $46,900,000
 # of Tenants                                              4(1)
 Average Rent Per Square Foot                         $24.02(1)
 Underwritten Occupancy                                   95.0%
 Underwritten Revenues                               $4,779,280
 Underwritten Total Expenses                         $1,945,962
 Underwritten Net Operating Income (NOI)             $2,833,318
 Underwritten Net Cash Flow (NCF)                    $2,570,352

-------------------------------------------
(1)  Information obtained from the underwritten rent roll.

                     MORTGAGE LOAN INFORMATION

 Mortgage Loan Seller                                      MLML
 Loan Group                                                   1
 Origination Date                              November 9, 2004
 Cut-off Date Principal Balance                     $32,000,000
 Cut-off Date Loan Balance Per SF/Unit                     $203
 Percentage of Initial Mortgage Pool Balance               2.8%
 Number of Mortgage Loans                                     1
 Type of Security (Fee/Leasehold)                           Fee
 Mortgage Rate                                          5.2150%
 IO Period (Months)                                          12
 Original Term to Maturity/ARD (Months)                     120
 Original Amortization Term (Months)                        360
 Lockbox                                                   Hard
 Cut-off Date LTV Ratio                                   68.2%
 LTV Ratio at Maturity or ARD                             58.0%
 Underwritten DSCR on NOI                                 1.34x
 Underwritten DSCR on NCF                                 1.22X

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       55

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

[MAP OMITTED]

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       56

MERRILL LYNCH MORTGAGE TRUST 2005-MKB2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "218 West 40th Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 12-story office building located at 218-232 West 40th Street in New York, New York (the "218
West 40th Property"). The 218 West 40th Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 3.5% of the initial loan group 1 balance. The 218 West 40th Loan was originated on November 9, 2004 and has a principal balance as of the cut-off date of $32,000,000.

The 218 West 40th Loan has a remaining term of 117 months and a scheduled maturity date of December 1, 2014. The 218 West 40th Loan may be prepaid on or after September 1, 2014, and permits defeasance with United States government obligations beginning two years after the securitization of the 218 West 40th
Street Loan.

LOCKBOX. The borrower is required to instruct all tenants to make their monthly rental payments directly into a bank account controlled by the lender (the
"Cash Management Account"). Prior to an event of default, monies in the Cash
Management Account shall be applied by the lender in the following order and priority: (i) monthly tax and insurance premium payments, (ii) monthly principal and interest payments, (iii) any required deposits due for capital expenditures pursuant to the loan documents, (iv) after a Rollover Reserve
Trigger Event, any required deposits due for TI/LC's pursuant to the loan documents, (v) any late fees or default interest due the lender under the loan documents, and (vi) prior to an event of default, the balance to be remitted to the borrower. The lender received a pledge of the Cash Management Account as additional security for the loan. Any amounts on deposit in reserves shall be disbursed to the borrower when the Rollover Reserve Trigger Event no longer exists, as more particularly described below.

A "Rollover Reserve Trigger Event" shall occur upon (i) an event of default under the loan documents or (ii) DSCR dropping below 1.06x. "DSCR" shall be defined as the ratio of (i) projected underwritable cash flow, as reasonable determined by the lender, divided by (ii) actual annual debt service due on the loan. If a trigger event is caused by DSCR dropping below 1.06x, a Rollover
Reserve Trigger Event shall no longer exist in the event a DSCR of 1.16x is achieved for three consecutive months.

THE BORROWER. The borrower, 218 West 40th Associates LLC (the "218 West 40th
Borrower"), is a single purpose bankruptcy-remote entity. The principals of the
218 West 40th Borrower consist of Thomas Block, George Kaufman and Robert
Savitt, with Thomas Block having a majority interest.

Thomas Block has been the sole owner of 499 Fashion Tower LLC, which owns 499
Seventh Avenue, for three and a half years. In addition, Thomas Block was a former part owner, President and a director of the Block Drug Company, which was sold to GlaxoSmithKline in January 2001.

George S. Kaufman, the Chairman of the Kaufman Organization, has been active in the real estate industry for over 40 years. The Kaufman Organization provides a broad range of management, brokerage, development and consulting services to owners and tenants throughout the New York metropolitan area. Mr. Kaufman is also the owner and President of the Kaufman Astoria Studios. Mr. Kaufman is on
the board of trustees of philanthropic and civic organizations including the
Whitney Museum, the Fashion Institute of Technology, The Real Estate Board of
New York, the American Museum of the Moving Image and the New York City
Partnership. In addition, he is the Chairman of the Fashion Center Business
Improvement District.

Robert Savitt, a Senior Managing Director of the Kaufman Organization, has been involved with the acquisition, leasing, financing and overall management of both commercial and residential properties throughout the city since 1986. His largest ownership interests include 530 Seventh Avenue and 525 Seventh Avenue.
Mr. Savitt began his career at M.J. Raynes, and later moved to the Adler Group, where he worked for 12 years, serving as its President for 6 years prior to joining the Kaufman Organization. Mr. Savitt plays a role on the boards of the
City Parks Foundation and of the Fashion Center Business Improvement District,
of which he was a founding member.

THE PROPERTY. The security is a 12-story office building totaling 157,516 square feet and located on West 40th Street between Seventh and Eighth Avenues.
The building has both office and retail space. The property is 100% occupied with four tenants: Katharine Gibbs Corporation, The Donna Karan Company,
Fantastex Corporation and C&C Visual Ltd.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       57

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the 218 West 40th Property.

                                                           TENANT INFORMATION(1)
                                                           ---------------------
                                                                      CREDIT RATINGS(2)                % OF   BASE RENT    LEASE
           TENANT NAME                       PARENT COMPANY          (MOODY'S/S&P/FITCH)  SQUARE FEET   GLA      PSF     EXPIRATION

 Katharine Gibbs Corporation   Career Education Corporation              (NR/NR/NR)          96,516    61.3%   $ 25.21    31-Dec-17
 C&C Visual Ltd.                      C&C Visual Ltd.                    (NR/NR/NR)          12,500     7.9%   $ 18.78    31-Jan-08
 The Donna Karan Company       LVMH Moet Hennessy Louis Vuitton SA      (NR/BBB+/BBB)        25,000    15.9%   $ 29.07    31-Dec-08
 Fantastex Corporation                Fantastex Corporation              (NR/NR/NR)          23,500    14.9%   $ 16.58    30-Sep-11

---------------------
(1)  Information obtained from underwritten rent roll except for the credit ratings.

(2)  Credit ratings are for the parent company whether or not the parent company guarantees the lease.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       58

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the 218 West 40th Property.

                                                             LEASE ROLLOVER SCHEDULE(1)
                                                             --------------------------
 YEAR                  NUMBER     SQUARE    % OF    BASE RENT   % OF BASE     CUMULATIVE  CUMULATIVE  CUMULATIVE    CUMULATIVE %
                     OF LEASES     FEET      GLA     EXPIRING      RENT      SQUARE FEET   % OF GLA    BASE RENT    OF BASE RENT
                      EXPIRING   EXPIRING  EXPIRING              EXPIRING      EXPIRING    EXPIRING     EXPIRING      EXPIRING

 Vacant ............     NAP           0     0.0%            NAP     NAP              0      0.0%             NAP         NAP
 Month-to-Month.....      0            0     0.0%     $        0    0.0%              0      0.0%      $        0        0.0%
 2005 ..............      0            0     0.0%     $        0    0.0%              0      0.0%      $        0        0.0%
 2006 ..............      0            0     0.0%     $        0    0.0%              0      0.0%      $        0        0.0%
 2007 ..............      0            0     0.0%     $        0    0.0%              0      0.0%      $        0        0.0%
 2008 ..............      2       37,500    23.8%     $  961,500   21.2%         37,500     23.8%      $  961,500       21.2%
 2009 ..............      0            0     0.0%     $        0    0.0%         37,500     23.8%      $  961,500       21.2%
 2010 ..............      0            0     0.0%     $        0    0.0%         37,500     23.8%      $  961,500       21.2%
 2011 ..............      1       23,500    14.9%     $  389,620    8.6%         61,000     38.7%      $1,351,120       29.7%
 2012 ..............      0            0     0.0%     $        0    0.0%         61,000     38.7%      $1,351,120       29.7%
 2013 ..............      0            0     0.0%     $        0    0.0%         61,000     38.7%      $1,351,120       29.7%
 2014 ..............      0            0     0.0%     $        0    0.0%         61,000     38.7%      $1,351,120       29.7%
 Thereafter ........      1       96,516    61.3%     $3,192,675   70.3%        157,516    100.0%      $4,543,795      100.0%
-------------------- ----------   ------   -----      ----------  -----         -------    -----       ----------      -----
 TOTAL .............      4      157,516   100.0%     $4,543,795  100.0%        157,516    100.0%      $4,543,795      100.0%

THE MARKET.(2) The subject property is located within the Midtown district, which is a combination of residential and commercial properties. The prime residential locations within this district are concentrated along the east side of the district. The main commercial area is between Park and Eighth Avenues, from 34th Street to Central Park South, and is comprised of corporate headquarters, theater and retail businesses, hotels, financial services, and fashion/textile companies. The subject property is in the Midtown Manhattan office market and more specifically in the Garment Center district. The subject's area is comprised of pre-war, mid-rise office loft buildings along the side streets and pre- and post-war, mid- and hi-rise office buildings along the avenues. The subject is accessible from Grand Central Terminal, and Penn
Station.

ESCROWS. The following escrow/reserve accounts have been established with respect to the 218 West 40th Property:

                   ESCROWS / RESERVES

 TYPE:                               INITIAL      MONTHLY

  Taxes ........................    $218,882     $43,776
  Insurance ....................    $ 12,124     $ 6,062
  Immediate Repairs ............    $398,363     $     0
  Capital Expenditures .........    $      0     $ 3,675
  Rollover Reserve .............    $508,720     $     0

Rollover Reserve. The 218 West 40th Borrower shall deposit monthly reserves of
$15,751.67 in the event of a rollover reserve trigger event which shall occur if there is either (i) an event of default or (ii) DSCR below 1.06x. If the rollover reserve trigger event is caused by a DSCR below 1.06x, a rollover reserve trigger event cure is achieved if the DSCR for the property is equal to or greater than 1.16x for three (3) consecutive months.

Lease Termination Rollover Funds. In the event that the borrower receives a fee, payment or other compensation from any tenant relating to or in exchange for the termination of the tenant's lease, the borrower shall deposit such fee with the lender to be utilized for tenant improvements and leasing commissions that may be incurred with respect to the related space.

Letter of Credit. The borrower obtained a $3,000,000 letter of credit for the benefit of the lender for the purpose of covering the costs of tenant improvements and leasing commissions the borrower would have to incur if the lease to a current tenant, the Katharine Gibbs School, is terminated. The letter of credit will be released to the borrower if ongoing SEC and Department of Justice investigations and shareholder actions involving Career Education
Corporation, the parent of the Katharine Gibbs School are resolved in a manner that is not considered to jeopardize the Katharine Gibbs School's ability to perform under its lease. See "Risk Factors--The Failure of a Tenant Will Have a
Negative Impact on Single Tenant Properties and Properties With Tenant
Concentrations" in the prospectus supplement.

PROPERTY MANAGEMENT. The property manager for the 218 West 40th Property is
Block Buildings LLC.

---------------------
(1)  Information obtained from the underwritten rent roll.

(2)  Certain information is from third-party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is for your private information and none of Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, or KeyBanc
Capital Markets, a Division of McDonald Investments Inc., J.P. Morgan
Securities Inc. or Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that the Underwriters consider reliable, but the Underwriters do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including all cases where this material does not pertain to securities that are utlimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing in this material only.
Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded in its entirety by the information contained in any final prospectus and prospectus supplement for any securities actually sold to you. This material is furnished solely by the
Underwriters and not by the issuer of the securities. The issuer of the securities has not prepared, reviewed or participated in the preparation of this material, is not responsible for the accuracy of this material and has not authorized the dissemination of this material. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.
                                       59

                                                                         Annex D

                        CLASS XP REFERENCE RATE SCHEDULE

    Interest                                                    Interest
    Accrual      Distribution           Class XP Reference       Accrual        Distribution          Class XP Reference
     Period           Date                  Rate (%)             Period            Date                    Rate (%)
     ------           ----                  --------             ------            ----                    --------

      1             4/12/2005               5.56530                 49            4/12/2009                5.55789
      2             5/12/2005               5.39382                 50            5/12/2009                5.38701
      3             6/12/2005               5.56498                 51            6/12/2009                5.48575
      4             7/12/2005               5.39351                 52            7/12/2009                5.31784
      5             8/12/2005               5.56466                 53            8/12/2009                5.48555
      6             9/12/2005               5.56451                 54            9/12/2009                5.48542
      7            10/12/2005               5.39307                 55           10/12/2009                5.31752
      8            11/12/2005               5.56418                 56           11/12/2009                5.48515
      9            12/12/2005               5.39276                 57           12/12/2009                5.32258
     10             1/12/2006               5.39259                 58            1/12/2010                5.36362
     11             2/12/2006               5.39245                 59            2/12/2010                5.42486
     12             3/12/2006               5.39263                 60            3/12/2010                5.42889
     13             4/12/2006               5.56334                 61            4/12/2010                5.61683
     14             5/12/2006               5.39197                 62            5/12/2010                5.43465
     15             6/12/2006               5.56301                 63            6/12/2010                5.61678
     16             7/12/2006               5.39167                 64            7/12/2010                5.43460
     17             8/12/2006               5.56269                 65            8/12/2010                5.61673
     18             9/12/2006               5.56256                 66            9/12/2010                5.61670
     19            10/12/2006               5.39127                 67           10/12/2010                5.43453
     20            11/12/2006               5.56228                 68           11/12/2010                5.61665
     21            12/12/2006               5.39101                 69           12/12/2010                5.43447
     22             1/12/2007               5.39087                 70            1/12/2011                5.43444
     23             2/12/2007               5.39074                 71            2/12/2011                5.43442
     24             3/12/2007               5.39101                 72            3/12/2011                5.43546
     25             4/12/2007               5.56152                 73            4/12/2011                5.61480
     26             5/12/2007               5.39030                 74            5/12/2011                5.43269
     27             6/12/2007               5.56121                 75            6/12/2011                5.61474
     28             7/12/2007               5.39002                 76            7/12/2011                5.43262
     29             8/12/2007               5.56091                 77            8/12/2011                5.61468
     30             9/12/2007               5.56076                 78            9/12/2011                5.61465
     31            10/12/2007               5.38960                 79           10/12/2011                5.43253
     32            11/12/2007               5.56045                 80           11/12/2011                5.61458
     33            12/12/2007               5.38931                 81           12/12/2011                5.43239
     34             1/12/2008               5.56013                 82            1/12/2012                5.61646
     35             2/12/2008               5.38902                 83            2/12/2012                5.43428
     36             3/12/2008               5.38907                 84            3/12/2012                5.43904
     37             4/12/2008               5.55968                 85            4/12/2012                5.64162
     38             5/12/2008               5.38863                 86            5/12/2012                5.45863
     39             6/12/2008               5.55940                 87            6/12/2012                5.64154
     40             7/12/2008               5.38837                 88            7/12/2012                5.45856
     41             8/12/2008               5.55911                 89            8/12/2012                5.64147
     42             9/12/2008               5.55897                 90            9/12/2012                5.64144
     43            10/12/2008               5.38798                 91           10/12/2012                5.45845
     44            11/12/2008               5.55868                 92           11/12/2012                5.64136
     45            12/12/2008               5.38771                 93           12/12/2012                5.45838
     46             1/12/2009               5.38757                 94            1/12/2013                5.45834
     47             2/12/2009               5.38744                 95            2/12/2013                5.45830
     48             3/12/2009               5.38786                 96            3/12/2013                5.45917

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
135 S. LaSalle Street   Suite 1625                               SERIES 2005-MKB2                       Prior Payment:          N/A
Chicago, IL   60603                                                                                     Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                          Analyst:
                                                       REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

============================================  =============================================   ======================================

                                                                                    Page(s)
 Issue Id:                      ML05MKB2      Statements to Certificateholders                Closing Date:                3/29/2005
 Monthly Data File Name:                      Bond Interest Reconciliation                    First Payment Date:          4/12/2005
                 ML05MKB2_YYYYMM_3.zip        Cash Reconciliation Summary                     Assumed Final Distribution
                                              15 Month Historical Loan Status                 Date:                        9/12/2042
 ===========================================    Summary                                       ======================================
                                              15 Month Historical Payoff/Loss
                                                Summary
                                              Historical Collateral Level Prepayment
                                                Report
                                              Delinquent Loan Detail
                                              Loan Level Detail
                                              Specially Serviced Report
                                              Modified Loan Detail
                                              Realized Loss Detail
                                              Appraisal Reduction Detail

                                              =============================================

===================================================================================================================================
                                                    Contact Information
-----------------------------------------------------------------------------------------------------------------------------------
                                             DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.
                                          UNDERWRITER: Merrill Lynch, Pierce, Fenner & Smith
                                       Incorporated, Banc of America Securities LLC, KeyBanc Capital
                              Markets, J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated
                                      MASTER SERVICER: Keycorp Real Estate Capital Markets, Inc.
                                                SPECIAL SERVICER: Clarion Partners, LLC
                        RATING AGENCY: Standard & Poor's Ratings Services and Moody's Investors Service, Inc.

===================================================================================================================================

                               =====================================================================
                                INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                               ---------------------------------------------------------------------
                                 LaSalle Web Site                                 www.etrustee.net
                                 Servicer Website
                                 LaSalle Factor Line                               (800) 246-5761

                               =====================================================================

====================================================================================================================================
03/09/2005 - 05:23 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
WAC:
WA Life Term:                                              ABN AMRO ACCT: XX-XXXX-XX-X
WA Amort Term:
Current Index:
Next Index:

====================================================================================================================================
           ORIGINAL       OPENING    PRINCIPAL      PRINCIPAL      NEGATIVE      CLOSING      INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)    BALANCE     PAYMENT     ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
CUSIP      Per 1,000     Per 1,000   Per 1,000      Per 1,000     Per 1,000     Per 1,000    Per 1,000    Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            0.00               0.00        0.00         0.00         0.00               0.00         0.00        0.00
====================================================================================================================================
                                                                                Total P&I Payment     0.00
                                                                                ==========================

Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment Deferred Interest equals
           Accrual
       (3) Estimated

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                           BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                    Deductions                                    Additions
                                       --------------------------------------------------------------------------------------------
            Accrual       Accrued                     Add.      Deferred &                Prior       Prepay-      Other
         ------------   Certificate     Allocable    Trust      Accretion    Interest   Int. Short-     ment      Interest
 Class   Method  Days     Interest        PPIS     Expense(1)   Interest      Losses     falls Due    Penalties   Proceeds(2)
------------------------------------------------------------------------------------------------------------------------------------

                               -----------------------------------------------------------------------------------------------------
                                      0.00        0.00         0.00        0.00        0.00                        0.00       0.00
====================================================================================================================================

====================================================   ========================
                                    Remaining
 Distributable     Interest        Outstanding
  Certificate       Payment          Interest               Credit Support
   Interest         Amount          Shortfalls          Original    Current(3)
----------------------------------------------------   ------------------------

-----------------------------------------------------------
         0.00      0.00                             0.00
===========================================================    ========================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of
    Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                           CASH RECONCILIATION SUMMARY

====================================================================================================================================

-----------------------------------------  -----------------------------------------  ----------------------------------------------
        INTEREST SUMMARY                             SERVICING FEE SUMMARY              PRINCIPAL SUMMARY
-----------------------------------------  -----------------------------------------  ----------------------------------------------

Current Scheduled Interest                 Current Servicing Fees                      SCHEDULED PRINCIPAL:
Less Deferred Interest                     Plus Fees Advanced for PPIS                 Current Scheduled Principal
Plus Advance Interest                      Less Reduction for PPIS                     Advanced Scheduled Principal
Plus Unscheduled Interest                  Plus Unscheduled Servicing Fees             ---------------------------------------------
PPIS Reducing Scheduled Interest           -----------------------------------------   Scheduled Principal Distribution
Less Total Fees Paid To Servicer           Total Servicing Fees Paid                   ---------------------------------------------
Plus Fees Advanced for PPIS                -----------------------------------------   UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                       Curtailments
Less Misc. Fees & Expenses                 -----------------------------------------   Prepayments in Full
Less Non Recoverable Advances                             PPIS SUMMARY                 Liquidation Proceeds
-----------------------------------------  -----------------------------------------   Repurchase Proceeds
Interest Due Trust                                                                     Other Principal Proceeds
-----------------------------------------  Gross PPIS                                  ---------------------------------------------
Less Trustee Fee                           Reduced by PPIE                             Unscheduled Principal Distributio
Less Fee Strips Paid by Trust              Reduced by Shortfalls in Fees               ---------------------------------------------
Less Misc. Fees Paid by Trust              Reduced by Other Amounts                    Remittance Principal
-----------------------------------------  -----------------------------------------   ---------------------------------------------
Remittance Interest                        PPIS Reducing Scheduled Interest
-----------------------------------------  -----------------------------------------   ---------------------------------------------
                                           PPIS Reducing Servicing Fee                 Servicer Wire Amount
                                           -----------------------------------------   ---------------------------------------------
                                           PPIS Due Certificate
                                           -----------------------------------------

                                           -----------------------------------------
                                                     POOL BALANCE SUMMARY
                                           -----------------------------------------
                                                                 Balance       Count
                                           -----------------------------------------
                                           Beginning Pool
                                           Scheduled Principal Distribution
                                           Unscheduled Principal Distribution
                                           Deferred Interest
                                           Liquidations
                                           Repurchases
                                           Ending Pool
                                           -----------------------------------------
               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                    PRIOR OUTSTANDING           CURRENT PERIOD                 RECOVERED            ENDING OUTSTANDING
               Principal      Interest      Principal      Interest     Principal     Interest   Principal      Interest
               -------------------------------------------------------------------------------------------------------

====================================================================================================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

==============   ============================================================================================
                                                Delinquency Aging Categories
                 --------------------------------------------------------------------------------------------
                  Delinq 1 Month    Delinq 2 Months   Delinq 3+ Months       Foreclosure             REO
Distribution     --------------------------------------------------------------------------------------------
    Date          #      Balance    #       Balance   #        Balance    #        Balance      #     Balance
==============   ============================================================================================

  04/12/05

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

==============   ============================================================================================

=========================================================
               Special Event Categories (1)
---------------------------------------------------------
   Modifications    Specially Serviced      Bankruptcy
---------------------------------------------------------
  #      Balance   #            Balance   #     Balance
=========================================================

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

=========================================================

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
    the Appropriate Delinquency Aging Category.

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

==============   ===================================================================================================================
                  Ending Pool(1)       Payoffs(2)         Penalties     Appraisal Reduct.(2)    Liquidations(2)   Realized Losses(2)
Distribution     -------------------------------------------------------------------------------------------------------------------
    Date          #      Balance    #       Balance   #        Amount     #        Balance      #      Balance    #          Amount
==============   ===================================================================================================================

  04/12/05

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

==============   ===================================================================================================================

=========================================================
    Remaining Term                Curr Weighted Avg.
---------------------------------------------------------
 Life        Amort.             Coupon         Remit
=========================================================

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

=========================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=========================  ===============================================   ======================   ==============================
 Disclosure   Distribution   Initial                 Payoff      Penalty      Prepayment  Maturity     Property
  Control #      Date        Balance      Code       Amount      Amount          Date       Date         Type               State
-------------------------  ===============================================   ======================   ==============================

=========================  ===============================================   ======================   ==============================
                           CUMULATIVE                        0           0
                                                      ====================

==================================================
                  Remaining Term
                 ---------------        Note
  DSCR           Life     Amort.        Rate
==================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                              DELINQUENT LOAN DETAIL

====================================================================================================================================
 Disclosure         Paid                 Outstanding   Out. Property                      Special
   Doc.             Thru   Current P&I       P&I        Protection        Advance        Servicer     Foreclosure  Bankruptcy   REO
 Control #          Date     Advance      Advances**     Advances      Description(1)  Transfer Date      Date        Date      Date
====================================================================================================================================

================================================================================
A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but < 1 month delinq
1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months
3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment
================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                        DISTRIBUTION OF PRINCIPAL BALANCES

===================================================================================
                                                               Weighted Average
      Current Scheduled        # of    Scheduled    % of   ------------------------
           Balances            Loans   Balance     Balance  Term   Coupon   DSCR
===================================================================================

===================================================================================
                                  0            0     0.00%
===================================================================================

Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                 DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

===================================================================================
                                                               Weighted Average
       Fully Amortizing        # of    Scheduled    % of   ------------------------
        Mortgage Loans         Loans   Balance     Balance  Term   Coupon   DSCR
===================================================================================

===================================================================================
                                  0            0     0.00%
===================================================================================

                                                   Minimum Remaining Term
                                                   Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

=================================================================================
                                                            Weighted Average
      Current Mortgage      # of   Scheduled   % of   ---------------------------
       Interest Rate        Loans  Balance    Balance  Term   Coupon     DSCR
=================================================================================

=================================================================================
                              0          0      0.00%
=================================================================================

Minimum Mortgage Interest Rate       10.0000%
Maximum Mortgage Interest Rate       10.0000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

=================================================================================
                                                           Weighted Average
         Balloon            # of   Scheduled   % of   ---------------------------
      Mortgage Loans        Loans  Balance    Balance  Term   Coupon     DSCR
=================================================================================

    0       to      60
    61      to     120
   121      to     180
   181      to     240
   241      to     360

=================================================================================
                               0            0   0.00%
=================================================================================

Minimum Remaining Term      0
Maximum Remaining Term      0

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                          DISTRIBUTION OF DSCR (CURRENT)

===================================================================================
         Debt Service          # of    Scheduled    % of
        Coverage Ratio         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0          0       0.00%
===================================================================================
Maximum  DSCR            0.000
Minimum  DSCR            0.000

                           DISTRIBUTION OF DSCR (CUTOFF)

===================================================================================
         Debt Service          # of    Scheduled    % of
        Coverage Ratio         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0              0   0.00%
===================================================================================
Maximum  DSCR             0.00
Minimum  DSCR             0.00

                             GEOGRAPHIC DISTRIBUTION

=================================================================================
                            # of   Scheduled   % of
     State                 Loans  Balance    Balance  WAMM     WAC      DSCR
=================================================================================

=================================================================================
                               0                0.00%
=================================================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                            DISTRIBUTION OF PROPERTY TYPES

===================================================================================
                               # of    Scheduled    % of
        Property Types         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0            0      0.00%
===================================================================================

                        DISTRIBUTION OF AMORTIZATION TYPE

===================================================================================
      CURRENT SCHEDULED      # of    Scheduled    % of
           BALANCES          Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================

===================================================================================

                         DISTRIBUTION OF LOAN SEASONING

===================================================================================
                             # of    Scheduled   % of
      Number of Years        Loans   Balance    Balance  WAMM     WAC      DSCR
===================================================================================

===================================================================================
                                 0         0      0.00%
===================================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING

===================================================================================
                             # of    Scheduled   % of
            Year             Loans   Balance    Balance  WAMM     WAC      DSCR
===================================================================================

            1998
            1999
            2000
            2001
            2002
            2003
            2004
            2015
            2006
            2007
            2008
       2009 & Longer
===================================================================================
                                 0            0  0.00%
===================================================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                 LOAN LEVEL DETAIL

====================================================================================================================================
                                                      Operating              Ending                             Spec.        Loan
  Disclosure          Property                        Statement  Maturity   Principal   Note   Scheduled  Mod.  Serv.  ASER  Status
   Control #    Grp     Type     State  DSCR    NOI      Date      Date      Balance    Rate      P&I     Flag  Flag   Flag  Code(1)
====================================================================================================================================

====================================================================================================================================
                                 W/Avg  0.00       0                              0                   0
====================================================================================================================================

=================================
             Prepayment
   ------------------------------
     Amount    Penalty     Date
=================================

=================================
          0         0
=================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and
    Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1)   Legend:  A.  P&I Adv - in Grace Period
               B.  P&I Adv - < one month delinq
               1.  P&I Adv - delinquent 1 month
               2.  P&I Adv - delinquent 2 months
               3.  P&I Adv - delinquent 3+ months
               4.  Mat. Balloon/Assumed P&I
               5.  Prepaid in Full
               6.  Specially Serviced
               7.  Foreclosure
               8.  Bankruptcy
               9.  REO
               10. DPO
               11. Modification
================================================================================
03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                    SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

============================   ==================================  ==========================================  =====================
                                              Balance                                    Remaining Term
 Disclosure   Transfer                -----------------------        Note     Maturity   ----------------       Property
  Control #     Date                  Scheduled        Actual        Rate       Date      Life    Amort.          Type       State
============================   ==================================  ==========================================  =====================

=============================
                         NOI
     NOI      DSCR      Date
=============================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                         SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                                  Comments
====================================================================================================================================

====================================================================================================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                MODIFIED LOAN DETAIL

====================================================================================================================================

 Disclosure   Modification        Modification                                        Modification
  Control #       Date                Code                                             Description
====================================================================================================================================

====================================================================================================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                REALIZED LOSS DETAIL

====================================================================================================================================
                                                               Beginning                    Gross Proceeds        Aggregate
   Distribution    Disclosure     Appraisal     Appraisal      Scheduled         Gross        as a % of          Liquidation
     Period        Control #        Date          Value         Balance        Proceeds     Sched Principal       Expenses*
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                       0.00            0.00                             0.00
CUMULATIVE                                                          0.00            0.00                             0.00
====================================================================================================================================

===================================================
   Net              Net Proceeds
Liquidation          as a % of            Realized
 Proceeds           Sched. Balance          Loss
===================================================

===================================================
   0.00                                    0.00
   0.00                                    0.00
===================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
135 S. LaSalle Street   Suite 1625                               SERIES 2005-MKB2                       Prior Payment:          N/A
Chicago, IL   60603                                                                                     Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                            APPRAISAL REDUCTION DETAIL
==========================  =======================  =============================================   ===============================
                                                                             Remaining Term
 Disclosure     Appraisal    Scheduled   Reduction      Note     Maturity    --------------                    Property
  Control #     Red. Date     Balance      Amount       Rate       Date       Life   Amort.                      Type
==========================  =======================  =============================================   ===============================

====================================================================================================================================

========================================
                          Appraisal
                      ------------------
  State      DSCR      Value        Date
=========  ========   ==================

========================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex F

                 Class A-SB Planned Principal Balance Schedule

      Date          Principal Balance            Date          Principal Blance
----------------    ------------------        ----------       ----------------
    3/1/2005          $ 42,997,000.00         11/12/2009        $ 42,997,000.00
   4/12/2005          $ 42,997,000.00         12/12/2009        $ 42,997,000.00
   5/12/2005          $ 42,997,000.00         1/12/2010         $ 42,997,000.00
   6/12/2005          $ 42,997,000.00         2/12/2010         $ 42,997,000.00
   7/12/2005          $ 42,997,000.00         3/12/2010         $ 42,996,563.93
   8/12/2005          $ 42,997,000.00         4/12/2010         $ 42,146,743.43
   9/12/2005          $ 42,997,000.00         5/12/2010         $ 41,192,973.19
   10/12/2005         $ 42,997,000.00         6/12/2010         $ 40,334,453.91
   11/12/2005         $ 42,997,000.00         7/12/2010         $ 39,372,224.69
   12/12/2005         $ 42,997,000.00         8/12/2010         $ 38,504,923.44
   1/12/2006          $ 42,997,000.00         9/12/2010         $ 37,633,439.49
   2/12/2006          $ 42,997,000.00         10/12/2010        $ 36,658,602.98
   3/12/2006          $ 42,997,000.00         11/12/2010        $ 35,778,213.09
   4/12/2006          $ 42,997,000.00         12/12/2010        $ 34,794,716.15
   5/12/2006          $ 42,997,000.00         1/12/2011         $ 33,905,335.16
   6/12/2006          $ 42,997,000.00         2/12/2011         $ 33,037,116.80
   7/12/2006          $ 42,997,000.00         3/12/2011         $ 32,644,251.60
   8/12/2006          $ 42,997,000.00         4/12/2011         $ 32,345,697.21
   9/12/2006          $ 42,997,000.00         5/12/2011         $ 32,014,172.45
   10/12/2006         $ 42,997,000.00         6/12/2011         $ 31,713,223.67
   11/12/2006         $ 42,997,000.00         7/12/2011         $ 31,378,746.57
   12/12/2006         $ 42,997,000.00         8/12/2011         $ 31,074,732.73
   1/12/2007          $ 42,997,000.00         9/12/2011         $ 30,769,252.56
   2/12/2007          $ 42,997,000.00         10/12/2011        $ 30,430,368.99
   3/12/2007          $ 42,997,000.00         11/12/2011        $ 30,121,780.42
   4/12/2007          $ 42,997,000.00         12/12/2011        $ 29,813,191.85
   5/12/2007          $ 42,997,000.00         1/12/2012         $ 29,352,222.52
   6/12/2007          $ 42,997,000.00         2/12/2012         $ 28,891,346.63
   7/12/2007          $ 42,997,000.00         3/12/2012         $ 27,796,597.44
   8/12/2007          $ 42,997,000.00         4/12/2012         $ 26,879,603.83
   9/12/2007          $ 42,997,000.00         5/12/2012         $ 25,866,974.04
   10/12/2007         $ 42,997,000.00         6/12/2012         $ 24,940,661.93
   11/12/2007         $ 42,997,000.00         7/12/2012         $ 23,918,970.46
   12/12/2007         $ 42,997,000.00         8/12/2012         $ 22,983,250.63
   1/12/2008          $ 42,997,000.00         9/12/2012         $ 22,043,012.10
   2/12/2008          $ 42,997,000.00         10/12/2012        $ 21,007,778.01
   3/12/2008          $ 42,997,000.00         11/12/2012        $ 20,057,998.38
   4/12/2008          $ 42,997,000.00         12/12/2012        $ 19,013,486.14
   5/12/2008          $ 42,997,000.00         1/12/2013         $ 18,054,074.02
   6/12/2008          $ 42,997,000.00         2/12/2013         $ 17,090,028.18
   7/12/2008          $ 42,997,000.00         3/12/2013         $ 15,852,276.42
   8/12/2008          $ 42,997,000.00         4/12/2013         $ 14,877,593.32
   9/12/2008          $ 42,997,000.00         5/12/2013         $ 13,808,863.91
   10/12/2008         $ 42,997,000.00         6/12/2013         $ 12,824,309.77
   11/12/2008         $ 42,997,000.00         7/12/2013         $ 11,745,981.34
   12/12/2008         $ 42,997,000.00         8/12/2013         $ 10,751,461.60
   1/12/2009          $ 42,997,000.00         9/12/2013         $  9,752,137.61
   2/12/2009          $ 42,997,000.00         10/12/2013        $  8,659,446.37
   3/12/2009          $ 42,997,000.00         11/12/2013        $  7,650,015.29
   4/12/2009          $ 42,997,000.00         12/12/2013        $  6,547,495.47
   5/12/2009          $ 42,997,000.00         1/12/2014         $  5,527,860.46
   6/12/2009          $ 42,997,000.00         2/12/2014         $  4,503,299.21
   7/12/2009          $ 42,997,000.00         3/12/2014         $  3,210,622.90
   8/12/2009          $ 42,997,000.00         4/12/2014         $  2,174,863.70
   9/12/2009          $ 42,997,000.00         5/12/2014         $  1,046,741.27
   10/12/2009         $ 42,997,000.00         6/12/2014         $        525.85
                                              7/12/2014         $          -

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

         Our name is Merrill Lynch Mortgage Investors, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters.
We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF
DISTRIBUTION".

------------------------------------------------------- -----------------------------------------------------------------------
              THE OFFERED CERTIFICATES:                                           THE TRUST ASSETS:

The offered certificates will be issuable in series.    The assets of each of our trusts will include--
Each series of offered certificates will--
                                                        o    mortgage  loans  secured  by first  and  junior  liens on, or
o    have its own series designation,                        security  interests  in,  various  interests  in  commercial  and multifamily real properties,
o    consist of one or more  classes  with various
     payment characteristics,                           o    mortgage-backed   securities   that  directly  or  indirectly
                                                             evidence  interests in, or are directly or indirectly secured by,
o    evidence beneficial  ownership interests in a           those types of mortgage loans, or
     trust established by us, and
                                                        o    some  combination  of  those  types  of  mortgage  loans  and
o    be payable solely out of the related trust.             mortgage-backed securities.

No governmental agency or instrumentality  will insure  Trust  assets  may also  include  letters  of  credit,  surety  bonds, or  guarantee  payment  on the  offered  certificates.  insurance policies,  guarantees,  reserve funds, guaranteed investment
Neither we nor any of our affiliates  are  responsible  contracts,  interest  rate exchange  agreements,  interest rate cap or for making  payments  on the offered  certificates  if  floor  agreements,  currency  exchange  agreements,  or other  similar
collections   on  the   related   trust   assets   are  instruments and agreements.
insufficient.
------------------------------------------------------- -----------------------------------------------------------------------

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                  The date of this prospectus is March 9, 2005.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 450
Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at
http://www.sec.gov.

         All documents that are subsequently filed for the related trust pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934,
as amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus. Upon written or oral request, we will

                                      -2-

provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus.
All requests should be directed to Merrill Lynch Mortgage Investors, Inc., 4
World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080,
Attention: Secretary, or by telephone at 212-449-1000.

                                      -3-

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE.................................. Merrill Lynch Mortgage Investors,
                                             Inc. We are a Delaware corporation.
                                             Our principal offices are located
                                             at 4 World Financial Center, 10th
                                             Floor, 250 Vesey Street, New York,
                                             New York 10080. Our main telephone
                                             number is 212-449-1000. See
                                             "MERRILL LYNCH MORTGAGE INVESTORS,
                                             INC."

THE SECURITIES BEING OFFERED................ The securities that will be offered by this prospectus and the related
                                             prospectus supplements consist of
                                             mortgage pass-through certificates.
                                             These certificates will be issued
                                             in series, and each series will, in
                                             turn, consist of one or more
                                             classes. Each class of offered
                                             certificates must, at the time of
                                             issuance, be assigned an investment
                                             grade rating by at least one
                                             nationally recognized statistical
                                             rating organization. Typically, the
                                             four highest rating categories,
                                             within which there may be
                                             sub-categories or gradations to
                                             indicate relative standing, signify
                                             investment grade. See "RATING".

                                             Each series of offered certificates
                                             will evidence beneficial ownership
                                             interests in a trust established by
                                             us and containing the assets
                                             described in this prospectus and
                                             the related prospectus supplement.

THE OFFERED CERTIFICATES
   MAY BE ISSUED WITH OTHER CERTIFICATES.... We may not publicly offer all the mortgage pass-through certificates
                                             evidencing interests in one of our
                                             trusts. We may elect to retain some
                                             of those certificates, to place
                                             some privately with institutional
                                             investors or to deliver some to the
                                             applicable seller as partial
                                             consideration for the related
                                             mortgage assets. In addition, some
                                             of those certificates may not
                                             satisfy the rating requirement for
                                             offered certificates described
                                             under "--The Securities Being
                                             Offered" above.

THE GOVERNING DOCUMENTS..................... In general, a pooling and servicing agreement or other similar
                                             agreement or collection of
                                             agreements will govern, among other
                                             things--

                                             o the issuance of each series of
                                               offered certificates,

                                             o the creation of and transfer of
                                               assets to the related trust, and

                                             o the servicing and administration
                                               of those assets.

                                             The parties to the governing
                                             document(s) for a series of offered
                                             certificates will always include us
                                             and a trustee. We will be

                                      -4-

                                             responsible for establishing the
                                             trust relating to each series of
                                             offered certificates. In addition,
                                             we will transfer or arrange for the
                                             transfer of the initial trust
                                             assets to that trust. In general,
                                             the trustee for a series of offered
                                             certificates will be responsible
                                             for, among other things, making
                                             payments and preparing and
                                             disseminating various reports to
                                             the holders of those offered
                                             certificates.

                                             If the trust assets for a series of
                                             offered certificates include
                                             mortgage loans, the parties to the
                                             governing document(s) will also
                                             include--

                                             o a master servicer that will
                                               generally be responsible for
                                               performing customary servicing
                                               duties with respect to those
                                               mortgage loans that are not
                                               defaulted, nonperforming or
                                               otherwise problematic in any
                                               material respect, and

                                             o a special servicer that will
                                               generally be responsible for
                                               servicing and administering those
                                               mortgage loans that are
                                               defaulted, nonperforming or
                                               otherwise problematic in any
                                               material respect and real estate
                                               assets acquired as part of the
                                               related trust with respect to
                                               defaulted mortgage loans.

                                             The same person or entity, or
                                             affiliated entities, may act as
                                             both master servicer and special
                                             servicer for any trust.

                                             If the trust assets for a series of
                                             offered certificates include
                                             mortgage-backed securities, the
                                             parties to the governing
                                             document(s) may also include a
                                             manager that will be responsible
                                             for performing various
                                             administrative duties with respect
                                             to those mortgage-backed
                                             securities. If the related trustee
                                             assumes those duties, however,
                                             there will be no manager.

                                             In the related prospectus
                                             supplement, we will identify the
                                             trustee and any master servicer,
                                             special servicer or manager for
                                             each series of offered certificates
                                             and will describe their respective
                                             duties in further detail. See
                                             "DESCRIPTION OF THE GOVERNING
                                             DOCUMENTS".

CHARACTERISTICS OF THE MORTGAGE ASSETS...... The trust assets with respect to any series of offered certificates
                                             will, in general, include mortgage
                                             loans. Each of those mortgage loans
                                             will constitute the obligation of
                                             one or more persons to repay a
                                             debt. The performance of that
                                             obligation will be secured by a
                                             first or junior lien on, or
                                             security interest in, the
                                             ownership, leasehold or other
                                             interest(s) of the related borrower
                                             or another person in or with
                                             respect to one or more commercial
                                             or multifamily real properties. In
                                             particular, those properties may
                                             include:

                                             o rental or cooperatively-owned
                                               buildings with multiple dwelling
                                               units;

                                      -5-

                                             o retail properties related to the
                                               sale of consumer goods and other
                                               products, or related to providing
                                               entertainment, recreational or
                                               personal services, to the general
                                               public;

                                             o office buildings;

                                             o hospitality properties;

                                             o casino properties;

                                             o health care related facilities;

                                             o industrial facilities;

                                             o warehouse facilities,
                                               mini-warehouse facilities and
                                               self-storage facilities;

                                             o restaurants, taverns and other
                                               establishments involved in the
                                               food and beverage industry;

                                             o manufactured housing communities,
                                               mobile home parks and
                                               recreational vehicle parks;

                                             o recreational and resort
                                               properties;

                                             o arenas and stadiums;

                                             o churches and other religious
                                               facilities;

                                             o parking lots and garages;

                                             o mixed use properties;

                                             o other income-producing
                                               properties; and/or

                                             o unimproved land.

                                             The mortgage loans underlying a
                                             series of offered certificates may
                                             have a variety of payment terms.
                                             For example, any of those mortgage
                                             loans--

                                             o may provide for the accrual of
                                               interest at a mortgage interest
                                               rate that is fixed over its term,
                                               that resets on one or more
                                               specified dates or that otherwise
                                               adjusts from time to time;

                                             o may provide for the accrual of
                                               interest at a mortgage interest
                                               rate that may be converted at the
                                               borrower's election from an
                                               adjustable to a fixed interest
                                               rate or from a fixed to an
                                               adjustable interest rate;

                                             o may provide for no accrual of
                                               interest;

                                      -6-

                                             o may provide for level payments to
                                               stated maturity, for payments
                                               that reset in amount on one or
                                               more specified dates or for
                                               payments that otherwise adjust
                                               from time to time to accommodate
                                               changes in the mortgage interest
                                               rate or to reflect the occurrence
                                               of specified events;

                                             o may be fully amortizing or,
                                               alternatively, may be partially
                                               amortizing or nonamortizing, with
                                               a substantial payment of
                                               principal due on its stated
                                               maturity date;

                                             o may permit the negative
                                               amortization or deferral of
                                               accrued interest;

                                             o may prohibit some or all
                                               voluntary prepayments or require
                                               payment of a premium, fee or
                                               charge in connection with those
                                               prepayments;

                                             o may permit defeasance and the
                                               release of real property
                                               collateral in connection with
                                               that defeasance;

                                             o may provide for payments of
                                               principal, interest or both, on
                                               due dates that occur monthly,
                                               bi-monthly, quarterly,
                                               semi-annually, annually or at
                                               some other interval; and/or

                                             o may have two or more component
                                               parts, each having
                                               characteristics that are
                                               otherwise described in this
                                               prospectus as being attributable
                                               to separate and distinct mortgage
                                               loans.

                                             Most, if not all, of the mortgage
                                             loans underlying a series of
                                             offered certificates will be
                                             secured by liens on real properties
                                             located in the United States, its
                                             territories and possessions.
                                             However, some of those mortgage
                                             loans may be secured by liens on
                                             real properties located outside the
                                             United States, its territories and
                                             possessions, provided that foreign
                                             mortgage loans do not represent
                                             more than 10% of the related
                                             mortgage asset pool, by balance.

                                             We do not originate mortgage loans.
                                             However, some or all of the
                                             mortgage loans included in one of
                                             our trusts may be originated by our
                                             affiliates.

                                             Neither we nor any of our
                                             affiliates will guarantee or insure
                                             repayment of any of the mortgage
                                             loans underlying a series of
                                             offered certificates. Unless we
                                             expressly state otherwise in the
                                             related prospectus supplement, no
                                             governmental agency or
                                             instrumentality will guarantee or
                                             insure repayment of any of the
                                             mortgage loans underlying a series
                                             of offered certificates. See
                                             "DESCRIPTION OF THE TRUST
                                             ASSETS--Mortgage Loans".

                                      -7-

                                             The trust assets with respect to
                                             any series of offered certificates
                                             may also include mortgage
                                             participations, mortgage
                                             pass-through certificates,
                                             collateralized mortgage obligations
                                             and other mortgage-backed
                                             securities, that evidence an
                                             interest in, or are secured by a
                                             pledge of, one or more mortgage
                                             loans of the type described above.
                                             We will not include a
                                             mortgage-backed security among the
                                             trust assets with respect to any
                                             series of offered certificates
                                             unless--

                                             o the security has been registered
                                               under the Securities Act of 1933,
                                               as amended, or

                                             o we would be free to publicly
                                               resell the security without
                                               registration.

                                             See "DESCRIPTION OF THE TRUST
                                             ASSETS-- Mortgage-Backed
                                             Securities".

                                             We will describe the specific
                                             characteristics of the mortgage
                                             assets underlying a series of
                                             offered certificates in the related
                                             prospectus supplement.

                                             In general, the total outstanding
                                             principal balance of the mortgage
                                             assets transferred by us to any
                                             particular trust will equal or
                                             exceed the initial total
                                             outstanding principal balance of
                                             the related series of certificates.
                                             In the event that the total
                                             outstanding principal balance of
                                             the related mortgage assets
                                             initially delivered by us to the
                                             related trustee is less than the
                                             initial total outstanding principal
                                             balance of any series of
                                             certificates, we may deposit or
                                             arrange for the deposit of cash or
                                             liquid investments on an interim
                                             basis with the related trustee to
                                             cover the shortfall. For 90 days
                                             following the date of initial
                                             issuance of that series of
                                             certificates, we will be entitled
                                             to obtain a release of the
                                             deposited cash or investments if we
                                             deliver or arrange for delivery of
                                             a corresponding amount of mortgage
                                             assets. If we fail, however, to
                                             deliver mortgage assets sufficient
                                             to make up the entire shortfall
                                             within that 90-day period, any of
                                             the cash or, following liquidation,
                                             investments remaining on deposit
                                             with the related trustee will be
                                             used by the related trustee to pay
                                             down the total principal balance of
                                             the related series of certificates,
                                             as described in the related
                                             prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE ASSETS............... If so specified in the related prospectus supplement, we or
                                             another specified person or entity
                                             may be permitted, at our or its
                                             option, but subject to the
                                             conditions specified in that
                                             prospectus supplement, to acquire
                                             from the related trust particular
                                             mortgage assets underlying a series
                                             of certificates in exchange for:

                                             o cash that would be applied to pay
                                               down the principal balances of
                                               certificates of that series;
                                               and/or

                                      -8-

                                             o other mortgage loans or
                                               mortgage-backed securities that--

                                               1. conform to the description of
                                                  mortgage assets in this
                                                  prospectus, and

                                               2. satisfy the criteria set forth
                                                  in the related prospectus
                                                  supplement.

                                             If so specified in the related
                                             prospectus supplement, the related
                                             trustee may be authorized or
                                             required, to apply collections on
                                             the mortgage assets underlying a
                                             series of offered certificates to
                                             acquire new mortgage loans or
                                             mortgage-backed securities that--

                                             o conform to the description of
                                               mortgage assets in this
                                               prospectus, and

                                             o satisfy the criteria set forth in
                                               the related prospectus
                                               supplement.

                                             No replacement of mortgage assets
                                             or acquisition of new mortgage
                                             assets will be permitted if it
                                             would result in a qualification,
                                             downgrade or withdrawal of the
                                             then-current rating assigned by any
                                             rating agency to any class of
                                             affected offered certificates.

                                             Further, if so specified under
                                             circumstances described in the
                                             related prospectus supplement, a
                                             certificateholder of a series of
                                             certificates that includes offered
                                             certificates may exchange the
                                             certificates it holds for one or
                                             more of the mortgage loans or
                                             mortgage-backed securities
                                             constituting part of the mortgage
                                             pool underlying those certificates.

CHARACTERISTICS OF THE OFFERED
   CERTIFICATES............................. An offered certificate may entitle the holder to receive:

                                             o a stated principal amount;

                                             o interest on a principal balance
                                               or notional amount, at a fixed,
                                               variable or adjustable
                                               pass-through rate;

                                             o specified, fixed or variable
                                               portions of the interest,
                                               principal or other amounts
                                               received on the related mortgage
                                               assets;

                                             o payments of principal, with
                                               disproportionate, nominal or no
                                               payments of interest;

                                             o payments of interest, with
                                               disproportionate, nominal or no
                                               payments of principal;

                                      -9-

                                             o payments of interest or principal
                                               that commence only as of a
                                               specified date or only after the
                                               occurrence of specified events,
                                               such as the payment in full of
                                               the interest and principal
                                               outstanding on one or more other
                                               classes of certificates of the
                                               same series;

                                             o payments of principal to be made,
                                               from time to time or for
                                               designated periods, at a rate
                                               that is--

                                               1. faster and, in some cases,
                                                  substantially faster, or

                                               2. slower and, in some cases,
                                                  substantially slower,

                                               than the rate at which payments
                                               or other collections of principal
                                               are received on the related
                                               mortgage assets;

                                             o payments of principal to be made,
                                               subject to available funds, based
                                               on a specified principal payment
                                               schedule or other methodology; or

                                             o payments of all or part of the
                                               prepayment or repayment premiums,
                                               fees and charges, equity
                                               participations payments or other
                                               similar items received on the
                                               related mortgage assets.

                                             Any class of offered certificates
                                             may be senior or subordinate to one
                                             or more other classes of
                                             certificates of the same series,
                                             including a non-offered class of
                                             certificates of that series, for
                                             purposes of some or all payments
                                             and/or allocations of losses.

                                             A class of offered certificates may
                                             have two or more component parts,
                                             each having characteristics that
                                             are otherwise described in this
                                             prospectus as being attributable to
                                             separate and distinct classes.

                                             We will describe the specific
                                             characteristics of each class of
                                             offered certificates in the related
                                             prospectus supplement. See
                                             "DESCRIPTION OF THE CERTIFICATES".

CREDIT SUPPORT AND REINVESTMENT,
   INTEREST RATE AND CURRENCY-RELATED
   PROTECTION FOR THE OFFERED CERTIFICATES.. Some classes of offered certificates may be protected in
                                             full or in part against defaults
                                             and losses, or select types of
                                             defaults and losses, on the related
                                             mortgage assets through the
                                             subordination of one or more other
                                             classes of certificates of the same
                                             series or by other types of credit
                                             support. The other types of credit
                                             support may include a letter of
                                             credit, a surety bond, an insurance
                                             policy, a guarantee or a reserve
                                             fund. We will describe the credit
                                             support, if any, for each class of
                                             offered certificates in the related
                                             prospectus supplement.

                                      -10-

                                             The trust assets with respect to
                                             any series of offered certificates
                                             may also include any of the
                                             following agreements:

                                             o guaranteed investment contracts
                                               in accordance with which moneys
                                               held in the funds and accounts
                                               established with respect to those
                                               offered certificates will be
                                               invested at a specified rate;

                                             o interest rate exchange
                                               agreements, interest rate cap or
                                               floor agreements, or other
                                               agreements and arrangements
                                               designed to reduce the effects of
                                               interest rate fluctuations on the
                                               related mortgage assets or on one
                                               or more classes of those offered
                                               certificates; or

                                             o currency exchange agreements or
                                               other agreements and arrangements
                                               designed to reduce the effects of
                                               currency exchange rate
                                               fluctuations with respect to the
                                               related mortgage assets and one
                                               or more classes of those offered
                                               certificates.

                                             We will describe the types of
                                             reinvestment, interest rate and
                                             currency related protection, if
                                             any, for each class of offered
                                             certificates in the related
                                             prospectus supplement.

                                             See "RISK FACTORS", "DESCRIPTION OF
                                             THE TRUST ASSETS" and "DESCRIPTION
                                             OF CREDIT SUPPORT".

ADVANCES WITH RESPECT TO THE
   MORTGAGE ASSETS.......................... If the trust assets for a series of offered certificates include
                                             mortgage loans, then, as and to the
                                             extent described in the related
                                             prospectus supplement, the related
                                             master servicer, the related
                                             special servicer, the related
                                             trustee, any related provider of
                                             credit support and/or any other
                                             specified person may be obligated
                                             to make, or may have the option of
                                             making, advances with respect to
                                             those mortgage loans to cover--

                                             o delinquent scheduled
                                               payments of principal and/or
                                               interest, other than balloon
                                               payments,

                                             o property protection expenses,

                                             o other servicing expenses, or

                                             o any other items specified in the
                                               related prospectus supplement.

                                             Any party making advances will be
                                             entitled to reimbursement from
                                             subsequent recoveries on the
                                             related mortgage loan and as
                                             otherwise described in this
                                             prospectus or the related
                                             prospectus supplement. That party
                                             may also be entitled to receive
                                             interest

                                      -11-

                                             on its advances for a specified
                                             period. See "DESCRIPTION OF THE
                                             CERTIFICATES--Advances".

                                             If the trust assets for a series of
                                             offered certificates include
                                             mortgage-backed securities, we will
                                             describe in the related prospectus
                                             supplement any comparable advancing
                                             obligations with respect to those
                                             mortgage-backed securities or the
                                             underlying mortgage loans.

OPTIONAL TERMINATION........................ We will describe in the related prospectus supplement any
                                             circumstances in which a specified
                                             party is permitted or obligated to
                                             purchase or sell any of the
                                             mortgage assets underlying a series
                                             of offered certificates. In
                                             particular, a master servicer,
                                             special servicer or other
                                             designated party may be permitted
                                             or obligated to purchase or sell--

                                             o all the mortgage assets in any
                                               particular trust, thereby
                                               resulting in a termination of the
                                               trust, or

                                             o that portion of the mortgage
                                               assets in any particular trust as
                                               is necessary or sufficient to
                                               retire one or more classes of
                                               offered certificates of the
                                               related series.

                                             See "DESCRIPTION OF THE
                                             CERTIFICATES--Termination".

FEDERAL INCOME TAX CONSEQUENCES............. Any class of offered certificates will constitute or evidence
                                             ownership of:

                                             o regular interests or residual
                                               interests in a real estate
                                               mortgage investment conduit under
                                               Sections 860A through 860G of the
                                               Internal Revenue Code of 1986; or

                                             o interests in a grantor trust
                                               under Subpart E of Part I of
                                               Subchapter J of the Internal
                                               Revenue Code of 1986.

                                             See "FEDERAL INCOME TAX
                                             CONSEQUENCES".

ERISA CONSIDERATIONS........................ If you are a fiduciary of an employee benefit plan or other
                                             retirement plan or arrangement, you
                                             should review with your legal
                                             advisor whether the purchase or
                                             holding of offered certificates
                                             could give rise to a transaction
                                             that is prohibited or is not
                                             otherwise permissible under
                                             applicable law. See "ERISA
                                             CONSIDERATIONS".

LEGAL INVESTMENT............................ If your investment authority is subject to legal investment laws
                                             and regulations, regulatory capital
                                             requirements or review by
                                             regulatory authorities, then you
                                             may be subject to restrictions on
                                             investment in the offered
                                             certificates. You should consult
                                             your legal advisor to determine
                                             whether and to what extent the
                                             offered certificates constitute a
                                             legal investment for you. We will

                                      -12-

                                             specify in the related prospectus
                                             supplement which classes of the
                                             offered certificates, if any, will
                                             constitute mortgage related
                                             securities for purposes of the
                                             Secondary Mortgage Market
                                             Enhancement Act of 1984, as
                                             amended. See "LEGAL INVESTMENT".

                                      -13-

                                  RISK FACTORS

         YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET
FORTH UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING
WHETHER TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION
THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE
LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR
OFFERED CERTIFICATES.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF COMMERCIAL MORTGAGE-BACKED SECURITIES GENERALLY

         The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

         The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -14-

         o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

         o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by
              income-producing properties, and

         o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which will be senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

         The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"DESCRIPTION OF THE CERTIFICATES--Allocation of Losses and Shortfalls" and
"DESCRIPTION OF CREDIT SUPPORT". If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         Disproportionate Benefits May Be Given to Some Classes and Series to
the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

                                      -15-

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

         o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

         o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         Prepayments on the Underlying Mortgage Loans Will Affect the Average
Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments
May Be Highly Unpredictable. Payments of

                                      -16-

principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

         o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         Prepayments on the Underlying Mortgage Loans Will Affect the Yield on
Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

         Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

                                      -17-

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
on the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

         There Is an Increased Risk of Default Associated with Balloon Payments.
Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.
The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

         o    the fair market value and condition of the underlying real property;

         o    the level of interest rates;

         o    the borrower's equity in the underlying real property;

         o    the borrower's financial condition;

         o    occupancy levels at or near the time of refinancing;

         o    the operating history of the underlying real property;

         o    changes in zoning and tax laws;

         o    changes in competition in the relevant geographic area;

         o    changes in rental rates in the relevant geographic area;

         o    changes in governmental regulation and fiscal policy;

         o    prevailing general and regional economic conditions;

         o    the state of the fixed income and mortgage markets; and

         o    the availability of credit for multifamily rental or commercial properties.

                                      -18-

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
on the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

         Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

         In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

         o    the sufficiency of the net operating income of the applicable real property;

         o    the market value of the applicable real property at or prior to maturity; and

         o    the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

                                      -19-

         Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

         o    the age, design and construction quality of the property;

         o    perceptions regarding the safety, convenience and attractiveness of the property;

         o    the characteristics of the neighborhood where the property is located;

         o    the proximity and attractiveness of competing properties;

         o    the existence and construction of competing properties;

         o    the adequacy of the property's management and maintenance;

         o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         o    local real estate conditions, including an increase in or
              oversupply of comparable commercial or residential space;

         o    demographic factors;

         o    customer tastes and preferences;

         o    retroactive changes in building codes; and

         o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

         o    an increase in interest rates, real estate taxes and other operating expenses;

         o    an increase in the capital expenditures needed to maintain the property or make improvements;

         o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         o    an increase in vacancy rates;

         o    a decline in rental rates as leases are renewed or replaced; and

         o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots.

                                      -20-

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

         o    the length of tenant leases;

         o    the creditworthiness of tenants;

         o    the rental rates at which leases are renewed or replaced;

         o    the percentage of total property expenses in relation to revenue;

         o    the ratio of fixed operating expenses to those that vary with revenues; and

         o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property
Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

         o    to pay for maintenance and other operating expenses associated with the property;

         o    to fund repairs, replacements and capital improvements at the property; and

         o    to service mortgage loans secured by, and any other debt
              obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

         o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing
              operations;

         o    an increase in tenant payment defaults;

         o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

         o    a decline in the financial condition of a major or sole tenant.

                                      -21-

         Various factors that will affect the operation and value of a commercial property include:

         o    the business operated by the tenants;

         o    the creditworthiness of the tenants; and

         o    the number of tenants.

         Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Adversely Affects Property Performance. The
bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.
Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

         o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

         o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                      -22-

         Property Value May Be Adversely Affected Even When Current Operating
Income is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

         o    changes in interest rates;

         o    the availability of refinancing sources;

         o    changes in governmental regulations, licensing or fiscal policy;

         o    changes in zoning or tax laws; and

         o    potential environmental or other legal liabilities.

         Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

         o    responding to changes in the local market;

         o    planning and implementing the rental structure, including
              staggering durations of leases and establishing levels of rent payments;

         o    operating the property and providing building services;

         o    managing operating expenses; and

         o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         o    maintain or improve occupancy rates, business and cash flow,

         o    reduce operating and repair costs, and

         o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover

                                      -23-

the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         o    rental rates;

         o    location;

         o    type of business or services and amenities offered; and

         o    nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         o    offers lower rents;

         o    has lower operating costs;

         o    offers a more favorable location; or

         o    offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks.
The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         o    Health care related facilities and casinos are subject to
              significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

         o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant
              relationships.

         o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the
              transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

         o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and
              self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

                                      -24-

         o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

         o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

         o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates".

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

         o    the operation of all of the related real properties, and

         o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

                                      -25-

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

         o    any adverse economic developments that occur in the locale, state or region where the properties are located;

         o    changes in the real estate market where the properties are located;

         o    changes in governmental rules and fiscal policies in the
              governmental jurisdiction where the properties are located; and

         o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

         Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                      -26-

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing".

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may:

         o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o    reduce monthly payments due under a mortgage loan;

         o    change the rate of interest due on a mortgage loan; or

         o    otherwise alter a mortgage loan's repayment schedule.

         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

                                      -27-

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

         o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

         o    any rental income based on the net profits of a tenant or
              sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

         There can be no assurance--

         o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         o    that the results of the environmental testing were accurately evaluated in all cases;

         o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have
              conducted testing at the related real properties; or

         o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         o    tenants at the property, such as gasoline stations or dry
              cleaners, or

         o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

                                      -28-

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.
The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

         o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to
1978--

         o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

         o    to deliver to potential residents or purchasers a United States
              Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

                                      -29-

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         o    the bankrupt party--

              1.  was insolvent at the time of granting the lien,

              2.  was rendered insolvent by the granting of the lien,

              3.  was left with inadequate capital, or

              4.  was not able to pay its debts as they matured; and

         o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         o    the related real property, or

         o    a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         o    the default is deemed to be immaterial,

                                      -30-

         o    the exercise of those remedies would be inequitable or unjust, or

         o    the circumstances would render the acceleration unconscionable.

         Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws".

         Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

         o    war,

         o    revolution,

         o    governmental actions,

         o    floods and other water-related causes,

         o    earth movement, including earthquakes, landslides and mudflows,

         o    wet or dry rot,

         o    mold,

         o    vermin, and

         o    domestic animals.

                                      -31-

         Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

         Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In

                                      -32-

addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         o    breach of contract involving a tenant, a supplier or other party;

         o    negligence resulting in a personal injury, or

         o    responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs".

         Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

         o    generally will not be reduced by losses from other activities,

                                      -33-

         o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

         o    for a foreign holder, will not qualify for any exemption from withholding tax.

         Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

         o    individuals,

         o    estates,

         o    trusts beneficially owned by any individual or estate, and

         o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

         o    a foreign person under the Internal Revenue Code of 1986, or

         o    a U.S. Person that is classified as a partnership under the
              Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. Persons, or

         o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person.

         See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of
REMIC Residual Certificates".

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         o    you may have only limited access to information regarding your offered certificates;

         o    you may suffer delays in the receipt of payments on your offered certificates; and

         o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those
              certificates.

         See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates".

                                      -34-

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

         It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

         As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus.

                                      -35-

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         o    various types of multifamily and/or commercial mortgage loans;

         o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         o    a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         o    rental or cooperatively-owned buildings with multiple dwelling units;

         o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         o    office properties;

         o    hospitality properties, such as hotels, motels and other lodging facilities;

         o    casino properties;

         o    health care related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

                                      -36-

         o    industrial properties;

         o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

         o    restaurants, taverns and other establishments involved in the food and beverage industry;

         o    manufactured housing communities, mobile home parks and
              recreational vehicle parks;

         o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

         o    arenas and stadiums;

         o    churches and other religious facilities;

         o    parking lots and garages;

         o    mixed use properties;

         o    other income-producing properties; and

         o    unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

         o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

         o    an estate for years, which consists of ownership of the property for a specified period of years,

         o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

         o    shares in a cooperative corporation which owns the property, or

         o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                      -37-

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

         o    first, to the payment of court costs and fees in connection with the foreclosure,

         o    second, to the payment of real estate taxes, and

         o    third, to the payment of any and all principal, interest,
              prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         o    the period of the delinquency,

         o    any forbearance arrangement then in effect,

         o    the condition of the related real property, and

         o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         A Discussion of the Various Types of Multifamily and Commercial
Properties that May Secure Mortgage Loans Underlying a Series of Offered
Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with
Respect to Commercial and Multifamily Mortgage Loans", the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

         o    the physical attributes of the property, such as its age,
              appearance, amenities and construction quality;

         o    the types of services or amenities offered at the property;

         o    the location of the property;

                                      -38-

         o    the characteristics of the surrounding neighborhood, which may change over time;

         o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         o    the ability of management to provide adequate maintenance and insurance;

         o    the property's reputation;

         o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         o    the existence or construction of competing or alternative
              residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         o    the ability of management to respond to competition;

         o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         o    the extent to which the property is subject to land use
              restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital
              expenditures, may increase; and

         o    the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         o    require written leases;

         o    require good cause for eviction;

         o    require disclosure of fees;

         o    prohibit unreasonable rules;

                                      -39-

         o    prohibit retaliatory evictions;

         o    prohibit restrictions on a resident's choice of unit vendors;

         o    limit the bases on which a landlord may increase rent; or

         o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         o    fixed percentages,

         o    percentages of increases in the consumer price index,

         o    increases set or approved by a governmental agency, or

         o    increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

         Some mortgage loans underlying the offered certificates will be secured by--

         o    the related borrower's interest in multiple units in a residential condominium project, and

         o    the related voting rights in the owners' association for the project.

         Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected.
Consequently, servicing and realizing upon the collateral for those mortgage loans

                                      -40-

could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

         o    mortgage loan payments,

         o    real property taxes,

         o    maintenance expenses, and

         o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         o    maintenance payments from the tenant/shareholders, and

         o    any rental income from units or commercial space that the
              cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

         o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

         o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all

                                      -41-

the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

         o    shopping centers,

         o    factory outlet centers,

         o    malls,

         o    automotive sales and service centers,

         o    consumer oriented businesses,

         o    department stores,

         o    grocery stores,

         o    convenience stores,

         o    specialty shops,

         o    gas stations,

         o    movie theaters,

         o    fitness centers,

         o    bowling alleys,

         o    salons, and

         o    dry cleaners.

                                      -42-

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

         o    lower rents,

         o    grant a potential tenant a free rent or reduced rent period,

         o    improve the condition of the property generally, or

         o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

         o    competition from other retail properties;

         o    perceptions regarding the safety, convenience and attractiveness of the property;

         o    perceptions regarding the safety of the surrounding area;

         o    demographics of the surrounding area;

         o    the strength and stability of the local, regional and national economies;

         o    traffic patterns and access to major thoroughfares;

         o    the visibility of the property;

         o    availability of parking;

         o    the particular mixture of the goods and services offered at the property;

         o    customer tastes, preferences and spending patterns; and

         o    the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

                                      -43-

         The presence or absence of an anchor tenant or a shadow anchor in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. A shadow anchor is usually significantly larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and conveniently to the property, but not on the property, so as to influence and attract potential customers. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. Additionally, if an anchor store that was part of the mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. In addition, in the event that a shadow anchor fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to a mortgaged property, customer traffic at the mortgaged property may be substantially reduced.

         Various factors will adversely affect the economic performance of an anchored retail property, including:

         o    an anchor tenant's failure to renew its lease;

         o    termination of an anchor tenant's lease;

         o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         o    a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         o    factory outlet centers;

         o    discount shopping centers and clubs;

         o    catalogue retailers;

         o    television shopping networks and programs;

         o    internet web sites; and

         o    telemarketing.

                                      -44-

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         Office Properties. Factors affecting the value and operation of an office property include:

         o    the number and quality of the tenants, particularly significant tenants, at the property;

         o    the physical attributes of the building in relation to competing buildings;

         o    the location of the property with respect to the central business district or population centers;

         o    demographic trends within the metropolitan area to move away from or towards the central business district;

         o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         o    the quality and philosophy of building management;

         o    access to mass transportation; and

         o    changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

         o    rental rates;

         o    the building's age, condition and design, including floor sizes and layout;

         o    access to public transportation and availability of parking; and

         o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

                                      -45-

         The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

         o    the cost and quality of labor;

         o    tax incentives; and

         o    quality of life considerations, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

         o    full service hotels;

         o    resort hotels with many amenities;

         o    limited service hotels;

         o    hotels and motels associated with national or regional franchise chains;

         o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         o    other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

         o    the location of the property and its proximity to major population centers or attractions;

         o    the seasonal nature of business at the property;

         o    the level of room rates relative to those charged by competitors;

         o    quality and perception of the franchise affiliation, if any;

         o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         o    the existence or construction of competing hospitality properties;

         o    nature and quality of the services and facilities;

         o    financial strength and capabilities of the owner and operator;

         o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         o    increases in operating costs, which may not be offset by increased room rates;

                                      -46-

         o    the property's dependence on business and commercial travelers and tourism;

         o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

         o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

         o    the continued existence and financial strength of the franchisor;

         o    the public perception of the franchise service mark; and

         o    the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted.
The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

                                      -47-

         Casino Properties. Factors affecting the economic performance of a casino property include:

         o    location, including proximity to or easy access from major population centers;

         o    appearance;

         o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         o    the existence or construction of competing casinos;

         o    dependence on tourism; and

         o    local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by--

         o    providing alternate forms of entertainment, such as performers and sporting events, and

         o    offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care Related Properties. Health care related properties include:

         o    hospitals;

         o    medical offices;

         o    skilled nursing facilities;

         o    nursing homes;

         o    congregate care facilities; and

                                      -48-

         o    in some cases, assisted living centers and housing for seniors.

         Health care related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

         o    statutory and regulatory changes;

         o    retroactive rate adjustments;

         o    administrative rulings;

         o    policy interpretations;

         o    delays by fiscal intermediaries; and

         o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

         o    federal and state licensing requirements;

         o    facility inspections;

         o    rate setting;

         o    reimbursement policies; and

         o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

                                      -49-

         Health care related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

         The value and operation of an industrial property depends on:

         o    location of the property, the desirability of which in a
              particular instance may depend on--

              1.       availability of labor services,

              2.       proximity to supply sources and customers, and

              3.       accessibility to various modes of transportation and
                       shipping, including railways, roadways, airline
                       terminals and ports;

         o    building design of the property, the desirability of which in a particular instance may depend on--

              1.       ceiling heights,

              2.       column spacing,

              3.       number and depth of loading bays,

              4.       divisibility,

              5.       floor loading capacities,

              6.       truck turning radius,

              7.       overall functionality, and

              8.       adaptability of the property, because industrial
                       tenants often need space that is acceptable for
                       highly specialized activities; and

         o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant
              concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.
This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-

                                      -50-

warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

         o    building design,

         o    location and visibility,

         o    tenant privacy,

         o    efficient access to the property,

         o    proximity to potential users, including apartment complexes or commercial users,

         o    services provided at the property, such as security,

         o    age and appearance of the improvements, and

         o    quality of management.

         In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

         o    competition from facilities having businesses similar to a particular restaurant or tavern;

         o    perceptions by prospective customers of safety, convenience, services and attractiveness;

         o    the cost, quality and availability of food and beverage products;

         o    negative publicity, resulting from instances of food
              contamination, food-borne illness and similar events;

         o    changes in demographics, consumer habits and traffic patterns;

         o    the ability to provide or contract for capable management; and

         o    retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses

                                      -51-

to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive.  The principal means of competition are--

         o    market segment,

         o    product,

         o    price,

         o    value,

         o    quality,

         o    service,

         o    convenience,

         o    location, and

         o    the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         o    lower operating costs,

         o    more favorable locations,

         o    more effective marketing,

         o    more efficient operations, or

         o    better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.
Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

         o    actions and omissions of any franchisor, including management practices that--

              1.   adversely affect the nature of the business, or

              2.   require renovation, refurbishment, expansion or other
                   expenditures;

                                      -52-

         o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         o    location of the manufactured housing property;

         o    the ability of management to provide adequate maintenance and insurance;

         o    the number of comparable competing properties in the local market;

         o    the age, appearance and reputation of the property;

         o    the quality of management; and

                                      -53-

         o    the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         o    multifamily rental properties,

         o    cooperatively-owned apartment buildings,

         o    condominium complexes, and

         o    single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

         o    fixed percentages,

         o    percentages of increases in the consumer price index,

         o    increases set or approved by a governmental agency, or

         o    increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

                                      -54-

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         o    the location and appearance of the property;

         o    the appeal of the recreational activities offered;

         o    the existence or construction of competing properties, whether are not they offer the same activities;

         o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         o    geographic location and dependence on tourism;

         o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         o    sensitivity to weather and climate changes; and

         o    local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         o    sporting events;

         o    musical events;

         o    theatrical events;

         o    animal shows; and/or

         o    circuses.

         The ability to attract patrons is dependent on, among others, the following factors:

                                      -55-

         o    the appeal of the particular event;

         o    the cost of admission;

         o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         o    perceptions by prospective patrons of the safety of the
              surrounding area; and

         o    the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         o    the number of rentable parking spaces and rates charged;

         o    the location of the lot or garage and, in particular, its
              proximity to places where large numbers of people work, shop or live;

         o    the amount of alternative parking spaces in the area;

         o    the availability of mass transit; and

         o    the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land.  The value of unimproved land is largely a function of its potential use. This may depend on--

         o    its location,

         o    its size,

         o    the surrounding neighborhood, and

         o    local zoning laws.

                                      -56-

         Default and Loss Considerations with Respect to Commercial and
Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         o    the successful operation of the property, and

         o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

         o    make the loan payments on the related mortgage loan,

         o    cover operating expenses, and

         o    fund capital improvements at any given time.

         Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         o    some health care related facilities,

         o    hotels and motels,

         o    recreational vehicle parks, and

         o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         o    warehouses,

                                      -57-

         o    retail stores,

         o    office buildings, and

         o    industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         o    increases in energy costs and labor costs;

         o    increases in interest rates and real estate tax rates; and

         o    changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

         o    the lender has greater protection against loss on liquidation following a borrower default.

                                      -58-

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the
              appraisal;

         o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

         o    the income capitalization method, which takes into account the property's projected net cash flow; or

         o    a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties.  For example--

         o    it is often difficult to find truly comparable properties that have recently been sold;

         o    the replacement cost of a property may have little to do with its current market value; and

         o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
              capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         See "RISK FACTORS--Repayment of a Commercial or Multifamily Mortgage
Loan Depends on the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There is No Assurance".

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

         o    an original term to maturity of not more than approximately 40 years; and

                                      -59-

         o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that:

         o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an
              adjustable to a fixed interest rate or from a fixed to an
              adjustable interest rate;

         o    provide for no accrual of interest;

         o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         o    permit the negative amortization or deferral of accrued interest;

         o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

         o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         o    the type or types of property that provide security for repayment of the mortgage loans;

         o    the earliest and latest origination date and maturity date of the mortgage loans;

         o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

                                      -60-

         o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         o    more general information in the related prospectus supplement, and

         o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage-backed securities underlying a series of offered certificates may include:

         o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

         o    certificates issued and/or insured or guaranteed by Freddie Mac,
              Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         o    will have been registered under the Securities Act of 1933, as amended, or

         o    will be exempt from the registration requirements of that Act, or will have been held for at least the holding period specified in
              Rule 144(k) under that Act, or

         o    may otherwise be resold by us publicly without registration under that Act.

                                      -61-

         We will describe in the related prospectus supplement the
characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

         o    the initial and outstanding principal amount(s) and type of the securities;

         o    the original and remaining term(s) to stated maturity of the securities;

         o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         o    the payment characteristics of the securities;

         o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         o    a description of the related credit support, if any;

         o    the type of mortgage loans underlying the securities;

         o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         o    the terms and conditions for substituting mortgage loans backing the securities; and

         o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

         o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         o    other mortgage loans or mortgage-backed securities that--

              1.   conform to the description of mortgage assets in this
                   prospectus, and

              2.   satisfy the criteria set forth in the related prospectus
                   supplement.

         If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

              1.   conform to the description of mortgage assets in this
                   prospectus, and

                                      -62-

              2.   satisfy the criteria set forth in the related prospectus
                   supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

         Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.
For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall within that 90-day period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.
The types of credit support that may benefit the holders of a class of offered certificates include:

         o    the subordination or one or more other classes of certificates of the same series;

         o    a letter of credit;

         o    a surety bond;

         o    an insurance policy;

         o    a guarantee;

         o    a credit derivative; and/or

                                      -63-

         o    a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

         o    interest rate exchange agreements;

         o    interest rate cap agreements;

         o    interest rate floor agreements;

         o    currency exchange agreements; or

         o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

         o    the price you paid for your offered certificates,

         o    the pass-through rate on your offered certificates, and

         o    the amount and timing of payments on your offered certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing

                                      -64-

offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

         o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         o    the dates on which any balloon payments are due; and

         o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

         o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered
              certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

                                      -65-

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

         o    equal the total principal balance of one or more of the other classes of certificates of the same series.

         Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

         o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

         o    the availability of mortgage credit;

         o    the relative economic vitality of the area in which the related real properties are located;

         o    the quality of management of the related real properties;

         o    the servicing of the mortgage loans;

         o    possible changes in tax laws; and

         o    other opportunities for investment.

         In general, those factors that increase--

         o    the attractiveness of selling or refinancing a commercial or multifamily property, or

         o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         o    prepayment lock-out periods, and

         o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

                                      -66-

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

         o    to convert to a fixed rate loan and thereby lock in that rate, or

         o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         o    realize its equity in the property,

         o    meet cash flow needs or

         o    make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

         o    the relative importance of those factors,

         o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

         o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         o    scheduled amortization, or

                                      -67-

         o    prepayments, including--

              1.   voluntary prepayments by borrowers, and

              2.   involuntary prepayments resulting from liquidations,
                   casualties or condemnations and purchases of mortgage
                   loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2%
per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         o    the projected weighted average life of each class of those offered certificates with principal balances, and

         o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates, based on the assumptions stated in that
              prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         o    to refinance the loan, or

         o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

                                      -68-

         o    the bankruptcy of the borrower, or

         o    adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

         o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

         o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.
This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

                                      -69-

         Foreclosures and Payment Plans.  The weighted average life of and yield on your offered certificates will be affected by--

         o    the number of foreclosures with respect to the underlying mortgage loans; and

         o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

         o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         o    the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

         o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o    any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                                      -70-

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

         We were incorporated in Delaware on June 13, 1986. We were organized, among other things, for the purposes of:

         o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

         o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan
              agreements, evidencing those interests with pass-through
              certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or
              manufactured housing conditional sales contracts and loan
              agreements acquired and sold and taking certain other actions with respect thereto; and

         o    acting as settlor or depositor of trusts formed to issue series of bonds secured by mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same.

Our principal executive offices are located at 4 World Financial Center, 10th
Floor, 250 Vesey Street, New York, New York 10080. Our telephone number is
212-449-1000. There can be no assurance that at any particular time we will have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         o    have the same series designation;

         o    were issued under the same Governing Document; and

         o    represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         o    have the same class designation; and

         o    have the same payment terms.

                                      -71-

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

         o    a stated principal amount, which will be represented by its principal balance;

         o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         o    payments of principal, with disproportionate, nominal or no payments of interest;

         o    payments of interest, with disproportionate, nominal or no payments of principal;

         o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
              outstanding on one or more other classes of certificates of the same series;

         o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

              1.   faster and, in some cases, substantially faster, or

              2.   slower and, in some cases, substantially slower, than
                   the rate at which payments or other collections of
                   principal are received on the related mortgage
                   assets;

         o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other
              methodology; or

         o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable

                                      -72-

in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

         o    the periodic payment date for that series, and

         o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring
              instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

         o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

         o    a 360-day year consisting of 12 30-day months,

         o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

         o    the actual number of days elapsed during each relevant period in a normal calendar year, or

         o    any other method identified in the related prospectus supplement.

                                      -73-

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

         o    based on the principal balances of some or all of the related mortgage assets; or

         o    equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

         o    payments of principal actually made to the holders of that class,
              and

         o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

                                      -74-

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

         o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o    any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

         o    by reducing the entitlements to interest and/or the total
              principal balances of one or more of those classes; and/or

         o    by establishing a priority of payments among those classes.

         See "DESCRIPTION OF CREDIT SUPPORT".

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         o    delinquent payments of principal and/or interest, other than balloon payments,

         o    property protection expenses,

         o    other servicing expenses, or

         o    any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

                                      -75-

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

         o    any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

         o    at any other times and from any sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         o    the payments made on that payment date with respect to the applicable class of offered certificates, and

         o    the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         o    that calendar year, or

         o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

                                      -76-

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING
              DOCUMENTS--Amendment", or

         o    as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following:

         o    the final payment or other liquidation of the last mortgage asset in that trust; and

         o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

                                      -77-

BOOK-ENTRY REGISTRATION

         General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg
for so long as they are participants in DTC.

         DTC, Euroclear and Clearstream.  DTC is:

         o    a limited-purpose trust company organized under the New York
              Banking Law,

         o    a "banking corporation" within the meaning of the New York Banking
              Law,

         o    a member of the Federal Reserve System,

         o    a "clearing corporation" within the meaning of the New York
              Uniform Commercial Code, and

         o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                      -78-

         It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of
book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other

                                      -79-

things, delivery of instructions by the applicable member organization to
Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or
Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

         o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

                                      -80-

         Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

         o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         o    we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

         Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the
Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued under the
Governing Document. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.
However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued under that Governing Document and the nature of the related trust assets.
The following summaries describe select provisions that may appear in the
Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the

                                      -81-

Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "MERRILL LYNCH MORTGAGE INVESTORS,
INC."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

         o    in the case of a mortgage loan--

              1.    the address of the related real property,

              2.    the mortgage interest rate and, if applicable, the
                    applicable index, gross margin, adjustment date and
                    any rate cap information,

              3.    the remaining term to maturity,

              4.    if the mortgage loan is a balloon loan, the remaining
                    amortization term, and

              5.    the outstanding principal balance; and

         o    in the case of a mortgage-backed security--

              1.    the outstanding principal balance, and

              2.    the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

         o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
              Governing Document for that series;

         o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

                                      -82-

         o    in the case of a mortgage loan--

              1.    the enforceability of the related mortgage note and
                    mortgage,

              2.    the existence of title insurance insuring the lien priority of the related mortgage, and

              3.    the payment status of the mortgage loan.

         We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         o    ensuring that the related properties are properly insured;

         o    attempting to collect delinquent payments;

         o    supervising foreclosures;

         o    negotiating modifications;

         o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or
              demolition and similar matters;

                                      -83-

         o    protecting the interests of certificateholders with respect to senior lienholders;

         o    conducting inspections of the related real properties on a periodic or other basis;

         o    collecting and evaluating financial statements for the related real properties;

         o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         o    maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

         o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         o    mortgage loans as to which there is a material non-monetary default;

         o    mortgage loans as to which the related borrower has--

              1.   entered into or consented to bankruptcy, appointment
                   of a receiver or conservator or similar insolvency
                   proceeding, or

              2.   become the subject of a decree or order for such a
                   proceeding which has remained in force undischarged
                   or unstayed for a specified number of days; and

         o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

         o    make the initial determination of appropriate action,

                                      -84-

         o    evaluate the success of corrective action,

         o    develop additional initiatives,

         o    institute foreclosure proceedings and actually foreclose, or

         o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws".

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         o    performing property inspections and collecting, and

         o    evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         o    continuing to receive payments on the mortgage loan,

         o    making calculations with respect to the mortgage loan, and

         o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the

                                      -85-

master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

         o    the related trustee will receive payments on that mortgage-backed security; and

         o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a
              withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

         o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective affiliates, shareholders, partners, members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing
Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         o    willful misfeasance, bad faith or gross negligence in the
              performance of obligations or duties under the Governing Document for any series of offered certificates, or

         o    reckless disregard of those obligations and duties.

                                      -86-

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective affiliates, shareholders, partners, members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

         o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing
              Document;

         o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

         o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

         o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         o    either--

              1.   that party is specifically required to bear the
                   expense of the action, or

              2.   the action will not, in its opinion, involve that
                   party in any ultimate expense or liability for which
                   it would not be reimbursed under the Governing
                   Document for the affected series of offered
                   certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

         o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party,
              or

         o    succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

                                      -87-

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

         No holder of the offered certificates of any series, and no holder of any non-offered certificates of that series, will have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to a default under the Governing Document for that series, unless--

         o    the certificateholder previously has given to the trustee for that series a written notice of default under the Governing Document for that series, and of the continuance thereof,

         o    the holders of offered and non-offered certificates of that series entitled to at least 25% of all the voting rights allocated to the certificateholders of that series have made written request upon the trustee for that series to institute an action, suit or proceeding in its own name as trustee and have offered to that trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by that trustee in connection therewith, and

         o    the trustee for that series, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

              1.   to cure any ambiguity;

              2.   to correct, modify or supplement any provision in the
                   Governing Document which may be inconsistent with any
                   other provision in that document or with the
                   description of that document set forth in this
                   prospectus or the related prospectus supplement;

              3.   to add any other provisions with respect to matters
                   or questions arising under the Governing Document
                   that are not inconsistent with the existing
                   provisions of that document;

              4.   to the extent applicable, to relax or eliminate any
                   requirement under the Governing Document imposed by
                   the provisions of the Internal Revenue Code relating
                   to REMICs or grantor trusts if the provisions of the
                   Internal Revenue Code are amended or clarified so as
                   to allow for the relaxation or elimination of that
                   requirement;

              5.   to relax or eliminate any requirement under the
                   Governing Document imposed by the Securities Act of
                   1933, as amended, or the rules under that Act if that
                   Act or those rules are amended or clarified so as to
                   allow for the relaxation or elimination of that
                   requirement;

                                      -88-

              6.   to comply with any requirements imposed by the
                   Internal Revenue Code or any final, temporary or, in
                   some cases, proposed regulation, revenue ruling,
                   revenue procedure or other written official
                   announcement or interpretation relating to federal
                   income tax laws, or to avoid a prohibited transaction
                   or reduce the incidence of any tax that would arise
                   from any actions taken with respect to the operation
                   of any REMIC or grantor trust created under the
                   Governing Document;

              7.   to the extent applicable, to modify, add to or
                   eliminate the transfer restrictions relating to the
                   certificates which are residual interests in a REMIC;
                   or

              8.   to otherwise modify or delete existing provisions of
                   the Governing Document.

         However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no amendment of the
Governing Document for any series of offered certificates that is covered by any of clauses 1. through 8. above may significantly change the activities of the related trust.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series. However, the Governing Document for a series of offered certificates may not be amended to--

         o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

         o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

         o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o    significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing at least a majority of all the voting rights allocated to the certificateholders of that series, without regard to any of those certificates held by us or one of our affiliates and/or agents.

                                      -89-

         Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

         Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

         o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control" persons within the meaning of the Securities Act of 1933, as amended, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing
Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

                                      -90-

         No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

         No trustee for any series of offered certificates will have any obligation to exercise any of the trusts or powers vested in it by the Governing
Document for that series or to make any investigation of matters arising under the Governing Document or to institute, conduct or defend any litigation under or in relation to the Governing Document at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of the
Governing Document for that series, unless those certificateholders have offered to that trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that trustee.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

         o    the subordination of one or more other classes of certificates of the same series;

         o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         o    the establishment of one or more reserve funds; or any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

                                      -91-

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         o    the nature and amount of coverage under that credit support;

         o    any conditions to payment not otherwise described in this
              prospectus;

         o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         o    the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more

                                      -92-

letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of

                                      -93-

those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage
Loans".

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         o    the terms of the mortgage,

         o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         o    the knowledge of the parties to the mortgage, and

         o    in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         o    a mortgagor, who is the owner of the encumbered interest in the real property, and

         o    a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         o    the trustor, who is the equivalent of a mortgagor,

                                      -94-

         o    the trustee to whom the real property is conveyed, and

         o    the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

         o    the express provisions of the related instrument,

         o    the law of the state in which the real property is located,

         o    various federal laws, and

         o    in some deed of trust transactions, the directions of the
              beneficiary.

INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default

                                      -95-

amount and the purchaser may have a post-foreclosure statutory redemption right.
In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         o    without a hearing or the lender's consent, or

         o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

                                      -96-

FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary From State to State.  The two primary methods of foreclosing a mortgage are--

         o    judicial foreclosure, involving court proceedings, and

         o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         o    all parties having a subordinate interest of record in the real property, and

         o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

         o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

              1.   a failure to adequately maintain the mortgaged property, or

                                      -97-

              2.   an impermissible further encumbrance of the mortgaged
                   property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         o    upheld the reasonableness of the notice provisions, or

         o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
              constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         o    record a notice of default and notice of sale, and

         o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

         In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

                                      -98-

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption.  The purposes of a foreclosure action are--

         o    to enable the lender to realize upon its security, and

         o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties

                                      -99-

located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

         Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

         o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

         o    permits the leasehold estate to be assigned to and by the
              leasehold mortgagee or the purchaser at a foreclosure sale, and

         o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on

                                     -100-

the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o    extend or shorten the term to maturity of the loan;

         o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from

                                     -101-

enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted
above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         o    past due rent,

         o    accelerated rent,

         o    damages, or

         o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

         o    assume the lease and either retain it or assign it to a third party, or

         o    reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

         o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

         o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

                                     -102-

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

         The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.
In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o    it exercises decision-making control over a borrower's
              environmental compliance and hazardous substance handling and disposal practices, or

         o    assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         o    impose liability for releases of or exposure to
              asbestos-containing materials, and

         o    provide for third parties to seek recovery from owners or
              operators of real properties for personal injuries associated with those releases.

         Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in

                                     -103-

lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

                                     -104-

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         o    first, to the payment of court costs and fees in connection with the foreclosure;

         o    second, to real estate taxes;

         o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         o    the borrower may have difficulty servicing and repaying multiple loans;

         o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.
They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

                                     -105-

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief
Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the
Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

                                     -106-

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that--

         o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

         o    the lender was, at the time of execution of the mortgage,
              "reasonably without cause to believe" that the property was subject to forfeiture.

         However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

         o    banks,

         o    insurance companies,

         o    foreign investors,

         o    tax exempt investors,

         o    holders whose "functional currency" is not the United States dollar,

         o    United States expatriates, and

         o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

         Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

                                     -107-

         This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.
Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o    given with respect to events that have occurred at the time the advice is rendered, and

         o    is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND OTHER TAX
CONSEQUENCES."

         The following discussion addresses securities of two general types:

         o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code; and

         o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

         We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related
Governing Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "DESCRIPTION OF THE TRUST ASSETS--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue
Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the
Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                     -108-

REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

         o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

         o    those offered certificates will represent--

              1.   regular interests in the REMIC, or

              2.   residual interests in the REMIC.

         Any and all offered certificates representing interests in a REMIC will be either--

         o    REMIC regular certificates, representing regular interests in the
              REMIC, or

         o    REMIC residual certificates, representing residual interests in the REMIC.

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code
              in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                     -109-

         In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

         The related tax administrator will determine the percentage of the
REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans--

         o    collections on mortgage loans held pending payment on the related offered certificates, and

         o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

         It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the
Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

         o    a portion of that certificate may not represent ownership of
              "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
              Code; and

         o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                     -110-

         Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

         o    whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
              Revenue Code,

         o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
              Internal Revenue Code, and

         o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
              Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The
Treasury Department has issued regulations under Sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the
Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee
Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

                                     -111-

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

         o    a single fixed rate,

         o    a "qualified floating rate,"

         o    an "objective rate,"

         o    a combination of a single fixed rate and one or more "qualified floating rates,"

         o    a combination of a single fixed rate and one "qualified inverse floating rate," or

         o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the
              REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

         Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

                                     -112-

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment
              assumption, by

         o    a fraction--

              1.   the numerator of which is the amount of the payment, and

              2.   the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o    the total amount of the de minimis original issue discount, and

         o    a fraction--

              1.   the numerator of which is the amount of the principal
                   payment, and

              2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following payment date.
The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         o    the sum of:

              1.  the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC
                  regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

                                     -113-

              2.  the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

         o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

         The  adjusted issue price of a REMIC regular certificate is:

         o    the issue price of the certificate, increased by

         o    the total amount of original issue discount previously accrued on the certificate, reduced by

         o    the amount of all prior payments of amounts included in its stated
              redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

         o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

         o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments

                                     -114-

that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The Investment Performance of Your Offered
Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable."

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

         The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

         Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if--

         o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of

                                     -115-

the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of
Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

         o    on the basis of a constant yield method,

         o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

         o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

                                     -116-

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.
See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.
The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         o    the purchase price paid for your offered certificate, and

         o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Internal Revenue Code, if you
are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one

                                     -117-

or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         o    you will not be entitled to deduct a loss under Section 166 of the
              Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

         o    the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

                                     -118-

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

         The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

         Tax liability with respect to the amount of income that holders of
REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates,
              or

         o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

         o    excess inclusions,

         o    residual interests without significant value, and

         o    noneconomic residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

                                     -119-

         Taxable Income of the REMIC. The taxable income of a REMIC will equal:

         o    the income from the mortgage loans and other assets of the REMIC;
              plus

         o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

              1.  the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on
                  issuance, on any class of REMIC certificates constituting
                  regular interests in the REMIC, whether offered or not,

              2.  amortization of any premium on the mortgage loans held by the
                  REMIC,

              3.  bad debt losses with respect to the mortgage loans held by the
                  REMIC, and

              4.  except as described below in this "--Taxable Income of the
                  REMIC" subsection, servicing, administrative and other
                  expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as

                                     -120-

described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions.  The adjusted basis of a
REMIC residual certificate will be equal to:

         o    the amount paid for that REMIC residual certificate,

         o    increased by amounts included in the income of the holder of that
              REMIC residual certificate, and

         o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

                                     -121-

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

         o    through distributions,

         o    through the deduction of any net losses of the REMIC, or

         o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

         o    the daily portions of REMIC taxable income allocable to that certificate, over

         o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

         o    the issue price of the certificate, increased by

         o    the sum of the daily accruals for all prior quarters, and
              decreased, but not below zero, by

         o    any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions:

         o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

                                     -122-

         o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

         o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax:

         o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

         o    regulated investment companies,

         o    common trusts, and

         o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury
regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic
REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

         o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

         o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess
              inclusions in an amount sufficient to satisfy the accrued taxes.

                                     -123-

         The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

         o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

         o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

         o    the present value of any consideration given to the transferee to acquire the interest,

         o    the present value of the expected future distributions on the interest, and

         o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

         If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the

                                     -124-

alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

         The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

         See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         Mark-to-Market Rules. Regulations under Section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code.
Thus, a REMIC residual certificate is not subject to the mark-to-market rules.
We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

         o    an individual,

         o    an estate or trust, or

                                     -125-

         o    a Pass-Through Entity beneficially owned by one or more
              individuals, estates or trusts,

         then--

         o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

         o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal
              Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced (such reduction is scheduled to be phased out between 2006 and 2010) by the lesser of:

         o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

         o    80% of the amount of itemized deductions otherwise allowable for such tax year.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         o    an individual,

         o    an estate or trust, or

         o    a Pass-Through Entity beneficially owned by one or more
              individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

         o    an individual,

         o    an estate or trust, or

         o    a Pass-Through Entity beneficially owned by one or more
              individuals, estates or trusts.

         We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

                                     -126-

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

         o    the cost of the certificate to that certificateholder, increased by

         o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount,

         o    pay interest at a fixed or variable rate, and

         o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

         o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate

                                     -127-

              based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

         o    the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

         o    reacquires that same REMIC residual certificate,

         o    acquires any other residual interest in a REMIC, or

         o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

         o    the disposition of a non-defaulted mortgage loan,

         o    the receipt of income from a source other than a mortgage loan or other permitted investments,

         o    the receipt of compensation for services, or

                                     -128-

         o    the gain from the disposition of an asset purchased with
              collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal
Revenue Code.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o    the person has sufficient assets to do so, and

         o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

         o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         o    the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         o    events that have occurred up to the time of the transfer,

                                     -129-

         o    the prepayment assumption, and

         o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

         o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified
Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the
              Disqualified Organization, and

         o    the highest marginal federal income tax rate imposed on
              corporations.

         A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

         o    the holder's social security number and a statement under
              penalties of perjury that the social security number is that of the record holder, or

         o    a statement under penalties of perjury that the record holder is not a Disqualified Organization.

         If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by
Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large
Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o    the residual interests in the entity are not held by Disqualified
              Organizations, and

         o    the information necessary for the application of the tax described in this prospectus will be made available.

                                     -130-

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         o    income,

         o    deductions,

         o    gains,

         o    losses, and

         o    classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         o    corporations,

                                     -131-

         o    trusts,

         o    securities dealers, and

         o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

         o    30 days after the end of the quarter for which the information was requested, or

         o    two weeks after the receipt of the request.

         Reporting with respect to REMIC residual certificates, including--

         o    income,

         o    excess inclusions,

         o    investment expenses, and

         o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

         o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

         o    otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                                     -132-

         Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

         o    a foreign person, and

         o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         For these purposes, a foreign person is anyone other than a U.S.
Person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         o    owns 10% or more of one or more underlying mortgagors, or

         o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

         o    foreign persons, or

         o    U.S. Persons, if classified as a partnership under the Internal
              Revenue Code, unless all of their beneficial owners are U.S.
              Persons.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

                                     -133-

         A grantor trust certificate may be classified as either of the following types of certificate:

         o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

         o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

              1.  interest paid on the mortgage loans constituting the
                  related grantor trust, minus

              2.  the sum of:

                  o    normal administration fees, and

                  o    interest paid to the holders of grantor trust fractional
                       interest certificates issued with respect to that grantor
                       trust

         A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

         o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,
              but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

         o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
              Section 860G(a)(3) of the Internal Revenue Code; and

         o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

         Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
              7701(a)(19)(C)(v) of the Internal Revenue Code,

         o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,
              and

                                     -134-

         o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section
              856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

         o    The grantor trust strip certificates will be "obligation[s]
              (including any participation or certificate of beneficial
              ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section
              860G(a)(3)(A) of the Internal Revenue Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular series of grantor trust fractional interest certificates generally:

         o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o    will be entitled to deduct their shares of any reasonable
              servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may
be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

                                     -135-

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

         o    a class of grantor trust strip certificates is issued as part of the same series, or

         o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

         o    a master servicer,

         o    a special servicer,

         o    any sub-servicer, or

         o    their respective affiliates.

         With respect to certain categories of debt instruments, Section
1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

         In light of the application of Section 1286 of the Internal Revenue
Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

                                     -136-

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

         o    the treatment of some stripped bonds as market discount bonds, and

         o    de minimis market discount.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

         o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust
              Certificates," and

         o    the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

                                     -137-

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

         o    a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         o    the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

         o    there is no original issue discount or only a de minimis amount of original issue discount, or

         o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         o    0.25% of the stated redemption price, and

         o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if

                                     -138-

the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between:

         o    the stated redemption price of the mortgage loans, and

         o    their issue price.

         For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

         o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o    the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

         o    the issue price of the mortgage loan, increased by

                                     -139-

         o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

         o    a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         o    the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         o    in the case of a mortgage loan issued with original issue
              discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the

                                     -140-

related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

         o    be allocated among the payments of stated redemption price on the mortgage loan, and

         o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include

                                     -141-

as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

         o    the price paid for that grantor trust strip certificate by you,
              and

         o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

         o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

         Such yield will accrue based generally on the method described in
Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

         If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

         o    the prepayment assumption we will disclose in the related
              prospectus supplement, and

         o    a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate
              or

         o    the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                     -142-

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

         o    the amount realized on the sale or exchange of a grantor trust certificate, and

         o    its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal:

         o    its cost, increased by

         o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o    entitle the holder to a specified principal amount,

         o    pay interest at a fixed or variable rate, and

                                     -143-

         o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.
This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         o    the amount of servicing compensation received by a master servicer or special servicer, and

         o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

         o    a custodian of a person's account,

         o    a nominee, and

         o    a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective on January 1, 2004.

         Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless

                                     -144-

we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from
United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in
"FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

         ERISA imposes various requirements on--

         o    ERISA Plans, and

         o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

         o    investment prudence and diversification, and

                                     -145-

         o    compliance with the investing ERISA Plan's governing documents.

         Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory, regulatory or administrative exemption exists. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

         The types of transactions between Plans and Parties in Interest that are prohibited include:

         o    sales, exchanges or leases of property;

         o    loans or other extensions of credit; and

         o    the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal
Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1.   those with discretionary authority or control over the assets of the entity,

         2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing Plan is any person who--

         o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

         o    provides investment advice with respect to the assets of the Plan for a fee.

                                     -146-

         If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         o    deemed to be a fiduciary with respect to the investing Plan, and

         o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

         The Plan Asset Regulation provides that when a Plan purchases a
"guaranteed governmental mortgage pool certificate", the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

         If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the Plan.

PROHIBITED TRANSACTION EXEMPTIONS

         If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

         o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

         o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a
              "qualified professional asset manager";

                                     -147-

         o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

         o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an
              "in-house asset manager".

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

         It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

         o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

         o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch,
              Pierce, Fenner & Smith Incorporated or any person affiliated with
              Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by
Merrill Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

         Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are

                                     -148-

contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c)
of ERISA.

CONSULTATION WITH COUNSEL

         If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

         o    consider your general fiduciary obligations under ERISA, and

         o    consult with your legal counsel as to--

              1.  the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

              2.  the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

         See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

         Generally, the only classes of offered certificates that will qualify as "mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

         Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

         o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico,
              and

                                     -149-

         o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related
              securities without limitation as to the percentage of their assets represented by those securities; and

         o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24
              (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss. 1.5, some Type IV securities, which are defined in 12 C.F.R. ss. 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of

                                     -150-

securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2).

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

         Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                     -151-

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2.   by placements by us with institutional investors through dealers;
              and

         3.   by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o    the obligations of the underwriters will be subject to various conditions precedent,

         o    the underwriters will be obligated to purchase all the
              certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         o    in limited circumstances, we will indemnify the several
              underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

                                     -152-

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

         It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

         o    Sidley Austin Brown & Wood LLP;

         o    Latham & Watkins LLP; or

         o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         o    whether the price paid for those certificates is fair;

         o    whether those certificates are a suitable investment for any particular investor;

                                     -153-

         o    the tax attributes of those certificates or of the related trust;

         o    the yield to maturity or, if they have principal balances, the average life of those certificates;

         o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o    whether or to what extent the interest payable on those
              certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -154-

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means:

         o    the United States,

         o    any State or political subdivision of the United States,

         o    any foreign government,

         o    any international organization,

         o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the
              Internal Revenue Code or the Freddie Mac,

         o    any organization, other than a cooperative described in Section
              521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section
              511 of the Internal Revenue Code, or

         o    any organization described in Section 1381(a)(2)(C) of the
              Internal Revenue Code.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

         "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

         "Euroclear Terms and Conditions" means the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear
System and, to the extent that it applies to the operation of the Euroclear
System, Belgian law.

                                     -155-

         "Fannie Mae" means the Federal National Mortgage Association.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party In Interest" means any person that is a "party in interest"
within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

         "Pass-Through Entity" means any:

         o    regulated investment company,

         o    real estate investment trust,

         o    trust,

         o    partnership, or

         o    other entities described in Section 860E(e)(6) of the Internal
              Revenue Code.

         "Plan" means an ERISA Plan or an I.R.C. Plan.

         "Plan Asset Regulation" means U.S. Department of Labor Regulation
Section 2510.3-101 promulgated under ERISA.

                                     -156-

         "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

         "Relief Act" means the Servicemembers Civil Relief Act, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

         "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

         "Safe Harbor Regulations" means the final Treasury regulations issued on July 18, 2002.

         "SEC" means the Securities and Exchange Commission.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. Person" means:

         o    a citizen or resident of the United States;

         o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the
              District of Columbia;

         o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

         o    a trust as to which--

              1.  a court in the United States is able to exercise primary supervision over the administration of the trust, and

              2.  one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                     -157-

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "MLMT
2005-MKB2.xls". The spreadsheet file "MLMT 2005-MKB2.xls" is a Microsoft
Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in their respective entireties prior to accessing the spreadsheet file.

----------------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     Until      , 2005, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                 $1,034,907,000
                                 (Approximate)

                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2
                                   as Issuer

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-MKB2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                 as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                             BANK OF AMERICA, N.A.
                          KEYBANK NATIONAL ASSOCIATION
                            as Mortgage Loan Sellers

                           --------------------------
                              PROSPECTUS SUPPLEMENT
                           --------------------------

                               MERRILL LYNCH & CO.

                        BANC OF AMERICA SECURITIES LLC

                            KEYBANC CAPITAL MARKETS

                                   JPMORGAN

                                MORGAN STANLEY

                                         , 2005

================================================================================